Exhibit 99.1

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT A JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF HERCULES OFFSHORE, INC. AND ITS DEBTOR AFFILIATES. HERCULES OFFSHORE, INC. AND THE COMPANIES LISTED BELOW HAVE NOT FILED FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AND THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED WITH OR APPROVED BY THE BANKRUPTCY COURT OR THE SECURITIES AND EXCHANGE COMMISSION. IN THE EVENT THAT THESE COMPANIES FILE PETITIONS FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AND SEEK CONFIRMATION OF THE JOINT PREPACKAGED PLAN OF REORGANIZATION DESCRIBED HEREIN, THIS DISCLOSURE STATEMENT WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL.

SOLICITATION AND DISCLOSURE STATEMENT FOR THE

JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF

HERCULES OFFSHORE, INC., et al.,1

From Holders of 7.375% Senior Notes due March 1, 2018 (CUSIP Nos. 74912EAH4 / US74912EAH45);

10.250% Senior Notes due April 1, 2019 (CUSIP Nos. 427093AE9 / U42714AB8);

8.75% Senior Notes due July 15, 2021 (CUSIP Nos. 427093AG4 / U42714AD4);

7.50% Senior Notes due October 1, 2021 (CUSIP Nos. 427093AH2 / U42714AE2);

6.75% Senior Notes due April 1, 2022 (CUSIP Nos. 427093AJ8 / U42714AF9); and

3.375% Convertible Senior Notes due 2038 (CUSIP Nos. 427093AD1 / US427093AD16)

THE DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M., PREVAILING EASTERN TIME, ON AUGUST 12, 2015, UNLESS EXTENDED.

FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE ACTUALLY RECEIVED BY PRIME CLERK, THE VOTING AND CLAIMS AGENT, BEFORE THE VOTING DEADLINE AS DESCRIBED HEREIN. HOLDERS OF SENIOR NOTES CLAIMS SHOULD REFER TO THE BALLOTS ENCLOSED FOR INSTRUCTIONS ON HOW TO VOTE ON THE PLAN OF REORGANIZATION. PLEASE NOTE THAT THE DESCRIPTION OF THE PLAN PROVIDED THROUGHOUT THIS DISCLOSURE STATEMENT IS ONLY A SUMMARY PROVIDED FOR CONVENIENCE. IN THE CASE OF ANY INCONSISTENCY BETWEEN THE SUMMARY OF THE PLAN IN THIS DISCLOSURE STATEMENT AND THE PLAN, THE PLAN WILL GOVERN.2

The Debtors hereby solicit from Holders of 7.375% Senior Notes due March 1, 2018; 10.250% Senior Notes due April 1, 2019; 8.75% Senior Notes due July 15, 2021; 7.50% Senior Notes due October 1, 2021; 6.75% Senior Notes due April 1, 2022; and 3.375% Convertible Senior Notes due 2038, votes to accept or reject the Debtors’ Plan under chapter 11 of the Bankruptcy Code. A copy of the Plan is attached hereto as Exhibit A.

[1]	The debtors in the chapter 11 cases, along with the last four digits of each Debtors’ federal tax identification number, are: Cliffs Drilling Company (8934); Cliffs Drilling Trinidad L.L.C. (5205); FDT LLC (7581); FDT Holdings LLC (4277); Hercules Drilling Company, LLC (2771); Hercules Liftboat Company LLC (0791); Hercules Offshore, Inc. (2838); Hercules Offshore Services LLC (1670); Hercules Offshore Liftboat Company LLC (5303); HERO Holdings, Inc. (5475); SD Drilling LLC (8190); THE Offshore Drilling Company (4465); THE Onshore Drilling Company (1072); TODCO Americas Inc. (0289); and TODCO International Inc. (6326) (collectively, the “Debtors”).
[2]	Capitalized terms used but not otherwise defined in this Disclosure Statement will have the meanings set forth in the Plan.

Emanuel C. Grillo (pro hac vice pending)

Christopher Newcomb (pro hac vice pending)

BAKER BOTTS LLP

30 Rockefeller Plaza

New York, New York 10112

(212) 892-4000

- and –

James Prince II (pro hac vice pending)

C. Luckey McDowell (pro hac vice pending)

Meggie S. Gilstrap (pro hac vice pending)

BAKER BOTTS LLP

2001 Ross Avenue

Dallas, Texas 75201

(214) 953-6500

Proposed Co-Counsel to Debtors and Debtors in Possession

Robert J. Dehney

Matthew B. Harvey

Tamara K. Minott

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 N. Market Street, 16th Floor

Wilmington, Delaware 19801

(302) 658-9200

Proposed Co-Counsel to Debtors and Debtors in Possession

Dated: July 13, 2015

NOTICE TO EMPLOYEES, TRADE CREDITORS,

AND OTHER HOLDERS OF GENERAL UNSECURED CLAIMS

THE DEBTORS INTEND TO CONTINUE OPERATING THEIR BUSINESSES IN CHAPTER 11 IN THE ORDINARY COURSE OF BUSINESS AND TO SEEK TO OBTAIN THE NECESSARY RELIEF FROM THE COURT TO HONOR ITS OBLIGATIONS AND PAY ITS EMPLOYEES, TRADE CREDITORS, AND OTHER GENERAL UNSECURED CLAIMS IN FULL AND IN ACCORDANCE WITH EXISTING BUSINESS TERMS.

DISCLAIMER

IMPORTANT INFORMATION FOR YOU TO READ

THE DEADLINE TO VOTE ON THE JOINT PREPACKAGED CHAPTER 11 PLAN OF HERCULES OFFSHORE, INC., ET AL. IS AUGUST 12, 2015 AT 5:00 P.M. PREVAILING EASTERN TIME.

FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE VOTING AND CLAIMS AGENT BEFORE THE VOTING DEADLINE AS DESCRIBED HEREIN.

The information contained in this disclosure statement including the Exhibits annexed hereto (collectively, the “Disclosure Statement”) is included herein for purposes of soliciting acceptances of the Joint Prepackaged Chapter 11 Plan of Reorganization of Hercules Offshore, Inc. and its Debtor Affiliates (the “Plan”) and may not be relied upon for any purpose other than to determine how to vote on the Plan. The Bankruptcy Court has not approved the adequacy of the disclosure contained in this Disclosure Statement or the merits of the Plan. No person is authorized by the Debtors in connection with the Plan or the solicitation of acceptances of the Plan to give any information or to make any representation regarding this Disclosure Statement or the Plan other than as contained in this Disclosure Statement and the Exhibits annexed hereto, incorporated by reference or referred to herein, and if given or made, such information or representation may not be relied upon as having been authorized by the Debtors.

The Disclosure Statement shall not be construed to be advice on the tax, securities, financial, business, or other legal effects of the Plan as to holders of Claims against, or Equity Interests in, the Debtors, the Reorganized Debtors, or any other person. Each holder should consult with its own legal, business, financial, and tax advisors with respect to any matters concerning this Disclosure Statement, the solicitation of votes to accept the Plan, the Plan, and the transactions contemplated hereby and thereby.

The Debtors urge the holders of Senior Notes Claims in Class 3, the only Class of Claims entitled to vote on the Plan, to (1) read the entire Disclosure Statement and Plan carefully; (2) consider all of the information in this Disclosure Statement, including, importantly, the risk factors described in Article XI of this Disclosure Statement; and (3) consult with your own advisors with respect to reviewing this Disclosure Statement, the Plan, and all documents that are attached to the Plan and Disclosure Statement before deciding whether to vote to accept or reject the Plan. Plan summaries and statements made in this Disclosure Statement are qualified in their entirety by reference to the Plan and the Exhibits annexed to the Plan and this Disclosure Statement. Please be advised, however, that the statements contained in this Disclosure Statement are made as of the date hereof unless another time is specified herein, and holders of Claims reviewing this Disclosure Statement should not infer at the time of such review that there has not been any change in the information set forth herein since the date hereof unless so specified. In the event of any conflict between the descriptions set forth in this Disclosure Statement and the terms of the Plan, the terms of the Plan shall govern.

See the Risk Factors in Article XI of the Disclosure Statement for certain risks that you should carefully consider.

The financial information contained in or incorporated by reference into this Disclosure Statement has not been audited, except as specifically indicated otherwise. The Debtors’ management, in consultation with

i

their advisors, has prepared the Financial Projections (as defined below) attached hereto as Exhibit D and described in this Disclosure Statement. The Debtors’ management did not prepare the projections in accordance with Generally Accepted Accounting Principles (“GAAP”) or International Financial Reporting Standards (“IFRS”) or to comply with the rules and regulations of the SEC or any foreign regulatory authority. The financial projections, while presented with numerical specificity, necessarily were based on a variety of estimates and assumptions that are inherently uncertain and may be beyond the control of the Debtors’ management. Important factors that may affect actual results and cause the management forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to the Debtors’ businesses (including their ability to achieve strategic goals, objectives, and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors. The Debtors caution that no representations can be made as to the accuracy of these projections or to their ultimate performance compared to the information contained in the forecasts or that the forecasted results will be achieved. Therefore, the financial projections may not be relied upon as a guarantee or other assurance that the actual results will occur.

As to contested matters, existing litigation involving, or possible litigation to be brought by, or against, the Debtors, adversary proceedings, and other actions or threatened actions, this Disclosure Statement and Plan shall not constitute, or be construed as, an admission of any fact or liability, a stipulation, or a waiver, but rather as a statement made without prejudice solely for settlement purposes in accordance with Federal Rule of Evidence 408, with full reservation of rights, and is not to be used for any litigation purpose whatsoever by any person, party, or entity.

The Board of Directors (or equivalent thereof, as applicable) of each of the Debtors has approved the Plan and recommends that the holders of Senior Notes Claims (Class 3) vote to accept the Plan. The Plan has been negotiated with, and has the support of, the Steering Group, an ad hoc group of holders of Senior Notes that together hold in excess of 66 2/3% of the aggregate principal amount of the Senior Notes. This Disclosure Statement, the Plan, and the accompanying documents have been extensively negotiated with the legal and/or financial advisors to the Steering Group. The votes on the Plan are being solicited in accordance with the Restructuring Support Agreement dated as of June 17, 2015 (as may be amended from time to time), which was executed by the Debtors and each of the members of the Steering Group.

The Debtors intend to confirm the Plan and cause the Effective Date to occur promptly after confirmation of the Plan. There can be no assurance, however, as to when and whether confirmation of the Plan and the Effective Date actually will occur. The confirmation and effectiveness of the Plan are subject to material conditions precedent. See Section VIII.A—“Conditions Precedent to Effectiveness.” There is no assurance that these conditions will be satisfied or waived. Procedures for distributions under the Plan are described under Section VII.F—“Distributions Under the Plan.” Distributions will be made only in compliance with these procedures.

If the Plan is confirmed by the Court and the Effective Date occurs, all holders of Claims against, and Equity Interests in, the Debtors (including, without limitation, those holders of Claims and Equity Interests that do not submit ballots to accept or reject the Plan or that are not entitled to vote on the Plan) will be bound by the terms of the Plan and the transactions contemplated thereby.

If the financial restructuring of the indebtedness contemplated by the Plan is not approved and consummated, there can be no assurance that the Debtors will be able to effectuate an alternative restructuring or successfully emerge from its chapter 11 cases, and the Debtors may be forced into a liquidation under chapter 7 of the Bankruptcy Code or under the laws of other countries. As reflected in the Liquidation Analysis (as defined below), the Debtors believe that if operations are terminated and their assets are liquidated under chapter 7 of the Bankruptcy Code or otherwise, the value of the assets available for payment to creditors and interest holders would be significantly lower than the value of the distributions contemplated by and under the Plan.

SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS

As of the date of distribution, neither this Disclosure Statement nor the Plan has been filed with or reviewed by the Court, and neither this Disclosure Statement nor the Plan has been filed with the United States Securities and Exchange Commission (the “SEC”) or any state authority. The Plan has not been approved or disapproved by the SEC or any state securities commission and neither the SEC nor any state securities commission has passed upon the accuracy or adequacy of this Disclosure Statement or the merits of the Plan. Any representation to the contrary is a criminal offense.

This Disclosure Statement has been prepared pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3016(b) (but has not yet been approved by the Court as complying with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3016(b)). The securities to be issued under the Plan on or after the Effective Date will not have been the subject of a registration statement filed with the SEC under the Securities Act or any securities regulatory authority of any state under any state securities laws (“Blue Sky Laws”).

Prior to the filing of the chapter 11 cases, the Debtors will rely on the exemption provided by section 4(a)(2) of the Securities Act of 1933, as amended, and applicable exemptions from Blue Sky Laws. After the commencement of the chapter 11 cases, the Debtors intend to rely on the exemption from the Securities Act and Blue Sky Laws registration requirements provided by section 1145(a)(1) of the Bankruptcy Code to exempt the issuance of securities issued under, or in connection with, the Plan.

Each holder of a Senior Notes Claim will be required to certify on its ballot whether it is an Accredited Investor or a Qualified Institutional Buyer. If a holder of Senior Notes Claims is not an Accredited Investor or a Qualified Institutional Buyer, its vote will not be counted.

Neither the Solicitation nor this Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized.

See the Risk Factors in Article XI of the Disclosure Statement for certain risks that you should carefully consider.

This Disclosure Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “intend,” “consider,” “expect,” “plan,” “anticipate,” “believe,” “predict,” “estimate,” or “continue” or the negative thereof or other variations thereon or comparable terminology. You are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. Important factors that could cause or contribute to such differences include those in Article V: “Certain Risk Factors to be Considered,” generally and in particular “Additional Factors to be Considered—Forward-Looking Statements are not Assured, and Actual Results May Vary.” The Liquidation Analysis set forth in Exhibit E, distribution projections and other information contained herein and annexed hereto are estimates only, and the timing and amount of actual distributions to Holders of Allowed Claims and Allowed Equity Interests may be affected by many factors that cannot be predicted. Any analyses, estimates or recovery projections may or may not turn out to be accurate.

QUESTIONS AND ADDITIONAL INFORMATION

If you would like to obtain copies of this Disclosure Statement, the Plan, or any of the documents attached hereto or referenced herein, or if you have questions about the solicitation and voting process or these Chapter 11 Cases generally, please contact Prime Clerk, LLC (the “Voting and Claims Agent” or “Prime Clerk”), by (i) calling 844-241-2770 (Toll Free) or 929-342-0757 (International), (ii) emailing herculesballots@primeclerk.com, or (iii) visiting cases.primeclerk.com/hercules.

HERO files annual, quarterly, and other reports, proxy and information statements and other information with the SEC. You may read and copy any document HERO files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information regarding the Public Reference Room and its copying charges. You can also find Company filings on the SEC’s website at http://www.sec.gov and on HERO’s website at http://www.herculesoffshore.com. Information contained on HERO’s website, except for the SEC filings referred to below, is not a part of, and shall not be deemed to be incorporated by reference into, this Disclosure Statement.

By “incorporating by reference” the information HERO has filed with the SEC, HERO is disclosing information to you by referring you to those documents without actually including the specific information in this Disclosure Statement. The information incorporated by reference is an important part of this Disclosure Statement, and information that HERO files later with the SEC will automatically update and may replace this information and information previously filed with the SEC. Any statement contained in the filings (or portions of filings) incorporated by reference into this Disclosure Statement will be deemed to be modified or superseded for purposes of this Disclosure Statement to the extent that a statement contained in this Disclosure Statement or in any filing by HERO with the SEC prior to the completion of this solicitation modifies, conflicts with, or supersedes such statement.

HERO also incorporates by reference into this Disclosure Statement any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than information furnished to the SEC under Items 2.02 or 7.01, or the exhibits related thereto under Item 9.01, of Form 8-K, which information is not deemed filed under the Exchange Act and is not incorporated by reference into this Disclosure Statement.

TABLE OF CONTENTS

I.	INTRODUCTION AND EXECUTIVE SUMMARY		1
II.	SUMMARY OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN		3
III.	VOTING PROCEDURES AND REQUIREMENTS		6
	A.	Classes Entitled to Vote on the Plan	6
	B.	Votes Required for Acceptance by a Class	6
	C.	Certain Factors To Be Considered Prior to Voting	7
	D.	Classes Not Entitled To Vote on the Plan	7
	E.	Cramdown	8
	F.	Allowed Claims	8
	G.	Impairment generally	8
	H.	Solicitation and Voting Process	8
		The “Solicitation Package.”	8
		Voting Deadlines	9
		Voting Instructions	9
		Beneficial Owners of the Senior Notes	12
		Brokerage Firms, Banks, and Other Nominees	13
	I.	The Confirmation Hearing	13
IV.	COMPANY BACKGROUND		13
	A.	Business Segments and Organizational Structure	13
	B.	Fleet Status	14
	C.	Competition and Marketing	14
	D.	Backlog	14
	E.	Regulation	15
	F.	Properties	18
	G.	Employees	18
	H.	The Debtors’ Pre-Petition Capital Structure	19
	I.	Significant Pre-Petition Contracts and Leases	20
	J.	Pre-Petition Litigation	22
V.	EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES		23
	A.	Mobile Drilling Rig and Liftboat Market	23
	B.	Certain Events that Set the Stage for the Restructuring and the Chapter 11 Cases	23
	C.	Prepetition Restructuring Initiatives	24
	D.	The Restructuring Support Agreement	25
VI.	THE ANTICIPATED CHAPTER 11 CASES		27
	A.	Expected Timetable of the Chapter 11 Case	27
	B.	Significant First Day Motions and Retention of Professionals	27
		Approval of Solicitation Procedures and Scheduling of Confirmation Hearing	28
		Stabilizing Operations	28
		Procedural Motions and Professional Retention Applications	29
VII.	SUMMARY OF THE PLAN		30
	A.	Unclassified Claims	30
		Unclassified Claims Summary	30
	B.	Classified Claims and Equity Interests	31
		Special Provision Regarding Unimpaired and Reinstated Claims	35
	C.	Means for Implementation of the Plan	35
		Operations Between the Confirmation Date and Effective Date	35
		First Lien Exit Facility	35
		Nonconsensual Confirmation	36
		Cancellation of Certain Indebtedness, Agreements, and Existing Securities	36
		Issuance of New HERO Common Stock and Warrants	36
		The New HERO Warrants	37
		Continued Corporate Existence and Vesting of Assets	38
		Claims Against Non-Debtor Subsidiaries	39

v

		Intercompany Interests	39
		Corporate Action	39
		Steering Group Fees and Expenses	39
		Senior Notes Indenture Trustee Fees and Expenses	39
	D.	Provisions Regarding Corporate Governance of the Reorganized Debtor	40
		Organizational Documents	40
		Appointment of Officers and Directors	40
		Powers of Officers	40
		Indemnification of Directors, Officers, and Employees	40
		Existing Benefits Agreements and Retiree Benefits	41
		New HERO Management Incentive Program	41
	E.	Effect of Confirmation of the Plan	41
		Compromise and Settlement	41
		Subordination of Claims	41
		Discharge of the Debtors	42
		Injunction	42
		Preservation of Causes of Action	43
		Claims Incurred After the Effective Date	43
		Releases, Exculpations, and Injunctions of Released Parties	43
	F.	Distributions Under the Plan	46
		Filing Proofs of Claim	46
		Disputed Claims Process	46
		Prosecution of Objections to Claims and Equity Interests	46
		No Interest	46
		Allocation of Consideration	46
		Disallowance of Certain Claims and Equity Interests	47
		Estimation	47
		Insured Claims	47
		Allowed Claims	47
	G.	Retention of Jurisdiction	48
	H.	Executory Contracts and Unexpired Leases	50
		Assumption of Executory Contracts and Unexpired Leases	50
		Cure Claims	50
		Reservation of Rights	51
		Assignment	51
		Insurance Policies	52
	I.	Miscellaneous Provisions	52
		Immediate Binding Effect	52
		Governing Law	52
		Filing or Execution of Additional Documents	52
		Reservation of Rights	52
		Successors and Assigns	52
		Term of Injunctions or Stays	52
		Withholding and Reporting Requirements	53
		Exemption From Transfer Taxes	53
		Plan Supplement	53
		Conflicts	53
VIII.	CONFIRMATION AND EFFECTIVENESS OF THE PLAN		53
	A.	Conditions Precedent to Effectiveness	53
	B.	Waiver of Conditions Precedent to Effectiveness	54
	C.	Effect of Failure of Condition	54
	D.	Vacatur of Confirmation Order	55
	E.	Modification of the Plan	55
	F.	Revocation, Withdrawal, or Non-Consummation	55
		Right to Revoke or Withdraw	55
		Effect of Withdrawal, Revocation, or Non-Consummation	55

IX.	CONFIRMATION PROCEDURES		55
	A.	Combined Disclosure Statement and Confirmation Hearing	55
	B.	Standards for Confirmation	56
	Confirmation Without Acceptance by All Impaired Classes		57
	C.	Alternatives to Confirmation and Consummation of the Plan	60
X.	LIQUIDATION ANALYSIS, VALUATION AND FINANCIAL PROJECTIONS		60
	A.	Liquidation Analysis	60
	B.	Valuation Analysis	61
	C.	Financial Projections	61
	D.	Other Available Information	61
XI.	CERTAIN RISK FACTORS TO BE CONSIDERED		62
	A.	General	62
	B.	Certain Bankruptcy Law Considerations	62
		Parties in Interest May Object to the Debtors’ Classification of Claims and Interests	62
		Contingencies Not to Affect Votes of Impaired Classes to Accept or Reject the Plan	62
		The Debtors May Fail to Satisfy the Solicitation Requirements Requiring a Re-Solicitation	63
		The Restructuring Support Agreement Could be Terminated	63
		Risk of Non-Confirmation, Non-Occurrence, or Delay of the Plan	63
		Risk of Non-Occurrence of the Effective Date	64
		Impact of the Chapter 11 Cases on the Debtors	64
		The Plan is Based Upon Assumptions the Debtors Developed which May Prove Incorrect and Could Render the Plan Unsuccessful	65
	C.	Certain Risks Related to the Debtors’ Business and Operations	65
		The Company’s Business Depends on the Level of Activity in the Oil and Natural Gas Industry, which is Significantly Affected by Volatile Oil and Natural Gas Prices	65
		The Offshore Service Industry is Highly Cyclical and Experiences Periods of Low Demand and Low Dayrates. The Volatility of the Industry has in the Past Resulted and Could Again Result in Sharp Declines in the Company’s Profitability	66
		Maintaining Idle Assets or the Sale of Assets Below Their Then Carrying Value May Cause the Company to Experience Losses and May Result in Impairment Charges	66
		HERO is a Holding Company, and it is Dependent Upon Cash Flow From Subsidiaries to Meet Financial Obligations	66
		Many Customer Contracts are Short Term, and Customers May Seek to Terminate, Renegotiate or Decline to Renew Contracts During Depressed Market Conditions, Which Will Result in Reduced Revenue and Profitability	67
		Hercules can Provide No Assurance That its Current Backlog of Contract Revenue and Receivables Will be Ultimately Realized	67
		A Significant Portion of The Company’s Business is Conducted in Shallow-Water Areas of the U.S. Gulf of Mexico. The Mature Nature of This Region Could Result in Less Drilling Activity in the Area, Thereby Reducing Demand for the Company’s Services and Requiring Hercules to Cold Stack Additional Rigs	68
		The Debtors’ Industry is Highly Competitive, With Intense Price Competition. The Debtors’ Inability to Compete Successfully may Reduce Profitability	68
		An Increase in Supply of Rigs or Liftboats Could Adversely Affect the Debtors’ Financial Condition and Results of Operations	68
		Asset Sales Have Been an Important Component of the Company’s Business Strategy. Hercules may be Unable to Identify Appropriate Buyers With Access to Financing or to Complete any Sales on Acceptable Terms	69
		The First Lien Exit Facility Will Impose Significant Additional Costs and Operating and Financial Restrictions on the Company, Which May Prevent Hercules From Capitalizing on Business Opportunities and Taking Certain Actions	69
		The Company’s International Operations are Subject to Additional Political, Economic, and Other Uncertainties not Generally Associated With Domestic Operations	70

	More of the Company’s Existing Jackup Rigs are at a Relative Disadvantage to Higher Specification Rigs, Which May be More Likely to Obtain Contracts Than Lower Specification Jackup Rigs Such as the Company’s	71
	A Small Number of Customers Account for a Significant Portion of the Company’s Revenue, and the Loss of One or More of These Customers Could Adversely Affect the Company’s Financial Condition and Results of Operations	72
	The Company’s Business Involves Numerous Operating Hazards and Exposure to Extreme Weather and Climate Risks, and the Company’s Insurance may not be Adequate to Cover its Losses	72
	The Company’s Insurance Coverage has Become More Expensive, May Become Unavailable in the Future and May be Inadequate to Cover its Losses	72
	The Company’s Customers may be Unable or Unwilling to Indemnify It	73
	HERO Expects That its Common Stock Will Become Delisted from Trading on NASDAQ Following the Petition Date	73
	Any Violation of the Foreign Corrupt Practices Act (“FCPA”) or Similar Laws and Regulations Could Result in Significant Expenses, Divert Management Attention, and Otherwise Have a Negative Impact	73
	The Company’s International Operations May Subject it to Political and Regulatory Risks and Uncertainties	74
	Public Health Threats Could Have a Material Adverse Effect on the Company’s Operations and its Financial Results	74
	Hercules Cannot Guarantee the Timely Completion and Delivery of its Newbuild Rig that is Being Constructed And that is Currently Scheduled for Delivery in April 2016	74
	Hercules Cannot Guarantee that Hercules Highlander Will be Completed or Pass the Acceptance Tests	75
	Failure to Retain or Attract Skilled Workers Could Hurt the Company’s Operations	75
	Governmental Laws and Regulations, Including Those Arising Out of the Macondo Well Incident and Those Related to Climate Change and Emissions of Greenhouse Gases, May Add to the Company’s Costs or Limit Drilling Activity	75
	Compliance With or a Breach of Environmental Laws and Regulations can be Costly and Could Limit the Company’s Operations	76
	Hercules May Not Be Able to Maintain or Replace its Rigs and Liftboats as They Age	76
	The Company’s Operating and Maintenance Costs With Respect to its Rigs Include Fixed Costs That Will Not Decline in Proportion to Decreases in Dayrates	76
	Upgrade, Refurbishment and Repair Projects are Subject to Risks, Including Delays and Cost Overruns, Which Could Have an Adverse Impact on the Company’s Available Cash Resources and Results of Operations	77
	Hercules is Subject to Litigation That Could Have an Adverse Effect on its Business	78
	The Company’s Operations Present Hazards and Risks That Require Significant and Continuous Oversight, and it Depends Upon the Security and Reliability of its Technologies, Systems and Networks in Numerous Locations Where it Conducts Business	78
	Changes in Effective Tax Rates, Taxation of the Company’s Foreign Subsidiaries, Limitations on Utilization of the Company’s Net Operating Losses or Adverse Outcomes Resulting From Examination of the Company’s Tax Returns Could Adversely Affect its Operating Results and Financial Results	78
	Discharge of Prepetition Claims and Related Legal Proceedings	78
D.	Certain Risks Relating to HERO Equity Interests related to the Plan and Bankruptcy Filing	79
	Lack of Established Market for HERO Equity Interests as a Consequence of Plan and Bankruptcy Filing	79
E.	Certain Risks Relating to the Shares of New HERO Common Stock and the New HERO Warrants Under the Plan	79
	Significant Holders	79
	Restrictions on Transfer of New HERO Common Stock	79

		Lack of Established Market for New HERO Common Stock and the New HERO Warrants	79
		The Anti-Dilution Protection for the New HERO Warrants Does Not Cover All Transactions that Could Adversely Affect Such Warrants	80
		Historical Financial Information of the Debtors May Not Be Comparable to the Financial Information of the Reorganized Debtor	80
		The Financial Projections Set forth in this Disclosure Statement May Not Be Achieved	80
	F.	Additional Factors to Be Considered	80
		The Debtors Have No Duty to Update	80
		No Representations Made Outside this Disclosure Statement Are Authorized	81
		The Debtors Relied on Certain Exemptions from Registration under the Securities Act	81
		The Information Herein Was Provided by the Debtors and Relied upon by Their Advisors	81
		No Legal or Tax Advice Is Provided to You by this Disclosure Statement	81
		No Admissions Are Made by this Disclosure Statement	82
		Forward-Looking Statements in this Disclosure Statement	82
XII.	SECURITIES LAW MATTERS		83
	A.	Bankruptcy Code Exemptions from Registration Requirements	83
		Subsequent Transfers of the New HERO Common Stock and New HERO Warrants Issued to Affiliates	85
XIII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		86
	A.	Introduction	86
	B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors	87
		Cancellation of Debt and Reduction of Tax Attributes	87
		Limitation of NOL Carryforwards and Other Tax Attributes	88
		Alternative Minimum Tax	89
	C.	Certain U.S. Federal Income Tax Consequences of the Plan to U.S. Holders of Allowed Class 3 Senior Notes Claims	90
		Distributions After the Effective Date	92
		Accrued But Unpaid Interest	92
		Market Discount	92
		Medicare Tax	93
	D.	Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders of Allowed Class 3 Senior Notes Claims	93
		Gain Recognition	93
		U.S. Federal Income Tax Consequences to Non-U.S. Holders of Owning and Disposing of New HERO Common Stock	93
		FATCA	94
	E.	Information Reporting and Backup Withholding	95
	F.	Importance of Obtaining Professional Tax Assistance	95
XIV.	RECOMMENDATION AND CONCLUSION		95

TABLE OF EXHIBITS

Exhibit A:	Debtors’ Joint Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code

Exhibit B:	Restructuring Support Agreement

Exhibit C:	Hercules’ Prepetition Corporate Structure

Exhibit D:	Financial Projections

Exhibit E:	Liquidation Analysis

Exhibit F:	Valuation Analysis

Exhibit G:	Fleet Status Report as of June 23, 2015

Exhibit H:	First Lien Exit Facility Commitment Letter.

THE DEBTORS HEREBY ADOPT AND INCORPORATE EACH EXHIBIT ANNEXED TO THIS DISCLOSURE STATEMENT BY REFERENCE AS THOUGH FULLY SET FORTH HEREIN.

x

I. INTRODUCTION AND EXECUTIVE SUMMARY

Hercules Offshore, Inc., a Delaware corporation (“HERO”) and certain of its direct and indirect subsidiaries (the “Debtor Subsidiaries,”) which intend to become chapter 11 debtors and debtors in possession (the “Debtors”) in chapter 11 cases to be filed (the “Chapter 11 Cases”), submit this Disclosure Statement pursuant to section 1126 of title 11 of the United States Code (the “Bankruptcy Code”) for use in the solicitation of votes on the Plan. A copy of the Plan is annexed as Exhibit A to this Disclosure Statement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan. For the avoidance of doubt, the Debtors’ foreign direct and indirect subsidiaries are not presently contemplated to be debtors in the Chapter 11 Cases.

HERO provides shallow-water drilling and marine services to the oil and natural gas exploration and production industry globally through its Domestic Offshore, International Offshore and International Liftboats segments (as discussed further below). At June 23, 2015, the Debtors and their Non-Debtor Subsidiaries (collectively, “Hercules” or the “Company”) operated a fleet of 27 jackup rigs, including one rig under construction, and 24 liftboat vessels. Hercules’ diverse fleet is capable of providing services such as oil and gas exploration and development drilling, well service, platform inspection, maintenance and decommissioning operations in several key shallow-water provinces around the world.

The purpose of this Disclosure Statement is to provide information of a kind, and in sufficient detail, to enable creditors of the Debtors that are entitled to vote on the Plan to make informed decisions on whether to vote to accept or reject the Plan. This Disclosure Statement sets forth certain information regarding the Debtors’ prepetition operating and financial history, the Debtors’ need to seek chapter 11 protection, significant events that are expected to occur during the Chapter 11 Cases, and the Debtors’ anticipated organization, operations, and liquidity upon successful emergence from chapter 11 protection.

The Plan and this Disclosure Statement are the result of extensive and vigorous negotiations among the Debtors and the Steering Group, which is an ad hoc group of holders of Senior Notes that collectively hold in excess of 66 2/3% of the Senior Notes. The culmination of such negotiations was the entry into the Restructuring Support Agreement (as may be amended from time to time, the “Restructuring Support Agreement”), a copy of which is attached hereto as Exhibit B. The Restructuring Support Agreement sets forth the material terms and conditions of the restructuring provided for in the Plan and described herein (the “Restructuring”). As described in more detail below, the Plan substantially deleverages the Debtors’ balance sheet by converting approximately $1.2 billion of debt under the Senior Notes into 96.9% of the equity in Reorganized HERO. As part of the overall settlement embodied in the Restructuring Support Agreement and the Plan, the holders of Senior Notes are voluntarily forgoing their right to part of the distributions under the Plan that they are otherwise entitled to receive so that the Debtors can (i) pay in full allowed general unsecured claims, such as the claims of suppliers and vendors, in the ordinary course according to existing business terms and (ii) provide a pro rata distribution of a portion of the New HERO Common Stock and the New HERO Warrants to holders of HERO Equity Interests in exchange for the surrender or cancellation of their Equity Interests.

The key components of the Plan are as follows:

•	Holders of Allowed General Unsecured Claims, including Allowed Claims of trade vendors, suppliers, and customers, will not be affected by the filing of the Chapter 11 Cases and, subject to Court approval, are anticipated to be paid in full in the ordinary course of business during the pendency of the Chapter 11 Cases or reinstated and left unimpaired under the Plan in accordance with their terms as part of the overall compromise embodied in the Plan.

•	Payment in full, in cash, of all Allowed Administrative Claims, Fee Claims, Priority Tax Claims, statutory fees, Other Priority Claims, and Other Secured Claims.

•	Holders of Allowed Senior Notes Claims will receive their Pro Rata share of 96.9% on a fully diluted basis (subject only to the New HERO Warrants and the New HERO Management Incentive Program Equity) of the New HERO Common Stock outstanding as of the Effective Date.

•	In addition, each holder of an Allowed Senior Notes Claim that is an Eligible Noteholder shall have the opportunity to participate, on a Pro Rata basis, in the First Lien Exit Facility in accordance with the terms and conditions set forth in the First Lien Exit Facility Subscription Procedures during the period from the Petition Date through the date of the Confirmation Hearing.

•	HERO Equity Interests shall be cancelled and discharged and shall be of no further force or effect, whether surrendered for cancellation or otherwise, and holders of HERO Equity Interests shall not receive or retain any property under the Plan on account of such HERO Equity Interests; provided, however, that on the Effective Date, holders of HERO Equity Interests shall receive, in exchange for the surrender or cancellation of their HERO Equity Interests and for the releases by such holders of the Released Parties, their Pro Rata share of (1) 3.1% of the New HERO Common Stock on a fully diluted basis (subject only to the New HERO Warrants and the Management Incentive Program Equity) and (2) the New HERO Warrants; provided, further, that holders of HERO Equity Interests that opt not to grant the voluntary releases contained in the Plan shall not be entitled to receive their Pro Rata share of such New HERO Common Stock and the New HERO Warrants and shall not receive any consideration in exchange for the surrender or cancellation of their HERO Equity Interests.

•	Entry into the new $450 million First Lien Exit Facility, which will be used (i) to pay for the construction and purchase of the Hercules Highlander, a newbuild jackup rig that is expected to be delivered in April 2016, (ii) to pay all restructuring fees and costs and other payments required under the Plan, and (iii) for working capital and general corporate purposes on and after the Effective Date.

The Debtors and the other parties to the Restructuring Support Agreement believe that the restructuring contemplated by the Plan is in the best interests of all stakeholders because it (i) achieves a substantial deleveraging of the Debtors’ balance sheet through consensus with the overwhelming majority of the holders of Senior Notes, (ii) provides for a reduction of approximately $50 million of the Debtors’ pre-Restructuring annual interest burden on previously funded debt, (iii) provides $450 million of new financing in the form of the First Lien Exit Facility, and (iv) eliminates potential deterioration of value—and disruptions to worldwide operations—that could otherwise result from protracted and contentious bankruptcy cases. Importantly, the Debtors would not be able to implement the conversion of debt-to-equity contemplated by the Plan without the support of the Steering Group. In sum, the Plan embodies a global settlement as part of an expeditious and consensual restructuring. This avoids potential litigation that could decrease value for all stakeholders and delay (and possibly derail) the restructuring process. The significant support obtained by the Debtors pursuant to the Restructuring Support Agreement provides a fair and reasonable path for an expeditious consummation of the Plan and the preservation of Hercules’ ordinary course of business.

As of the Effective Date, Reorganized HERO will be a reporting company under the Securities Exchange Act of 1934, as amended. As of July 13, 2015, HERO common stock was listed for trading on The Nasdaq Global Select Market (“NASDAQ”) under the ticker “HERO.” In March 2015, HERO received a letter from NASDAQ informing HERO that its common stock was below the minimum bid price requirement for continued listing on NASDAQ. Hercules expects that its common stock will become delisted from trading on NASDAQ following the Petition Date and will then be traded on the OTC Pink market. Reorganized HERO will use reasonable efforts to cause the listing on NASDAQ of the New HERO Common Stock on or as soon as reasonably practicable after the Effective Date.

Additionally, as described in Section VII.E herein, the Plan provides for certain releases of Claims against, among others, the Debtors, the Reorganized Debtors, the Non-Debtor Subsidiaries, the parties to the Restructuring Support Agreement, the Senior Notes Indenture Trustees, and each of their professionals, employees, officers, and directors. Because holders of HERO Equity Interests are substantially out of the money under absolute priority principles, the Plan further provides that any holder of HERO Equity Interests that opts not to grant the voluntary releases contained in the Plan shall not receive the New HERO Equity Interests and New HERO Warrants that it would otherwise be entitled to receive under the Plan and shall not receive any distribution whatsoever under the Plan.

FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THIS DISCLOSURE STATEMENT, THE PLAN, AND THE EXHIBITS THERETO IN THEIR ENTIRETY. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. ALL EXHIBITS TO THIS DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

THE DEBTORS HAVE NOT YET COMMENCED BANKRUPTCY CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE DEBTORS EXPECT TO FILE THEIR BANKRUPTCY CASES AFTER THEY SOLICIT THE VOTES OF THE IMPAIRED CLASS OF CLAIMS ENTITLED TO VOTE ON THE PLAN.

BECAUSE NO BANKRUPTCY CASES HAVE YET BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY ANY COURT WITH RESPECT TO WHETHER IT CONTAINS ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. NONETHELESS, ONCE THE CHAPTER 11 CASES ARE COMMENCED, THE DEBTORS EXPECT TO PROMPTLY SEEK ENTRY OF AN ORDER OF THE COURT APPROVING THIS DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND DETERMINING THAT THE SOLICITATION OF VOTES ON THE PLAN BY MEANS OF THIS DISCLOSURE STATEMENT WAS IN COMPLIANCE WITH SECTION 1125(a) OF THE BANKRUPTCY CODE.

Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain, among other things, important information concerning the classification of Claims for voting purposes and the tabulation of votes. The statements contained in this Disclosure Statement are made only as of the date hereof unless otherwise specified, and there can be no assurance that the statements contained herein will be correct at any time hereafter.

All creditors should also carefully read Article XI of this Disclosure Statement—“Certain Risk Factors to be Considered”—before voting to accept or reject the Plan.

THE DEBTORS BELIEVE THAT IMPLEMENTATION OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS, THEIR ESTATES, AND ALL STAKEHOLDERS. FOR ALL OF THE REASONS DESCRIBED IN THIS DISCLOSURE STATEMENT, THE DEBTORS URGE YOU TO RETURN YOUR BALLOT ACCEPTING THE PLAN BY THE VOTING DEADLINE (I.E., THE DATE BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED), WHICH IS AUGUST 12, 2015 AT 5:00 P.M. (PREVAILING EASTERN TIME).

II. SUMMARY OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

The Plan establishes a comprehensive classification of Claims and Equity Interests.3 The following table summarizes the classification and treatment of Claims and Equity Interests against each Debtor under the Plan and the estimated distributions to be received by the holders of Allowed Claims under the Plan thereunder. Amounts assumed for purposes of projected recoveries are estimates only; actual recoveries received under the Plan may differ materially from the projected recoveries.

[3]	In accordance with section 1123(a)(1) of the Bankruptcy Code, the Plan does not classify Administrative Claims, Priority Tax Claims, U.S. Trustee Fees and Fee Claims.

The summaries in this table are qualified in their entirety by the description of the treatment of such Claims in Article III of the Plan. All claims and interests against a particular Debtor are placed in classes for each of the Debtors (as designated by subclasses a through o for each of the 15 Debtors). Specifically, such subclasses represent Claims against and Equity Interests in the Debtors as follows: Cliffs Drilling Company (subclass a); Cliffs Drilling Trinidad LLC (subclass b); FDT LLC (subclass c); FDT Holdings LLC (subclass d); Hercules Drilling Company LLC (subclass e); Hercules Liftboat Company LLC (subclass f); Hercules Offshore, Inc. (subclass g); Hercules Offshore Services LLC (subclass h); Hercules Offshore Liftboat Company LLC (subclass i); HERO Holdings, Inc. (subclass j); SD Drilling LLC (subclass k); THE Offshore Drilling Company (subclass l); THE Onshore Drilling Company (subclass m); TODCO Americas, Inc. (subclass n); and TODCO International, Inc. (subclass o).

Class	Claim or Interest	Treatment of Allowed Claims	Voting Rights	Projected Plan Recovery
1	Other Priority Claims

Except to the extent that a holder of an Allowed Other Priority Claim and the Debtors (with the consent of the Steering Group) agree in writing to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive (i) payment in Cash in an amount equal to such Allowed Other Priority Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date when such Other Priority Claim becomes an Allowed Other Priority Claim or (ii) such other treatment, as determined by the Debtors (with the consent of the Steering Group), that will render it Unimpaired pursuant to section 1124 of the Bankruptcy Code.

			Unimpaired / Deemed to Accept	100%

2	Other Secured Claims

Except to the extent that a holder of an Allowed Other Secured Claim and the Debtors (with the consent of the Steering Group) agree in writing to less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for such Other Secured Claim, each holder of an Allowed Other Secured Claim shall, as determined by the Debtors (with the consent of the Steering Group), receive (i) Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim, if such interest is required to be paid pursuant to sections 506(b) and/or 1129(a)(9) of the Bankruptcy Code, as soon as practicable after the later of (a) the Effective Date, and (b) thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, (ii) the Collateral securing its Allowed Other Secured Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, or (iii) such other treatment, as determined by the Debtors (with the consent of the Steering Group), that will render it Unimpaired pursuant to section 1124 of the Bankruptcy Code.

			Unimpaired / Deemed to Accept	100%

3	Senior Notes Claims	Except to the extent that a holder of an Allowed Senior Notes Claim and the Debtors (with the consent of the Steering Group) agree in writing to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Senior Notes Claim, on or as soon as practicable after the Effective Date, each holder of an Allowed Senior Notes Claim shall receive its Pro Rata share of the Senior Notes Equity Distribution.	Impaired / Entitled to Vote	41%[4]

[4]	For the avoidance of doubt, the projected recovery for holders of Senior Notes Claims does not include any recovery attributable to the right of holders of Senior Notes Claims who are Eligible Noteholders to participate in the First Lien Exit Facility.

In addition to the foregoing, each holder of an Allowed Senior Notes Claim that is an Eligible Noteholder shall have the opportunity to participate, on a Pro Rata basis, in the First Lien Exit Facility in accordance with the terms and conditions set forth in the First Lien Exit Facility Subscription Procedures during the period from the Petition Date through the date of the Confirmation Hearing. The opportunity to participate in the First Lien Exit Facility does not constitute a distribution to the holders of Allowed Senior Notes Claims on account of their Claims.

4	General Unsecured Claims[5]

In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed General Unsecured Claim, on the Effective Date, each holder of an Allowed General Unsecured Claim shall, at the discretion of the Debtors (with the consent of the Steering Group), and only to the extent such holder’s Allowed General Unsecured Claim was not previously paid in the ordinary course of business, pursuant to an order of the Court, or otherwise: (i) have its Allowed General Unsecured Claim Reinstated as an obligation of the applicable Reorganized Debtor, and be paid in accordance with ordinary course terms, (ii) receive such other treatment as may be agreed between such holder and the Debtors (with the consent of the Steering Group) or (iii) receive such other treatment, as determined by the Debtors (with the consent of the Steering Group), that will render it Unimpaired pursuant to section 1124 of the Bankruptcy Code. Payment of an Allowed General Unsecured Claim is subject to the rights of the Debtors, Reorganized Debtors or any other party in interest to dispute such Claim as if the Chapter 11 Cases had not been commenced in accordance with applicable nonbankruptcy law.

			Unimpaired / Deemed to Accept	100%

5	Intercompany Claims

In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Intercompany Claim, on the Effective Date, each Intercompany Claim shall be Reinstated. On and after the Effective Date, the Reorganized Debtors and the Non-Debtor Subsidiaries will be permitted to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth herein, any changes to intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ and the Non-Debtor Subsidiaries’ historical intercompany account settlement practices.

			Unimpaired / Deemed to Accept	100%

6	Intercompany Interests	On the Effective Date, Intercompany Interests shall be Reinstated.	Unimpaired / Deemed to Accept	100%

[5]	At May 31, 2015, the Company’s accounts payable was approximately $52 million on a consolidated basis. The Company’s accounts payable balances fluctuate from month to month depending upon business activity and other factors. The Debtors estimate Class 4 General Unsecured Claims in the range of approximately $40 million.

7	HERO Equity Interests

On the Effective Date, HERO Equity Interests shall be cancelled and discharged and shall be of no further force or effect, whether surrendered for cancellation or otherwise, and holders of HERO Equity Interests shall not receive or retain any property under the Plan on account of such HERO Equity Interests. Notwithstanding the foregoing, on or as soon as practicable after the Effective Date, holders of HERO Equity Interests shall receive, in exchange for the surrender or cancellation of their HERO Equity Interests and for the releases by such holders of the Released Parties, their Pro Rata share of (1) the Shareholder Equity Distribution and (2) the New HERO Warrants; provided, however, that any holder of a HERO Equity Interest that opts not to grant the voluntary releases contained in Article VII.F of the Plan shall not be entitled to receive its Pro Rata share of the Shareholder Equity Distribution and the New HERO Warrants and shall not receive any consideration in exchange for the surrender or cancellation of its HERO Equity Interests or any distribution whatsoever under the Plan; and provided, further, that, notwithstanding Article VIII.B.8, the Debtors (with the consent of the Steering Group) may provide any holder of a HERO Equity Interest that would otherwise be entitled to receive a distribution of less than one (1) share of the New HERO Common Stock under Article III.D.7.(b) of the Plan with a distribution of one (1) share of New HERO Common Stock.

		Impaired / Deemed to Reject	0%[6]

III. VOTING PROCEDURES AND REQUIREMENTS

A.	Classes Entitled to Vote on the Plan

The following Class is the only Class entitled to vote to accept or reject the Plan (the “Voting Class”):

Class	Claim or Interest	Status
3	Senior Note Claims	Impaired[7]

If your Claim or Equity Interest is not included in the Voting Class, you are not entitled to vote. If your Claim is included in the Voting Class, you should read your ballot and carefully follow the instructions included in the ballot. Please use only the ballot that accompanies the Disclosure Statement or the ballot that the Debtors, or the Voting and Claims Agent on behalf of the Debtors, otherwise provided to you.

B.	Votes Required for Acceptance by a Class

Under the Bankruptcy Code, acceptance of a plan of reorganization by a class of claims or interests is determined by calculating the amount and, if a class of claims, the number, of claims and interests voting to accept, as a percentage of the allowed claims or interests, as applicable, that have voted. Acceptance by a class of claims requires an affirmative vote of (i) at least two-thirds in dollar amount of the total allowed claims that have voted and (ii) more than one-half in number of the total allowed claims that have voted. Your vote on the Plan is important. The Bankruptcy Code requires as a condition to confirmation of a plan of reorganization that each class that is impaired and entitled to vote under a plan votes to accept such plan, unless the plan is being confirmed under the “cram down” provisions of section 1129(b) of the Bankruptcy Code.

[6]	As discussed above, holders of Class 7 Equity Interests will receive no distribution on account of their HERO Equity Interests, provided, however, that such holders that do not opt out of the Releases contained in Article VII of the Plan shall receive their Pro Rata share of (i) 3.1% of the New HERO Common Stock, and (ii) the New HERO Warrants.
[7]	Eligible Noteholders are entitled to vote to accept or reject the Plan. Any votes cast by Non-Eligible Noteholders will not be counted.

C.	Certain Factors To Be Considered Prior to Voting

There are a variety of factors that all holders of Claims entitled to vote on the Plan should consider prior to voting to accept or reject the Plan. These factors may impact recoveries under the Plan and include:

•	unless otherwise specifically indicated, the financial information contained in the Disclosure Statement has not been audited and is based on an analysis of data available at the time of the preparation of the Plan and the Disclosure Statement;

•	although the Debtors believe that the Plan complies with all applicable provisions of the Bankruptcy Code, the Debtors can neither assure such compliance nor that the Bankruptcy Court will confirm the Plan;

•	the Debtors may request Confirmation without the acceptance of all Impaired Classes in accordance with section 1129(b) of the Bankruptcy Code; and

•	any delays of either Confirmation or Consummation could result in, among other things, increased Administrative Claims and Fee Claims.

While these factors could affect distributions available to holders of Allowed Claims under the Plan, the occurrence or impact of such factors will not necessarily affect the validity of the vote of the Voting Class or necessarily require a re-solicitation of the votes of holders of Claims in such Voting Class.

For a discussion of certain risk factors, please refer to ARTICLE XI, entitled “Certain Risk Factors to Be Considered,” of this Disclosure Statement.

D.	Classes Not Entitled To Vote on the Plan

Under the Bankruptcy Code, holders of claims and interests are not entitled to vote if their contractual rights are unimpaired by the proposed plan or if they will receive no property under the proposed plan on account of their claims or interests, as applicable, or are otherwise deemed to reject. As holders of HERO Equity Interests are not entitled to receive any distributions on account of the valuation of the Debtors, the votes of holders of HERO Equity Interests will not be solicited and such holders will be deemed to reject. In addition, because holders of HERO Equity Interests are substantially out of the money under absolute priority principles, holders of HERO Equity Interests that opt not to grant the releases contained in Article VII of the Plan shall not receive the New HERO Equity Interests and New HERO Warrants that they would otherwise be entitled to receive under the Plan and shall not receive any distribution whatsoever under the Plan. Accordingly, the following Classes of Claims and Equity Interests are not entitled to vote to accept or reject the Plan:

Class	Claim or Interest	Status	Voting Rights

1	Other Priority Claims	Unimpaired	Deemed to Accept

2	Other Secured Claims	Unimpaired	Deemed to Accept

4	General Unsecured Claims	Unimpaired	Deemed to Accept

5	Intercompany Claims	Unimpaired	Deemed to Accept

6	Intercompany Interests	Unimpaired	Deemed to Accept

7	HERO Equity Interests	Impaired	Deemed to Reject

E.	Cramdown

Section 1129(b) permits confirmation of a plan of reorganization notwithstanding the non-acceptance of the plan by one or more impaired classes of claims or equity interests, so long as at least one impaired class of claims or interests votes to accept a proposed plan. Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non-accepting class.

The Debtors intend to pursue a “cram down” of the holders of HERO Equity Interests in Class 7, who are deemed to have rejected the Plan for the reasons described in subsection D above.

F.	Allowed Claims

Only administrative expenses, claims, and equity interests that are “allowed” may receive distributions under a chapter 11 plan. An “allowed” administrative expense, claim or equity interest means that a debtor agrees, or in the event of a dispute, that the Bankruptcy Court determines by Final Order, that the administrative expense, claim or equity interest, including the amount thereof, is in fact a valid obligation of, or equity interest in, a debtor.

G.	Impairment generally

Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is “impaired” unless, with respect to each claim or interest of such class, the plan of reorganization (i) does not alter the legal, equitable or contractual rights of the holders of such claims or interests or (ii) irrespective of the holders’ right to receive accelerated payment of such claims or interests after the occurrence of a default, cures all defaults (other than those arising from, among other things, the debtor’s insolvency or the commencement of a bankruptcy case), reinstates the maturity of the claims or interests in the class, compensates the holders of such claims or interests for any damages incurred as a result of their reasonable reliance upon any acceleration rights and does not otherwise alter their legal, equitable or contractual rights.

Only holders of allowed claims or equity interests in impaired classes of claims or equity interests that receive or retain property under a proposed plan of reorganization, but are not otherwise deemed to reject the plan (such as Class 7 HERO Equity Interests in these cases), are entitled to vote on such a plan. Holders of unimpaired claims or equity interests are deemed to accept the plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote. Holders of claims or equity interests that do not receive or retain any property on account of such claims or equity interests are deemed to reject the plan under section 1126(g) of the Bankruptcy Code and are not entitled to vote.

H.	Solicitation and Voting Process

Each holder of a Senior Notes Claim as of July 9, 2015 (the “Voting Record Date”) that is an Eligible Noteholder is entitled to vote to accept or reject the Plan and shall receive the Solicitation Package in accordance with the solicitation procedures. Except as otherwise set forth herein, the Voting Record Date and all of the Debtors’ solicitation and voting procedures shall apply to all holders of Claims or Equity Interests and other parties in interest.

The following summarizes the procedures for voting to accept or reject the Plan. Holders of Senior Notes Claims, the only Voting Class under the Plan, are encouraged to review the relevant provisions of the Bankruptcy Code and Bankruptcy Rules and/or to consult their own attorneys.

The “Solicitation Package.”

The following materials are provided to each holder of a Senior Notes Claim that is entitled to vote on the Plan:

•	the applicable Ballot and voting instructions;

•	this Disclosure Statement with all exhibits; and

•	the Plan.

If you (a) did not receive a Ballot and believe you are entitled to one; (b) received a damaged Ballot; (c) lost your Ballot; (d) have any questions concerning this Disclosure Statement, the Plan, or the procedures for voting on the Plan, or the Solicitation Package you received; or (e) wish to obtain a paper copy of the Plan, this Disclosure Statement or any exhibits to such documents, please contact Prime Clerk, LLC, the Debtors’ Voting and Claims Agent, at Hercules Balloting, c/o Prime Clerk, LLC, 830 Third Ave., 9th Floor, New York, NY 10022, by calling 844-241-2770 (Toll Free) or 929-342-0757 (International), or by email at herculesballots@primeclerk.com.

Before the deadline to object to Confirmation of the Plan, the Debtors intend to file the Plan Supplement. If the Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the Debtors’ restructuring website: cases.primeclerk.com/hercules. The Debtors will not distribute paper or CD-ROM copies of the Plan Supplement; however, parties may obtain a copy of the Plan Supplement by visiting the Debtors’ restructuring website, cases.primeclerk.com/hercules; and/or by calling 844-241-2770 (Toll Free) or 929-342-0757 (International).

Voting Deadlines.

To be counted, your Ballot(s) must be actually received by the Voting and Claims Agent no later than:

•	August 12, 2015 at 5:00 p.m. (Prevailing Eastern Time) for Holders of Senior Notes Claims entitled to vote on the Plan. This is the “Voting Deadline.” If you do not return your Ballot prior to the Voting Deadline or if you are not an Eligible Noteholder, your vote will not be counted.

Voting Instructions.

If you are a holder of a Class 3 Senior Notes Claim, a Ballot is enclosed for the purpose of voting on the Plan. BALLOTS ARE ONLY BEING SOLICITED FROM HOLDERS OF CLASS 3 CLAIMS THAT ARE ACCREDITED INVESTORS OR QUALIFIED INSTITUTIONAL BUYERS. THE VOTE OF ANY HOLDER OF A CLASS 3 CLAIM THAT DOES NOT CERTIFY THAT IT IS AN ACCREDITED INVESTOR OR QUALIFIED INSTITUTIONAL BUYER WILL NOT BE COUNTED. IF YOU ARE NOT AN ACCREDITED INVESTOR OR QUALIFIED INSTITUTIONAL BUYER, PLEASE DO NOT COMPLETE THE BALLOT. HOWEVER, PLEASE READ THE NON-ELIGIBLE NOTEHOLDER ELECTION ATTACHED TO THE BALLOT AS EXHIBIT A AND FOLLOW THE INSTRUCTIONS SET FORTH THEREIN IF YOU ELECT TO OPT OUT OF THE RELEASES IN ARTICLE VII.F OF THE PLAN. IF YOU DO NOT COMPLETE AND RETURN THE BENEFICIAL HOLDER ELECTION BY THE VOTING DEADLINE, YOU WILL BE DEEMED TO HAVE GRANTED THE RELEASES IN ARTICLE VII.F OF THE PLAN.

Except as provided below, holders of Claims are required to vote all of their Claims within a Class either to accept or reject the Plan and may not split their votes. Any Ballot received that does not indicate either an acceptance or rejection of the Plan or that indicates both acceptance and rejection of the Plan will be counted as an acceptance. Any Ballot received that is not signed or that contains insufficient information to permit the identification of the holder will be an invalid Ballot and will not be counted.

If you are the record holder of Claims that are beneficially owned by another party, you may submit a separate Ballot with respect to such portion of Claims that are beneficially owned by such third party, and the vote indicated on such separate Ballot may differ from the vote indicated on Ballots submitted with respect to Claims that you beneficially own yourself or that are beneficially owned by other parties. In no event may you submit Ballots with respect to Claims in excess of the amount of Claims for which you are the record holder as of the Voting Record Date.

Please sign and complete a separate Ballot with respect to each Claim, and return your Ballot(s) in accordance with the instructions provided by your Nominee (as defined below), so that your Pre-Validated Ballot (as defined below) or the Master Ballot reflecting your vote is received by Prime Clerk by the Voting Deadline. Pre-Validated Ballots or Master Ballots reflecting your vote should be returned to the Debtors’ voting agent, Prime Clerk, by hand delivery, overnight courier, or first class mail to:

Hercules Ballot Processing

c/o Prime Clerk, LLC

830 Third Avenue, 9th Floor

New York, NY 10022

If you are the beneficial owner of a Senior Note Claim, please follow the directions listed on your Ballot and read the Section below titled “Beneficial Owners of the Senior Notes”.

Only Ballots with an original signature will be counted. Email submission of ballots is not permitted. Only Ballots (including Master Ballots submitted by a Nominee) received by Prime Clerk by the Voting Deadline will be counted.

If delivery of a Ballot is by mail, it is recommended that voters use an air courier with guaranteed next day delivery or registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery. The method of such delivery is at the election and risk of the voter.

A Ballot may be withdrawn by delivering a written notice of withdrawal to Prime Clerk, so that Prime Clerk receives the notice before the Voting Deadline. In order to be valid, a notice of withdrawal must (a) specify the name of the creditor who submitted the Ballot to be withdrawn, (b) contain a description of the Claim(s) to which it relates, and (c) be signed by the creditor in the same manner as on the Ballot. The Debtors expressly reserve the right to contest the validity of any withdrawals of votes on the Plan.

After the Voting Deadline, any creditor who has timely submitted a properly completed Ballot to Prime Clerk or a Nominee (defined below), which is then timely delivered to Prime Clerk by the Voting Deadline, may change or withdraw its vote only with the approval of the Bankruptcy Court or the consent of the Debtors (with the consent of the Steering Group). If more than one timely, properly completed Ballot is received with respect to the same Claim and no order of the Bankruptcy Court allowing the creditor to change its vote has been entered before the Voting Deadline, the Ballot that will be counted for purposes of determining whether sufficient acceptances required to confirm the Plan have been received will be the timely, properly-completed Ballot determined by Prime Clerk to have been received last.

Nominees are required to retain for inspection by the Court for one year following the Voting Deadline the Ballots cast by their beneficial holders.

Nominees may elect to pre-validate the Beneficial Holder Ballot (a “Pre-Validated Ballot”) by (i) signing the applicable Beneficial Holder Ballot and including its DTC Participant Number, (ii) indicating on the Beneficial Holder Ballot the account number of such holder, and the principal amount of Notes held by the Nominee for such beneficial holder, and (iii) forwarding the Beneficial Holder Ballot (together with the full Solicitation Package) to the beneficial holder for voting. The beneficial holder must then complete the information requested in the Beneficial Holder Ballot (including indicating a vote to accept or reject the Plan), review the certifications contained therein, and return the Beneficial Holder Ballot directly to the Voting Agent in the pre-addressed, postage paid envelope included with the Solicitation Package so that it is actually received by the Voting Agent on or before the Voting Deadline. A list of beneficial holders to whom the Nominee sent Pre-Validated Ballots should be maintained by the Nominee for inspection for at least one year following the Voting Deadline.

Votes cast by the beneficial holders through a Nominee and transmitted by means of a Master Ballot or a Pre-Validated Ballot will be applied against the positions held by such Nominee as evidenced by the list of record holders of Notes provided by the applicable securities depository. The Debtors further propose that votes submitted by a Nominee on a Master Ballot will not be counted in excess of the position maintained by the respective Nominee on the Voting Record Date.8

To the extent that conflicting, double or over-votes are submitted on Master Ballots, the Voting Agent shall attempt to resolve such votes prior to the vote certification in order to ensure that the votes of beneficial holders of Notes are accurately tabulated.

To the extent that such conflicting double or over-votes are not reconcilable prior to the vote certification, the Voting Agent is directed to count votes in respect of each Master Ballot in the same proportion as the votes of the beneficial holders or entitlement holders to accept or reject the Plan submitted on such Master Ballot, but only to the extent of the applicable Nominee’s position on the Voting Record Date in the Notes.

For the purposes of tabulating votes, each beneficial holder shall be deemed (regardless of whether such holder includes interest in the amount voted on its Ballot) to have voted only the principal amount of its securities; any principal amounts thus voted may be thereafter adjusted by the Voting Agent, on a proportionate basis to reflect the corresponding claim amount, including any accrued but unpaid prepetition interest, with respect to the securities this voted.

EACH BALLOT ADVISES HOLDERS OF CLAIMS THAT, IF THEY (1) (A) VOTE TO REJECT THE PLAN OR (B) DO NOT CERTIFY ON THEIR BALLOT THAT THEY ARE AN ACCREDITED INVESTOR OR QUALIFIED INSTITUTIONAL INVESTOR AND (2) DO NOT ELECT TO OPT OUT OF THE RELEASE PROVISIONS CONTAINED IN ARTICLE VII OF THE PLAN, THEY SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE RELEASED PARTIES IN ACCORDANCE WITH THE PLAN. ACCORDINGLY, IF YOU (1)(A) VOTE TO REJECT THE PLAN OR (B) DO NOT CERTIFY THAT YOU ARE AN ACCREDITED INVESTOR OR QUALIFIED INSTITUTIONAL BUYER AND (2) DO NOT ELECT TO OPT OUT OF THE RELEASE PROVISIONS CONTAINED IN ARTICLE VII OF THE PLAN, YOU WILL BE DEEMED TO HAVE GRANTED THE RELEASES CONTEMPLATED BY SUCH RELEASE PROVISIONS.

HOLDERS OF CLAIMS WHO VOTE TO ACCEPT THE PLAN SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE RELEASED PARTIES IN ACCORDANCE WITH THE PLAN. EACH BALLOT ALSO ADVISES HOLDERS OF CLAIMS THAT, IF THEY FAIL TO RETURN A BALLOT VOTING EITHER TO ACCEPT OR REJECT THE PLAN OR FAIL TO RETURN A PROPERLY COMPLETED NON-ELIGIBLE HOLDER ELECTION, THEY SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE RELEASED PARTIES IN ACCORDANCE WITH THE PLAN.

NON-VOTING CLASSES INCLUDE UNIMPAIRED CLAIMS AND EQUITY INTERESTS. UNIMPAIRED CLAIMS ARE ALSO DEEMED TO HAVE CONCLUSIVELY,

[8]

Each Nominee will distribute the Solicitation Packages, as appropriate, in accordance with their customary practices and obtain votes to accept or reject the Plan also in accordance with their customary practices. If it is the Nominee’s customary and accepted practice to submit a “voting instruction form” to the beneficial holders for the purpose of recording the beneficial holder’s vote, the Nominee is authorized to send the voting information form; provided, however, that the nominee also distribute the appropriate ballot form approved by the Solicitation Procedures Order.

ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASED AND DISCHARGED ALL CLAIMS AND/OR INTERESTS AND CAUSES OF ACTION AGAINST THE RELEASED PARTIES IN ACCORDANCE WITH THE PLAN TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW. HOLDERS OF EQUITY INTERESTS WILL RECEIVE THE EQUITY RELEASE CONSENT NOTICE. EACH EQUITY RELEASE CONSENT NOTICE ADVISES HOLDERS OF HERO EQUITY INTERESTS THAT DO NOT ELECT TO OPT OUT OF THE RELEASE PROVISIONS CONTAINED IN ARTICLE VII OF THE PLAN, SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE RELEASED PARTIES IN ACCORDANCE WITH THE PLAN. BECAUSE HOLDERS OF HERO EQUITY INTERESTS ARE SUBSTANTIALLY OUT OF THE MONEY UNDER ABSOLUTE PRIORITY PRINCIPLES, HOLDERS OF HERO EQUITY INTERESTS THAT ELECT TO OPT OUT OF THE RELEASE PROVISIONS CONTAINED IN ARTICLE VII OF THE PLAN SHALL NOT RECEIVE THE NEW HERO EQUITY INTERESTS AND NEW HERO WARRANTS THAT THEY WOULD OTHERWISE BE ENTITLED TO RECEIVE UNDER THE PLAN.

ADDITIONALLY, AFTER AN ELECTION TO OPT OUT IS MADE BY A HOLDER OF HERO EQUITY INTERESTS, SUCH ELECTION WILL BE BINDING ON ANY BUYER OF SUCH HERO EQUITY INTERESTS IN ANY SUBSEQUENT SALE OR RE-SALE OF THE SHARES PRIOR TO THE DATE SUCH SHARES ARE CANCELLED. SPECIFICALLY, ONCE A HOLDER THAT HOLDS ITS HERO EQUITY INTERESTS THROUGH DTC OPTS OUT ELECTRONICALLY THROUGH DTC, (A) THE HOLDER WILL NO LONGER HAVE A RIGHT TO SELL OR TRANSFER ANY HERO EQUITY INTERESTS EXCEPT MANUALLY IN COOPERATION WITH DTC AND THE VOTING AGENT AND (B) THEIR HERO EQUITY INTERESTS, AS STATED ABOVE, WILL BE CANCELLED AND DISCHARGED UNDER THE PLAN AS OF THE EFFECTIVE DATE AND SUCH OPT OUT HOLDER WILL NOT RECEIVE ANY CONSIDERATION OR DISTRIBUTIONS OF ANY KIND WHATSOEVER UNDER THE PLAN. UNDER SUCH CIRCUMSTANCES, A TRADING MARKET FOR HERO EQUITY INTERESTS HELD BY HOLDERS ELECTING TO OPT OUT OF THE RELEASES MAY NOT EXIST AND ELECTING TO OPT OUT WILL LIKELY MAKE IT MORE DIFFICULT FOR SUCH OPT-OUT SHAREHOLDERS TO DISPOSE OF THEIR HERO EQUITY INTERESTS OR TO REALIZE VALUE ON THE SHARES AT A TIME WHEN THEY MAY WISH TO DO SO.

Beneficial Owners of the Senior Notes.

If you are a beneficial owner of Senior Notes, please use the Ballot for beneficial owners (a “Beneficial Owner Ballot”) or the customary means of transmitting your vote to your broker, dealer, commercial bank, trust company or other nominee (“Nominee”) to cast your vote to accept or reject the Plan. You must return your completed Beneficial Owner Ballot or otherwise transmit your vote to your Nominee so that your Nominee will have sufficient time to complete a Ballot summarizing votes cast by beneficial owners holding securities (each a “Master Ballot”), which must be forwarded to Prime Clerk by the Voting Deadline. If your Beneficial Owner Ballot or other transmittal of your vote is not received by your Nominee with sufficient time for your Nominee to submit its Master Ballot by the Voting Deadline, your vote will not count.

If you are the Beneficial Owner of Senior Notes and hold them in your own name, you can vote by completing a Beneficial Owner Ballot.

Do not return your Senior Notes or any other instruments or agreements that you may have with your Ballot(s).

You may receive multiple mailings of this Disclosure Statement, especially if you own Senior Notes through more than one brokerage firm, commercial bank, trust company, or other nominee. If you submit more than one Ballot for a Class because you beneficially own the securities in that Class through more than one broker or bank, you must indicate in the appropriate item of the Ballot(s) the names of ALL broker-dealers or other intermediaries who hold securities for you in the same Class.

Authorized signatories voting on behalf of more than one beneficial owner must complete a separate Ballot for each such beneficial owner. Any Ballot submitted to a brokerage firm or proxy intermediary will not be counted until the brokerage firm or proxy intermediary (a) properly executes the Ballot(s) and delivers them to Prime Clerk, or (b) properly completes and delivers a corresponding Master Ballot to Prime Clerk.

By voting on the Plan, you are certifying that you are the beneficial owner of the Senior Notes (as of the Voting Record Date) being voted or an authorized signatory for the beneficial owner. Your submission of a Ballot will also constitute a request that you (or in the case of an authorized signatory, the beneficial owner) be treated as the record holder of those securities for purposes of voting on the Plan.

Brokerage Firms, Banks, and Other Nominees.

A brokerage firm, commercial bank, trust company, or other nominee that is the agent on behalf of a Senior Note for a beneficial owner, or an agent therefor, or that is a participant in a securities clearing agency and is authorized to vote in the name of the securities clearing agency pursuant to an omnibus proxy and is acting for a beneficial owner, can vote on behalf of such beneficial owner by: (a)(i) distributing a copy of this Disclosure Statement and all appropriate Ballots to the beneficial owners; (ii) collecting all such Ballots; (iii) completing a Master Ballot compiling the votes and other information from the Ballots and Elections collected; and (iv) transmitting the completed Master Ballot to Prime Clerk; or (b) pre-validating the Beneficial Owner Ballot, and addressing such ballot as returnable to Prime Clerk.

A proxy intermediary acting on behalf of a brokerage firm or bank may follow the procedures outlined in the preceding sentence to vote on behalf of the beneficial owner. If you are entitled to vote and you did not receive a Ballot, received a damaged Ballot or lost your Ballot, please contact Prime Clerk in the manner set forth above.

I.	The Confirmation Hearing

Shortly after commencing the Chapter 11 Cases, the Debtors will request that the Bankruptcy Court schedule a hearing to consider confirmation of the Plan (the “Confirmation Hearing”), at the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), 824 Market Street North, 3rd Floor, Wilmington, Delaware 19801. The Debtors will request confirmation of the Plan, as it may be modified from time to time under section 1129(b) of the Bankruptcy Code in respect of the HERO Equity Interests, and has reserved the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

IV. COMPANY BACKGROUND

See the Risk Factors in Article XI of the Disclosure Statement for certain risks that you should carefully consider.

A.	Business Segments and Organizational Structure

Hercules is a leading provider of shallow-water drilling and marine services to the oil and natural gas exploration industry globally. The Company provides such services to national oil and gas companies, major integrated energy companies and independent oil and natural gas operators. Hercules currently reports its business activities in three business segments: (1) Domestic Offshore, (2) International Offshore and (3) International Liftboats. Hercules eliminates inter-segment revenue and expenses, if any.

The Company’s jackup rigs are used primarily for exploration and development drilling in shallow waters. The Company’s liftboats are self-propelled, self-elevating vessels with a large open deck space, which provides a versatile, mobile and stable platform to support a broad range of offshore maintenance and construction services throughout the life of an oil or natural gas well.

HERO is the ultimate parent of forty-two direct and indirect subsidiaries. Fifteen of those subsidiaries are Debtors, and the remaining twenty-seven are Non-Debtors. The Debtor entities are also the guarantors of the Senior Notes. As a general matter, the Debtors own the Company’s Domestic Offshore segment, while the Non-Debtors own the Company’s International Offshore and International Liftboats segments.

B.	Fleet Status

Hercules posts a monthly fleet status report on its website at http://www.herculesoffshore.com. The most current fleet status report as of June 23, 2015, is attached hereto as Exhibit G.

C.	Competition and Marketing

The shallow-water businesses in which Hercules operates are highly competitive. Domestic drilling contracts are traditionally short term in nature, although Hercules has at times been awarded longer term domestic drilling contracts. International drilling and liftboat contracts are generally longer term in nature. The contracts are typically awarded on a competitive bid basis. Pricing is often the primary factor in determining which qualified contractor is awarded a job, although technical capability of service and equipment, unit availability, unit location, safety record and crew quality may also be considered. Certain competitors in the shallow-water business may have greater financial and other resources than Hercules. As a result, these competitors may have a better ability to withstand periods of low utilization, compete more effectively on the basis of price, build new rigs, acquire existing rigs, and make technological improvements to existing equipment or replace equipment that becomes obsolete. Competition for offshore rigs is usually on a global basis, as drilling rigs are highly mobile and may be moved, at a cost that is sometimes substantial, from one region to another in response to demand. However, the Company’s mat-supported jackup rigs are less capable than independent leg jackup rigs of managing variable sea floor conditions found in most areas outside the Gulf of Mexico. As a result, the Company’s ability to move its mat-supported jackup rigs to certain regions in response to changes in market conditions is limited. Additionally, a number of competitors have independent leg jackup rigs with generally higher specifications and capabilities than most of the independent leg rigs that Hercules currently operates. Particularly during market downturns when there is decreased rig demand, higher specification rigs may be more likely to obtain contracts than lower specification rigs.

D.	Backlog

Hercules calculates its contract revenue backlog, or future contracted revenue, as the contract dayrate multiplied by the number of days remaining on the contract assuming full utilization, less any penalties or reductions in dayrate for late delivery or non-compliance with contractual obligations. Backlog excludes revenue for management agreements, mobilization, demobilization, contract preparation and customer reimbursables. The amount of actual revenue earned and the actual periods during which revenue is earned will be different than the backlog disclosed or expected due to various factors. Downtime due to various operational factors, including unscheduled repairs, maintenance, operational delays, health, safety and environmental incidents, weather events in the Gulf of Mexico and elsewhere and other factors (some of which are beyond the Company’s control), may result in lower dayrates than the full contractual operating dayrate. In some of the contracts, the customer has the right to terminate the contract without penalty and in certain instances, with little or no notice.

The Company’s backlog at June 23, 2015, totaled approximately $913,649,700 for its executed contracts, including the Maersk contract for the newbuild jackup rig, Hercules Highlander, which the Company expects to introduce into service in 2016. Approximately $76,483,100 of this estimated backlog is expected to be realized during the remainder of 2015.

The following table reflects the amount of the Company’s contract backlog for its executed contracts, including the Maersk contract for the newbuild jackup rig, Hercules Highlander, by year as of June 23, 2015:

	For the Years Ending December 31,
	Total	2015	2016	2017	Thereafter
	(in thousands)
Domestic Offshore	$18,352	$18,352	$—	$—	$—
International Offshore	887,806	50,639	110,919	202,451	523,797
International Liftboats	7,492	7,492	—	—	—

Total	$913,650	$76,483	$110,919	$202,451	$523,797

E.	Regulation

The Company’s operations are affected in varying degrees by federal, state, local and foreign and/or international governmental laws and regulations regarding the discharge of materials into the environment or otherwise relating to environmental protection. The industry is dependent on demand for services from the oil and natural gas industry and, accordingly, is also affected by changing tax and other laws relating to the energy business generally. In the United States, Hercules is subject to the jurisdiction of the Environmental Protection Agency (“EPA”), U.S. Coast Guard (“Coast Guard”), the National Transportation Safety Board (“NTSB”), the U.S. Customs and Border Protection (“CBP”), the Department of Interior, the Bureau of Ocean Energy Management (“BOEM”) and the Bureau of Safety and Environmental Enforcement (“BSEE”), as well as classification societies such as the American Bureau of Shipping (“ABS”). The Coast Guard and the NTSB set safety standards and are authorized to investigate vessel accidents and recommend improved safety standards, and the CBP is authorized to inspect vessels at will. Coast Guard regulations also require annual inspections and periodic drydock inspections or special examinations of vessels.

In the aftermath of the Macondo well blowout incident in April 2010, BSEE and BOEM have proposed and implemented regulations and requirements that add safety measures, increase permit scrutiny and add other requirements and policies such as contractor sanctions that could materially increase the cost of offshore drilling in the U.S. Gulf of Mexico. Restrictions on oil and gas development and production activities in the U.S. Gulf of Mexico, and the promulgation of notices to lessees have impacted and may continue to impact the Company’s operations. In addition, the federal government has considered legislation that could impose additional equipment and safety requirements on operators and drilling contractors in the U.S. Gulf of Mexico as well as regulations relating to the protection of the environment, all of which could materially adversely affect the Company’s financial condition and results of operations.

The shorelines and shallow-water areas of the U.S. Gulf of Mexico are ecologically sensitive. Heightened environmental concerns in these areas have led to higher drilling costs and a more difficult and lengthy well permitting process and, in general, have adversely affected drilling decisions of oil and natural gas companies. In the United States, the Company’s operations are subject to federal and state laws and regulations that require us to obtain and maintain specified permits or governmental approvals; control the discharge of materials into the environment; remove and cleanup materials that may harm the environment; or otherwise comply with the protection of the environment. For example, as an operator of mobile offshore units in navigable U.S. waters including the OCS, and some offshore areas, Hercules may be liable for damages and costs incurred in connection with oil spills or other unauthorized discharges of chemicals or wastes resulting from or related to those operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions restricting some or all of the Company’s activities in the affected areas.

Laws and regulations protecting the environment have become more stringent over time and may in some cases impose strict liability, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. Some of these laws and regulations may expose Hercules to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. The application of these legal requirements or the adoption of new or more stringent legal requirements could have a material adverse effect on the Company’s financial condition and results of operations.

The U.S. Federal Water Pollution Control Act of 1972, as amended, commonly referred to as the Clean Water Act, prohibits the discharge of pollutants into the navigable waters of the United States without a permit. The regulations implementing the Clean Water Act require permits to be obtained by an operator before specified discharge activities occur. Offshore facilities must also prepare plans addressing spill prevention, control and countermeasures. In place of the former Clean Water Act exemption, the EPA adopted a Vessel General Permit, effective December 19, 2008, that required subject vessel operators, including us, to obtain a Vessel General Permit for all of the Company’s covered vessels by February 6, 2009. Hercules has obtained the necessary Vessel General Permit for all of the Company’s vessels to which this permitting program applies and has prepared Spill Prevention Control and Countermeasure Plans where appropriate. In addition to the EPA’s issuance of the Vessel General Permit, some states are, and other states are considering, regulating ballast water discharges. Violations of monitoring, reporting and permitting requirements associated with applicable ballast water discharge permitting programs or other regulatory initiatives may result in the imposition of civil and criminal penalties. Moreover, Hercules has incurred added costs to comply with legal requirements under the Vessel General Permit and may continue to incur further costs as other legal requirements under federal and state ballast water discharge permit programs are adopted and implemented, but Hercules does not believe that such compliance efforts will have a material adverse effect on the Company’s results of operations or financial position.

The U.S. Oil Pollution Act of 1990 (“OPA”), as amended, and related regulations impose a variety of requirements on “responsible parties” related to the prevention and/or reporting of oil spills and liability for damages resulting from such spills in waters off the U.S. A “responsible party” includes the owner or operator of an onshore facility, pipeline or vessel or the lessee or permittee of the area in which an offshore facility is located. OPA assigns liability to each responsible party for oil removal costs and a variety of public and private damages. Under OPA, as amended by the Coast Guard and Maritime Transportation Act of 2006, “tank vessels” are subject to certain specified liability limits. Few defenses exist to the liability imposed by OPA and the liability could be substantial. Moreover, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of a federal safety, construction or operating regulation. If the party fails to report a spill or to cooperate fully in the cleanup, the liability limits likewise do not apply and certain defenses may not be available. In addition, OPA imposes on responsible parties the need for proof of financial responsibility to cover at least some costs in a potential spill. As required, Hercules has provided satisfactory evidence of financial responsibility to the Coast Guard for all of the Company’s vessels subject to such requirements.

The U.S. Outer Continental Shelf Lands Act, as amended, authorizes regulations relating to safety and environmental protection applicable to lessees and permittees operating on the OCS. Included among these are regulations that require the preparation of spill contingency plans and establish air quality standards for certain pollutants, including particulate matter, volatile organic compounds, sulfur dioxide, carbon monoxide and nitrogen oxides. Specific design and operational standards may apply to OCS vessels, rigs, platforms, vehicles and structures. Violations of lease conditions or regulations related to the environment issued pursuant to the Outer Continental Shelf Lands Act can result in substantial civil and criminal penalties, as well as potential court injunctions curtailing operations and canceling leases. Such enforcement liabilities can result from either governmental or citizen prosecution.

The U.S. Comprehensive Environmental Response, Compensation, and Liability Act, as amended, also known as CERCLA or the “Superfund” law, imposes liability without regard to fault or the legality of the original conduct on certain classes of persons that are considered to have contributed to the release of a “hazardous substance” into the environment. These persons include the owner or operator of a facility where a release occurred, the owner or operator of a vessel from which there is a release, and entities that disposed or arranged for the disposal of the hazardous substances found at a particular site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the cost of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources. Prior owners and operators are also subject to liability under CERCLA. It is also not uncommon for third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. Hercules generates wastes in the course of its routine operations that may be classified as hazardous substances.

The U.S. Resource Conservation and Recovery Act, as amended, regulates the generation, transportation, storage, treatment and disposal of onshore hazardous and non-hazardous wastes and requires states to develop programs to ensure the safe disposal of wastes. Hercules generates nonhazardous wastes and small quantities of hazardous wastes in connection with routine operations. Hercules believes that all of the wastes that it generates are handled in compliance in all material respects with the Resource Conservation and Recovery Act and analogous state laws.

In recent years, a variety of initiatives intended to enhance vessel security were adopted to address terrorism risks, including the Coast Guard regulations implementing the Maritime Transportation and Security Act of 2002. These regulations required, among other things, the development of vessel security plans and on-board installation of automatic information systems, or AIS, to enhance vessel-to-vessel and vessel-to-shore communications. Hercules believes that its vessels are in substantial compliance with all vessel security regulations.

The United States is one of approximately 170 member countries to the International Maritime Organization (“IMO”), a specialized agency of the United Nations that is responsible for developing measures to improve the safety and security of international shipping and to prevent marine pollution from ships. Among the various international conventions negotiated by the IMO is the International Convention for the Prevention of Pollution from Ships (“MARPOL”). MARPOL imposes environmental standards on the shipping industry relating to oil spills, management of garbage, the handling and disposal of noxious liquids, harmful substances in packaged forms, sewage and air emissions.

Annex VI to MARPOL sets limits on sulfur dioxide and nitrogen oxide emissions from ship exhausts, prohibits deliberate emissions of ozone depleting substances and includes measures aimed at reducing greenhouse gases. Annex VI entered into force on May 19, 2005, and applies to all ships, fixed and floating drilling rigs and other floating platforms. Annex VI also imposes a global cap on the sulfur content of fuel oil and allows for specialized areas to be established internationally with more stringent controls on sulfur emissions. For vessels 400 gross tons and greater, platforms and drilling rigs, Annex VI imposes various survey and certification requirements. For this purpose, gross tonnage is based on the International Tonnage Certificate for the vessel, which may vary from the standard U.S. gross tonnage for the vessel reflected in the liftboat table previously. Annex VI came into force in the United States on January 8, 2009. Moreover, on July 1, 2010, amendments to Annex VI to the MARPOL Convention took effect requiring the imposition of progressively stricter limitations on sulfur emissions from ships. As a result, limitations imposed on sulfur emissions will require that fuels of vessels in covered Emission Control Areas (“ECAs”) contain no more than 1% sulfur. In August 2012, the North American ECA became enforceable. The North American ECA includes areas subject to the exclusive sovereignty of the United States and extends up to 200 nautical miles from the coasts of the United States, which area includes parts of the U.S. Gulf of Mexico. Consequently, beginning on January 1, 2012, limits on marine fuel used to power ships in non-ECA areas were capped at 3.5% sulfur and, in August 2012, when the North American ECA became effective, the sulfur limit in marine fuel was capped at 1%, which is the capped amount for all other ECA areas since July 1, 2010. These capped amounts will then decrease progressively until they reach 0.5% by January 1, 2020 for non-ECA areas and 0.1% by January 1, 2015 for ECA areas, including the North American ECA. The amendments also establish new tiers of stringent nitrogen oxide emissions standards for new marine engines, depending on their date of installation. The Company’s operation of vessels in international waters, outside of the North American ECA, are subject to the requirements of Annex VI in those countries that have implemented its provisions. Hercules believes the rigs it currently offers for international projects are generally exempt from the more costly compliance requirements of Annex VI and the liftboats it currently offers for international projects are generally exempt from or otherwise substantially comply with those requirements.

Accordingly, Hercules does not anticipate that compliance with MARPOL or Annex VI to MARPOL, whether within the North American ECA or beyond, will have a material adverse effect on its results of operations or financial position.

Greenhouse gas emissions have increasingly become the subject of international, national, regional, state and local attention. Cap and trade initiatives to limit greenhouse gas emissions have been introduced in the European Union. Similarly, numerous bills related to climate change have been introduced in the U.S. Congress, which could adversely impact most industries. In addition, future regulation of greenhouse gas could occur pursuant to future treaty obligations, statutory or regulatory changes or new climate change legislation in the jurisdictions in which Hercules operates. It is uncertain whether any of these initiatives will be implemented. Restrictions on greenhouse gas emissions or other related legislative or regulatory enactments could have an effect in those industries that use significant amounts of petroleum products, which could potentially result in a reduction in demand for petroleum products and, consequently and indirectly, the Company’s offshore support services. Hercules is currently unable to predict the manner or extent of any such effect. Furthermore, one of the asserted long-term physical effects of climate change may be an increase in the severity and frequency of adverse weather conditions, such as hurricanes, which may increase insurance costs or risk retention, limit insurance availability or reduce the areas in which, or the number of days during which, customers would contract for vessels in general and in the U.S. Gulf of Mexico in particular. Hercules is currently unable to predict the manner or extent of any such effect.

The Company’s non-U.S. operations are subject to other laws and regulations in countries in which Hercules operates, including laws and regulations relating to the importation of and operation of rigs and liftboats, currency conversions and repatriation, oil and natural gas exploration and development, environmental protection, taxation of offshore earnings and earnings of expatriate personnel, the use of local employees and suppliers by foreign contractors and duties on the importation and exportation of rigs, liftboats and other equipment. Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration for oil and natural gas and other aspects of the oil and natural gas industries in their countries. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil and natural gas companies and may continue to do so. Operations in less developed countries can be subject to legal systems that are not as mature or predictable as those in more developed countries, which can lead to greater uncertainty in legal matters and proceedings.

Although significant capital expenditures may be required to comply with these governmental laws and regulations, such compliance has not materially adversely affected the Company’s earnings or competitive position. Hercules believes that it is currently in compliance in all material respects with the environmental regulations to which it is subject.

F.	Properties

The Company’s property consists primarily of jackup rigs, liftboats and ancillary equipment, substantially all of which it owns through various subsidiaries domestically and internationally. U.S. domestic subsidiaries own substantially all of the assets located in the U.S., and the foreign subsidiaries own substantially all of the assets overseas. Certain of the rigs are owned by certain of the U.S. entities despite their location overseas.

Hercules maintains offices, maintenance facilities, yard facilities, warehouses, waterfront docks as well as residential premises in various countries, including the United States, United Kingdom, Nigeria, Singapore, Saudi Arabia, United Arab Emirates, Malaysia, and Bahrain. All of these properties are leased except for an office and a warehouse in the United Kingdom. The Company’s leased principal executive offices are located in Houston, Texas.

G.	Employees

As of June 22, 2015, Hercules had approximately 1,400 employees. The Debtors employ approximately 785 employees, and Non-Debtor Subsidiaries employ approximately 615 employees. Hercules requires skilled personnel to operate and provide technical services and support for its rigs and liftboats. As a result, Hercules conducts extensive personnel training and safety programs. In the course of the last year as a result of prevailing economic conditions, Hercules has reduced its total number of employees.

Certain of the Company’s employees in West Africa are working under collective bargaining agreements. Additionally, efforts have been made from time to time to unionize portions of the offshore workforce in the U.S. Gulf of Mexico.

H.	The Debtors’ Pre-Petition Capital Structure.

Senior Secured Credit Facility

On April 3, 2012, HERO, as borrower, entered into a credit agreement (as amended on July 8, 2013, the “Credit Agreement”) governing the senior secured revolving credit facility (the “Senior Secured Credit Facility”). The Credit Agreement provided for the $150 million Senior Secured Credit Facility, with a $50 million sublimit for the issuance of letters of credit. HERO’s obligations under the Credit Agreement were guaranteed by the Debtor Subsidiaries, and the obligations of HERO and the Debtor Subsidiaries were secured by liens on substantially all of the vessels owned by HERO and the Debtor Subsidiaries, together with certain accounts receivable, equity of subsidiaries, equipment and other assets.

On June 22, 2015, the Credit Agreement was terminated in accordance with its terms. Accordingly, as of the date hereof, no amounts were owed under the Senior Secured Credit Facility.

April 2019 Notes

On April 3, 2012, HERO completed the issuance and sale of $200 million aggregate principal amount of senior notes at a coupon rate of 10.25% with maturity in April 2019 (the “April 2019 Notes”). The April 2019 Notes were sold at par and HERO received net proceeds from the offering of the notes of $195.4 million after deducting the initial purchasers’ discounts and offering expenses. Interest on the April 2019 Notes is payable in cash semi-annually in arrears on April 1 and October 1 of each year.

The April 2019 Notes are unsecured obligations of HERO and are guaranteed by each of the Debtor Subsidiaries. As of the date hereof, the entire $200 million in aggregate principal amount of the April 2022 Notes remains outstanding plus accrued and unpaid interest.

July 2021 Notes

On July 8, 2013, HERO completed the issuance and sale of $400 million aggregate principal amount of senior notes at a coupon rate of 8.75% with maturity in July 2021 (the “July 2021 Notes”). The July 2021 Notes were sold at par and HERO received net proceeds from the offering of the notes of approximately $393 million after deducting the bank fees and estimated offering expenses. The net proceeds from such offering, together with cash on hand (including the proceeds of approximately $103.9 million HERO received from the sales of certain inland barge rigs, domestic liftboats and related assets), were used to fund the acquisition of Discovery shares, the final shipyard payments totaling $333.9 million for Hercules Triumph and Hercules Resilience, related capital expenditures and general corporate purposes. Interest on July 2021 Notes is payable semi-annually in arrears on January 15 and July 15 of each year.

The July 2021 Notes are unsecured obligations of HERO and are guaranteed by each of the Debtor Subsidiaries. As of the date hereof, the entire $400 million in aggregate principal amount of the July 2021 Notes remains outstanding plus accrued and unpaid interest.

October 2021 Notes

On October 1, 2013, HERO completed the issuance and sale of $300 million aggregate principal amount of senior notes at a coupon rate of 7.5% with maturity in October 2021 (the “October 2021 Notes”). These notes were sold at par and HERO received net proceeds from the offering of the notes of approximately $294.5 million after deducting the bank fees and estimated offering expenses. Interest on the notes is payable semi-annually in arrears on April 1 and October 1 of each year.

These October 2021 Notes are unsecured obligations of HERO and are guaranteed notes by each of the Debtor Subsidiaries. As of the date hereof, the entire $300 million in aggregate principal amount of the July 2021 Notes remains outstanding plus accrued and unpaid interest.

April 2022 Notes

On March 26, 2014, HERO completed the issuance and sale of $300 million aggregate principal amount of senior notes at a coupon rate of 6.75% with maturity in April 2022 (the “April 2022 Notes”). The April 2022 Notes were sold at par and HERO received net proceeds from the offering of the notes of approximately $294.8 million after deducting bank fees and estimated offering expenses. Interest on the April 2022 Notes accrues from and including March 26, 2014 at a rate of 6.75% per year and is payable semi-annually in arrears on April 1 and October 1 of each year.

The April 2022 Notes are unsecured obligations of HERO and are guaranteed by each of the Debtor Subsidiaries. As of the date hereof, the entire $300 million in aggregate principal amount of the April 2022 Notes remains outstanding plus accrued and unpaid interest.

Legacy Notes

On April 14, 1998, R&B Falcon Corporation issued $250 million of senior notes at a coupon rate of 7.375% with a maturity in March 2018 (the “Legacy Notes”). The Legacy Notes are an unsecured obligation of HERO and are not guaranteed by the Debtor Subsidiaries. As of the date hereof, approximately $3.508 million in aggregate principal amount of the Legacy Notes remains outstanding plus accrued and unpaid interest.

Convertible Notes

In 2008, HERO issued $250 million convertible senior notes at a coupon rate of 3.375% with a maturity in June 2038 (the “Convertible Notes”). The Convertible Notes are an unsecured obligation of HERO and are not guaranteed by the Debtor Subsidiaries. As of the date hereof, approximately $7.4 million aggregate principal amount of the Convertible Notes remains outstanding plus accrued and unpaid interest.

HERO Equity Interests

As of July 8, 2015, 161,637,220 shares of HERO Equity Interests were issued and outstanding.

I.	Significant Pre-Petition Contracts and Leases.

Drilling and Liftboat Contracts Generally

The Company’s contracts to provide services are individually negotiated and vary in their terms and provisions. Currently, all of the Company’s drilling contracts are on a dayrate basis. Dayrate drilling contracts typically provide for payment on a dayrate basis, with higher rates while the unit is operating and lower rates or a lump sum payment for periods of mobilization or when operations are interrupted or restricted by equipment breakdowns, adverse weather conditions or other factors.

A dayrate drilling contract generally extends over a period of time covering the drilling of a single well or group of wells or covering a stated term. These contracts typically can be terminated by the customer under various circumstances such as the loss or destruction of the drilling unit or the suspension of drilling operations for a specified period of time as a result of a breakdown of major equipment or due to events beyond the control of either party. In addition, customers in some instances have the right to terminate contracts with little or no prior notice, and without penalty or early termination payments. The contract term in some instances may be extended by the customers exercising options for the drilling of additional wells or for an additional term, or by exercising a right of first refusal. Traditionally, most contracts in the U.S. Gulf of Mexico have been on a short-term basis of less than six months. Contracts in international locations have historically been longer-term, with contract terms of up to five years. For contracts over six months in term Hercules may have the right to pass through certain cost escalations. Customers may have the right to terminate, or may seek to renegotiate, existing contracts if Hercules experiences downtime or operational problems above a contractual limit, if the rig is a total loss, or in other specified circumstances. A customer is more likely to seek to cancel or renegotiate its contract during periods of depressed market conditions. Hercules could be required to pay penalties if some contracts with customers are canceled due to downtime or operational problems. Suspension of drilling contracts results in the reduction in or loss of dayrates for the period of the suspension.

A liftboat contract generally is based on a flat dayrate for the vessel and crew. Liftboat dayrates are determined by prevailing market rates, vessel availability and historical rates paid by the specific customer. Under most of its liftboat contracts, Hercules receives a variable rate for reimbursement of costs such as catering, fuel, rental equipment and other items. Liftboat contracts generally are for shorter terms than are drilling contracts.

On larger contracts, particularly outside the United States, Hercules may be required to arrange for the issuance of a variety of bank guarantees, performance bonds or letters of credit. The issuance of such guarantees may be a condition of the bidding process imposed by customers for work outside the United States. The customer would have the right to call on the guarantee, bond or letter of credit in the event Hercules defaults in the performance of the services. The guarantees, bonds and letters of credit would typically expire after Hercules completes the services.

Maersk and Highlander Agreements

In May 2014, a Non-Debtor Subsidiary of HERO signed a five-year drilling contract (the “Maersk Agreement”) with Maersk Oil North Sea UK Limited (“Maersk”) for a newbuild jackup rig, Hercules Highlander, that a Non-Debtor Subsidiary will own and operate. Hercules expects performance under the Maersk Agreement to commence in mid-2016.

In support of the Maersk Agreement, in May 2014, a Non-Debtor Subsidiary signed a rig construction contract with Jurong Shipyard Pte Ltd (“JSL”) in Singapore with respect to the Hercules Highlander (the “Highlander Agreement”). Hercules estimates the shipyard cost of the Hercules Highlander at approximately $236 million. Including project management, spares, commissioning and other costs, total delivery cost for the Hercules Highlander is estimated at approximately $270 million of which approximately $244 million remained to be paid at December 31, 2014. Hercules paid $23.6 million, or 10% of the shipyard cost, to JSL in May 2014 and an additional 10% payment in May 2015. The final 80% of the shipyard payment will be due upon delivery of the rig, which is expected to be in April 2016.

Saudi Aramco Agreements

Hercules has three rigs, Hercules 261, Hercules 262 and Hercules 266, under contract with Saudi Aramco. Hercules 261 and Hercules 262 are operating under five-year contracts, each of which are scheduled to terminate in the Fall 2019. The contract term for the Hercules 266 is currently scheduled to expire between September 30, 2015 and April 8, 2016, at the discretion of Saudi Aramco. The originally contracted dayrate for Hercules 261, Hercules 262 and Hercules 266 was approximately $136,000, $118,000, and $125,000 per day, respectively. In June 2015, Hercules received notice from Saudi Aramco reducing the dayrates for all three rigs to $67,000 per day. The reduced dayrates for Hercules 261 and Hercules 262 will apply from January 1, 2015, through December 31, 2016, and will apply from January 1, 2015 for the remaining contract term for Hercules 266.

Eni Agreement

In March 2015, Hercules signed a five-year contract with a subsidiary of Eni S.p.A. for use of the Hercules 260 in West Africa. The dayrate under the contract will range from a minimum of $75,000 per day when the price of Brent crude oil is $86 or less per barrel, to a maximum of $125,000 per day when the price of Brent crude oil is $125 or more per barrel. This contract commenced in early April 2015.

Perisai Agreement

In November 2013, the Company entered into an agreement with Perisai Drilling Sdn Bhd (“Perisai”) whereby the Company agreed to market, manage and operate two Pacific Class 400 design new-build jackup drilling rigs, Perisai Pacific 101 and Perisai Pacific 102 (“Perisai Agreement”). Pursuant to the terms of the Perisai Agreement, Hercules is reimbursed for all operating expenses and Perisai pays for all capital expenditures. Hercules receives a daily management fee for the rig and a daily operational fee equal to 12% of the rig-based EBITDA, as defined in the Perisai Agreement. In August 2014, Perisai Pacific 101 commenced work on a three-year drilling contract in Malaysia. Specific to the Perisai Agreement, Hercules recognized revenue and operating expenses of $4.2 million and $2.6 million, respectively, for the three months ended March 31, 2015 and $1.3 million and $1.2 million, respectively, for the three months ended March 31, 2014. These results are included in the Company’s International Offshore segment.

J.	Pre-Petition Litigation.

Say-on-Pay Litigation

In June 2011, two separate shareholder derivative actions were filed purportedly on HERO’s behalf in response to its failure to receive a majority advisory “say-on-pay” vote in favor of HERO’s 2010 executive compensation. On June 8, 2011, the first action was filed in the District Court of Harris County, Texas (the “Harris County Action”), and on June 23, 2011, the second action was filed in the United States Court for the District of Delaware (the “Delaware Federal Action”). Subsequently, on July 21, 2011, the plaintiff in the Harris County action filed a concurrent action in the United States District Court for the Southern District of Texas (the “Texas Federal Action” and, together with the Harris County Action and the Delaware Federal Action, the “Say-on-Pay Litigation”). Each action named HERO as a nominal defendant and certain of its officers and directors, as well as HERO’s Compensation Committee’s consultant, as defendants.

Plaintiffs allege that HERO’s directors breached their fiduciary duties by approving excessive executive compensation for 2010, that the Compensation Committee consultant aided and abetted that breach of fiduciary duty, that the officer defendants were unjustly enriched by receiving the allegedly excessive compensation, and that the directors violated the federal securities laws by disseminating a materially false and misleading proxy. The plaintiffs seek damages in an unspecified amount on HERO’s behalf from the officer and director defendants, certain corporate governance actions, and an award of their costs and attorney’s fees.

HERO and the other defendants have filed motions to dismiss the Say-on-Pay Litigation for failure to make demand upon HERO’s board and for failing to state a claim. On June 11, 2012, the plaintiff in the Harris County Action voluntarily dismissed his action. On March 14, 2013, HERO’s and the other defendants’ motions to dismiss the Delaware federal action were granted. The motions to dismiss the Texas Federal Action are pending.

Hercules 265 Litigation

In January 2015, Cameron International Corporation (“Cameron”), and Axon Pressure Products, Inc. and Axon EP, Inc. (collectively “Axon”) filed third-party complaints against HERO in a subrogation action that Walter Oil & Gas Corporation (“Walter”) and its underwriters, together with Walter’s working interest partners, Tana Exploration Company, LLC and Helis Oil & Gas Company, LLC, filed against Cameron and Axon, among others, to recover an undisclosed amount of damages relating to the well control incident at South Timbalier 220 involving the Hercules 265 (the “Hercules 265 Litigation”). Cameron and Axon also have filed answers and claims in a limitation of liability action that HERO filed relating to the incident.

HERO has tendered defense and indemnity to Walter for the claims asserted by Cameron and Axon, pursuant to the terms of the drilling contract between HERO and Walter. HERO has also tendered defense and demanded indemnity to Axon for the claims asserted by Cameron against HERO, pursuant to a Master Services Agreement between Axon and HERO. Until such time as Walter and/or Axon accept the tender, HERO will vigorously defend the claims.

EPA Notice of Potential Violation of Resource Conservation and Recovery Act

In December 2014, HERO received a notice from the Environmental Protection Agency (“EPA”) alleging potential violations of the Resource Conservation and Recovery Act related to hazardous waste generation requirements. HERO has executed a “Consent Agreement and Final Order” with the EPA and has paid a penalty of approximately $132,000 to resolve the matter.

Other Litigation Matters

HERO and its subsidiaries are involved in a number of other lawsuits, all of which have arisen in the ordinary course of business. HERO does not believe that the ultimate liability, if any, resulting from any such other pending litigation will have a material adverse effect on its business or consolidated financial statements.

HERO cannot predict with certainty the outcome or effect of any of the litigation matters specifically described above or of any other pending litigation. There can be no assurance that HERO’s belief or expectations as to the outcome or effect of any lawsuit or other litigation matter will prove correct, and the eventual outcome of these matters could materially differ from management’s current estimates.

V.	EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES

A.	Mobile Drilling Rig and Liftboat Market.

Demand for Hercules’ oilfield services is driven by its exploration and production customers’ capital spending, which can experience significant fluctuation depending on current commodity prices and their expectations of future price levels, among other factors. The recent decline in the price of crude oil has negatively impacted dayrates and demand for Hercules’ services. In addition to the oil price decline, the consolidation of the domestic customer base has negatively impacted demand for jackup rigs in the U.S. Gulf of Mexico. Internationally, the new capacity growth expected over the next three years could put further pressure on the operating environment for the existing jackup rig fleet. Although activity levels for liftboats are not as closely correlated to commodity prices as Hercules’ drilling segments, commodity prices are still a key driver of liftboat demand. Demand for liftboat services in West Africa has been volatile, which Hercules believes has been driven by budgetary constraints with major customers primarily in Nigeria.

On February 25, 2015, Hercules received a notice from Saudi Aramco terminating for convenience its drilling contract for the Hercules 261, effective on or about March 27, 2015. Hercules received subsequent notices from Saudi Aramco extending the effective date of termination to May 31, 2015. On June 1, 2015, Hercules received notice from Saudi Aramco reinstating the drilling contract on the Hercules 261, in exchange for dayrate concessions on the Hercules 261, Hercules 262 and Hercules 266 from their existing contracted rates to $67,000 per day. These reduced dayrates are effective retroactively from January 1, 2015 through December 31, 2016 for the Hercules 261 and Hercules 262, and through the remaining contract term for the Hercules 266.

Hercules has taken numerous actions to mitigate the effects of the decline in activity levels, including but not limited to: (i) cold stacking nine rigs and warm stacking four rigs since the fourth quarter of 2014 to significantly reduce operating expenses; (ii) significantly reducing its capital expenditures planned for 2015; and (iii) significantly reducing its workforce, both onshore and offshore. Hercules continues to monitor its operating environment and will respond to further activity level declines as appropriate. Hercules cannot predict how an extended period of low commodity prices will affect its operations and liquidity levels.

B.	Certain Events that Set the Stage for the Restructuring and the Chapter 11 Cases.

Largely driven by the fluctuation in commodity prices, Hercules, like other companies in the offshore drilling market, has faced challenges as demand for jackup rigs remains weak, while the market is still scheduled to deliver a significant number of newbuild rigs in the next several years.

Specifically, revenue generated from the Domestic Offshore segment for the first quarter 2015 decreased 63% to $52.9 million from $143.3 million in the first quarter 2014, driven by lower utilization and dayrates on a reduced marketed rig fleet. Operating days during the first quarter 2015 declined to 533 days with utilization of 60.1% as Hercules exited the quarter with 9 marketed rigs, compared to 1,344 days on 18 marketed rigs at 83.0% utilization during the first quarter 2014. Average revenue per rig per day decreased to $99,203 in the first quarter 2015 from $106,596 in the comparable 2014 period. Operating expense decreased approximately 51% to $36.0 million in the first quarter 2015 from $72.8 million in the first quarter 2014, largely attributable to the reduced number of marketed rigs in operation. Domestic Offshore generated operating income of $3.8 million in the first quarter 2015, compared to $51.5 million in the first quarter 2014.

International Offshore revenue declined to $51.6 million in the first quarter 2015, from $80.9 million in the first quarter 2014, driven largely by reduced utilization and partially offset by slightly higher dayrates. Utilization decreased to 47.9% in the first quarter 2015 from 88.1% in the first quarter 2014, largely due to scheduled downtime for equipment recertification on the Hercules 262, as well as idle time on the Hercules Triumph, Hercules Resilience and Hercules 260. Average revenue per rig per day increased to $149,704 in the first quarter 2015 from $136,030 in the first quarter of 2014, driven in part by a demobilization fee of $4.5 million received for the Hercules 208 following its contract conclusion, as well as higher dayrates on the Hercules 261 and Hercules 262 as these rigs rolled to new contracts. Operating expense in the first quarter 2015 was $50.2 million, up slightly from $47.5 million in the respective 2014 period. Preparation costs for the Hercules 260 prior to commencing its contract with a subsidiary of Eni S.p.A. in Gabon, as well as mobilization costs of the Hercules 208 to Malaysia, contributed to the increase in segment operating expenses. International Offshore recorded an operating loss of $20.9 million in the first quarter 2015 compared to operating income of $14.6 million in the prior year period.

International Liftboats revenue declined to $18.1 million in the first quarter 2015 from $32.5 million in the prior year period, due to lower utilization and dayrates. First quarter 2015 utilization of 38.1% reflects a continuation of lower activity in Nigeria as well as shipyard work on multiple boats in both West Africa and the Middle East, and compares to 57.9% utilization during the first quarter 2014 period. Average revenue per liftboat per day decreased to $22,964 in the first quarter 2015 from $27,132 in the first quarter 2014, primarily due to a shift in revenue mix toward the smaller class liftboats while larger boats were in the shipyard. Operating expenses in the first quarter 2015 declined by 34% to $13.5 million, compared to $20.4 million in the first quarter 2014, reflecting lower activity levels and the impact of the Company’s cost reduction measures. International Liftboats recorded an operating loss of $0.4 million in the first quarter 2015 compared to operating income of $5.6 million in the first quarter 2014.

C.	Prepetition Restructuring Initiatives.

In early 2015, faced with a heavy debt burden and declining revenues, Hercules hired financial and legal advisors to evaluate a wide range of options to improve Hercules’ financial position in the event of a prolonged market downturn. Hercules engaged Baker Botts L.L.P. as legal restructuring counsel, Lazard as a financial advisor, and Deutsche Bank as an investment banker. Hercules engaged in discussions with potential financing sources and existing holders of Senior Notes to determine available options to enhance liquidity, including new financing and deleveraging measures and considered both out-of-court as well as bankruptcy court focused alternatives. Hercules and its Board of Directors carefully considered and weighed each option with the benefit of advice from its financial and legal advisors.

In March 2015, an ad hoc group of Hercules bondholders—that would ultimately become the Steering Group—formed and hired professionals to advise the group about options to protect their investment in Hercules bonds. The Steering Group engaged Akin Gump Strauss Hauer & Feld LLP as its legal counsel and the Blackstone Group as its financial advisor. Thereafter, Hercules and the Steering Group entered into negotiations regarding a potential restructuring transaction that would allow Hercules to substantially reduce its debt burden and secure additional liquidity to help Hercules navigate the current downcycle. The Restructuring Support Agreement, discussed below, contemplates a value maximizing transaction for Hercules, providing for a balance sheet restructuring while operations continue as usual. The new capital structure provided by the financial restructuring contemplated by the Restructuring Support Agreement and the Plan will provide the best foundation for Hercules to meet the challenges in the global offshore drilling market due to the downcycle in crude oil prices and the expected influx of newbuild jackup rigs over the coming years as well as an opportunity for all of its existing stakeholders to participate in any recovery. Although holders of existing equity interests in HERO are out of the money and not entitled to a distribution under the Plan, the Plan provides that holders of such equity interests will receive New HERO Equity Interests and New HERO Warrants, so long as they do not opt out of granting the voluntary releases contained in the Plan. Holders of existing equity interests that elect to not grant such releases shall not receive any consideration under the Plan because such holders are substantially out of the money under absolute priority principles.

In anticipation of the Chapter 11 Cases, the Debtors opted to conserve cash and not to make certain interest payments due on July 15, 2015 on certain of the Senior Notes. The aggregate amount of those interest payments was $17.5 million.

D.	The Restructuring Support Agreement.

On June 17, 2015, after weeks of intensive negotiations, the Debtors and the Steering Group, who together hold in excess of two-thirds of the aggregate principal amounts outstanding under the Senior Notes, entered into the Restructuring Support Agreement.

The Restructuring Support Agreement sets forth, subject to certain conditions, the commitment to and obligations of, on the one hand, the Debtors, and on the other hand, the Steering Group members in connection with a restructuring of the Senior Notes and the HERO Equity Interests pursuant to the Plan. The Plan, which will substantially reduce the Debtors’ debt burden and solidify the Debtors’ long-term growth and operating performance, is based on the restructuring term sheet attached to and incorporated by reference in the Restructuring Support Agreement (the “Term Sheet”).

Under the Plan as proposed, which requires Bankruptcy Court approval, the Debtors’ trade creditors, employees and vendors are expected to be paid in full in the ordinary course of business, and all of the Debtors’ contracts are expected to remain in effect in accordance with their terms preserving the rights of all parties.

Pursuant to the terms of the Restructuring Support Agreement, the Steering Group Members have agreed, among other things, and subject to certain conditions:9

•	not to support any restructuring, reorganization, plan or sale process that is inconsistent with the Restructuring Support Agreement;

•	not to instruct an agent or indenture trustee for any of the Senior Notes to take any action that is inconsistent with the terms and conditions of the Restructuring Support Agreement, including, without limitation, the declaration of an event of default, or acceleration of the Senior Notes arising from, relating to, or in connection with the execution of the Restructuring Support Agreement; and at the request of the Company, to waive or agree to forbear from exercising any right to take action in respect of any default or acceleration that may occur automatically without action of any as a result of the operation of the indentures governing the Senior Notes; and

•	to vote to accept the Plan.

The Company has agreed, among other things, and subject to certain conditions:

•	to use reasonable best efforts to obtain approval by the Bankruptcy Court of the documents required in connection with the Plan;

[9]	In the event of any inconsistency between this Disclosure Statement and the Restructuring Support Agreement, the terms of the Restructuring Support Agreement shall govern.

•	to take no action that is materially inconsistent with the Restructuring Support Agreement, the Term Sheet or the Plan; and

•	not to support any alternative plan or transaction other than the Plan.

Pursuant to the terms of the Restructuring Support Agreement, all documentation necessary to implement the Plan and the Restructuring is subject to the approval of the Steering Group Members, and thus, the Debtors may not make any filings with the Bankruptcy Court without the approval of the Steering Group.

The Term Sheet contemplates that the Debtors will reorganize as a going concern and continue their day-to-day operations substantially as currently conducted. The Restructuring contemplated by the Term Sheet and the Plan is expected to provide a substantial reduction in the Debtors’ funded debt obligations, including the following principal terms:

•	A new capital raise of first lien debt with a maturity of 4.5 years and bearing interest at LIBOR plus 9.5% per annum (1.0% LIBOR Floor), payable in cash, issued at a price equal to 97% of the principal amount. The first lien debt will consist of $450 million for general corporate use and to finance the remaining construction cost of the Company’s newbuild rig, the Hercules Highlander, and will be guaranteed by substantially all of the HERO’s U.S. domestic and international subsidiaries and secured by liens on substantially all of HERO’s domestic and foreign assets. The first lien debt will include financial covenants and other terms and conditions.

•	An exchange of $1.2 billion in principal amount of Senior Notes for 96.9% of the New HERO Common Stock.

If the Plan is consummated as contemplated by the Term Sheet, holders of the HERO Equity Interests will hold 3.1% of the New HERO Common Stock and will receive warrants to purchase New HERO Common Stock on a Pro Rata basis despite the present valuation of the Company. The Debtors and the Steering Group provided an opportunity for holders of HERO Equity Interests to participate in the long-term growth of the Company despite the fact that holders of HERO Equity Interests are out of the money so as to ensure an expeditious and efficient emergence from the Chapter 11 Cases. The New HERO Warrants will be exercisable at any time until their expiration date for a per share price based upon a $1.55 billion total enterprise value. The expiration date for the New HERO Warrants will be six years from the Effective Date of the Plan, subject to earlier expiration upon the occurrence of certain extraordinary events. If the terms for exercise of the New HERO Warrants are not met before the applicable expiration date, then holders of HERO Equity Interests shall receive only 3.1% of the New HERO Common Stock and shall not realize any value under the terms of the Warrants. Because holders of HERO Equity Interests are substantially out of the money under absolute priority principles, holders of HERO Equity Interests that opt not to grant the releases contained in Article VII of the Plan shall not receive the New HERO Equity Interests or New HERO Warrants that they would otherwise receive under the Plan and shall not receive any distribution whatsoever under the Plan.

The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the appointment of an official committee of equity security holders in the Chapter 11 Cases and the failure to meet specified milestones related to filing, confirmation and consummation of the Plan, among other requirements, and in the event of certain breaches by the parties under the Restructuring Support Agreement as amended. The milestones referenced above are as follows:

•	on or before July 13, 2015, the Debtors shall commence solicitation of the Plan;

•	on or before August 22, 2015, the Debtors shall commence the Chapter 11 Cases;

•	on or before October 22, 2015, the Court shall commence a hearing to confirm the Plan; and

•	on or before November 7, the Debtors will exit chapter 11.

Given the consensus among the majority of holders of Senior Notes, as evidenced by the Restructuring Support Agreement, the Debtors believe that they will emerge from chapter 11 expeditiously, and with an significantly improved balance sheet that will allow the Reorganized Debtors to succeed in a competitive industry. The Debtors believe that this outcome would be in the best interests of the Debtors, their estates and all stakeholders.

VI. THE ANTICIPATED CHAPTER 11 CASES

Under the terms of the Restructuring Support Agreement and the milestones set forth therein, the Debtors anticipate filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code on or before August 22, 2015.

The filing of a petition will commence the Chapter 11 Cases. At that time, all actions and proceedings against the Debtors and all acts to obtain property from the Debtors will be stayed under section 362 of the Bankruptcy Code. The Debtors will continue to operate their business and manage their property as debtors in possession under sections 1107(a) and 1108 of the Bankruptcy Code.

The Debtors expect to proceed expeditiously through the Chapter 11 Cases. To facilitate the Chapter 11 Cases and to minimize disruption to their operations, the Debtors will file motions seeking from the Bankruptcy Court, among other relief, the relief detailed below. These requests will include, but are not limited to, orders permitting the Debtors to pay employee obligations, pay allowed unsecured claims in the ordinary course of business, and maintain its cash management system, including authorizing the transfer of funds among the Debtors and the Non-Debtor Subsidiaries, consistent with Hercules’ customary practices, for the purpose of satisfying or paying Hercules’ ordinary course operating expenses. Such relief, if granted, will assist in the administration of the Chapter 11 Cases. There can be no assurance, however, that the Court will grant any or all of the relief sought.

Commencing the Chapter 11 Cases will enable the Debtors to implement a financial restructuring on the terms set forth in the Restructuring Support Agreement and the Plan with little to no disruption of Hercules’ mobile rig and liftboat business. The Debtors believe that the transactions contemplated by the Plan will deleverage its balance sheet, improve go-forward liquidity, and position Hercules for flexibility and future growth in the industry.

A.	Expected Timetable of the Chapter 11 Case.

Pursuant to the Restructuring Support Agreement, the Debtors are required to proceed expeditiously through chapter 11 in accordance with the milestones, which require the Debtors to obtain confirmation of the Plan within 61 days of the Petition Date, and consummate the Plan within 77 days of the Petition Date.

While the Debtors will request that the Court approve the timetable set forth in the Solicitation Procedures Motion (as defined herein) on the Petition Date, no assurances can be made that such relief will be granted. The failure to meet the milestones and deadlines set forth in the Restructuring Support Agreement could derail the orderly restructuring of the Debtors’ significant financial obligations.

B.	Significant First Day Motions and Retention of Professionals.

On the Petition Date, the Debtors intend to file several motions requesting that the Court enter orders authorizing the Debtors to continue operating their business in the ordinary course (the “First Day Motions”). These First Day Motions are designed to facilitate a smooth transition into chapter 11 and ease the strain on Hercules’ business as a consequence of the filing of the Chapter 11 Cases. There is no guarantee that the Court will grant any or all of the requested relief. The following summary highlights certain of the First Day Motions that are presently expected to be filed.

Approval of Solicitation Procedures and Scheduling of Confirmation Hearing

The Debtors will be seeking confirmation of the Plan and emergence from chapter 11 as soon as possible. To that end, the Debtor intends to file a motion (the “Plan Scheduling Motion”) on the Petition Date requesting that the Court enter an order (a) scheduling a combined hearing to consider, among other things, approval of the adequacy of the Disclosure Statement and confirmation of the Plan, (b) approving the form and notice of the Confirmation Hearing, (c) establishing a deadline and procedures for objections to the Disclosure Statement and the Plan, (d) approving the Solicitation Procedures and (e) approving the First Lien Exit Facility Solicitation Procedures. The Debtors will seek the earliest possible date permitted by the applicable rules and the Court’s calendar for the combined Confirmation Hearing.

Schedules and Statements Extension/Waiver

In general, a Debtors’ Schedules of Assets and Liabilities and Statement of Financial Affairs (the “Schedules and Statements”) permit parties in interest to understand and assess a Debtors’ assets and liabilities and, thereafter, negotiate and confirm a plan of reorganization. When, as in the case of the Debtors, the debtor has already negotiated a prepackaged plan of reorganization that lacks any need for proofs of claim to be filed because creditors other than holders of the Senior Notes will be paid in full subject only to the Company’s rights, if any, under any agreements with such creditors, the Schedules and Statements will also lack the central benefit of assisting creditors with determining whether they should file a proof of claim. As such, requiring the Schedules and Statements to be filed notwithstanding confirmation of the Plan would only impose an additional administrative burden on and expense to the Debtors’ estates, without any corresponding benefit to parties in interest. To that end, the Debtors expect to file a motion seeking entry of an order (i) extending the deadlines to file Schedules and SOFAs by ninety (90) days and (ii) permanently waiving the requirement to file Schedules and SOFAs if the Plan is confirmed before such extension expires.

Stabilizing Operations

Recognizing that any interruption of Hercules’ business, even for a short period, could negatively impact customer and vendor relationships and Hercules’ goodwill, revenue, and profits, which would be detrimental to the value of the Debtors’ estates, the Debtors intend to file certain First Day Motions to ensure stabilization of its operations. The First Day Motions that the Debtors currently contemplate filing are identified below. The Debtors may add or remove First Day Motions from this list before filing. Although the Non-Debtor Subsidiaries are not presently contemplated to be Debtors in the Chapter 11 Cases, out of an abundance of caution, the Debtors will request entry of orders authorizing the Debtors to pay directly, or indirectly through its Non-Debtor Subsidiaries, as applicable, specific unpaid obligations of the Non-Debtor Subsidiaries related to the operation of Hercules’ business that arose prior to the Petition Date, subject to the Aggregate Non-Debtor Subsidiary Cap (as defined herein).

(a)	Cash Management System.

Hercules maintains a centralized cash management system controlled by the Debtors in the United States designed to collect, track, aggregate, and disburse cash on a daily basis between the Debtors and the Non-Debtor Subsidiaries. To facilitate a smooth transition into the Chapter 11 Cases, the Debtors intend to seek authority to continue using the existing cash management system, bank accounts, and business forms and to continue intercompany transactions. In connection with this relief, the Debtors will also seek authority to make transfers to, or on behalf of, the Non-Debtor Subsidiaries in order to satisfy operating expenses.

(b)	Wages Motion.

The Debtors’ ability to manage their mobile drilling rig and liftboat businesses requires the continued focus and commitment of its employees, crew members, and independent contractors. These individuals rely on their compensation and benefits to pay their daily living expenses, absent which they would be exposed to significant financial difficulties. The Debtors cannot afford for these individuals to be distracted by unnecessary concern over the payment of their wages and other benefits in the ordinary course of operations. Moreover, the Debtors have substantial cash on hand to pay these obligations. Accordingly, the Debtors intend to seek authority to

(a) pay all prepetition wages, salaries, and other compensation to the Debtors’ employees, crew members, and independent contractors; (b) continue all benefit programs and policies, consistent with the ordinary course of business and past practices, on a postpetition basis, whether arising before or after the Petition Date; and (c) alter, modify, or discontinue employee benefit programs as the Debtors deems necessary.

(c)	Vendor Motion.

In the ordinary course of its business, the Debtors rely on a variety of vendors and service providers (many of which are not located in the United States). Although the Debtors expect to pay all of their obligations in full pursuant to the Plan, some of the Debtors’ vendors and service providers may nonetheless seek to terminate their relationship with the Debtors or alter payment terms, to the detriment of the Debtors, in the event that the Debtors fail to timely honor outstanding obligations as they become due. To avoid the potentially detrimental effects of any such party’s efforts to terminate its relationship with the Debtors and to ensure uninterrupted operations and a seamless transition through the Chapter 11 Cases, the Debtors intend to seek authority to pay directly, or indirectly through its Non-Debtor Subsidiaries, in the ordinary course of business, the amounts owed to their vendors and service providers.

(d)	Taxes.

Although the Debtors expect to pay all taxes and regulatory obligations in full pursuant to the Plan, in order to minimize the potential disruption to Hercules’ business during the Chapter 11 Cases, the Debtors intend to seek authority to pay directly, or indirectly through the Non-Debtor Subsidiaries, the Debtors’ fees and other similar charges and assessments, as well as certain taxes, whether arising prior, or subsequent, to the Petition Date, to the appropriate taxing, licensing, and other governmental authorities.

(e)	Utilities.

The Debtors incur utility expenses for electricity, telephone, and other essential services in the ordinary course of their business at their global headquarters located in Houston, Texas. The Debtors intend to seek approval of adequate assurance procedures in the event that any utility provider makes a demand for adequate assurance or otherwise threatens to alter, refuse, or discontinue utility service to the Debtors.

(f)	Insurance.

In connection with the operation of its business, the Debtors maintain comprehensive insurance programs that include a variety of policies through several different insurance carriers. The insurance programs are essential to preserve the Debtors’ business operations, property, and assets. Moreover, the Debtors are required to maintain the various insurance programs by various regulations, laws, loan agreements, and contracts that govern the Debtors’ maritime and commercial activity. In the event any obligations arising under the insurance programs may be attributed to prepetition insurance coverage, the Debtors believe that payment of the obligations is necessary to ensure continued coverage. Similarly, continued payment of such obligations as they come due in the ordinary course of business is necessary in order to maintain relationships with the Debtors’ insurance carriers and ensure the continued availability and pricing of insurance coverage. Accordingly, the Debtors intend to seek authority to pay directly, or indirectly through the Non-Debtor Subsidiaries, any obligations on account of insurance programs, including premiums, deductibles, taxes, and fees, whether arising prior or subsequent to the Petition Date.

Procedural Motions and Professional Retention Applications.

The Debtors intend to file several procedural motions that are standard in chapter 11 cases of similar size and complexity, as well as applications to retain the various professionals who will be assisting the Debtors during the Chapter 11 Cases.

VII. SUMMARY OF THE PLAN

The proposed restructuring under the Plan is favorable for the Debtors and all stakeholders because it achieves a substantial deleveraging of the Company’s balance sheet through consensus with the overwhelming majority of creditors and eliminates potential deterioration of value—and disruptions to worldwide operations—that could otherwise result from a protracted, contentious and costly bankruptcy case.

A.	Unclassified Claims.

Unclassified Claims Summary

In accordance with section 1123(a)(1) of the Bankruptcy Code, the Plan does not classify Administrative Claims, Priority Tax Claims and Fee Claims. The aggregate amount of Administrative Claims, Priority Tax Claims and Fee Claims for all Debtors is estimated to be approximately $25 million as of the Effective Date based on an estimate of $16.4 million for Fee Claims (assuming that all professionals are engaged pursuant to the terms of their agreements with the Company).

(a)	Administrative Claims

Each holder of an Allowed Administrative Claim (other than an Administrative Claim that is a Fee Claim) as of the Effective Date shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Administrative Claim, (i) Cash in an amount equal to the amount of such Allowed Administrative Claim as soon as reasonably practicable after either (a) the Effective Date, if such Administrative Claim is Allowed as of the Effective Date, (b) thirty (30) days after the date such Administrative Claim becomes an Allowed Administrative Claim, if such Administrative Claim is Disputed as of, or following, the Effective Date, or (c) the date such Allowed Administrative Claim becomes due and payable in the ordinary course of business in accordance with the terms, and subject to the conditions, of any agreements governing, instruments evidencing, or other documents relating to, the applicable transaction giving rise to such Allowed Administrative Claim, if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business; or (ii) such other treatment as the Debtors, the Steering Group and such holder shall have agreed in writing.

(b)	Fee Claims

Final Fee Applications. The Bankruptcy Court shall determine the Allowed amounts of Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code. The Reorganized Debtors shall pay Fee Claims in Cash in the amount Allowed by the Bankruptcy Court. All requests for compensation or reimbursement of Fee Claims shall be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, the U.S. Trustee, counsel to the Steering Group, and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Court, no later than forty-five (45) days after the Effective Date, unless otherwise agreed by the Debtors (with the consent of the Steering Group). Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims that do not file and serve such applications by the required deadline shall be forever barred from asserting such Claims against the Debtors, Reorganized Debtors, or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claims must be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, counsel to the Steering Group, and the requesting party no later than thirty (30) days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the party requesting compensation of a Fee Claim).

Payment of Professional Fees. The Reorganized Debtors shall pay in full Fee Claims in Cash as soon as reasonably practicable after such Claims are Allowed by order of the Bankruptcy Court.

Post-Effective Date Fees and Expenses. The Reorganized Debtors shall pay in Cash the reasonable legal, professional, or other fees and expenses incurred by the Debtors’ and the Steering Group’s Professionals on and after the Effective Date, in the ordinary course of business, and without any further notice to or action, order, or approval of the Court. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and Professionals may be employed and paid in the ordinary course of business without any further notice to, or action, order, or approval of, the Court.

(c)	Priority Tax Claims

Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive, as determined by the applicable Debtor (with the consent of the Steering Group), in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Priority Tax Claim (i) payment in full in Cash, payable in equal Cash installments made on a quarterly basis in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, over a period not to exceed five (5) years following the Petition Date, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority General Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); or (ii) such other treatment as may be agreed upon by such holder, the Debtors and the Steering Group or otherwise determined upon a Final Order of the Court.

(d)	U.S. Trustee Fees

Notwithstanding anything to the contrary contained herein, on the Effective Date, the Debtors shall pay, in full, in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation. On and after the Effective Date, the Reorganized Debtors shall be responsible for filing required post-confirmation reports and paying quarterly fees due to the U.S. Trustee for the Reorganized Debtors until the entry of a final decree in the Chapter 11 Cases or until the Chapter 11 Cases are converted or dismissed.

B.	Classified Claims and Equity Interests

1.	Class 1 - Other Priority Claims (Subclasses 1a-1o).

a.	Classification: Class 1 consists of Other Priority Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Other Priority Claim and the Debtors (with the consent of the Steering Group) agree in writing to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive (i) payment in Cash in an amount equal to such Allowed Other Priority Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date when such Other Priority Claim becomes an Allowed Other Priority Claim or (ii) such other treatment, as determined by the Debtors (with the consent of the Steering Group), that will render it Unimpaired pursuant to section 1124 of the Bankruptcy Code.

c.	Voting: Class 1 is Unimpaired by the Plan, and each holder of a Class 1 Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 1 Other Priority Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 - Other Secured Claims (Subclasses 2a-2o).

a.	Classification: Class 2 consists of Other Secured Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Other Secured Claim and the Debtors (with the consent of the Steering Group) agree in writing to less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for such Other Secured Claim, each holder of an Allowed Other Secured Claim shall, as determined by the Debtors (with the consent of the Steering Group), receive (i) Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim, if such interest is required to be paid pursuant to sections 506(b) and/or 1129(a)(9) of the Bankruptcy Code, as soon as practicable after the later of (a) the Effective Date, and (b) thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, (ii) the Collateral securing its Allowed Other Secured Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, or (iii) such other treatment, as determined by the Debtors (with the consent of the Steering Group), that will render it Unimpaired pursuant to section 1124 of the Bankruptcy Code.

c.	Voting: Class 2 is Unimpaired by the Plan, and each holder of a Class 2 Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 – Senior Notes Claims (Subclasses 3a-3o).

a.	Classification: Class 3 consists of Senior Notes Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Senior Notes Claim and the Debtors (with the consent of the Steering Group) agree in writing to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Senior Notes Claim, on or as soon as practicable after the Effective Date, each holder of an Allowed Senior Notes Claim shall receive its Pro Rata share of the Senior Notes Equity Distribution.

In addition to the foregoing, each holder of an Allowed Senior Notes Claim that is an Eligible Noteholder shall have the opportunity to participate, on a Pro Rata basis, in the First Lien Exit Facility in accordance with the terms and conditions set forth in the First Lien Exit Facility Subscription Procedures during the period from the Petition Date through the date of the Confirmation Hearing. The opportunity to participate in the First Lien Exit Facility does not constitute a distribution to the holders of Allowed Senior Notes Claims on account of their Claims.

c.	Guarantee Claims: Each holder of an Allowed Senior Notes Claim shall only receive one recovery in full and complete satisfaction of all Senior Notes Claims and all Guarantee Claims that may be held by such holder, which recovery is specified in Article VII.B.3(b) above.

d.	Voting: Class 3 is Impaired. Holders of Class 3 Senior Notes Claims are entitled to vote to accept or reject the Plan, provided that the Debtors are not soliciting the votes of Non-Eligible Noteholders, and any votes cast by Non-Eligible Noteholders will not be counted.

4.	Class 4 – General Unsecured Claims (Subclasses 4a-4o).

a.	Classification: Class 4 consists of General Unsecured Claims.

d.	Allowance Each General Unsecured Claim in Class 4 shall be Allowed unless such Claim is Disputed. For the avoidance of doubt, no provision of the Plan shall diminish, enhance, or modify any applicable nonbankruptcy legal, equitable, and/or contractual rights of a holder of a General Unsecured Claim to receive payment on account of such General Unsecured Claim in Class 4, which are “riding through” the Chapter 11 Cases under the Plan as if the Chapter 11 Cases had not been commenced.

g.	Treatment: In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed General Unsecured Claim, on the Effective Date, each holder of an Allowed General Unsecured Claim shall, at the discretion of the Debtors (with the consent of the Steering Group), and only to the extent such holder’s Allowed General Unsecured Claim was not previously paid in the ordinary course of business, pursuant to an order of the Court, or otherwise: (i) have its Allowed General Unsecured Claim Reinstated as an obligation of the applicable Reorganized Debtor, and be paid in accordance with ordinary course terms, (ii) receive such other treatment as may be agreed between such holder and the Debtors (with the consent of the Steering Group) or (iii) receive such other treatment, as determined by the Debtors (with the consent of the Steering Group), that will render it Unimpaired pursuant to section 1124 of the Bankruptcy Code. Payment of an Allowed General Unsecured Claim is subject to the rights of the Debtors, Reorganized Debtors or any other party in interest to dispute such Claim as if the Chapter 11 Cases had not been commenced in accordance with applicable nonbankruptcy law.

Notwithstanding anything to the contrary in the Plan, until an Allowed General Unsecured Claim in Class 4 (including Cure Claims) that arises prior to the Effective Date has been (x) paid in full in accordance with applicable law, or on terms agreed to between the holder of such Claim and the Debtor (with the consent of the Steering Group) or Reorganized Debtor, or in accordance with the terms and conditions of the particular transaction giving rise to such Claim, or (y) resolved pursuant to the disputed claims procedures applicable to General Unsecured Claims under Article VIII.A.3 of the Plan: (a) the provisions of Article VII.A.C-H of the Plan shall not apply or take effect with respect to such Claim, (b) such Claim shall not be deemed settled, satisfied, resolved, released, discharged, or enjoined by any provision of the Plan, and (c) the applicable Reorganized Debtor shall remain liable for such Claims. For the avoidance of doubt, upon the satisfaction of subpart (x) or (y) of the foregoing sentence, subparts (a)-(c) of the foregoing sentence shall no longer apply under the Plan. Holders of Allowed General Unsecured Claims in Class 4 shall not be required to file a Proof of Claim with the Bankruptcy Court. Holders of Allowed General Unsecured Claims in Class 4 (including Cure Claims) shall not be subject to any claims resolution process in Bankruptcy Court in connection with their Claims, and shall retain all their rights under applicable nonbankruptcy law to pursue their Allowed General Unsecured Claims in Class 4 against the Debtors or Reorganized Debtors in any forum with jurisdiction over the parties. The Debtors and Reorganized Debtors shall retain all defenses, counterclaims, rights to setoff, and rights to recoupment as to Allowed General Unsecured Claims in Class 4. If the Debtors (with the consent of the Steering Group) or the Reorganized Debtors dispute any Allowed General Unsecured Claims in Class 4, such dispute shall be determined, resolved or adjudicated in the manner as if the Chapter 11 Cases had not been commenced. Notwithstanding the foregoing, any holder of a Claim who files a Proof of Claim shall be subject to the Article VII of the Plan unless and until such holder withdraws such Proof of Claim, and nothing herein limits the retained jurisdiction of the Bankruptcy Court under Article XI of the Plan.

h.	Voting: Class 4 is Unimpaired, and each holder of a Class 4 General Unsecured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 4 General Unsecured Claims are not entitled to vote to accept or reject the Plan.

5.	Class 5 – Intercompany Claims (Subclasses 5a-5o).

a.	Classification: Class 5 consists of Intercompany Claims.

b.	Treatment: In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Intercompany Claim, on the Effective Date, each Intercompany Claim shall be Reinstated. On and after the Effective Date, the Reorganized Debtors and the Non-Debtor Subsidiaries will be permitted to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth herein, any changes to intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ and the Non-Debtor Subsidiaries’ historical intercompany account settlement practices.

c.	Voting: Class 5 is Unimpaired. Holders of Class 5 Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 5 Intercompany Claims are not entitled to vote to accept or reject the Plan.

6.	Class 6 – Intercompany Interests (Subclasses 6a-6o).

a.	Classification: Class 6 consists of Intercompany Interests.

b.	Treatment: On the Effective Date, Intercompany Interests shall be Reinstated.

c.	Voting: Class 6 is Unimpaired. Holders of Class 6 Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 6 Intercompany Interests are not entitled to vote to accept or reject the Plan.

7.	Class 7 – HERO Equity Interests (Subclasses 7a-7o).

a.	Classification: Class 7 consists of HERO Equity Interests.

b.

Treatment: On the Effective Date, HERO Equity Interests shall be cancelled and discharged and shall be of no further force or effect, whether surrendered for cancellation or otherwise, and holders of HERO Equity Interests shall not receive or retain any property under the Plan on account of such HERO Equity Interests. Notwithstanding the foregoing, on or as soon as practicable after the Effective Date, holders of HERO Equity Interests shall receive, in exchange for the surrender or cancellation of their HERO Equity Interests and for the releases by such holders of the Released Parties, their Pro Rata share of (1) the Shareholder Equity Distribution and (2) the New HERO Warrants; provided, however, that any holder of a HERO Equity Interest that opts not to grant the voluntary releases contained in Article VII.F of the Plan shall not be entitled to receive its Pro Rata share of the Shareholder Equity Distribution and the New HERO Warrants and shall not receive any consideration in exchange for the surrender or cancellation of its HERO Equity Interests or any distribution whatsoever under the Plan; and provided, further, that, notwithstanding Article VIII.B.8, the Debtors (with the consent of the Steering Group) may provide any holder of a HERO Equity Interest that would otherwise be entitled to receive a distribution of less than one (1) share of the New HERO Common Stock under this Article III.D.7.(b) with a distribution of one (1) share of New HERO Common Stock.

c.	Voting: Class 7 is Impaired. Holders of Class 7 Equity Interests are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Class 7 HERO Equity Interests are not entitled to vote to accept or reject the Plan.

Special Provision Regarding Unimpaired and Reinstated Claims

Except as otherwise specifically provided in the Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Reinstated Claim or Unimpaired Claim, including, but not limited to, legal and equitable defenses to setoffs or recoupment against Reinstated Claims or Unimpaired Claims. Except as otherwise specifically provided in this Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date against, or with respect to, any Claim left Unimpaired by the Plan. Except as otherwise specifically provided in this Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert, all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights with respect to any Reinstated Claim or Claim left Unimpaired by this Plan may be asserted by the Reorganized Debtors after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

C.	Means for Implementation of the Plan

Operations Between the Confirmation Date and Effective Date.

During the period from the Confirmation Date through and until the Effective Date, the Debtors may continue to operate their businesses as debtors in possession, subject to all applicable orders of the Bankruptcy Court and any limitations set forth in the Restructuring Support Agreement.

First Lien Exit Facility.

On or before the Effective Date, the Debtors (with the consent of the Steering Group) shall be authorized, without the need for any further corporate action or without any further action by the Debtors or the Reorganized Debtors, as applicable, to enter into the First Lien Exit Facility Credit Agreement, the First Lien Exit Facility Documents and any ancillary documents necessary or appropriate to satisfy the conditions to effectiveness of the First Lien Exit Facility. The proceeds of the First Lien Exit Facility shall be used to (i) pay the final installment and related expenses, costs and charges in the approximate amount of $200 million related to the construction and purchase of the Highlander, (ii) pay the Restructuring Expenses and (iii) provide the Reorganized Debtors and the Non-Debtor Subsidiaries with working capital for their post-Effective Date operations and for other general corporate purposes. The First Lien Exit Facility shall be Secured by first priority security interests in substantially all of the assets of the Reorganized Debtors and the Non-Debtor Subsidiaries that are guarantors under the First Lien Exit Facility, including without limitation, the Highlander and all contracts related to the Highlander.

Prior to the Petition Date, the Debtors and certain of the Steering Group Members entered into the First Lien Exit Facility Commitment Letter, pursuant to which such Steering Group Members agreed to provide backstop commitments for the First Lien Exit Facility. As set forth in Article III.D.3 of the Plan, each holder of an Allowed Senior Notes Claim that is an Eligible Noteholder shall have the opportunity to participate, on a Pro Rata basis, in the First Lien Exit Facility in accordance with the terms and conditions set forth in the First Lien Exit Facility Subscription Procedures during the period from the Petition Date through the date of Confirmation Hearing. The opportunity to participate in the First Lien Exit Facility does not constitute a distribution to the holders of Allowed Senior Notes Claims on account of their Claims.

Nonconsensual Confirmation.

The Debtors intend to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that has not accepted or is deemed to have rejected the Plan pursuant to section 1126 of the Bankruptcy Code, including Class 7 (HERO Equity Interests).

Cancellation of Certain Indebtedness, Agreements, and Existing Securities.

On the Effective Date, except as otherwise specifically provided for in the Plan, the obligations of the Debtors under the Restructuring Support Agreement, the Senior Notes, the Guarantees, the Senior Notes Indentures, the HERO Equity Interests, and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in any of the Debtors giving rise to any Claim or Equity Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of any Debtors that are specifically reinstated pursuant to the Plan), shall be cancelled as to any such Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and the obligations of any of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, by-laws, or certificate or articles of incorporation or similar documents governing the Restructuring Support Agreement, the Senior Notes, the Guarantees, the Senior Notes Indentures and any other shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of any of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of any Debtors that are specifically reinstated pursuant to the Plan or assumed by any such Debtors) shall be released and discharged; provided, however, that, notwithstanding the occurrence of the Confirmation Date or the Effective Date, any such indenture or agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of (a) allowing holders of such Claims to receive distributions under the Plan as provided herein, (b) allowing the Senior Notes Indenture Trustees to make distributions under the Plan as provided herein, and deduct therefrom such reasonable compensation, fees, and expenses due thereunder or incurred in making such distributions, to the extent not paid by the Debtors and authorized under such agreement, and (c) allowing the Senior Notes Indenture Trustees to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan. For the avoidance of doubt, nothing in this section shall affect the discharge of or result in any obligation, liability, or expense of the Debtors or the Reorganized Debtors, or affect the discharge of Claims or Equity Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any additional obligation, expense, or liability of the Debtors or the Reorganized Debtors. On and after the Effective Date, all duties and responsibilities of the Senior Notes Indenture Trustees shall be discharged except to the extent required to effectuate the Plan.

Issuance of New HERO Common Stock and Warrants.

(a)	Issuance of Securities.

Shares of New HERO Common Stock shall be authorized under the New HERO Charter, and shares of New HERO Common Stock shall be issued on the Effective Date and distributed as soon as practicable thereafter in accordance with the Plan. The number of shares of New HERO Common Stock to be distributed as set forth in this Plan, and the number of shares of New HERO Common Stock issuable upon exercise of New HERO Warrants and the New HERO Management Incentive Program Equity and corresponding strike prices, are subject to adjustment by the Debtors (with the consent of the Steering Group) in a manner that does not alter the respective percentages of the outstanding New HERO Common Stock allocated to any Class or Claim holder, except for immaterial changes resulting from the treatment of fractional shares; provided that the New HERO Common Stock, as of the Effective Date, shall be subject to dilution from the New HERO Management Incentive Program Equity.

All of the New HERO Common Stock, issuable in accordance with the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. The issuance, with the consent of the Steering Group, of the New HERO Common Stock, the New HERO Warrants, the New HERO Management Incentive Program Equity by Reorganized HERO, and the issuance of shares pursuant to the exercise of New HERO Warrants and the New HERO Management Incentive Program Equity, is authorized without the need for any further corporate action and without any further action by any holder of a Claim or Equity Interest.

The New HERO Common Stock distributed under the Plan will be issued in book-entry form through the direct registry system of the transfer agent and DTC. The ownership interest of each holder of such New HERO Common Stock, and transfers of ownership interests therein, will be recorded on the records of the transfer agent and the direct and indirect participants in DTC. To receive distributions of New HERO Common Stock through DTC, holders of Senior Notes Claims will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such New HERO Common Stock may be deposited. The New HERO Common Stock issuable to holders of HERO Equity Interests will, with respect to HERO Equity Interests held through DTC, be delivered by the Reorganized HERO to the holders of HERO Equity Interests through DTC (via Mandatory Exchange if applicable), and holders that do not hold their HERO Equity Interests in DTC may designate a direct or indirect participant in DTC with whom such holder has an account into which such New HERO Common Stock may be deposited or have their shares issued in book-entry form on the register of the transfer agent.

(b)	Exemption from Registration.

The offering of the New HERO Common Stock under Article III of the Plan shall be exempt from the registration requirements of section 5 of the Securities Act and other applicable law under section 4(a)(2) of the Securities Act or another available exemption from registration under the Securities Act. The issuance and distribution of the New HERO Common Stock and the New HERO Warrants under Article III of the Plan, and the New HERO Common Stock issuable upon exercise of the New HERO Warrants shall be exempt from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration of an offer or sale of securities under section 1145(a) of the Bankruptcy Code. The New HERO Common Stock underlying the Management Incentive Program will be issued pursuant to a registration statement or another available exemption from registration under the Securities Act and other applicable law.

The issuance of the New HERO Equity Interests to the holders of Senior Notes Claims and the issuance of the New HERO Equity Interests and the New HERO Warrants to the holders of HERO Equity Interests shall be exempt from the requirements of section 16(b) of the Securities and Exchange Act of 1934 (pursuant to Rule 16b-3 promulgated thereunder) with respect to any acquisition of such securities by an officer or director (or a director by deputization for purposes thereof) as of the Effective Date.

(c)	SEC Reporting Requirements and Listing of New HERO Common Stock.

As of the Effective Date, Reorganized HERO will be a reporting company under the Securities Exchange Act of 1934, as amended. As of July 13, 2015, HERO common stock was listed for trading on The Nasdaq Global Select Market (“NASDAQ”). In March 2015, HERO received a letter from NASDAQ informing HERO that its common stock was below the minimum bid price requirement for continued listing on NASDAQ. Hercules expects that its common stock will become delisted from trading on NASDAQ following the Petition Date and will then be traded on the OTC Pink market. Reorganized HERO will use reasonable efforts to cause the listing on NASDAQ of the New HERO Common Stock on or as soon as reasonably practicable after the Effective Date.

The New HERO Warrants.

(a)	Issuance.

The New HERO Warrants will be issued pursuant to the terms of the New HERO Warrant Agreement. Each New HERO Warrant will, subject to the anti-dilution adjustments described below and in the New HERO Warrant Agreement, be exercisable for one (1) share of New HERO Common Stock.

(b)	Anti-Dilution Protection.

The New HERO Warrant Agreement shall contain provisions for the adjustment of the exercise price and shares of New Common Stock issuable upon exercise following certain organic dilutive events such as splits, combinations, stock dividends or other similar organic dilutive events involving the New HERO Common Stock. There shall be no anti-dilution adjustment for the New HERO Warrants upon the post-Effective Date issuance of New HERO Common Stock at a value below the exercise price for the New HERO Warrants. The New HERO Warrants, as of the Effective Date, shall be subject to dilution from the New HERO Management Incentive Program Equity.

(c)	Form.

Except as provided below, all New HERO Warrants distributed under the Plan will be issued in book-entry form through the direct registry system of the warrant agent and DTC. The warrant agent will be the transfer agent for the New HERO Common Stock. The ownership interest of each holder of such New HERO Warrants, and transfers of ownership interests therein, will be recorded on the records of the warrant agent and the direct and indirect participants in DTC. Holders of HERO Equity Interests that hold such HERO Equity Interests in DTC will receive their New HERO Warrants by deposit to the account of a direct or indirect participant in DTC in which such HERO Equity Interests are held. Holders that do not hold their HERO Equity Interests in DTC may designate a direct or indirect participant in DTC with whom such holder has an account into which such New HERO Warrants may be deposited or have their New HERO Warrants issued in book-entry form on the register of the warrant agent for the New HERO Warrants. Beneficial owners of the New HERO Warrants will be required to follow the procedures that DTC or its direct or indirect participants or the warrant agent for the New HERO Warrants, as applicable, may establish for exercising their rights in respect of the New HERO Warrants, including exercise and transfer thereof. New HERO Common Stock issuable upon exercise of such New HERO Warrants will be issued in book-entry form and held through DTC or the warrant agent for the New Hero Warrants, as applicable.

(d)	Value of the New HERO Warrants

As set forth herein, the Plan provides for holders of HERO Equity Interests to receive the New HERO Warrants.

The New HERO Warrants entitle the holders to purchase up to 20.00% of the New HERO Common Stock. Using the Black-Scholes model, the New HERO Warrants are valued, in the aggregate, between approximately $5 million and $15 million, pre dilution for the New HERO Management Incentive Program Equity. Black-Scholes inputs include: (a) warrant term of 6 years; (b) volatility of 35%; (c) current equity value of $402 million to $592 million; and (d) strike price based on a total enterprise value of approximately $1.55 billion.

Continued Corporate Existence and Vesting of Assets.

Except as otherwise provided herein: (i) each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable law; and (ii) on the Effective Date, all property of each Debtor’s Estate, and any property acquired by each Debtor or Reorganized Debtor under the Plan, will vest in such Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, Equity Interests, and other interests, except for the Liens and Claims established under the Plan (including in respect of the First Lien Exit Facility).

On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property and compromise or settle any claims without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, subject only to those restrictions expressly imposed by the Plan or the Confirmation Order as well as the documents and instruments executed and delivered in connection therewith, including the documents, exhibits, instruments, and other materials comprising the Plan Supplement. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur from and after the Effective Date for Fee Claims, disbursements, expenses, or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Court.

Claims Against Non-Debtor Subsidiaries.

Any claim (as such term is defined in section 101(5) of the Bankruptcy Code), Cause of Action, or remedy asserted against any Non-Debtor Subsidiary by any Debtor will be reinstated, adjusted (including by contribution, distribution in exchange for new debt or equity, or otherwise), paid, continued, cancelled, or discharged to the extent determined appropriate by the Reorganized Debtors (with the consent of the Steering Group). Any such transaction, with the consent of the Steering Group, may be effectuated on the Effective Date or subsequent to the Effective Date without any further action by the Court or by the stockholders of the Reorganized Debtors.

Intercompany Interests.

The Intercompany Interests will be retained and the legal, equitable, and contractual rights to which the holder of such Allowed Intercompany Interest is entitled will remain unaltered.

Corporate Action.

Each of the matters provided for by the Plan involving the corporate structure of the Debtors or corporate or related actions to be taken by or required of the Reorganized Debtors, whether taken prior to or as of the Effective Date, shall be deemed authorized and approved in all respects without the need for any further corporate action and without any further action by the Debtors or the Reorganized Debtors, as applicable; provided, however, that any such matters or corporate or related actions taken by the Debtors shall be subject to the consent of the Steering Group. Such actions may include: (a) the adoption and filing of the New HERO Certificate of Incorporation, the New HERO Bylaws and the amended articles of incorporation or certificates of formation for each of the Reorganized Debtors (other than Reorganized HERO); (b) the authorization, issuance, and distribution of New HERO Common Stock and New HERO Warrants; (c) the adoption or assumption, as applicable, of Executory Contracts or Unexpired Leases; (d) adoption of the New HERO Management Incentive Program; and (e) the entry into the First Lien Exit Facility and the execution and delivery of the First Lien Exit Facility Documents, as applicable.

Steering Group Fees and Expenses.

On the Effective Date, the Reorganized Debtors shall pay, in full, in Cash, the unpaid reasonable fees, expenses, costs, and other charges of the Steering Group’s professionals (including the fees, expenses, costs, and other charges of Akin Gump Strauss Hauer & Feld LLP and Blackstone Advisory Partners L.P.), in each case in accordance with the Restructuring Support Agreement, and as required by the underlying fee letters of such professionals.

The reasonable fees, expenses, costs, and other charges of the Steering Group’s professionals (including the fees, expenses, costs, and other charges of Akin Gump Strauss Hauer & Feld LLP and Blackstone Advisory Partners L.P.) shall be paid in the ordinary course in accordance with the underlying fee letters of such professionals during the Chapter 11 Cases.

Senior Notes Indenture Trustee Fees and Expenses

On the Effective Date, the Reorganized Debtors shall pay all reasonable and documented fees and expenses (including reasonable and documented fees and expenses of counsel) incurred by the Senior Notes Indenture Trustees through and including the Effective Date to the extent required by the Senior Notes Indentures. For the avoidance of doubt, any such fees and expenses of the Senior Notes Indenture Trustees shall not be treated under this Plan as General Unsecured Claims and shall not be subject to avoidance, objection, challenge, deduction, subordination, recharacterization or offset. The Senior Notes Indenture Trustees shall not be required to file any application under sections 330 or 331 of the Bankruptcy Code or otherwise with regard to the allowance of their fees and expenses.

D.	Provisions Regarding Corporate Governance of the Reorganized Debtor.

Organizational Documents.

On or immediately before the Effective Date, the New HERO Charter will be filed with the applicable authority in Delaware in accordance with the corporate laws of Delaware. The New HERO By-Laws will be deemed to have been adopted and will become effective on the Effective Date. The New HERO Charter shall prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.

On or immediately before the Effective Date, the amended articles of incorporation or certificates of formation for each of the Reorganized Debtors (other than Reorganized HERO) will be filed with the applicable authorities in the respective jurisdictions of incorporation or formation in accordance with the corporate laws of its jurisdiction. The amended by-laws or operating agreements for the Reorganized Debtors (other than Reorganized HERO) will be deemed to have been adopted and will become effective on the Effective Date. To the extent applicable, the amended organization documents for the Reorganized Debtors (other than Reorganized HERO) shall prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.

Appointment of Officers and Directors.

As of the Effective Date, the term of the current members of the board of directors of HERO shall expire without further action by any Person. The New Board shall consist of seven (7) members. The initial directors of the New Board shall be comprised of John Rynd and six (6) other directors selected by the Steering Group, one of whom will be chair and an independent director (as defined by NASDAQ).

As of the Effective Date, subject to the consent of the Steering Group, the current members of the boards of directors or boards of managers, as applicable, of the Debtor Subsidiaries shall serve as the initial directors or managers for such Entities.

From and after the Effective Date, John Rynd shall be employed and serve as the Chief Executive Officer of Reorganized HERO. The other senior executive officers of Reorganized HERO shall be acceptable to the Steering Group and identified in the Plan Supplement.

Powers of Officers.

The officers of the Reorganized Debtors shall have the power to enter into or execute any documents or agreements that they deem reasonable and appropriate to effectuate the terms of the Plan.

Indemnification of Directors, Officers, and Employees.

Notwithstanding any other provisions of the Plan, from and after the Effective Date, indemnification obligations owed by the Debtors or the Reorganized Debtors to directors, officers, or employees of the Debtors who served or were employed by the Debtors before, on or after the Petition Date, to the extent provided in the articles or certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of the Debtors, will be deemed to be, and treated as though they are, executory contracts that are assumed pursuant to the Plan and section 365 of the Bankruptcy Code. All such indemnification obligations shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged, irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Petition Date.

Existing Benefits Agreements and Retiree Benefits

Except as such benefits may be otherwise terminated by the Debtors in a manner permissible under applicable law, all Existing Benefits Agreements shall be deemed assumed as of the Effective Date. Notwithstanding anything to the contrary contained herein, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

New HERO Management Incentive Program

On or after the Effective Date, the Reorganized Debtors shall adopt the New HERO Management Incentive Program and shall provide for the distribution, and the reservation for future issuance, as applicable, of the New HERO Management Incentive Program Equity to participating officers, directors and employees of the Reorganized Debtors. A description of the New HERO Management Incentive Program will be set forth in the Plan Supplement.

Allocation of the New HERO Management Incentive Program Equity to the Reorganized Debtors’ participating officers, directors and employees shall be determined by the New Board under the terms set forth in the New HERO Management Incentive Program Equity Agreements.

E.	Effect of Confirmation of the Plan.

Compromise and Settlement.

Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Equity Interests and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim, or any Distribution to be made on account of such Allowed Claim.

Without limiting the foregoing, the provisions of the Plan shall, upon consummation, constitute a good faith compromise and settlement, pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code, among the Debtors and the Steering Group of all disputes among the parties, including those arising from, or related to, (i) the Senior Notes Claims and the Guarantee Claims and (ii) the Guarantees. In the event that, for any reason, the Confirmation Order is not entered or the Effective Date does not occur, the Debtors and the Steering Group reserve all of their respective rights with respect to any and all disputes that would have been resolved and settled under the Plan had the Effective Date occurred. For the avoidance of doubt, the total enterprise value upon which the Plan is based does not represent a negotiated resolution or settlement but an actual determination of likely value. Based on that value, HERO Equity Interests are not entitled to a distribution, and thus holders of HERO Equity Interests are “out of the money” by a substantial margin.

The entry of the Confirmation Order shall constitute the Court’s approval of each of the compromises and settlements embodied in the Plan, and the Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, their Estates, creditors, and other parties-in-interest, and are fair, equitable, and within the range of reasonableness. The Plan and the Confirmation Order shall have res judicata, collateral estoppel, and estoppel (judicial, equitable, or otherwise) effect with respect to all matters provided for, or resolved pursuant to, the Plan and/or the Confirmation Order, including, without limitation, the release, injunction, exculpation, discharge, and compromise provisions contained in the Plan and/or the Confirmation Order. The provisions of the Plan, including, without limitation, its release, injunction, exculpation and compromise provisions, are mutually dependent and non-severable.

Subordination of Claims

The allowance, classification and treatment of all Allowed Claims and Equity Interests and the respective Distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto. However, the Debtors (with the consent of the Steering Group) reserve the right to reclassify any Allowed Claim or Equity Interest in accordance with any contractual, legal or equitable subordination relating thereto, unless otherwise provided in a settlement agreement concerning such Allowed Claim.

Discharge of the Debtors.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan: (a) the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release of all Claims, Equity Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Equity Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Equity Interests in, the Debtors, the Reorganized Debtors or any of their assets, properties or Estates, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, Equity Interests and Causes of Action, including demands, liabilities and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date; (b) the Plan shall bind all holders of Claims and Equity Interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Equity Interests shall be satisfied, discharged and released in full, and the Debtors’ liability with respect thereto, shall be extinguished completely, including debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a proof of Claim or Equity Interest based upon such debt, right, or Equity Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Equity Interest based upon such debt, right or Equity Interest is Allowed; or (iii) the holder of such a Claim or Equity Interest has accepted the Plan or is entitled to receive a distribution hereunder; and (d) all Entities shall be precluded from ever asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any Claims and Equity Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Any default by the Debtors with respect to any Claim or Equity Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Equity Interests subject to the Effective Date occurring.

Injunction.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS OR EQUITY INTERESTS THAT HAVE BEEN RELEASED OR DISCHARGED PURSUANT TO THIS PLAN OR ARE SUBJECT TO EXCULPATION PURSUANT TO THIS ARTICLE VII ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE REORGANIZED DEBTORS, OR THE RELEASED PARTIES: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, CAUSES OF ACTION, OR EQUITY INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, CAUSES OF ACTION, OR EQUITY INTERESTS; (3) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH RELEASED PARTIES OR AGAINST THE PROPERTY OR ESTATES OF SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, CAUSES OF ACTION, OR EQUITY INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM ANY OF THE DEBTORS, REORGANIZED DEBTORS, OR NON-DEBTOR SUBSIDIARIES OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF ANY OF THE DEBTORS, REORGANIZED DEBTORS, OR NON-DEBTOR SUBSIDIARIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, CAUSES OF

ACTION, OR EQUITY INTERESTS; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, CAUSES OF ACTION, OR EQUITY INTERESTS RELEASED, SETTLED, OR DISCHARGED PURSUANT TO THE PLAN OR CONFIRMATION ORDER.

Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, and except as expressly provided herein (including Articles IV.L and VII), the Reorganized Debtors shall retain all Causes of Action. Nothing contained in this Plan or the Confirmation Order shall be deemed a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense of any Debtor that is not specifically waived or relinquished by this Plan. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert, all such claims, Causes of Action, rights of setoff, and other legal or equitable defenses that any Debtor had immediately before the Petition Date as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any claim that is not specifically waived or relinquished by this Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against such Person. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, in accordance with the Plan. From and after the Effective Date, the Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any Cause of Action and to decline to do any of the foregoing without further notice to or action, order, or approval of the Court. The Reorganized Debtors are deemed representatives of the Estates for the purpose of prosecuting any Claim or Cause of Action and any objections to Claims pursuant to 11 U.S.C. § 1123(b)(3)(B).

Claims Incurred After the Effective Date.

Claims incurred by the Debtors after the Effective Date may be paid by the Reorganized Debtors in the ordinary course of business and without application for or Court approval, subject to any agreements with such holders of a Claim and applicable law.

Releases, Exculpations, and Injunctions of Released Parties.

(a)	Releases by the Debtors.

Except as otherwise specifically provided in the Plan, for good and valuable consideration, including the service of the Released Parties to facilitate the reorganization of the Debtors, the implementation of the restructuring contemplated by the Restructuring Support Agreement and the Plan and the compromises contained herein, on and after the Effective Date, the Released Parties are hereby released and discharged by the Debtors, the Non-Debtor Subsidiaries, the Reorganized Debtors and the Estates, including any successor to the Debtors or any Estate representative from all claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing or hereafter arising, in law, at equity or otherwise, whether for indemnification, tort, contract, violations of federal or state securities laws or otherwise, including, those that any of the Debtors, the Non-Debtor Subsidiaries, the Reorganized Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Equity Interest or any other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors and their Non-Debtor Subsidiaries, the Estates, the conduct of the businesses of the Debtors and their Non-Debtor Subsidiaries, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the Non-Debtor Subsidiaries, or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in the Plan, the restructuring of Claims and Equity Interests prior to or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Restructuring Support Agreement, the Plan, the Plan

Supplement, the Disclosure Statement, First Lien Exit Facility Documents, the New HERO Warrant Agreement or, in each case, related agreements, instruments or other documents, any action or omission with respect to Intercompany Claims, any action or omission as an officer, director, agent, representative, fiduciary, controlling person, affiliate or responsible party, or any transaction entered into or affecting, a Non-Debtor Subsidiary, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than claims or liabilities arising out of or relating to any act or omission of a Released Party to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, gross negligence, bad faith, fraud or a criminal act.

(b)	Releases by Holders of Claims and Equity Interests.

Any holder of HERO Equity Interests that opts not to grant the releases contained in this Article VII.F shall not receive the New HERO Equity Interests and New HERO Warrants that it would otherwise be entitled to receive under Article III.D.7 of the Plan and will not receive any distribution whatsoever under the Plan.

Except as otherwise specifically provided in the Plan, for good and valuable consideration, including the service of the Released Parties to facilitate the reorganization of the Debtors, the implementation of the restructuring contemplated by the Restructuring Support Agreement or the Plan, and the compromises contained herein, on and after the Effective Date, to the fullest extent permitted by applicable law, the Releasing Parties (regardless of whether a Releasing Party is a Released Party) shall be deemed to conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released Parties of any and all claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including: any derivative claims asserted or assertable on behalf of a Debtor or a Non-Debtor Subsidiary, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing or hereafter arising, in law, at equity or otherwise, whether for indemnification, tort, contract, violations of federal or state securities laws or otherwise, including, those that any of the Debtors, the Non-Debtor Subsidiaries, the Reorganized Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Equity Interest or any other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors and their Non-Debtor Subsidiaries, the Estates, the conduct of the businesses of the Debtors and their Non-Debtor Subsidiaries, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any Security of the Debtors, the Non-Debtor Subsidiaries or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in the Plan, the restructuring of Claims and Equity Interests prior to or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Restructuring Support Agreement, the Plan, the Plan Supplement, the Disclosure Statement, the First Lien Exit Facility Documents, the New HERO Warrant Agreement or, in each case, related agreements, instruments or other documents, any action or omission with respect to Intercompany Claims, any action or omission as an officer, director, agent, representative, fiduciary, controlling person, affiliate or responsible party, or any transaction entered into or affecting, a non-Debtor subsidiary, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date of the Plan, other than claims or liabilities arising out of or relating to any act or omission of a Released Party to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, gross negligence, bad faith, fraud or a criminal act.

Each Person providing releases under the Plan, including the Debtors, the Reorganized Debtors, the Non-Debtor Subsidiaries, the Estates and the Releasing Parties, shall be deemed to have granted the releases set forth in those sections notwithstanding that such Person may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person expressly waives any and all rights that it may have under any statute or common law principle which would limit the effect of such releases to those claims or causes of action actually known or suspected to exist at the time of execution of such release.

(c)	Release of Liens.

Except (a) with respect to the Liens securing the First Lien Exit Facility, to the extent set forth in the First Lien Exit Facility Documents, and (b) as otherwise expressly provided in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, and other security interests against any property of the Debtors’ Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, and other security interests shall revert to the Reorganized Debtors and each of their successors and assigns.

(d)	Exculpation.

Notwithstanding anything herein to the contrary and to the extent permitted by applicable law, the Exculpated Parties shall neither have nor incur any liability to any Entity for any Restructuring-Related Action; provided that nothing in the foregoing “Exculpation” shall exculpate any Entity from any liability resulting from any act or omission that is determined by Final Order to have constituted fraud, willful misconduct, gross negligence, or criminal conduct; provided that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan or any other related document, instrument, or agreement.

Notwithstanding anything herein to the contrary, as of the Effective Date, pursuant to section 1125(e) of the Bankruptcy Code, the Solicitation Parties upon appropriate findings of the Bankruptcy Court will be deemed to have solicited acceptance of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the Plan of a Reorganized Debtor, and shall not be liable to any Entity on account of such solicitation or participation.

In addition to the protections afforded in this Article VII.G to the Exculpated Parties, and not in any way reducing or limiting the application of such protections, the Bankruptcy Court retains exclusive jurisdiction over any and all Causes of Action asserted against any Debtor for any Restructuring-Related Action that are not otherwise exculpated or enjoined by this Plan.

(e)	Waiver of Avoidance Actions.

To the extent not already otherwise waived pursuant to another order of the Bankruptcy Court, effective as of the Effective Date, the Debtors shall be deemed to have waived the right to prosecute, and to have settled and released for fair value, any avoidance or recovery actions under sections 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code or other applicable law that belong to the Debtors on account of paying or having paid all General Unsecured Claims in full pursuant to an Order of the Court or this Plan.

(g)	Limitations on Exculpations and Releases.

Notwithstanding anything contained herein or in the Plan to the contrary, the releases and exculpation contained in the Plan do not release any obligations of any party arising under this Plan or any document, instrument or agreement (including those set forth in the First Lien Exit Facility Documents, the New HERO Warrant Agreement and the Plan Supplement) executed to implement the Plan.

(h)	Preservation of Insurance.

The Debtors’ discharge, exculpation and release, and the exculpation and release in favor of the Released Parties, as provided herein, shall not, except as necessary to be consistent with this Plan, diminish or impair the enforceability of any insurance policy that may provide coverage for claims against the Debtors, the Reorganized Debtors, the Non-Debtor Subsidiaries, their current and former directors and officers, or any other Person.

F.	Distributions Under the Plan

One of the key concepts under the Bankruptcy Code is that only claims and interests that are “allowed” may receive distributions under a chapter 11 plan. This term is used throughout the Plan and the descriptions herein. In general, an Allowed Claim or Equity Interest means that the Debtors agree, or if there is a dispute, the Bankruptcy Court determines, by Final Order, that the Claim or Equity Interest, and the amount thereof, is in fact a valid obligation of or Equity Interest in the Debtors.

Filing Proofs of Claim

Holders of Claims need not file proofs of Claim with the Court. In the event that a holder of a Claim elects to file a proof of Claim with the Court, it will be deemed to have consented to the exclusive jurisdiction of the Court of all purposes with respect to the determination, liquidation, allowance, or disallowance of such Claim.

Disputed Claims Process

If the Debtors (with the consent of the Steering Group) dispute any Claim as to which no proof of Claim has been filed, such dispute shall be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Cases had not been commenced, provided, however, that the Reorganized Debtors may elect, with the consent of the Steering Group, to object under section 502 of the Bankruptcy Code to any proof of Claim filed by or on behalf of a holder of a Claim.

Prosecution of Objections to Claims and Equity Interests

Except insofar as a Claim is Allowed under the Plan, the Debtors (with the consent of the Steering Group), the Reorganized Debtors, and any other party in interest shall be entitled to object to Claims. Any objections to Claims other than General Unsecured Claims shall be filed and served by the Claims Objection Deadline. Any Claims other than General Unsecured Claims not objected to by the Claims Objection Deadline shall be deemed Allowed unless such period is extended upon approval of the Bankruptcy Court.

Notwithstanding the foregoing, the Debtors, Reorganized Debtors, or any other party with standing shall be entitled to dispute and/or otherwise object to any General Unsecured Claim in accordance with applicable nonbankruptcy law. If the Debtors, Reorganized Debtors, or any other party with standing dispute any General Unsecured Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced. In any action or proceeding to determine the existence, validity, or amount of any General Unsecured Claim, any and all claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such General Unsecured Claim are preserved as if the Chapter 11 Cases had not been commenced.

No Interest

Except as specifically provided for in the Plan, no Claims or Equity Interests, Allowed or otherwise (including Administrative Claims), shall be entitled, under any circumstances, to receive any interest on a Claim or Equity Interests.

Allocation of Consideration

The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan shall be treated as first satisfying an amount equal to the principal amount of the Allowed Claim for such holders, and any remaining consideration as satisfying accrued, but unpaid interest, as applicable.

Disallowance of Certain Claims and Equity Interests

Except as provided herein or otherwise agreed, any and all proofs of Claim shall be deemed expunged from the claims register on the Effective Date without any further notice to or action, order, or approval of the Court and the Claim on which such proof of Claim was filed shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced.

Estimation.

Prior to or after the Effective Date, the Debtors (with the consent of the Steering Group) or the Reorganized Debtors, as applicable, may (but are not required to), at any time, request that the Court estimate (i) any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code or (ii) any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, for any reason, regardless of whether the Debtors or the Reorganized Debtors has previously objected to such Claim or whether the Court has ruled on any such objection. The Court will retain jurisdiction to estimate any Claim at any time, including during proceedings concerning any objection to such Claim. In the event that the Court estimates any Claim, such estimated amount shall constitute either (i) the Allowed amount of such Claim, (ii) the amount on which a reserve is to be calculated for purposes of any reserve requirement under the Plan or (iii) a maximum limitation on such Claim, as determined by the Court. If the estimated amount constitutes the maximum limitation on such Claim, the Debtors (with the consent of the Steering Group) or the Reorganized Debtors, as the case may be, may elect to object to any ultimate allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are cumulative and not necessarily exclusive of one another.

Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Plan shall be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies. To the extent that the Debtors’ insurers agree to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Court.

Allowed Claims.

(a)	Delivery of Distributions.

Except as otherwise provided herein, distributions under the Plan shall be made by the Reorganized Debtors (or their agent or designee) to the holders of Allowed Claims and Allowed Equity Interests in all Classes for which a distribution is provided in this Plan at the addresses set forth on the Schedules (if filed) or in the Debtors’ books and records, as applicable, unless such addresses are superseded by proofs of Claim or Equity Interests or transfers of Claim filed pursuant to Bankruptcy Rule 3001 by the Record Date (or at the last known addresses of such holders if the Debtors or the Reorganized Debtors have been notified in writing of a change of address).

(b)	Delivery of Distributions to Holders of Senior Notes Claims.

Each Senior Notes Indenture Trustee may, at the discretion of the Debtors (with the consent of the Steering Group), be deemed to be the holder of all applicable Senior Notes Claims for purposes of distributions to be made hereunder, and all distributions on account of each Senior Notes Claim may be, at the discretion of the Debtors (with the consent of the Steering Group), made to the applicable Senior Notes Indenture Trustee. If such distributions are made to the applicable Senior Notes Indenture Trustee, as soon as practicable following compliance with the requirements set forth in Article VIII of the Plan, the Senior Notes Indenture Trustees shall arrange to deliver or direct the delivery of such distributions to or on behalf of the holders of Allowed Senior Notes Claims in accordance with the terms of the Senior Notes Indentures and the Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the Senior Notes Indenture Trustees shall not have any liability to any person with respect to distributions made or directed to be made by the Senior Notes Indenture Trustees.

(c)	Distribution of Cash.

Any payment of Cash by the Reorganized Debtors pursuant to the Plan will be made at the option and in the sole discretion of the Reorganized Debtors by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors.

(d)	Unclaimed Distributions of Cash.

Any distribution of Cash under the Plan that is unclaimed after six (6) months after it has been delivered (or attempted to be delivered) shall, pursuant to section 347(b) of the Bankruptcy Code, become the property of the Reorganized Debtors notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such unclaimed Allowed Claim or Allowed Equity Interest to such distribution or any subsequent distribution on account of such Allowed Claim or Allowed Equity Interest shall be extinguished and forever barred.

(e)	Distributions of New HERO Common Stock and Warrants.

On or about the Effective Date, the Reorganized Debtors (or their agent or designee) shall distribute (i) the Senior Notes Equity Distribution to the holders of the Senior Notes Claims, (ii) the Shareholder Equity Distribution to the holders of Allowed HERO Equity Interests, and (iii) the New HERO Warrants to the holders of Allowed HERO Equity Interests.

(f)	Unclaimed Distributions of New HERO Common Stock and Warrants.

Any distribution of New HERO Common Stock and New HERO Warrants under the Plan that is unclaimed after six (6) months after it has been delivered (or attempted to be delivered) shall be retained by the Reorganized Debtors, notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such Allowed Claim or Allowed Equity Interest to such distribution or any subsequent distribution on account of such Allowed Claim or Allowed Equity Interest shall be extinguished and forever barred.

G.	Retention of Jurisdiction.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain its existing exclusive jurisdiction over all matters arising in or out of, or related to, the Chapter 11 Cases or the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

i.	resolve any matters related to (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which one or more of the Debtors or the Reorganized Debtors is party or with respect to which the Debtors or the Reorganized Debtors may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; and (b) any dispute regarding whether a contract or lease is or was executory or expired;

ii.	determine, adjudicate, or decide any other applications, adversary proceedings, contested matters, and any other matters pending on the Effective Date;

iii.	ensure that distributions to holders of Allowed Claims and Equity Interests are accomplished as provided herein;

iv.	resolve disputes as to the ownership of any Claim or Equity Interest;

v.	allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests;

vi.	enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, reversed, modified, or vacated;

vii.	issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

viii.	consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including the Confirmation Order;

ix.	hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

x.	hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including the release of the Guarantee Claims;

xi.	hear and determine any issue for which the Plan requires a Final Order of the Court;

xii.	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

xiii.	hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Petition Date through and including the Effective Date;

xiv.	hear and determine any Causes of Action preserved under the Plan;

xv.	hear and determine any matter regarding the existence, nature, and scope of the Debtors’ discharge;

xvi.	hear and determine any matter, case, controversy, suit, dispute, or Cause of Action (i) regarding the existence, nature, and scope of the discharge, releases, injunctions, and exculpation provided under the Plan, and (ii) enter such orders as may be necessary or appropriate to implement such discharge, releases, injunctions, exculpations, and other provisions;

xvii.	enter a final decree closing the Chapter 11 Cases;

xviii.	issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

xix.	adjudicate any and all disputes arising from or relating to distributions under the Plan;

xx.	adjudicate any and all disputes arising from or relating to the First Lien Exit Facility Subscription Procedures;

xxi.	enforce all orders previously entered by the Court; and

xxii.	hear any other matter not inconsistent with the Bankruptcy Code.

For the avoidance of doubt, the Court shall not retain exclusive jurisdiction with respect to the following documents entered into by the Reorganized Debtors on or after the Effective Date: (i) the First Lien Exit Facility Credit Agreement, (ii) the First Lien Exit Facility Documents, (iii) the New HERO By-Laws, (iv) the New HERO Charter, (v) the amended organizational documents for any of the Reorganized Debtors (other than Reorganized Hero), (vi) the New HERO Warrant Agreement and (v) the New HERO Management Incentive Program Agreements.

H.	Executory Contracts and Unexpired Leases.

The Bankruptcy Code grants the Debtors the power, subject to the approval of the Court, to assume or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the other party to the agreement may file a claim for damages, if any, incurred by reason of the rejection. In the case of the Debtors’ rejection of leases of real property, such damage claims are subject to certain caps imposed by the Bankruptcy Code.

Assumption of Executory Contracts and Unexpired Leases.

Each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Debtors or Non-Debtor Subsidiaries. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

Except as otherwise provided herein or agreed to by the Debtors, the Steering Group, and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

Cure Claims

At the election of the Debtors (with the consent of the Steering Group) or the Reorganized Debtors, as applicable, any monetary defaults under each Executory Contract and Unexpired Lease to be assumed under the Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code in one of the following ways: (i) payment of the Cure Claim in Cash on or as soon as reasonably practicable following the occurrence of (A) thirty (30) days after the determination of the Cure Claim, and (B) the Effective Date or such other date as may be set by the Court; or (ii) on such other terms as agreed to by the Debtors (with the consent of the Steering Group) or the Reorganized Debtors and the non-Debtor counterparty to such Executory Contract or Unexpired Lease.

In the event of a dispute pertaining to assumption or assignment, the Cure Claim payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. No later than the Plan Supplement Filing Date, to the extent not previously filed with the Court and served on affected counterparties, the Debtors shall provide for notices (in form and substance reasonably satisfactory to the Steering Group) of proposed assumption and proposed cure amounts to be sent to applicable contract and lease counterparties, together with procedures for objecting thereto and resolution of disputes by the Court (in form and substance reasonably satisfactory to the Steering Group). Any objection by a contract or lease counterparty to a proposed assumption or related cure amount must be filed, served, and actually received by the Debtors and counsel to the Steering Group by the date on which objections to Confirmation are due (or such other date as may be provided in the applicable assumption notice). Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or cure amount.

The only adequate assurance of future performance shall be the promise of the Reorganized Debtors to perform all obligations under any executory contract or unexpired lease under this Plan.

ASSUMPTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE PURSUANT TO THE PLAN OR OTHERWISE SHALL RESULT IN THE FULL RELEASE AND SATISFACTION OF ANY CLAIMS OR DEFAULTS, WHETHER MONETARY OR NONMONETARY, INCLUDING DEFAULTS OF PROVISIONS RESTRICTING THE CHANGE IN CONTROL OR OWNERSHIP INTEREST COMPOSITION OR OTHER BANKRUPTCY-RELATED DEFAULTS, ARISING UNDER ANY ASSUMED EXECUTORY CONTRACT OR UNEXPIRED LEASE AT ANY TIME BEFORE THE DATE ANY OF THE DEBTORS OR THE REORGANIZED DEBTORS ASSUMES SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE. ANY PROOFS OF CLAIM FILED WITH RESPECT TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE THAT HAS BEEN ASSUMED SHALL BE DEEMED DISALLOWED AND EXPUNGED, WITHOUT FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE COURT.

Obligations arising under insurance policies assumed by any of the Debtors before the Effective Date shall be adequately protected in accordance with any order authorizing such assumption.

Reservation of Rights

Nothing contained in the Plan shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors (with the consent of the Steering Group) or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, in which case the deemed assumptions and rejections provided for in the Plan shall not apply to such contract or lease.

Assignment

Any Executory Contract or Unexpired Lease to be held by any of the Debtors or the Reorganized Debtors and assumed hereunder or otherwise in the Chapter 11 Cases, if not expressly assigned to a third party previously in the Chapter 11 Cases, will be deemed assigned to the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code. If an objection to a proposed assumption, assumption and assignment, or Cure Claim is not resolved in favor of the Debtors before the Effective Date, the applicable Executory Contract or Unexpired Lease may be designated by the Debtors (with the consent of the Steering Group) or the Reorganized Debtors for rejection within five (5) Business Days of the entry of the order of the Court resolving the matter against the Debtors. Such rejection shall be deemed effective as of the Effective Date.

Post-Petition Contracts and Leases

All contracts, agreements, and leases that were entered into by one or more of the Debtors or assumed by any of the Debtors after the Petition Date shall be deemed assigned by the applicable Debtor(s) to the applicable Reorganized Debtor(s) on the Effective Date.

Insurance Policies.

Notwithstanding anything in the Plan to the contrary, all of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto.

I.	Miscellaneous Provisions

Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with any of the Debtors.

Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Delaware (without reference to the conflicts of laws provisions thereof that would require or permit the application of the law of another jurisdiction) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specified.

Filing or Execution of Additional Documents

On or before the Effective Date or as soon thereafter as is practicable, the Debtors or the Reorganized Debtors shall (on terms materially consistent with the Plan) file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, which shall be in form and substance reasonably satisfactory to the Steering Group.

Reservation of Rights.

Except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by a Debtor or any other Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (a) any Debtor with respect to the Holders of Claims or Equity Interests or other Entity; or (b) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

Successors and Assigns.

The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

Term of Injunctions or Stays.

All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any United States federal, state, local, or non-U.S. taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distribution pending receipt of information necessary or appropriate to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate.

Exemption From Transfer Taxes.

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, all transfers of property pursuant hereto, including (i) the issuance, transfer, or exchange under the Plan of New HERO Common Stock, the New HERO Warrants, the New HERO Management Incentive Program Equity, and the security interests in favor of the lenders under the First Lien Exit Facility, (ii) the making or assignment of any lease or sublease, or (iii) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan, shall not be subject to any stamp, conveyance, mortgage, sales or use, real estate transfer, recording, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

Plan Supplement.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. The documents contained in the Plan Supplement shall be available online at www.pacer.gov and cases.primeclerk.com/hercules. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to counsel to the Debtors. The Debtors reserve the right, in accordance with the terms hereof, and with the consent of the Steering Group, to modify, amend, supplement, restate, or withdraw any part of the Plan Supplement after they are filed and shall promptly make such changes available online at www.pacer.gov and cases.primeclerk.com/hercules.

Conflicts

The terms of the Plan shall govern in the event of any inconsistency between the Plan and the Disclosure Statement. In the event of any inconsistency with the Plan and the Confirmation Order, the Confirmation Order shall govern with respect to such inconsistency.

VIII. CONFIRMATION AND EFFECTIVENESS OF THE PLAN

A.	Conditions Precedent to Effectiveness

The Plan provides that the following conditions are conditions to the entry of the Confirmation Order unless such conditions, or any of them, have been satisfied or duly waived in accordance with the Plan:

i.	the Confirmation Order entered by the Court shall be in form and substance consistent with the Restructuring Support Agreement or otherwise reasonably satisfactory to the Debtors and the Steering Group;

ii.	the Confirmation Order shall not have been stayed, modified, or vacated on appeal;

iii.	the Definitive Documents (as such term is defined in the Restructuring Support Agreement) shall be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory to the Debtors and the Steering Group;

iv.	all actions, documents, certificates, and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws;

v.	all authorizations, consents, and regulatory approvals required (if any) for the Plan’s effectiveness shall have been obtained;

vi.	the Reorganized Debtors shall have executed the First Lien Exit Facility Credit Agreement and all other First Lien Exit Documents, and all conditions precedent to effectiveness of the First Lien Exit Facility shall have been satisfied or waived in accordance with the terms of the First Lien Exit Facility;

vii.	(a) the Restructuring Support Agreement shall not have been terminated in accordance with the terms thereof, and such Restructuring Support Agreement shall be in full force and effect; and (b) all conditions to closing set forth in the Restructuring Support Agreement shall have been satisfied;

viii.	since the date of entry into the Restructuring Support Agreement, there shall not have been a Material Adverse Change;

ix.	the assets related to the Highlander, including all contracts related thereto, shall be owned in the same Non-Debtor Subsidiaries that owned such assets prior to the Petition Date. Since the date of entry into the Restructuring Support Agreement, such Non-Debtor Subsidiaries shall have engaged in no other business other than the ownership of such assets and shall not have incurred any other obligations other than those directly related to the ownership of such assets; and

x.	all unpaid reasonable fees, expenses, costs, and other charges of the Steering Group’s professionals (including the fees, expenses, costs and other charges of Akin Gump Strauss Hauer & Feld LLP and Blackstone Advisory Partners L.P.) shall have been paid pursuant to the applicable fee letters of such professionals.

B.	Waiver of Conditions Precedent to Effectiveness

The Debtors, with the written consent of the Steering Group, may waive conditions set forth in Article XI.A of the Plan at any time without leave of or order of the Court and without any formal action.

C.	Effect of Failure of Condition

In the event that the Effective Date does not occur on or before fifteen (15) days after the Confirmation Date, but in no event later than November 7, 2015, upon notification submitted by the Debtors (with the consent of the Steering Group) to the Court: (i) the Confirmation Order may be vacated, (ii) no distributions under the Plan shall be made; (iii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (iv) the Debtors’ obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver, release, or discharge of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors unless extended by Court order.

D.	Vacatur of Confirmation Order

If a Final Order denying confirmation of the Plan is entered, or if the Confirmation Order is vacated, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (i) constitute a waiver, release, or discharge of any Claims, Guarantee Claims, or Equity Interests; (ii) prejudice in any manner the rights of the holder of any Claim, Guarantee Claim, or Equity Interest; (iii) prejudice in any manner any right, remedy, or claim of the Debtors or the Non-Debtor Subsidiaries; or (iv) be deemed an admission against interest by the Debtors or the Non-Debtor Subsidiaries.

E.	Modification of the Plan

Subject to the limitations contained in the Plan, and subject to the terms of the Restructuring Support Agreement, (i) the Debtors reserve the right (with the consent of the Steering Group), in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, and (ii) after entry of the Confirmation Order, with the consent of the Steering Group, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code. Notwithstanding the foregoing, the Confirmation Order shall authorize the Debtors (with the consent of the Steering Group) or the Reorganized Debtors, as the case may be, to make appropriate technical adjustments, remedy any defect or omission, or reconcile any inconsistencies in the Plan, the documents included in the Plan Supplement, any and all exhibits to the Plan, and/or the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided, however, that such action does not materially and adversely affect the treatment of holders of Allowed Claims or Equity Interests pursuant to the Plan.

F.	Revocation, Withdrawal, or Non-Consummation.

Right to Revoke or Withdraw

The Debtors (with the consent of the Steering Group) reserve the right to revoke or withdraw the Plan at any time before the Effective Date; provided, however, that this provision shall have no impact on the rights of the Steering Group, as set forth in the Restructuring Support Agreement, in respect of any such revocation or withdrawal.

Effect of Withdrawal, Revocation, or Non-Consummation

If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), the assumption or rejection of Executory Contracts, Unexpired Leases or benefit plans effected by the Plan, any release, exculpation, or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims by or against or Equity Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

IX. CONFIRMATION PROCEDURES

A.	Combined Disclosure Statement and Confirmation Hearing

Section 1129(a) of the Bankruptcy Code requires a bankruptcy court, after notice, to hold a hearing on confirmation of a chapter 11 plan and section 1129(b) provides that any party in interest may object to the confirmation of the chapter 11 plan. When the Debtors commence their Chapter 11 Cases, they will contemporaneously file a motion on the Petition Date to schedule a hearing on the adequacy of the Disclosure Statement, the sufficiency of the solicitation procedures, and confirmation of the Plan (“Combined Hearing”).

Notice of the Combined Hearing will be provided to holders of Claims and Equity Interests or their agents or representatives as established in the order establishing the schedule for the Combined Hearing and related objections (“Notice of Combined Hearing”). Objections to the Disclosure Statement and confirmation of the Plan must be filed with the Court by the date set forth in the Notice of Combined Hearing and will be governed by Bankruptcy Rules 3020(b) and 9014 and the local rules of the Court. UNLESS AN OBJECTION IS TIMELY FILED AND SERVED, IT MAY NOT BE CONSIDERED BY THE COURT.

B.	Standards for Confirmation

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all Impaired classes of Claims and Equity Interests or, if rejected by an Impaired class, that the plan “does not discriminate unfairly” and is “fair and equitable” as to such class, (ii) feasible and (iii) in the “best interests” of creditors and equity interest holders that are Impaired under the Plan.

The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before the Bankruptcy Court may confirm a plan of reorganization. The Plan fully complies with the statutory requirements for Confirmation listed below.

•	The Plan complies with the applicable provisions of the Bankruptcy Code.

•	The proponents of the Plan have complied with the applicable provisions of the Bankruptcy Code.

•	The Plan has been proposed in good faith and not by any means forbidden by law.

•	Any payment made or to be made by the Debtors (or any other proponent of the Plan) or by a Person issuing Securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, in connection with the Plan and incident to the Chapter 11 Cases is subject to the approval of the Bankruptcy Court as reasonable.

•	The Debtors (or any other proponent of the Plan) have disclosed the identity and affiliations of any individual proposed to serve, after Confirmation, as a director, or officer, the Reorganized Debtors, any Affiliate of the Debtors reorganized under the Plan, or any successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of Creditors and holders of Interests and with public policies.

•	The proponent of the Plan has disclosed the identity of any Insider that will be employed or retained the Reorganized Debtors and the nature of any compensation for such Insider.

•	Any governmental regulatory commission with jurisdiction, after confirmation of the Plan, over the rates of the Debtors has approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval.

•	With respect to each holder within an Impaired Class of Claims or Interests, each such holder (a) has accepted the Plan or (b) will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

•	With respect to each Class of Claims or Interests, such Class (a) has accepted the Plan or (b) is Unimpaired under the Plan (subject to the “cram-down” provisions discussed below).

•	The Plan provides for treatment of Claims, as applicable, in accordance with the provisions of section 507(a) of the Bankruptcy Code.

•	If a Class of Claims or Equity Interests is Impaired under the Plan, at least one Class of Claims or Equity Interests that is Impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any Insider.

•	Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors, or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

•	All fees payable under 28 U.S.C. § 1930 have been paid or the Plan provides for the payment of all such fees on the Effective Date.

Best Interests Test/Liquidation Analysis

As described above, section 1129(a)(7) of the Bankruptcy Code requires that each holder of an Impaired Claim or Interest either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. To assist holders in determining whether the Plan meets this requirement, the Debtors, with the assistance of Alvarez & Marsal (“A&M”), have prepared an unaudited liquidation analysis, which is attached hereto as Exhibit E (the “Liquidation Analysis”). The distributions to all classes of Claims and Interests will exceed any likely recovery under chapter 7 of the Bankruptcy Code. Therefore, as more fully discussed in further detail in Article X.A of this Disclosure Statement, the Debtors believe that the Plan satisfies the best interests test of Bankruptcy Code section 1129(a)(7).

Feasibility

The Bankruptcy Code requires that a debtor demonstrate that confirmation of a plan of reorganization is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis, and as discussed in further detail in Article X.A of this Disclosure Statement, the Debtors have prepared projections, which, together with the assumptions on which they are based, are attached hereto as Exhibit D (the “Financial Projections”). Based on such Financial Projections, the Debtors believe that they will be able to make all payments required under the Plan. Therefore, Confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

Confirmation Without Acceptance by All Impaired Classes

Under Bankruptcy Code section 1129(b), the Bankruptcy Court may confirm a plan of reorganization over the rejection or deemed rejection of the plan of reorganization by a class of claims or interests if the plan of reorganization “does not discriminate unfairly” and is “fair and equitable” with respect to such class. In these cases, only the class of HERO Equity Interests is deemed to reject the Plan. As set forth more fully below, the Plan does not unfairly discriminate against the holders of such HERO Equity Interests and is fair and equitable with respect to such Interests. Indeed, holders of HERO Equity Interests are receiving New HERO Equity Interests and New HERO Warrants despite the fact that they are out of the money.

No Unfair Discrimination

This test applies to Classes of Claims or Equity Interests that are of equal priority and are receiving different treatment under the Plan. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.” The Debtors do not believe the Plan discriminates unfairly against any Impaired Class of Claims or Equity Interests. The Debtors believe the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation.

Fair and Equitable Test

This test applies to Classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no Class of Claims or Equity Interests receive more than 100% of the amount of the allowed Claims or Equity Interests in such Class. As to the dissenting Class, the test sets different standards depending on the type of Claims or Equity Interests of the Debtor in such Class. In order to demonstrate that a plan is fair and equitable, the plan proponent must demonstrate:

•	Secured Creditors: Each holder of a secured claim: (1) retains its liens on the property, to the extent of the allowed amount of its secured claim, and receives deferred cash payments having a value, as of the effective date of the chapter 11 plan, of at least the allowed amount of such claim; (2) has the right to credit bid the amount of its claim if its property is sold and retains its liens on the proceeds of the sale (or if sold, on the proceeds thereof); or (3) receives the “indubitable equivalent” of its allowed secured claim.

•	Unsecured Creditors: Either (1) each holder of an impaired unsecured claim receives or retains under the chapter 11 plan property of a value equal to the amount of its allowed claim or (2) the holders of claims and interests that are junior to the claims of the non-accepting class will not receive any property under the chapter 11 plan.

•	Equity Interests: Either (1) each holder of an impaired interest will receive or retain under the chapter 11 plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled, or the value of the interest or (2) the holders of interests that are junior to the non-accepting class will not receive or retain any property under the chapter 11 plan.

The Debtors believe the Plan satisfies the “fair and equitable” requirement notwithstanding that Class 7 is deemed to reject the Plan, because, as to such Class, there is no Class of equal priority receiving more favorable treatment and no Class that is junior to such Class will receive or retain any property on account of the Claims in such Class.

The Release, Exculpation and Injunction Provisions Contained in the Plan

Article VII.E of the Plan provides for releases of certain claims and Causes of Action that the Debtors may hold against the Released Parties. The Released Parties are comprised of the following Entities: (a) the Non-Debtor Subsidiaries; (b) the Steering Group; (c) the Steering Group Members; (d) the Senior Notes Indenture Trustees; and (e) with respect to each of the foregoing Entities in clauses (a) through (d), such Entity’s predecessors, successors and assigns, affiliates, subsidiaries, funds, portfolio companies, management companies, and each of their respective current and former (to the extent employed or serving at any time during the Chapter 11 Cases) directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, Professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (each solely in their capacity as such).

Article VII.F of the Plan provides for releases of certain claims and Causes of Action that holders of Claims or Equity Interests may hold against the Released Parties in exchange for good and valuable consideration, including the service of the Released Parties to facilitate the reorganization of the Debtors, the implementation of the restructuring contemplated by the Restructuring Support Agreement or the Plan, and the compromises contained in the Plan (the “Third-Party Release”). The holders of Claims and Interests who are releasing certain claims and Causes of Action against the Released Parties under the Third-Party Release include: (a) the Senior Notes Indenture Trustees; (b) the Steering Group and the Steering Group Members; (c) any holder of an Impaired Claim that (i) votes to accept the Plan or (ii) either (A) abstains from voting, (B) votes to reject the Plan or (C) is a Non-Eligible Noteholder and, in the case of either (A), (B) or (C), does not opt out of the voluntary release contained in Section VII.F of the Plan by checking the opt out box on the Ballot, and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan; (d) holders of Unimpaired Claims; (e) any holder of a HERO Equity Interest that does not opt out of the voluntary release contained in Section VII.F of the Plan by checking the opt out box on the Equity Release Consent Notice, and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan; (f) the current and former officers and directors of the Debtors, the Reorganized Debtors, and the Non-Debtor Subsidiaries; and (g) with respect to each of the foregoing Entities in clauses (a) through (f), such Entity’s predecessors, successors and assigns, affiliates, subsidiaries, funds, portfolio companies, management companies, and each of their respective current and former shareholders, directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (each solely in their capacity as such).

Article VII.G of the Plan provides for the exculpation from liability of each Exculpated Party for any Restructuring-Related Actions. The released and exculpated claims are limited to those claims or Causes of Action that may have arisen in connection with, related to, or arising out of the restructuring of the Debtors or the Chapter 11 Cases.

Article VII.H of the Plan permanently enjoins Entities who have held, hold, or may hold Claims or Equity Interests against the Debtors that have been released or discharged pursuant to the Plan or are subject to exculpation pursuant to the Plan from asserting such Claims or Equity Interests, or taking certain other actions, against the Debtors, the Reorganized Debtors and the Released Parties.

Under applicable law, the Debtors’ release of the Released Parties is appropriate where: (a) there is an identity of interest between the debtor and the third party, such that a suit against the released non-debtor party is, at core, a suit against the debtor or will deplete assets of the estate; (b) there is a substantial contribution by the non-debtor of assets to the reorganization; (c) the injunction is essential to the reorganization; (d) there is overwhelming creditor support for the injunction; and (e) the chapter 11 plan will pay all or substantially all of the claims affected by the injunction. See In re Indianapolis Downs, LLC, 486 B.R. 286, 303 (Bankr. D. Del. 2013). Importantly, these factors are “neither exclusive nor are they a list of conjunctive requirements,” but “[i]nstead, they are helpful in weighing the equities of the particular case after a fact-specific review.” Id. Further, a chapter 11 plan may provide for a release of third party claims against non-debtors, such as the Third-Party Release, where such releases are consensual. Id. at 304–06. In addition, exculpation is appropriate where it applies to estate fiduciaries. Id. at 306. Finally, an injunction is appropriate where it is necessary to the reorganization and fair pursuant to section 105(a) of the Bankruptcy Code. See In re W.R. Grace & Co., 475 B.R. 34, 107 (D. Del. 2012).

The Debtors believe that the releases, exculpations, and injunctions set forth in the Plan are appropriate because, among other things, the releases are narrowly tailored to the Debtors’ restructuring proceedings, and each of the Released Parties has afforded value to the Debtors and aided in the reorganization process, which facilitated the Debtors’ ability to propose and pursue confirmation of the Plan. The Debtors believe that each of the Released Parties has played an integral role in negotiating and formulating the Restructuring Support Agreement and the Plan and has expended significant time and resources analyzing and negotiating the issues presented by the Debtors’ prepetition capital structure. Furthermore, holders of Senior Notes Claims are voluntarily forgoing their right to part of the distributions under the Plan that they are otherwise entitled to receive so that the Debtors can (i) pay in full Allowed General Unsecured Claims, such as the Claims of suppliers and vendors, in the ordinary course according to existing business terms and (ii) provide a Pro Rata distribution of a portion of the New HERO Common Stock and the New HERO Warrants to holders of HERO Equity Interests in exchange for the surrender or cancellation of their Equity Interests, provided that they do not opt out of the voluntary releases contained in the Plan. In addition, certain holders of Senior Notes Claims have agreed to backstop the First Lien Exit Facility. The Debtors further believe that such releases, exculpations, and injunctions are a necessary part of the Plan. Finally, the Debtors believe the Third-Party Release is entirely consensual under the established case law in the United States Bankruptcy Court for the District of Delaware. See Indianapolis Downs, 486 B.R. at 304–06. The Debtors will be prepared to meet their burden to establish the basis for the releases, exculpations, and injunctions for each of the Released Parties and each Exculpated Party as part of Confirmation of the Plan.

C.	Alternatives to Confirmation and Consummation of the Plan

If the Plan is not confirmed and consummated, the alternatives to the Plan include (i) liquidation of the Debtor under chapter 7 of the Bankruptcy Code and (ii) an alternative plan of reorganization or a plan of liquidation.

The Court could confirm a plan different from the Plan. While the Plan provides for the reorganization of the Debtors’ business as a going concern and the conversion of approximately $1.2 billion of funded debt into equity, a different plan might involve either a reorganization and continuation of the Debtors’ business or, in the alternative, a sale or liquidation of the Debtors’ assets. In the event the Plan is not confirmed, there is no guaranty the Debtors will be able to obtain any investment at all, let alone one that would provide recoveries as favorable to its stakeholders as those provided pursuant to the Plan. As an alternative to a going concern reorganization, a sale or liquidation of Debtors’ assets would, in Debtors’ view, be unlikely to provide returns equal or greater to the returns provided by the Plan.

The Debtors believe that any alternative to the Plan would provide far less certainty and could involve a larger Claims pool, diminished recoveries, significant delay, and larger administrative costs. The Debtors believe that the Plan, as described herein, enables creditors to realize the highest and best value under the circumstances as compared to any foreseeable alternative.

If no plan is confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by chapter 7 of the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Equity Interests is set forth in the Liquidation Analysis annexed as Exhibit E to this Disclosure Statement. For the reasons above, the Debtors believe that liquidation under chapter 7 of the Bankruptcy Code would result in smaller distributions being made to creditors than those provided for in the Plan.

X. LIQUIDATION ANALYSIS, VALUATION AND FINANCIAL PROJECTIONS

A.	Liquidation Analysis

The Debtors believe that the Plan provides a greater recovery for holders of Allowed Claims and Equity Interests as would be achieved in a liquidation under chapter 7 of the Bankruptcy Code. This belief is based on a number of considerations, including: (a) the likely erosion in value of the Debtors’ rigs and vessels in a chapter 7 case in the context of an expeditious liquidation and the “forced sale” atmosphere that would prevail under a chapter 7 liquidation; (b) the additional Administrative Claims generated by conversion to a chapter 7 case and any related costs in connection with a chapter 7 liquidation; (c) the absence of a robust market for the liquidation sale of the Debtors’ assets and services in which such assets and services could be marketed and sold; and (d) the additional claims that would arise by reason of the breach or rejection in a chapter 7 of obligations under leases and executory contracts that would otherwise be assumed under the Plan.

The Debtors, with the assistance of A&M, have prepared the Liquidation Analysis, which is attached hereto as Exhibit E, to assist holders of Claims and Interests in evaluating the Plan. The Liquidation Analysis compares the projected recoveries that would result from the liquidation of the Debtors in a hypothetical case under chapter 7 of the Bankruptcy Code with the estimated distributions to holders of Allowed Claims and Interests under the Plan. The Liquidation Analysis is based on the value of the Debtors’ assets and liabilities as of a certain date and incorporates various estimates and assumptions, including a hypothetical conversion to a chapter 7 liquidation as of a certain date. Further, the Liquidation Analysis is subject to potentially material changes, including with respect to economic and business conditions and legal rulings. Therefore, the actual liquidation value of the Debtors could vary materially from the estimate provided in the Liquidation Analysis.

B.	Valuation Analysis

The Plan provides for the distribution of (a) New HERO Common Stock to holders of Senior Notes Claims in Class 3 and HERO Equity Interests in Class 7 and (b) New HERO Warrants to holders of HERO Equity Interests in Class 7, in each case upon consummation of the Plan. Accordingly, Lazard, at the request of the Debtors, has performed an analysis, which is attached hereto as Exhibit F, of the estimated implied value of Reorganized HERO and its subsidiaries on a going-concern basis as of September 30, 2015 (the “Valuation Analysis”). The Valuation Analysis, including the procedures followed, assumptions made, qualifications, and limitations on review undertaken described therein, should be read in conjunction with Article XI of this Disclosure Statement, entitled “Certain Risk Factors to be Considered.” The Valuation Analysis is dated July 13, 2015, and is based on data and information as of that date. Lazard makes no representations as to changes to such data and information that may have occurred since the date of the Valuation Analysis.

C.	Financial Projections

In connection with the planning and development of the Plan, the Debtors prepared projections for the calendar years 2015 through 2018 to present the anticipated impact of the Plan. The projections assume that the Plan will be implemented in accordance with its stated terms. The Debtors are unaware of any circumstances as of the date of this Disclosure Statement that would require the re-forecasting of the projections due to a material change in the Debtors’ prospects. The projections are based on forecasts of key economic variables and may be significantly impacted by, among other factors, changes in the competitive environment, regulatory changes, and/or a variety of other factors, including the factors listed in this Disclosure Statement and in the projections. Accordingly, the estimates and assumptions underlying the projections are inherently uncertain and are subject to significant business, economic, and competitive uncertainties. Therefore, such projections, estimates, and assumptions are not necessarily indicative of current values or future performance, which may be significantly less or more favorable than set forth herein. The projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement and other financial information. The Debtors’ financial projections for the calendar years 2015 through 2018 including management’s assumptions related thereto, are attached hereto as Exhibit C.

The Financial Projections are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially include, but are not limited to: the ability of Reorganized HERO to operate the Reorganized Debtors’ businesses consistent with its projections generally, including the ability to maintain or increase revenue and cash flow to satisfy its liquidity needs, service its indebtedness and finance the ongoing obligations of its business, and to manage its future operating expenses and make necessary capital expenditures; the ability of the Reorganized Debtors to comply with the covenants and conditions under their credit facilities and their ability to borrow thereunder; the loss or reduction in business from the Debtors’ significant customers or the failure of the Debtors’ significant customers to perform their obligations to the Debtors; the loss or material downtime of major suppliers; material declines in demand for services; changes in production of, or demand for, hydrocarbons, either generally or in particular regions; changes in the typical seasonal variations; social or political unrest or conflict in areas where Hercules conducts its business, particularly in foreign countries; increases in costs including, without limitation, crew wages, insurance, provisions, repairs and maintenance; changes in rules and regulations applicable to the industry including, without limitation, legislation adopted by international organizations or by individual countries; actions by the courts, the U.S. Department of Justice or other governmental or regulatory authorities, and the results of the legal proceedings to which the Reorganized Debtors or any of their affiliates may be subject; changes in the condition of the Debtors’ operating assets or applicable maintenance or regulatory standards (which may affect, among other things, the Debtors’ anticipated maintenance and repair costs); the Reorganized Debtors’ ability to attract and maintain key executives, managers and employees; changes in general domestic and international political conditions; and adverse changes in foreign currency exchange rates affecting the Debtors’ expenses.

The projections should be read in conjunction Article XI of this Disclosure Statement, entitled “Certain Risk Factors to be Considered.”

D.	Other Available Information

HERO files with the SEC its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all required amendments to those reports, proxy statements and registration statements. You may read and copy any material HERO files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including HERO, that file electronically.

All of HERO’s reports and materials filed with the SEC are available free of charge through its website, www.herculesoffshore.com, as soon as reasonably practical, after HERO electronically files such material with the SEC.

HERO’s consolidated financial statements for the year ended December 31, 2014, together with other financial information for prior reporting periods, are included in its Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 2, 2015. Such information was prepared assuming that HERO will continue as a going concern and contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern, however, may be contingent upon, among other factors, the Bankruptcy Court’s approval of a plan of reorganization in the Chapter 11 Cases and the Company’s ability to implement such a plan of reorganization.

XI. CERTAIN RISK FACTORS TO BE CONSIDERED

HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED HEREIN BY REFERENCE) PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.	General

The following provides a summary of various important considerations and risk factors associated with the Plan; however, it is not exhaustive. In considering whether to vote to accept or reject the Plan, holders of Claims and Equity Interests should read and carefully consider the risk factors set forth below, as well as all other information set forth or otherwise referenced or incorporated by reference in this Disclosure Statement.

B.	Certain Bankruptcy Law Considerations

Parties in Interest May Object to the Debtors’ Classification of Claims and Interests.

Section 1122 of the Bankruptcy Code provides that a debtor may place a claim or an equity interest in a particular class under a plan of reorganization only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of Claims and Equity Interests in the Plan complies with the Bankruptcy Code requirements because the Debtors classified Claims and Equity Interests, each encompassing Claims or Equity Interests, as applicable, that are substantially similar to the other Claims and Equity Interests in each such Class. Nevertheless, there can be no assurance that the Court will reach the same conclusion.

Contingencies Not to Affect Votes of Impaired Classes to Accept or Reject the Plan.

The distributions available to holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether or not the Court enters an order subordinating certain Allowed Claims to other Allowed Claims. The occurrence of any and all such contingencies, which could affect the distributions available to holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Voting Class to accept or reject the Plan or require any sort of revote by the Voting Class.

The Debtors May Fail to Satisfy the Solicitation Requirements Requiring a Re-Solicitation.

Section 1126(b) of the Bankruptcy Code provides that the holder of a claim against, or equity interest in, a debtor who accepts or rejects a plan of reorganization before the commencement of a chapter 11 case is deemed to have accepted or rejected such plan under the Bankruptcy Code so long as the solicitation of votes was made in accordance with applicable non-bankruptcy law governing the adequacy of disclosure in connection with such solicitation or, if such laws do not exist, such acceptance was solicited after disclosure of “adequate information” as defined in section 1125 of the Bankruptcy Code.

Additionally, Bankruptcy Rule 3018(b) states that a holder of a claim or equity interest who has accepted or rejected a plan before commencement of the case under the Bankruptcy Code will not be deemed to have accepted or rejected the plan if the Court finds that the plan was not transmitted to substantially all creditors and equity security holders of the same class, that an unreasonably short time was prescribed for solicitation of creditors or equity security holders to accept or reject the plan, or that the solicitation was not in compliance with section 1126(b) of the Bankruptcy Code.

To satisfy the requirements of Bankruptcy Code section 1126(b) and Bankruptcy Rule 3018(b), the Debtors will be delivering the solicitation materials to all Holders of Senior Notes Claims as of the Voting Record Date, although only Accredited Investors and Qualified Institutional Buyers are being solicited and will have their votes counted. Accordingly, the Debtors believe that the solicitation is proper under applicable non-bankruptcy law, rules, and regulations. The Debtors cannot be certain, however, that the solicitation of acceptances or rejections will be approved by the Court, and if such approval is not obtained, Confirmation of the Plan could be denied. If the Court were to conclude that the Debtors did not satisfy the solicitation requirements, then the Debtors may seek to re-solicit votes to accept or reject the Plan or solicit votes from one or more Classes not previously solicited. The Debtors cannot provide any assurances that such a re-solicitation would be successful. Re-solicitation could delay or jeopardize Confirmation of the Plan and result in termination of the Restructuring Support Agreement. Non-confirmation of the Plan and loss of the benefits under the Restructuring Support Agreement could result in protracted Chapter 11 Cases, which could significantly and detrimentally impact relationships with vendors, suppliers, employees, and major customers.

The Restructuring Support Agreement Could be Terminated.

The Restructuring Support Agreement contains certain provisions that give the Steering Group the ability to terminate the Restructuring Support Agreement if various conditions are satisfied. Among other things, the Restructuring Support Agreement provides that the appointment of an official committee of equity security holders in the Chapter 11 Cases would constitute a termination event due to the fact that, based on the Valuation Analysis, holders of HERO Equity Interests are not entitled to a distribution under the Plan. As noted above, termination of the Restructuring Support Agreement could result in protracted Chapter 11 Cases, which could significantly and detrimentally impact relationships with vendors, suppliers, employees, and major customers.

Risk of Non-Confirmation, Non-Occurrence, or Delay of the Plan.

Because the Plan is proposed as a prepackaged plan, the Debtors will begin soliciting votes before the commencement of Chapter 11 Case. If votes are received from holders of Senior Note Claims in number and amount sufficient to satisfy the requirements to confirm a chapter 11 plan, then the Debtors will commence the Chapter 11 Cases and seek Confirmation of the Plan as soon as reasonably practicable. If insufficient votes are received, the Debtors may seek to accomplish an alternative to the Plan. There can be no assurance that the terms of an alternative plan would be similar, or as favorable, to the Holders of Allowed Claims or Allowed Equity Interests as those proposed by the Plan. Additionally, if the Plan is not accepted prior to the Petition Date by the requisite number of votes from the holders of Senior Note Claims, then the Debtors may commence the Chapter 11 Cases without the benefit of a pre-negotiated plan of reorganization or could pursue other out-of- court restructuring alternatives.

For the Debtors to emerge successfully from the Chapter 11 Cases as a viable entity, the Debtors, like any other chapter 11 debtor, must obtain approval of the Plan from its creditors and confirmation of the Plan through the Court, and then successfully implement the Plan. The foregoing process requires the Debtors to (i) meet certain statutory requirements with respect to the adequacy of this Disclosure Statement, (ii) solicit and obtain creditor acceptances of the Plan, and (iii) fulfill other statutory conditions with respect to the confirmation of the Plan.

Although the Debtors believe that the Plan satisfies all of the requirements necessary for confirmation by the Court, there can be no assurance that the Court will reach the same conclusion. Moreover, there can be no assurance that modifications to the Plan will not be required for Confirmation, or that such modifications would not necessitate the re-solicitation of votes to accept the Plan, as modified. Additionally, by its terms, the Plan will not become effective unless, among other things, the conditions precedent described in Article VIII.A of this Disclosure Statement have been satisfied or waived in accordance with Article XI.A of the Plan.

Risk of Non-Occurrence of the Effective Date.

Although the milestones in the Restructuring Support Agreement require that the Effective Date occur by November 7, 2015, there can be no assurance as to such timing or that the conditions to the Effective Date contained in the Plan will ever occur. The impact that a prolonging of the Chapter 11 Cases may have on the Company’s operations cannot be accurately predicted or quantified. The continuation of the Chapter 11 Cases, particularly if the Plan is not approved, confirmed, or implemented within the time frame currently contemplated, could adversely affect operations and relationships between Hercules and its customers and charterers, suppliers, vendors, service providers, and other creditors and result in increased professional fees and similar expenses. Failure to confirm the Plan could further weaken the Company’s liquidity position, which could jeopardize the Company’s exit from chapter 11.

Holders of HERO Equity Interests May Not Receive Any Distribution if the Plan is Not Confirmed.

Based on the Valuation Analysis, there is no value in the Debtors for holders of HERO Equity Interests who are “out of the money.” Accordingly, they are not entitled to a distribution on account of their HERO Equity Interests. Notwithstanding the foregoing, the Plan provides that, in exchange for the surrender or cancellation of their HERO Equity Interests and for the releases by such holders of the Released Parties, holders of HERO Equity Interests will receive their Pro Rata share of (1) the Shareholder Equity Distribution and (2) the New HERO Warrants, so long as they do not opt out of granting the voluntary releases contained in Article VII.F of the Plan. If (i) the Plan is not confirmed, (ii) the Effective Date does not occur, or (iii) the Restructuring Support Agreement is terminated, including as a result of the appointment of an official committee of equity security holders in the Chapter 11 Cases, the Debtors could at some point commence one or more bankruptcy cases without the benefits of the Restructuring Support Agreement for HERO Equity Interests. If that occurs, it is not likely that holders of HERO Equity Interests will receive any distribution on account of their HERO Equity Interests.

Impact of the Chapter 11 Cases on the Debtors.

Despite the treatment for holders of general unsecured claims under the Plan, the Chapter 11 Cases may affect the Debtors’ relationships with, and its ability to negotiate favorable terms with, creditors, customers, suppliers, vendors, employees, and other personnel and counterparties. While the Debtors expect to continue normal operations, public perception of its continued viability may affect, among other things, the desire of new and existing customers to enter into, or continue, agreements or arrangements with the Debtors. The failure to maintain any of these important relationships could adversely affect the Debtors’ business, financial condition, and results of operations. Because of the public disclosure of the Chapter 11 Cases and concerns vendors may have about liquidity, the Debtors’ ability to maintain normal credit terms with vendors may be impaired. Also, the Debtors’ transactions that are outside of the ordinary course of business are generally subject to the approval of the Court, which may limit the Debtors’ ability to respond on a timely basis to certain events or take advantage of certain opportunities. As a result, the effect that the Chapter 11 Cases will have on the Debtors’ business, financial conditions, and results of operations cannot be accurately predicted or quantified at this time.

The Plan is Based Upon Assumptions the Debtors Developed which May Prove Incorrect and Could Render the Plan Unsuccessful.

The Plan affects both the Debtors’ capital structure and the ownership, structure, and operation of its business and reflects assumptions and analyses based on the Debtors’ experience and perception of historical trends, current conditions, and expected future developments, as well as other factors that the Debtors consider appropriate under the circumstances. Whether actual future results and developments will be consistent with the Debtors’ expectations and assumptions depends on a number of factors, including but not limited to the Debtors’ (i) ability to implement the substantial changes to the capital structure; (ii) ability to obtain adequate liquidity and financing sources; (iii) ability to maintain customers’ confidence in the Company’s viability as a continuing entity and to attract and retain sufficient business from them; and (iv) ability to retain key employees, as well as the overall strength and stability of general economic conditions of the financial and shipping industries, both in the United States and in global markets. The failure of any of these factors could materially adversely affect the successful reorganization of the Debtors’ business.

In addition, the Plan relies upon Financial Projections, including with respect to revenues, EBITDA, debt service, and cash flow. Financial forecasts are necessarily speculative, and it is likely that one or more of the assumptions and estimates that are the basis of these financial forecasts will not be accurate. In the Company’s case, the forecasts are even more speculative than normal, because they involve fundamental changes in the nature of its capital structure. Accordingly, Hercules acknowledges that its actual financial condition and results of operations may differ, perhaps materially, from what was anticipated. Consequently, there can be no assurance that the results or developments contemplated by any plan of reorganization implemented will occur or, even if they do occur, that they will have the anticipated effects on the Debtors and their subsidiaries or their businesses or operations. The failure of any such results or developments to materialize as anticipated could materially adversely affect the successful execution of any plan of reorganization.

C.	Certain Risks Related to the Debtors’ Business and Operations

The Company’s Business Depends on the Level of Activity in the Oil and Natural Gas Industry, which is Significantly Affected by Volatile Oil and Natural Gas Prices.

The Company’s business depends on the level of activity of oil and natural gas exploration, development and production in the U.S. Gulf of Mexico and internationally, and in particular, the level of exploration, development and production expenditures of its customers. Demand for drilling services is adversely affected by declines associated with depressed oil and natural gas prices. Even the perceived risk of a decline in oil or natural gas prices often causes oil and gas companies to reduce spending on exploration, development and production. However, higher prices do not necessarily translate into increased drilling activity since clients’ expectations about future commodity prices typically drive demand for the Company’s services. Reductions in capital expenditures of the Company’s customers reduce rig utilization and dayrates. Oil and natural gas prices are extremely volatile and are affected by numerous factors, including the following:

•	the demand for oil and natural gas in the United States and elsewhere;

•	the supply of oil and natural gas in the United States and elsewhere;

•	the cost of exploring for, developing, producing and delivering oil and natural gas, and the relative cost of onshore production or importation of natural gas;

•	political, economic and weather conditions in the United States and elsewhere;

•	advances in drilling, exploration, development and production technology;

•	the ability of the Organization of Petroleum Exporting Countries, commonly called “OPEC,” to set and maintain oil production levels and pricing;

•	the level of production in non-OPEC countries;

•	domestic and international tax policies and governmental regulations;

•	the development and exploitation of alternative fuels, and the competitive, social and political position of natural gas as a source of energy compared with other energy sources;

•	the policies of various governments regarding exploration and development of their oil and natural gas reserves;

•	the worldwide military and political environment and uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in the Middle East, North Africa, West Africa, Asia, Eastern Europe and other significant oil and natural gas producing regions; and

•	acts of terrorism or piracy that affect oil and natural gas producing regions, especially in Nigeria and the Middle East, where armed conflict, civil unrest and acts of terrorism are increasingly common occurrences.

Reduced demand for drilling and liftboat services could materially erode dayrates and utilization rates for the Company’s units, which could adversely affect its financial condition and results of operations. Continued hostilities in the Middle East, North Africa, West Africa, Asia and Eastern Europe, and the occurrence or threat of terrorist attacks against the United States or other countries could negatively impact the economies of the United States and other countries where Hercules operates. A decline in the United States or global economy could result in a decrease in energy consumption and commodity prices, which in turn would cause the Company’s revenue and margins to decline and limit future growth prospects.

The Offshore Service Industry is Highly Cyclical and Experiences Periods of Low Demand and Low Dayrates. The Volatility of the Industry has in the Past Resulted and Could Again Result in Sharp Declines in the Company’s Profitability.

Historically, the offshore service industry has been highly cyclical, with periods of high demand and high dayrates often followed by periods of low demand and low dayrates. Periods of low demand or increasing supply intensify the competition in the industry and often result in rigs or liftboats being idle for long periods of time. As a result of the cyclicality of the Debtors’ industry, they expect results of operations to be volatile and to decrease during market declines such as they are currently experiencing.

Maintaining Idle Assets or the Sale of Assets Below Their Then Carrying Value May Cause the Company to Experience Losses and May Result in Impairment Charges.

Prolonged periods of low utilization and dayrates, the cold stacking of idle assets or the sale of assets below their then carrying value may cause the Debtors to experience losses. These events may also result in the recognition of impairment charges on certain assets if future cash flow estimates, based upon information available to management at the time, indicate that their carrying value may not be recoverable or if the Debtors sell assets at below their then carrying value.

HERO is a Holding Company, and it is Dependent Upon Cash Flow From Subsidiaries to Meet Financial Obligations.

The Debtors currently conduct operations through, and most assets are owned by, both U.S. and foreign subsidiaries, and operating income and cash flow are generated by subsidiaries. As a result, cash obtained from subsidiaries is the principal source of funds necessary to meet debt service obligations. Contractual provisions or laws, as well as subsidiaries’ financial condition and operating requirements, may limit the ability to obtain cash from subsidiaries required to pay debt service obligations. Applicable tax laws may also subject such payments by subsidiaries to further taxation.

The inability to transfer cash from subsidiaries may mean that, even though the Debtors may have sufficient resources on a consolidated basis to meet obligations, they may not be permitted to make the necessary transfers from subsidiaries to the parent company in order to provide funds for the payment of the parent company’s obligations.

Many Customer Contracts are Short Term, and Customers May Seek to Terminate, Renegotiate or Decline to Renew Contracts During Depressed Market Conditions, Which Will Result in Reduced Revenue and Profitability.

Currently, all drilling contracts with major customers are dayrate contracts, where the Debtors charge a fixed charge per day regardless of the number of days needed to drill the well. Likewise, under existing liftboat contracts, the Debtors charge a fixed fee per day regardless of the success of the operations that are being conducted by the customer utilizing the liftboat. In the U.S. Gulf of Mexico, contracts are generally short term, and oil and natural gas companies tend to reduce activity levels quickly in response to depressed oil and natural gas prices, such as the Debtors are currently experiencing. Due to the short-term nature of most contracts, a decline in market conditions such as the Debtors are currently experiencing can quickly affect business if customers reduce their levels of operations. Also, during these periods of depressed market conditions, a customer may no longer need a rig or liftboat that is currently under contract or may be able to obtain a comparable rig or liftboat at a lower daily rate. As a result, customers may seek to renegotiate the terms of their existing contracts or avoid their obligations, including their payment obligations, under those contracts. In addition, customers may have the right to terminate, or may seek to renegotiate, existing contracts if Hercules experiences downtime, operational problems above the contractual limit or safety-related issues, if the rig or liftboat is a total loss, if the rig or liftboat is not delivered to the customer within the period specified in the contract or in other specified circumstances, which include events beyond the control of either party.

The likelihood that a customer may seek to renegotiate or terminate a contract is increased during periods of market weakness. If customers cancel or require Hercules to renegotiate some of its significant contracts, if the Debtors are unable to secure new contracts on substantially similar terms, especially those contracts in their International Offshore segment, or if contracts are suspended for an extended period of time, revenue and profitability would be materially reduced.

Hercules can Provide No Assurance That its Current Backlog of Contract Revenue and Receivables Will be Ultimately Realized.

As of June 23, 2015, the Company’s total contract drilling backlog for Domestic Offshore, International Offshore and International Liftboats segments was approximately $913,649,700 for executed contracts, including the Maersk contract for the newbuild jackup rig, Hercules Highlander. The Debtors calculate their contract revenue backlog, or future contracted revenue, as the contract dayrate multiplied by the number of days remaining on the contract assuming full utilization, less any penalties or reductions in dayrate for late delivery or non-compliance with contractual obligations. Backlog excludes revenue for management agreements, mobilization, demobilization, contract preparation and customer reimbursables. The amount of actual revenue earned and the actual periods during which revenue is earned will be different than the backlog disclosed or expected due to various factors. Hercules may not be able to perform under its drilling contracts due to various operational factors, including unscheduled repairs, maintenance, operational delays, health, safety and environmental incidents, weather events in the Gulf of Mexico and elsewhere and other factors (some of which are beyond the Company’s control), and customers may seek to cancel or renegotiate contracts for various reasons. In some of the contracts, including the contracts for the Hercules 261 and Hercules 262, the customer has the right to terminate the contract without penalty and in certain instances, with little or no notice. In addition, Hercules can provide no assurance that customers will pay any or all of the revenues that Hercules has earned from them for providing drilling and liftboat services. The Company’s inability or the inability of its customers to perform under the Company’s or their contractual obligations may have a material adverse effect on the Company’s financial position, results of operations and cash flows.

A Significant Portion of The Company’s Business is Conducted in Shallow-Water Areas of the U.S. Gulf of Mexico. The Mature Nature of This Region Could Result in Less Drilling Activity in the Area, Thereby Reducing Demand for the Company’s Services and Requiring Hercules to Cold Stack Additional Rigs.

The U.S. Gulf of Mexico, and in particular the shallow-water region of the U.S. Gulf of Mexico, is a mature oil and natural gas production region that has experienced substantial seismic survey and exploration activity for many years. Because a large number of oil and natural gas prospects in this region have already been drilled, additional prospects of sufficient size and quality could be more difficult to identify. In addition, the amount of natural gas production in the shallow-water U.S. Gulf of Mexico has declined over the last decade. Moreover, oil and natural gas companies may be unable to obtain financing necessary to drill prospects in this region. The decrease in the size of oil and natural gas prospects, the decrease in production or the failure to obtain such financing may result in reduced drilling activity in the U.S. Gulf of Mexico and reduced demand for the Company’s services.

Of the Company’s 18 domestic rigs, all but nine are cold stacked. Of these nine, only six are under short term contract contracts as of June 23, 2015. Hercules is actively marketing an additional three rigs in the U.S. Gulf of Mexico. If demand in the U.S. Gulf of Mexico does not improve or further weakens, Hercules may be required to cold stack additional rigs. This would further negatively influence the Company’s financial position, results of operations and cash flows.

The Debtors’ Industry is Highly Competitive, With Intense Price Competition. The Debtors’ Inability to Compete Successfully may Reduce Profitability.

The Debtors’ industry is highly competitive. Their contracts are traditionally awarded on a competitive bid basis. Pricing is often the primary factor in determining which qualified contractor is awarded a job, although rig and liftboat availability, location and technical capability and each contractor’s safety performance record and reputation for quality also can be key factors in the determination. Dayrates also depend on the supply of rigs and vessels with excess capacity putting downward pressure on dayrates. Excess capacity can occur when newly constructed rigs and vessels enter service, when rigs and vessels are mobilized between geographic areas and when non-marketed rigs and vessels are reactivated.

Several competitors also are incorporated in jurisdictions outside the United States, which provides them with significant tax advantages that are not available to HERO as a U.S. company and, as a result, may materially impair HERO’s ability to compete with them for many projects that would be beneficial to us.

An Increase in Supply of Rigs or Liftboats Could Adversely Affect the Debtors’ Financial Condition and Results of Operations.

New construction of rigs and liftboats, mobilization of rigs to regions in which Hercules operates, or reactivation of non-marketed rigs and liftboats, could result in excess supply in the regions in which Hercules operates, and dayrates and utilization could be reduced.

Construction of rigs, including high specification rigs such as the Hercules Highlander, the Hercules Triumph and the Hercules Resilience, could result in excess supply in international regions, which could reduce the Company’s ability to secure new contracts for its rigs and could reduce the Company’s ability to renew, extend or obtain new contracts for working rigs at the end of such contract term. The excess supply could also impact the dayrates on future contracts.

If market conditions improve, inactive rigs and liftboats that are not currently being marketed could be reactivated to meet an increase in demand. Improved market conditions in the U.S. Gulf of Mexico, particularly relative to other regions, could also lead to the movement of jackup rigs and other mobile offshore drilling units into the U.S. Gulf of Mexico. Improved market conditions in any region worldwide could lead to increased construction of rigs and liftboats and upgrade programs by the Company’s competitors. Some of the Company’s competitors have already announced plans to build additional jackup rigs with higher specifications than most of the Company’s fleet. Many of the rigs currently under construction have not been contracted for future work, which may intensify price competition as scheduled delivery dates occur. A significant increase in the supply of jackup rigs, other mobile offshore drilling units or liftboats could adversely affect both the Company’s utilization and dayrates.

Asset Sales Have Been an Important Component of the Company’s Business Strategy. Hercules may be Unable to Identify Appropriate Buyers With Access to Financing or to Complete any Sales on Acceptable Terms.

Hercules is currently considering sales or other dispositions of certain of the Company’s assets, and any such disposition could be significant and could significantly affect the results of operations of one or more of the Company’s business segments. Asset sales may occur on less favorable terms than terms that might be available at other times in the business cycle. At any given time, discussions with one or more potential buyers may be at different stages. Any such discussions and agreements to sell assets may or may not result in the consummation of an asset sale. Hercules may not be able to identify buyers with access to financing or complete sales on acceptable terms.

The First Lien Exit Facility Will Impose Significant Additional Costs and Operating and Financial Restrictions on the Company, Which May Prevent Hercules From Capitalizing on Business Opportunities and Taking Certain Actions.

The First Lien Exit Facility will impose significant additional costs and operating and financial restrictions. These restrictions may limit the Company’s ability to, among other things:

•	incur additional indebtedness or issue certain preferred stock;

•	pay dividends or make other distributions;

•	make other restricted payments or investments;

•	sell assets or use the proceeds from asset sales;

•	create liens;

•	enter into agreements that restrict dividends and other payments by subsidiaries;

•	engage in transactions with affiliates; and

•	consolidate, merge or transfer all or substantially all of HERO’s assets.

The Company’s compliance with these provisions may materially adversely affect its ability to react to changes in market conditions, take advantage of business opportunities it believes to be desirable, obtain future financing, fund needed capital expenditures, finance the Company’s acquisitions, equipment purchases and development expenditures, or withstand the present or any future downturn in its business.

The First Lien Exit Facility Will Contain Financial Covenants That Limit the Company’s Financial Flexibility.

The First Lien Exit Facility will contain financial covenants that, among other things, require Hercules to maintain a minimum amount of liquidity and a maximum first lien leverage ratio. Compliance with these financial covenants may restrict future business and financing activity, including the ability to incur future indebtedness. In addition, the Company’s ability to comply with these financial covenants may be affected by events outside of its control, and Hercules cannot provide assurance that it will be able to meet these financial covenants.

The Company’s failure to comply with these financial covenants could lead to a default under the First Lien Exit Facility. The actual financial covenants will be contained in the credit agreement governing the First Lien Exit Facility, which has not been negotiated with the Steering Group, although the Term Sheet includes a summary of the anticipated financial covenants.

The Company’s International Operations are Subject to Additional Political, Economic, and Other Uncertainties not Generally Associated With Domestic Operations.

An element of the Company’s business strategy is to continue to expand into international oil and natural gas producing areas such as West Africa, the Middle East, the Asia-Pacific region and the North Sea. Hercules operates liftboats in West Africa, including Nigeria, and in the Middle East. Hercules also operates and markets drilling rigs in Saudi Arabia, West Africa, India and Southeast Asia. The Company’s international operations are subject to a number of risks inherent in any business operating in foreign countries, including:

•	political, social and economic instability, war and acts of terrorism;

•	potential seizure, expropriation or nationalization of assets;

•	damage to the Company’s equipment or violence directed at the Company’s employees, including kidnappings and piracy;

•	increased operating costs;

•	complications associated with repairing and replacing equipment in remote locations;

•	delays and potential prolonged disruption of operations associated with obtaining visas for the Company’s employees and other local procedural requirements and administrative matters;

•	repudiation, modification or renegotiation of contracts, disputes and legal proceedings in international jurisdictions;

•	limitations on insurance coverage, such as war risk coverage in certain areas;

•	import-export quotas;

•	confiscatory taxation;

•	work stoppages or strikes, particularly in Nigeria;

•	unexpected changes in regulatory requirements;

•	wage and price controls;

•	imposition of trade barriers;

•	imposition or changes in enforcement of local content and cabotage laws, particularly in West Africa and Southeast Asia, where the legislatures are active in developing new legislation;

•	restrictions on currency or capital repatriations;

•	currency fluctuations and devaluations; and

•	other forms of government regulation and economic conditions that are beyond the Company’s control.

Many governments favor or effectively require that liftboat or drilling contracts be awarded to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. In certain countries, government rules and regulations also require that local citizens or entities be engaged as local representatives to support the operations of foreign contractors or to own a portion of the equity or assets of companies operating within their jurisdiction. These practices and legal requirements regarding the use of and potential company equity and asset ownership by local representatives might limit the Company’s business and operations, and occasions may arise when Hercules has disagreements with its local representative, or the continuation of such relationship may become infeasible. Any such developments might disrupt the Company’s operations and continuity of business in such jurisdictions. If Hercules is unable to resolve issues with a local representative, it may decide to terminate the relationship with such local representative and seek another local representative or seek opportunities for the Company’s rigs and vessels elsewhere. Where local representative relationships require approval from the local government or other third parties Hercules may be constrained in its ability to replace an existing local representative which may disrupt its operations and continuity of business in such jurisdictions and require Hercules to seek opportunities for its rigs and vessels elsewhere. In addition, if Hercules experiences delays or is unable to perform its obligations under its contracts, customers may seek to cancel the contracts, which could adversely affect the Company’s financial condition, results of operations or cash flows.

The Company’s non-U.S. contract drilling and liftboat operations are subject to various laws and regulations in countries in which it operates, including laws and regulations relating to the equipment and operation of drilling rigs and liftboats, currency conversions and repatriation, oil and natural gas exploration and development, taxation of offshore earnings and earnings of expatriate personnel, employees and suppliers by foreign contractors, the ownership of assets by local citizens and companies, and duties on the importation and exportation of units and other equipment. Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration for oil and natural gas and other aspects of the oil and natural gas industries in their countries. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil and natural gas companies and may continue to do so. Operations in developing countries can be subject to legal systems which are not as predictable as those in more developed countries, which can lead to greater risk and uncertainty in legal matters and proceedings. The Company’s ability to compete in international markets may be adversely affected by these foreign governmental regulations and/or policies that favor the awarding of contracts to contractors in which nationals of those foreign countries have substantial ownership interests or by regulations requiring foreign contractors to employ, transfer ownership of equipment to, or purchase supplies from citizens of a particular jurisdiction.

Due to the Company’s international operations, it may experience currency exchange losses when revenue is received and expenses are paid in nonconvertible currencies or when it does not hedge an exposure to a foreign currency. It may also incur losses as a result of its inability to collect revenue because of a shortage of convertible currency available to the country of operation, controls over currency exchange or controls over the repatriation of income or capital.

More of the Company’s Existing Jackup Rigs are at a Relative Disadvantage to Higher Specification Rigs, Which May be More Likely to Obtain Contracts Than Lower Specification Jackup Rigs Such as the Company’s.

Many of the Company’s competitors have jackup fleets with generally higher specification rigs than those in the Company’s jackup fleet other than the Company’s three ultra-high specification rigs, including one under construction, the Hercules Highlander. In the Company’s existing fleet, 17 of its 27 jackup rigs are mat-supported, which are generally limited to geographic areas with soft bottom conditions like much of the Gulf of Mexico. In addition, the majority of new rigs under construction are of higher specification than the Company’s existing fleet, other than the Company’s three ultra-high specification rigs, including one under construction. Most of these rigs under construction are currently without contracts, which may intensify price competition as scheduled delivery dates occur. Particularly in periods in which there is decreased rig demand, higher specification rigs may be more likely to obtain contracts than lower specification jackup rigs such as the Company’s. In the past, lower specification rigs typically have been stacked earlier in the cycle of decreased rig demand than higher specification rigs and have been reactivated later in the cycle, which may adversely impact the Company’s business. In addition, higher specification rigs may be more adaptable to different operating conditions and therefore have greater flexibility to move to areas of demand in response to changes in market conditions. Because a majority of the Company’s rigs were designed specifically for drilling in the shallow-water of the U.S. Gulf of Mexico, the Company’s ability to move them to other regions in response to changes in market conditions is limited.

Furthermore, there is an increasing amount of exploration and production expenditures being concentrated in deepwater drilling programs and deeper formations, including deep natural gas prospects, requiring higher specification jackup rigs, semisubmersible drilling rigs or drillships. This trend is expected to continue and could result in a decline in demand for lower specification jackup rigs like the Company’s, which could have an adverse impact on the Company’s financial condition and results of operations.

A Small Number of Customers Account for a Significant Portion of the Company’s Revenue, and the Loss of One or More of These Customers Could Adversely Affect the Company’s Financial Condition and Results of Operations.

In recent years there has been a significant consolidation in the Company’s customer base. Therefore, Hercules derives a significant amount of its revenue from a few energy companies. Chevron Corporation, EPL Oil & Gas, Saudi Aramco and Cairn Energy accounted for 15%, 14%, 12% and 11%, respectively, of the Company’s revenue for the year ended December 31, 2014. The Company’s financial condition and results of operations will be materially adversely affected if these customers interrupt or curtail their activities, terminate or re-negotiate their contracts, fail to renew their existing contracts, refuse to award new contracts and Hercules is unable to enter into contracts with new customers at comparable dayrates, or fail to pay for the revenues that it has earned providing drilling and liftboat services. The loss of any of these or any other significant customer could adversely affect the Company’s financial condition and results of operations.

The Company’s Business Involves Numerous Operating Hazards and Exposure to Extreme Weather and Climate Risks, and the Company’s Insurance may not be Adequate to Cover its Losses.

The Company’s operations are subject to the usual hazards inherent in the drilling and operation of oil and natural gas wells, such as blowouts, reservoir damage, loss of production, loss of well control, punch throughs, craterings, fires and pollution, such as the well control incident experienced in July 2013 by the Company’s jackup drilling rig Hercules 265 in the U.S. Gulf of Mexico. The occurrence of these events could result in the suspension of drilling or production operations, claims by the operator, severe damage to or destruction of the property and equipment involved, injury or death to rig or liftboat personnel, and environmental damage. Hercules may also be subject to personal injury and other claims of rig or liftboat personnel as a result of its drilling and liftboat operations. Operations also may be suspended because of machinery breakdowns, abnormal operating conditions, failure of subcontractors to perform or supply goods or services and personnel shortages.

In addition, the Company’s drilling and liftboat operations are subject to perils of marine operations, including capsizing, grounding, collision and loss or damage from severe weather. Tropical storms, hurricanes and other severe weather prevalent in the U.S. Gulf of Mexico could have a material adverse effect on the Company’s operations. In addition, damage to rigs, liftboats, shorebases and corporate infrastructure caused by high winds, turbulent seas, or unstable sea bottom conditions could potentially cause Hercules to curtail operations for significant periods of time until the damages can be repaired. In addition, Hercules cold stacks a number of rigs in certain locations offshore. This concentration of rigs in specific locations could expose Hercules to increased liability from a catastrophic event and could cause an increase in the Company’s insurance costs.

Damage to the environment could result from the Company’s operations, particularly through oil spillage or extensive uncontrolled fires. Hercules may also be subject to property, environmental and other damage claims by oil and natural gas companies and other businesses operating offshore and in coastal areas. The Company’s insurance policies and contractual rights to indemnity may not adequately cover losses, and Hercules may not have insurance coverage or rights to indemnity for all risks. Moreover, pollution and environmental risks generally are subject to significant deductibles and are not totally insurable. Risks from extreme weather and marine hazards may increase in the event of ongoing patterns of adverse changes in weather or climate.

The Company’s Insurance Coverage has Become More Expensive, May Become Unavailable in the Future and May be Inadequate to Cover its Losses.

The Company’s insurance coverage is subject to certain significant deductibles and levels of self-insurance, does not cover all types of losses and, in some situations, may not provide full coverage for losses or liabilities resulting from the Company’s operations. In addition, due to the losses sustained by Hercules and the offshore drilling industry in recent years, Hercules is likely to continue experiencing increased costs for available insurance coverage, which may impose higher deductibles and limit maximum aggregated recoveries, including for hurricane-related windstorm damage or loss and for pollution and blowout events. Insurance costs may increase in the event of ongoing patterns of adverse changes in weather or climate.

Further, Hercules may elect not to obtain or it may be unable to obtain windstorm coverage in the future, thus putting Hercules at a greater risk of loss due to severe weather conditions and other hazards. If a significant accident or other event resulting in damage to the Company’s rigs or liftboats, including severe weather, equipment breakdowns, terrorist acts, piracy, war, civil disturbances, blowouts, pollution or environmental damage, occurs and is not fully covered by insurance or a recoverable indemnity from a customer, it could adversely affect the Company’s financial condition and results of operations. Moreover, Hercules may not be able to maintain adequate insurance in the future at rates it considers reasonable or be able to obtain insurance against certain risks.

As a result of a number of catastrophic weather related and other events, insurance underwriters increased insurance premiums for many of the coverages historically maintained and issued general notices of cancellation and significant changes for a wide variety of insurance coverages. The oil and natural gas industry has suffered extensive damage from several hurricanes over the last decade. As a result, the Company’s insurance costs have increased significantly, its deductibles have increased and its coverage for named windstorm damage was restricted. Any additional severe storm activity in the energy producing areas of the U.S. Gulf of Mexico in the future could cause insurance underwriters to no longer insure U.S. Gulf of Mexico assets against weather-related damage. Further, due to the escalating costs for weather-related damage in the U.S. Gulf of Mexico, in the future Hercules may elect to forgo purchasing such coverage. A number of the Company’s customers that produce oil and natural gas have previously maintained business interruption insurance for their production. This insurance is less available and may cease to be available in the future, which could adversely impact the Company’s customers’ business prospects in the U.S. Gulf of Mexico and reduce demand for the Company’s services.

The Company’s Customers may be Unable or Unwilling to Indemnify It.

Consistent with standard industry practice, the Company’s clients generally assume, and indemnify it against, well control and subsurface risks under dayrate contracts, regardless of how the loss or damages may be caused. Typically, the Company’s customer agrees to indemnify Hercules for these risks, even if Hercules is grossly negligent. However, since the Macondo well blowout and resulting litigation, some of the Company’s customers have been reluctant to extend their indemnity obligations in instances where Hercules is grossly negligent. These risks are those associated with the loss of control of a well, such as blowout or cratering, the cost to regain control or redrill the well and associated pollution. There can be no assurance, however, that these clients will necessarily be financially able to indemnify Hercules against all these risks. Also, Hercules may be effectively prevented from enforcing these indemnities because of the nature of the Company’s relationship with some of its larger clients. Additionally, from time to time Hercules may not be able to obtain agreement from its customers to indemnify Hercules for such damages and risks.

HERO Expects That its Common Stock Will Become Delisted from Trading on NASDAQ Following the Petition Date.

In March 2015, HERO received a letter from the NASDAQ notifying HERO that, for 30 consecutive business days, the bid price for the HERO’s common stock was below the minimum $1.00 per share requirement for continued listing on the NASDAQ Global Select Market under Nasdaq Listing Rule 5450(a)(1). In addition, Hercules expects that its common stock will become delisted from trading on NASDAQ following the Petition Date and will then be traded on the OTC Pink market. The delisting could adversely impact HERO by, among other things, reducing the liquidity and market price of its common stock; reducing the number of investors willing to hold or acquire HERO’s common stock; limiting HERO’s ability to issue additional securities in the future; and limiting HERO’s ability to fund its operations.

Any Violation of the Foreign Corrupt Practices Act (“FCPA”) or Similar Laws and Regulations Could Result in Significant Expenses, Divert Management Attention, and Otherwise Have a Negative Impact.

HERO is subject to the FCPA, which generally prohibits U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business, and the anti-bribery laws of other jurisdictions. Any determination that HERO has violated the FCPA or laws of any other jurisdiction could have a material adverse effect on its financial condition.

The Company’s International Operations May Subject it to Political and Regulatory Risks and Uncertainties.

In connection with the Company’s international contracts, the transportation of rigs, services and technology across international borders subjects HERO to extensive trade laws and regulations. The Company’s import and export activities are governed by unique customs laws and regulations in each of the countries where it operates. In each jurisdiction, laws and regulations concerning importation, recordkeeping and reporting, import and export control and financial or economic sanctions are complex and constantly changing. The Company’s business and financial condition may be materially affected by enactment, amendment, enforcement or changing interpretations of these laws and regulations. Rigs and other shipments can be delayed and denied import or export for a variety of reasons, some of which are outside the Company’s control and some of which may result in failure to comply with existing laws and regulations and contractual requirements. Shipping delays or denials could cause operational downtime or increased costs, duties, taxes and fees. Any failure to comply with applicable legal and regulatory obligations also could result in criminal and civil penalties and sanctions, such as fines, imprisonment, debarment from government contracts, seizure of goods and loss of import and export privileges.

Public Health Threats Could Have a Material Adverse Effect on the Company’s Operations and its Financial Results.

Public health threats, such as the Ebola virus, and other highly communicable diseases, outbreaks of which have occurred in various parts of the world near where Hercules operates, could adversely impact the Company’s operations, the operations of the Company’s customers and the global economy, including the worldwide demand for oil and natural gas and the level of demand for the Company’s services. Any quarantine of personnel, restrictions on travel to or from countries in which HERO operates, or inability to access the Company’s offices, rigs or liftboats could adversely affect its operations. Travel restrictions, operational problems or large-scale social unrest in any part of the world in which Hercules operates, or any reduction in the demand for drilling or liftboat services caused by public health threats in the future, may materially impact operations and adversely affect the Company’s financial results.

Hercules Cannot Guarantee the Timely Completion and Delivery of its Newbuild Rig that is Being Constructed And that is Currently Scheduled for Delivery in April 2016.

Hercules may be materially adversely affected if its newbuild rig, the Hercules Highlander, to support the Maersk Agreement is not constructed or delivered on time in accordance with the agreed specifications. Delayed delivery beyond December 31, 2016 will, unless the delay is for certain reasons permitted under the Maersk Drilling Contract (including certain instances of force majeure), give Maersk the right to terminate the Maersk Drilling Contract.

The Company’s rights under the construction contract may not protect it against the losses which may result if JSL is not able to deliver Hercules Highlander in accordance with the requirements of the construction contract and the Maersk Drilling Contract. Hercules cannot give any assurance in respect of the yard’s ability to complete the construction of Hercules Highlander as contractually agreed. In the event of such a failure or delay, Hercules may not be able to generate any income from the Maersk Drilling Contract, which might lead to deferred or lost revenue, which is likely to have a material adverse effect on the Company’s results of operations, cash flows and financial position. Hercules could lose the Maersk Drilling Contract and/or receive potential liability claims from the customer as a result of such delays.

Hercules may need to make changes to Hercules Highlander after delivery which could result in additional construction costs and additional capital needs in the future.

Hercules Cannot Guarantee that Hercules Highlander Will be Completed or Pass the Acceptance Tests.

Acceptance tests will be performed in connection with the delivery of Hercules Highlander. The construction of Hercules Highlander was agreed to be based on an enhanced JSL JU-2000E design, and in accordance with detailed specifications and the rules and regulations of the classification society, the American Bureau of Shipping, as well as the relevant laws, regulations and rules of the intended flag state, Liberia, and of the countries in which Hercules Highlander is expected to operate. Such compliance will be pre-tested prior to departure from the shipyard in Singapore in order to reduce the risk for not meeting the performance specifications set out in the construction contract. Hercules Highlander will not be delivered from the yard until it is in compliance with the performance specifications, which could cause delivery to be delayed.

Failure to Retain or Attract Skilled Workers Could Hurt the Company’s Operations.

Hercules requires skilled personnel to operate and provide technical services and support for its rigs and liftboats. Shortages of qualified personnel or the inability to obtain and retain qualified personnel could negatively affect the quality and timeliness of the Company’s work. In periods of economic crisis or during a recession, Hercules may have difficulty attracting and retaining skilled workers as these workers may seek employment in less cyclical or volatile industries or employers. In periods of recovery or increasing activity, Hercules may have to increase the wages of skilled workers, which could negatively impact the Company’s operations and financial results.

Although the Company’s domestic employees are not covered by a collective bargaining agreement, the marine services industry has been targeted by maritime labor unions in an effort to organize U.S. Gulf of Mexico employees. A significant increase in the wages paid by competing employers or the unionization of the Company’s U.S. Gulf of Mexico employees could result in a reduction of the Company’s skilled labor force, increases in the wage rates that Hercules must pay, or both. If either of these events were to occur, the Company’s capacity and profitability could be diminished and the Company’s growth potential could be impaired.

Governmental Laws and Regulations, Including Those Arising Out of the Macondo Well Incident and Those Related to Climate Change and Emissions of Greenhouse Gases, May Add to the Company’s Costs or Limit Drilling Activity.

The Company’s operations are affected in varying degrees by governmental laws and regulations. It is also subject to the jurisdiction of the Coast Guard, the National Transportation Safety Board, the Customs and Border Protection, the Department of Interior, the Bureau of Ocean Energy Management and BSEE, as well as private industry organizations such as the American Bureau of Shipping. New laws, regulations and requirements imposed after the Macondo well incident may delay the Company’s operations and cause Hercules to incur additional expenses in order for its rigs and operations in the U.S. Gulf of Mexico to be compliant with these new laws, regulations and requirements. These new laws, regulations and requirements and other potential changes in laws and regulations applicable to the offshore drilling industry in the U.S. Gulf of Mexico may also prevent the Company’s customers from obtaining new drilling permits and approvals in a timely manner, if at all, which could materially adversely impact the Company’s business, financial position or results of operations. In addition, Hercules may be required to make significant capital expenditures to comply with laws and the applicable regulations and standards of governmental authorities and organizations. Moreover, the cost of compliance could be higher than anticipated. For example, the BSEE has extended its regulatory enforcement reach to include contractors, which exposes contractors to potential fines, sanctions and penalties for violations of law arising in the BSEE’s jurisdictional area. Similarly, the Company’s international operations are subject to compliance with the FCPA, certain international conventions and the laws, regulations and standards of other foreign countries in which it operates. It is also possible that existing and proposed governmental conventions, laws, regulations and standards, including those related to climate change and emissions of greenhouse gases, may in the future add significantly to the Company’s operating costs or limit the Company’s activities or the activities and levels of capital spending by its customers.

In addition to the laws, regulations and requirements implemented since the Macondo well incident, the federal government has considered additional new laws, regulations and requirements, including those that would have imposed additional equipment requirements and that relate to the protection of the environment, which would be applicable to the offshore drilling industry in the U.S. Gulf of Mexico. The federal government may again consider implementing new laws, regulations and requirements. The implementation of new, more restrictive laws and regulations could lead to substantially increased potential liability and operating costs for Hercules and its customers, which could cause customers to discontinue or delay operating in the U.S. Gulf of Mexico and/or redeploy capital to international locations. These actions, if taken by any customers, could result in underutilization of the Company’s U.S. Gulf of Mexico assets and have an adverse impact on the Company’s revenue, profitability and financial position.

In addition, as the Company’s vessels age, the costs of drydocking the vessels in order to comply with governmental laws and regulations and to maintain their class certifications are expected to increase, which could adversely affect the Company’s financial condition and results of operations.

Compliance With or a Breach of Environmental Laws and Regulations can be Costly and Could Limit the Company’s Operations.

The Company’s operations are subject to federal, state, local and foreign and/or international laws and regulations that require Hercules to obtain and maintain specified permits or other governmental approvals, control the discharge of materials into the environment, require the removal and cleanup of materials that may harm the environment or otherwise relate to the protection of the environment. Governmental entities such as the U.S. Environmental Protection Agency and analogous state agencies have the power to enforce compliance with these laws and regulations and the permits issued under them, often requiring difficult and costly actions. For example, as an operator of mobile offshore drilling units in navigable U.S. waters and some offshore areas, Hercules may be liable for damages and costs incurred in connection with oil spills or other unauthorized discharges of chemicals or wastes resulting from those operations. Additionally, the BSEE has extended its regulatory enforcement reach to include contractors which exposes contractors to potential fines, sanctions and penalties for violations of law arising in the BSEE’s jurisdictional area. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions restricting some or all of the Company’s activities in the affected areas. Laws and regulations protecting the environment have become more stringent in recent years, and may in some cases impose strict liability, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. Some of these laws and regulations may expose Hercules to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. The application of these requirements, the modification of existing laws or regulations or the adoption of new requirements, both in U.S. waters and internationally, could have a material adverse effect on the Company’s financial condition and results of operations.

Hercules May Not Be Able to Maintain or Replace its Rigs and Liftboats as They Age.

The capital associated with the repair and maintenance of the Company’s fleet increases with age. Hercules may not be able to maintain its fleet by extending the economic life of existing rigs and liftboats, and the Company’s financial resources may not be sufficient to make expenditures necessary for these purposes or to acquire or build replacement units.

The Company’s Operating and Maintenance Costs With Respect to its Rigs Include Fixed Costs That Will Not Decline in Proportion to Decreases in Dayrates.

Hercules does not expect its operating and maintenance costs with respect to its rigs to necessarily fluctuate in proportion to changes in operating revenue. Operating revenue may fluctuate as a function of changes in dayrate, but costs for operating a rig are generally fixed or only semi-variable regardless of the dayrate being earned. Additionally, if the Company’s rigs incur idle time between contracts, Hercules typically does not de-man those rigs because it will use the crew to prepare the rig for its next contract. During times of reduced activity, reductions in costs may not be immediate as portions of the crew may be required to prepare the Company’s rigs for stacking, after which time the crew members are assigned to active rigs or dismissed. Moreover, as the Company’s rigs are mobilized from one geographic location to another, including mobilizations to harsh environments where high specification rigs such as the Hercules Triumph, Hercules Resilience and Hercules Highlander generally operate, the labor and other operating and maintenance costs can increase significantly. In general, labor costs increase primarily due to higher salary levels and inflation. Equipment maintenance expenses fluctuate depending upon the type of activity the unit is performing and the age and condition of the equipment. Contract preparation expenses vary based on the scope and length of contract preparation required and the duration of the firm contractual period over which such expenditures are amortized.

Upgrade, Refurbishment and Repair Projects are Subject to Risks, Including Delays and Cost Overruns, Which Could Have an Adverse Impact on the Company’s Available Cash Resources and Results of Operations.

Hercules makes upgrade, refurbishment and repair expenditures for its fleet from time to time, including when it acquires units or when repairs or upgrades are required by law, in response to an inspection by a governmental authority or when a unit is damaged. Hercules also regularly makes certain upgrades or modifications to its drilling rigs to meet customer or contract specific requirements. Upgrade, refurbishment and repair projects are subject to the risks of delay or cost overruns inherent in any large construction project, including costs or delays resulting from the following:

•	unexpectedly long delivery times for, or shortages of, key equipment, parts and materials;

•	shortages of skilled labor and other shipyard personnel necessary to perform the work;

•	unforeseen increases in the cost of equipment, labor and raw materials used for the Company’s rigs, particularly steel;

•	unforeseen design and engineering problems;

•	latent damages to or deterioration of hull, equipment and machinery in excess of engineering estimates and assumptions;

•	unanticipated actual or purported change orders;

•	work stoppages;

•	failure or delay of third-party service providers and labor disputes;

•	disputes with shipyards and suppliers;

•	delays and unexpected costs of incorporating parts and materials needed for the completion of projects;

•	failure or delay in obtaining acceptance of the rig from the customer;

•	financial or other difficulties at shipyards, including shipyard incidents that could increase the cost and delay the timing of projects;

•	adverse weather conditions; and

•	inability or delay in obtaining customer acceptance or flag-state, classification society, certificate of inspection, or regulatory approvals.

Significant cost overruns or delays would adversely affect the Company’s financial condition and results of operations. Additionally, capital expenditures for rig upgrade, reactivation and refurbishment projects could exceed the Company’s planned capital expenditures. Failure to complete an upgrade, reactivation, refurbishment or repair project on time may, in some circumstances, result in the delay, renegotiation or cancellation of a drilling or liftboat contract and could put at risk the Company’s planned arrangements to commence operations on schedule. Hercules also could be exposed to penalties for failure to complete an upgrade, refurbishment or repair project and commence operations in a timely manner. The Company’s rigs and liftboats undergoing upgrade, reactivation, refurbishment or repair generally do not earn a dayrate during the period they are out of service.

Hercules is Subject to Litigation That Could Have an Adverse Effect on its Business.

Hercules is from time to time involved in various litigation matters. The numerous operating hazards inherent in the Company’s business increase its exposure to litigation, including personal injury litigation brought against it by employees that are injured operating the Company’s rigs and liftboats. These matters may include, among other things, contract dispute, personal injury, environmental, asbestos and other toxic tort, employment, tax and securities litigation, and litigation that arises in the ordinary course of the Company’s business. Hercules has extensive litigation brought against it in federal and state courts located in Louisiana, Mississippi and South Texas, areas that were significantly impacted by hurricanes during the last decade and by the Macondo well blowout incident. The jury pools in these areas have become increasingly more hostile to defendants, particularly corporate defendants in the oil and gas industry. Hercules cannot predict with certainty the outcome or effect of any claim or other litigation matter. Litigation may have an adverse effect because of potential negative outcomes, the costs associated with defending the lawsuits, the diversion of the Company’s management’s resources and other factors.

The Company’s Operations Present Hazards and Risks That Require Significant and Continuous Oversight, and it Depends Upon the Security and Reliability of its Technologies, Systems and Networks in Numerous Locations Where it Conducts Business.

Hercules continues to increase its dependence on digital technologies to conduct its operations, to collect monies from customers and to pay vendors and employees. In addition, Hercules has outsourced certain information technology development, maintenance and support functions. As a result, Hercules is exposed to cybersecurity risks at both its internal locations and outside vendor locations that could disrupt operations for an extended period of time and result in the loss of critical data and in higher costs to correct and remedy the effects of such incidents, although no such material incidents have occurred to date. If the Company’s systems for protecting against information technology and cybersecurity risks prove to be insufficient, Hercules could be adversely affected by having its business and financial systems compromised, its proprietary information altered, lost or stolen, or its business operations and safety procedures disrupted.

Changes in Effective Tax Rates, Taxation of the Company’s Foreign Subsidiaries, Limitations on Utilization of the Company’s Net Operating Losses or Adverse Outcomes Resulting From Examination of the Company’s Tax Returns Could Adversely Affect its Operating Results and Financial Results.

The Company’s future effective tax rates could be adversely affected by changes in tax laws, both domestically and internationally. From time to time, Congress and foreign, state and local governments consider legislation that could increase the Company’s effective tax rates. Hercules cannot determine whether, or in what form, legislation will ultimately be enacted or what the impact of any such legislation would be on its profitability. If these or other changes to tax laws are enacted, the Company’s profitability could be negatively impacted.

The Company’s future effective tax rates could also be adversely affected by changes in the valuation of its deferred tax assets and liabilities, the ultimate repatriation of earnings from foreign subsidiaries to the United States, or by changes in tax treaties, regulations, accounting principles or interpretations thereof in one or more countries in which Hercules operates. In addition, Hercules is subject to the examination of its tax returns by the Internal Revenue Service and other tax authorities where it files tax returns. Hercules regularly assesses the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of its provision for taxes. There can be no assurance that any existing or future examinations by the Internal Revenue Service or other taxing authorities will not have an adverse effect on the Company’s operating results and financial condition.

Discharge of Prepetition Claims and Related Legal Proceedings.

The Debtors may be subject to Claims in various legal proceedings and may become subject to other legal proceedings in the future. Although any such Claims will be generally stayed while the Chapter 11

Cases are pending, the Debtors may not be successful in ultimately discharging or satisfying such Claims. The ultimate outcome of each of these matters, including the Debtors’ ability to have these matters satisfied and discharged in the bankruptcy proceeding, cannot presently be determined, nor can the liability that may potentially result from a negative outcome be reasonably estimated presently for every case. The liability the Debtors may ultimately incur with respect to any one of these matters in the event of a negative outcome may be in excess of amounts currently accrued with respect to such matters and, as a result, these matters may potentially be material to the Debtors’ business, financial condition, and/or results of operations.

D.	Certain Risks Relating to HERO Equity Interests related to the Plan and Bankruptcy Filing.

Lack of Established Market for HERO Equity Interests as a Consequence of Plan and Bankruptcy Filing.

As set forth above, Holders of HERO Equity Interests will be given the opportunity to opt out of granting the releases set forth in section VII.F of the Plan. After an election to opt out is made by a holder of HERO Equity Interests, such election will be binding on any buyer of such HERO Equity Interests in any subsequent sale or re-sale of the shares prior to the date such shares are cancelled. Specifically, once a Holder that holds its HERO Equity Interests through DTC Opts Out electronically through DTC, (a) the Holder will no longer have a right to sell or transfer any HERO Equity Interests except manually in cooperation with DTC and the Voting Agent and (b) their HERO Equity Interests, as stated above, will be cancelled and discharged under the plan as of the effective date and such opt out holder will not receive any consideration or distributions of any kind whatsoever under the Plan.

Under such circumstances, a trading market for HERO Equity Interests held by Holders electing to opt out of the releases may not exist and electing to opt out will likely make it more difficult for such opt-out shareholders to dispose of their HERO Equity Interests or to realize value on the shares at a time when they may wish to do so.

E.	Certain Risks Relating to the Shares of New HERO Common Stock and the New HERO Warrants Under the Plan.

Significant Holders.

As set forth above, after the Effective Date, the holders of Senior Notes will receive 96.9% of Reorganized HERO’s new common stock (subject to dilution). If such holders of New HERO Common Stock were to act as a group, such holders would be in a position to control the outcome of all actions requiring stockholder approval, including the election of directors, without the approval of other stockholders. This concentration of ownership could also facilitate or hinder a negotiated change of control of the Reorganized Debtors and, consequently, have an impact upon the value of the New HERO Warrants and New HERO Common Stock.

Restrictions on Transfer of New HERO Common Stock.

The recipients of securities issued under the Plan who are deemed to be “underwriters” as defined in section 1145(b) of the Bankruptcy Code will be restricted in their ability to transfer or sell their securities. In addition, securities issued under the Plan to affiliates of the Reorganized Debtors will be subject to restrictions on resale. These persons will be permitted to transfer or sell such securities only pursuant to the provisions of Rule 144 under the Securities Act, if available, or another available exemption from the registration requirements of the Securities Act. These restrictions may adversely impact the value of the shares of New HERO Common Stock and make it more difficult for such shareholders to dispose of their shares, or to realize value on the shares, at a time when they may wish to do so. See Article XII, “Securities Law Matters,” for additional information regarding restrictions on resales of the New HERO Common Stock.

Lack of Established Market for New HERO Common Stock and the New HERO Warrants.

A liquid trading market for the New HERO Common Stock and the New HERO Warrants issued under the Plan does not exist. The future liquidity of the trading markets for New HERO Common Stock and the New HERO Warrants will depend, among other things, upon the number of holders of such securities and whether such securities become listed for trading on an exchange or trading system at some future time.

The shares of common stock of HERO are currently listed on NASDAQ. HERO expects that its common stock will become delisted from trading on NASDAQ following the Petition Date and will then be traded on the OTC Pink market. The Reorganized Debtors will use reasonable efforts to seek listing on NASDAQ in respect of the New HERO Common Stock on or as soon as reasonably practicable after the Effective Date. The Reorganized Debtors are under no obligation to list the New HERO Warrants on any securities exchange. While a liquid trading market may develop in the future for the New HERO Common Stock, this is uncertain to be the case with respect to the New HERO Warrants.

The Anti-Dilution Protection for the New HERO Warrants Does Not Cover All Transactions that Could Adversely Affect Such Warrants.

The terms of the New HERO Warrants will provide for anti-dilution protection in the event of certain organic dilutive events such as splits, combinations, stock dividends and similar organic dilutive events involving New HERO Common Stock. However, there could be other transactions, such as the issuance of common stock at a price below the exercise price for the New HERO Warrants or below the market price for the New HERO Common Stock, for which there will be no anti-dilution adjustment. Also, if the Reorganized Debtors were to engage in a business combination transaction for cash at a time when the market value of the New HERO Common Stock was below the applicable exercise price, holders of the New HERO Warrants would receive no value.

Historical Financial Information of the Debtors May Not Be Comparable to the Financial Information of the Reorganized Debtor.

As a result of the consummation of the Plan and the transactions contemplated thereby, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

The Financial Projections Set forth in this Disclosure Statement May Not Be Achieved.

The Financial Projections cover the operations of the Reorganized Debtor through 2018. The Financial Projections are based on numerous assumptions that are an integral part thereof, including, but not limited to, Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, industry performance, general business and economic conditions, competition, adequate financing, absence of material claims, the ability to make necessary capital expenditures, the ability to establish strength in new markets and to maintain, improve, and strengthen existing markets, customer purchasing trends and preferences, the ability to increase gross margins and control future operating expenses, and other matters, many of which are beyond the control of the Reorganized Debtors. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement may affect the actual financial results of the operations of the Reorganized Debtors. These variations may be material and adverse. Because the actual results achieved throughout the periods covered by the Financial Projections will vary from the projected results, the Financial Projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur.

F.	Additional Factors to Be Considered.

The Debtors Have No Duty to Update.

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date. The Debtors have no duty to update this Disclosure Statement unless otherwise ordered to do so by the Court.

No Representations Made Outside this Disclosure Statement Are Authorized

The information contained in this Disclosure Statement is for purposes of soliciting acceptances of the Plan and may not be relied upon for any other purpose. Except as otherwise provided herein or in the Plan, no representations relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court, the Bankruptcy Code, or otherwise. Any representations or inducements made to secure your acceptance or rejection of the Plan, other than as contained in or included with this Disclosure Statement, should not be relied upon by you in arriving at your decision. You should promptly report unauthorized representations or inducements to the counsel to the Debtors and, if applicable, the U.S. Trustee.

The Debtors Relied on Certain Exemptions from Registration under the Securities Act

This Disclosure Statement has not been filed with the SEC or any state regulatory authority. Neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement or the exhibits or the statements contained herein, and any representation to the contrary is unlawful. This Disclosure Statement has been prepared pursuant to Bankruptcy Code section 1125 and Bankruptcy Rule 3016(b).

To the maximum extent permitted by Bankruptcy Code section 1145, the Securities Act, and other applicable non-bankruptcy law, the issuance of the New HERO Common Stock and New HERO Warrants will be exempt from registration under the Securities Act by virtue of Bankruptcy Code section 1145 as described herein.

The Information Herein Was Provided by the Debtors and Relied upon by Their Advisors

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not independently verified the information contained herein.

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date. While the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

The financial information contained in this Disclosure Statement has not been audited unless explicitly stated otherwise. In preparing this Disclosure Statement, the Debtors relied on financial data derived from their books and records that was available at the time of such preparation. Although the Debtors have used their reasonable business judgment to ensure the accuracy of the financial information provided in this Disclosure Statement, and while the Debtors believe that such financial information fairly reflects the financial condition of the Debtors, the Debtors are unable to warrant or represent that the financial information contained herein and attached hereto is without inaccuracies.

No Legal or Tax Advice Is Provided to You by this Disclosure Statement

This Disclosure Statement is not legal advice to you. The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each Holder of a Claim or an Equity Interest should consult his or her own legal counsel and accountant with regard to any legal, tax, and other matters concerning his or her Claim or Equity Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation of the Plan.

No Admissions Are Made by this Disclosure Statement

The information and statements contained in this Disclosure Statement will neither constitute an admission of any fact or liability by any Entity (including, without limitation, the Debtors) nor be deemed evidence of the tax or other legal effects of the Plan on the Debtors, the Reorganized Debtors, Holders of Allowed Claims or Equity Interests or any other parties in interest. Except as otherwise provided in the Plan, the vote by a Holder of an Allowed Claim or Equity Interest for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors or the Reorganized Debtors (or any party in interest, as the case may be) to object to that Holder’s Allowed Claim or Equity Interest, or recover any preferential, fraudulent, or other voidable transfer or assets, regardless of whether any Claims or Causes of Action of the Debtors or their respective Estates are specifically or generally identified herein.

In addition, no reliance should be placed on the fact that a particular litigation claim or projected objection to a particular Claim or Equity Interest is, or is not, identified in this Disclosure Statement. The Debtors or the Reorganized Debtors may seek to investigate, file, and prosecute objections to Claims and Equity Interests and may object to Claims after the Confirmation or Effective Date of the Plan irrespective of whether this Disclosure Statement identifies such Claims or objections to Claims.

Forward-Looking Statements in this Disclosure Statement

The Debtors make statements in this Disclosure Statement that are considered forward-looking statements under the federal securities laws. The Debtors consider all statements regarding anticipated or future matters, including the following, to be forward-looking statements:

•	any future effects as a result of the filing or pendency of the Chapter 11 Cases;

•	The Company’s expected future financial position, liquidity, results of operations, profitability, and cash flows;

•	financing plans;

•	competitive position;

•	business strategy;

•	budgets;

•	projected cost reductions;

•	projected and estimated environmental liabilities;

•	other projected and estimated liability costs;
•	results of litigation;

•	disruption of operations;

•	regulatory changes;

•	plans and objectives of management for future operations;

•	contractual obligations;

•	off-balance-sheet arrangements;

•	growth opportunities for existing services;

•	projected price changes;

•	projected general market conditions; and

•	impacts from new technologies.

Statements concerning these and other matters are not guarantees of the Company’s future performance. Such statements represent the Company’s estimates and assumptions only as of the date such statements were made. There are risks, uncertainties, and other important factors that could cause the Company’s actual performance or achievements to be materially different from those it may project, and Hercules undertakes no obligation to update any such statement. These risks, uncertainties, and factors include:

•	the Debtors’ ability to confirm, and consummate the Plan;

•	the Company’s ability to reduce its overall financial leverage;

•	the potential adverse impact of the Chapter 11 Cases on the Company’s operations, management, and employees and the risks associated with operating the businesses during the Chapter 11 Cases;

•	supplier and partner response to the Chapter 11 Cases;

•	inability to have claims discharged or settled during the Chapter 11 Cases;

•	general economic, business, and market conditions, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the overall economy;
•	interest rate fluctuations;

•	exposure to litigation;

•	dependence upon key personnel;

•	ability to implement cost reduction and market share initiatives in a timely manner;

•	efficacy of new technologies and facilities;

•	adverse tax changes;

•	limited access to capital resources;

•	changes in laws and regulations;

•	natural disasters; and

•	inability to implement the Company’s business plan.

See “Risk Factors” in HERO’s Annual Report on Form 10-K for the year ended December 31, 2014 for a list of other risk factors that could have a significant impact on the Company’s operating performance, and see HERO’s filings with the Securities and Exchange Commission for additional disclosures regarding risks and forward-looking statements.

XII. SECURITIES LAW MATTERS

No registration statement will be filed under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to any state securities laws with respect to the offer and distribution of securities under the Plan. Prior to the filing of the Chapter 11 Case, the Debtors will rely on the exemption provided by section 4(a)(2) of the Securities Act and applicable exemptions from Blue Sky Laws. The Debtor believes that the provisions of section 1145(a)(1) of the Bankruptcy Code will exempt the issuance and distribution of securities issued under the Plan (the “1145 Securities”) from federal and state securities registration requirements. The 1145 Securities issued to affiliates of the Reorganized Debtors will be treated as issued pursuant to section 1145(a)(1), but will be subject to restrictions on resale and may be resold only under Rule 144 or another available exemption from registration under the federal and state securities laws.

A.	Bankruptcy Code Exemptions from Registration Requirements.

Securities Issued in Reliance on Section 1145 of the Bankruptcy Code.

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must each hold a prepetition or administrative expense claim against the debtor or an interest in the debtor; and (iii) the securities must be issued in exchange for the recipient’s claim against, or interest in, the debtor, or principally in such exchange and partly for cash or property.

The exemptions provided for in section 1145 do not apply to an entity that is deemed an “underwriter” as such term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”:

(a)	purchases a claim against, an interest in, or a claim for administrative expense against, the debtor, with a view to distributing any security received in exchange for such a claim or interest (“accumulators”);

(b)	offers to sell securities offered or sold under a plan for the holders of such securities (“distributors”);

(c)	offers to buy securities offered or sold under a plan from the holders of such securities, if the offer to buy is (i) with a view to distributing such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; and

(d)	is an “issuer” with respect to the securities, as the term “issuer” is defined in section 2(a)(11) of the Securities Act, which includes affiliates of the issuer, defined as persons who are in a relationship of “control” with the issuer.

As explained more fully in the next section, persons who are not deemed “underwriters” of the issuer may generally resell 1145 Securities without registration under the Securities Act or other applicable law. Persons deemed “underwriters” may sell such securities without registration only pursuant to a registration statement or exemptions from registration under the Securities Act and other applicable law.

Subsequent Resales of 1145 Securities.

Section 1145(c) of the Bankruptcy Code provides that securities issued pursuant to section 1145(a)(1) are deemed to have been issued in a public offering. In general, therefore, resales of and subsequent transactions in the 1145 Securities will be exempt from registration under the Securities Act pursuant to section 4(a)(1) of the Securities Act, unless the holder thereof is deemed to be an “issuer,” an “underwriter,” or a “dealer” with respect to such securities. A “dealer,” as defined in section 2(a)(12) of the Securities Act, is any person who engages either for all or part of his or her time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person. An “issuer” includes any “affiliate” of the issuer, which is defined as a person directly or indirectly controlling, controlled by, or under common control with the issuer. Affiliates of Reorganized HERO for these purposes will generally include its directors and officers and its controlling stockholders.

“Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. While there is no precise definition of a “controlling” stockholder, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns 10% or more of a class of securities of a reorganized debtor may be presumed to be a “controlling person” of the debtor. However, that presumption is rebuttable, and whether or not any particular person would be deemed to be an “affiliate” of Reorganized HERO will depend upon various facts and circumstances applicable to that person.

Notwithstanding the provisions of section 1145(b) of the Bankruptcy Code regarding accumulators and distributors, the staff of the SEC has taken the position that resales of securities distributed under a plan of reorganization by accumulators and distributors of securities who are not affiliates of the issuer of such securities are exempt from registration under the Securities Act if effected in “ordinary trading transactions.” The staff of the SEC has indicated in this context that a transaction by such non-affiliates may be considered an “ordinary trading transaction” if it is made on a national securities exchange or in the over-the-counter market and does not involve any of the following factors:

(e)	(i) concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or (ii) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

(f)	the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a bankruptcy court-approved disclosure statement and supplements thereto, and documents filed with the SEC pursuant to the Exchange Act; or

(g)	the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arm’s-length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

The staff of the SEC has not provided any guidance for privately arranged trades. The views of the staff of the SEC on these matters have not been sought by the Debtors and, therefore, no assurance can be given regarding the proper application of the “ordinary trading transaction” exemption described above. Any person intending to rely on such exemption is urged to consult their counsel as to the applicability thereof to their circumstances.

Subsequent Transfers of the New HERO Common Stock and New HERO Warrants Issued to Affiliates.

Securities issued under the Plan to affiliates of Reorganized HERO will be subject to certain restrictions on resale. Affiliates may resell such securities in compliance with the requirements of Rule 144 or another available exemption under the Securities Act and applicable Blue Sky Laws.

Rule 144 requires that certain information concerning the issuer be made publicly available. Reorganized HERO expects to be a reporting company under the Securities Exchange Act of 1934, as amended, thereby satisfying the public information requirement of Rule 144. Affiliates of Reorganized HERO must also comply with the volume, manner of sale, and notice requirements of Rule 144. However, affiliates of Reorganized HERO will not be subject to the holding period requirement of Rule 144, as the New HERO Common Stock and New HERO Warrants will be deemed to have been issued in a public offering.

Volume Requirement. Affiliates of Reorganized HERO will be limited in the number of shares of New HERO Common Stock and New HERO Warrants (treated separately for this purpose) that may be sold for their account (and related persons) in any three-month period. They will be limited to the greater of (i) 1% of the outstanding securities of the same class being sold, and (ii) if the class is listed on a stock exchange, the average weekly reported volume of trading in such securities during the four weeks preceding the filing of a notice of proposed sale on Form 144 or if no notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker.

Manner of Sale Requirement. Under Rule 144, affiliates of Reorganized HERO may resell their New HERO Common Stock and New HERO Warrants solely in a broker’s transaction, directly with a market maker, or in a riskless principal transaction (as defined in Rule 144).

Notice Requirement. If the amount of New HERO Common Stock or New HERO Warrants sold by an affiliate under Rule 144 in any three month period exceeds 5,000 shares or warrants or has an aggregate sale price greater than $50,000, the affiliate must file or cause to be filed with the SEC three copies of a notice of proposed sale on Form 144, and provide a copy to any exchange on which the securities are traded.

GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER, AFFILIATE, OR DEALER, THE DEBTOR MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN. THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

Holders of Claims may wish to consult with their own legal advisors regarding the applicability of securities laws and exemptions in their particular circumstances.

XIII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.	Introduction

The following discussion summarizes certain U.S. federal income tax consequences of the Plan to the Debtors and to holders of Allowed Class 3 Senior Notes Claims in their capacities as such.

This summary is provided for informational purposes only and is based on the Tax Code, the Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practice, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. A substantial amount of time may elapse between the date of this Disclosure Statement and the receipt of a final distribution under the Plan. Events subsequent to the date of this Disclosure Statement, such as the enactment of additional tax legislation, court decisions or administrative changes, could affect the U.S. federal income tax consequences of the Plan and the transactions contemplated thereunder. No ruling will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the tax aspects of the Plan and no opinion of counsel has heretofore been obtained by the Debtors with respect thereto. No representations are being made regarding the particular tax consequences of the confirmation and consummation of the Plan to the Debtor or any Holder of a Claim. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein. This summary does not address any aspects of U.S. federal non-income, state, local, or non-U.S. taxation.

The summary of certain U.S. federal income tax consequences to holders of Claims does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of a Claim in light of its particular facts and circumstances or to particular types of holders of Claims subject to special treatment under the Tax Code (for example, financial institutions; banks; broker-dealers; insurance companies; tax-exempt organizations; retirement plans or other tax-deferred accounts; mutual funds; real estate investment trusts; traders in securities that elect mark-to-market treatment; persons subject to the alternative minimum tax; certain former U.S. citizens or long-term residents; persons who hold Claims or New HERO Common Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; persons that have a functional currency other than the U.S. dollar; governments or governmental organizations; pass-through entities; investors in pass-through entities that hold Claims or New HERO Common Stock; and persons who received their Claims or New HERO Common Stock upon exercise of employee unit options or otherwise as compensation; or holders not entitled to vote on the Plan). Furthermore, the summary of certain U.S. federal income tax consequences to holders of Claims applies only to holders that hold their Claims as capital assets for U.S. federal income tax purposes (generally, property held for investment) and will hold their New HERO Common Stock as capital assets for U.S. federal income tax purposes and that the various debt and other arrangements to which the Debtors are parties will be respected for U.S. federal income tax purposes in accordance with their form. Insofar as such summary addresses U.S. federal income tax consequences related to the New HERO Common Stock, such summary applies only to holders of Claims that acquire the New HERO Common Stock in exchange for their Claims pursuant to the Plan.

A “U.S. holder” for purposes of this summary is a beneficial owner of a Class 3 Senior Note Claims that is, for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident alien;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A “Non-U.S. Holder” means a holder of a Claim that is not a U.S. holder and is, for U.S. federal income tax purposes, an individual, corporation (or other entity treated as a corporation for U.S. federal income taxes purposes), estate or trust.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Claim or New HERO Common Stock, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors about the U.S. federal income tax consequences of participating in the Plan, including the tax consequences with respect to the ownership and disposition of New HERO Common Stock received under the Plan.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER. ALL HOLDERS OF CLAIMS OR EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PLAN.

B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors

The Debtors have reported consolidated U.S. net operating loss (“NOL”) carryovers for federal income tax purposes of approximately $447.9 million as of December 31, 2014. Certain of these NOLs are subject to limitations on their use. The Debtors expect to incur further operating losses for the 2015 taxable year. If unused, these NOLs will expire in the years 2029 through 2035. The amount of any such NOL carryforwards and other losses, and the extent to which any limitations may apply, remains subject to audit and adjustment by the IRS.

As discussed below, the amount of the Debtors’ NOL carryforwards, and possibly certain other tax attributes, may be significantly reduced upon implementation of the Plan. In addition, the Reorganized Debtors’ subsequent utilization of any net built-in losses with respect to their assets and NOLs remaining, and possibly certain other tax attributes, may be restricted as a result of and upon the implementation of the Plan.

Cancellation of Debt and Reduction of Tax Attributes

It is anticipated that the Plan will result in a cancellation of a portion of the Debtors’ outstanding indebtedness. In general, absent an exception, a debtor will realize and recognize cancellation of debt income (“COD Income”) upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of the amount of cash paid and the fair market value of any other consideration.

A debtor will not, however, be required to include any amount of COD Income in gross income if the debtor is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, a debtor must reduce certain of its tax attributes by the amount of COD Income that it excluded from gross income. In general, tax attributes will be reduced in the following order: (a) NOLs and NOL carryovers; (b) certain tax credit carryovers; (c) net capital losses and capital loss carryovers; (d) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject); (e) passive activity loss and credit carryovers; and (f) foreign tax credit carryovers. A debtor with COD Income may elect first to reduce the basis of its depreciable assets. In the context of a consolidated group of corporations, the tax rules provide for a complex ordering mechanism in determining how the tax attributes of one member can be reduced by the COD Income of another member.

As a result of having their debt reduced in connection with their bankruptcy, the Debtors generally will not recognize COD Income from the discharge of indebtedness pursuant to the Plan; however, the Debtors expect that, subject to the limitations discussed herein, they will be required to make material reductions in their tax attributes. Because the Plan provides that holders of certain Claims may receive New HERO Common Stock, the amount of COD Income, and accordingly the amount of tax attributes required to be reduced, will depend in part on the fair market value of the New HERO Common Stock. These values cannot be known with certainty as of the date hereof.

Limitation of NOL Carryforwards and Other Tax Attributes

The Debtors had significant NOLs as of December 31, 2014 and expect to generate operating losses through the Effective Date. The Debtors expect that, as a consequence of the COD Income, their NOLs will be substantially reduced. The amount of tax attributes, if any, that will be available to the Reorganized Debtors following such reduction is based on a number of factors and is impossible to calculate at this time. Some of the factors that will impact the amount of available tax attributes include: the amount of taxable income or loss incurred by the Debtors in 2015 and the amount of COD Income recognized by the Debtors in connection with the consummation of the Plan. Following the consummation of the Plan, the Debtors anticipate that any remaining NOLs and other tax attributes, if any, may be subject to limitation under section 382 of the Tax Code by reason of the transactions under the Plan.

Under section 382 of the Tax Code, if a corporation undergoes an “ownership change,” the amount of its pre-ownership change NOLs (collectively, “Pre-Change Losses”) that may be utilized to offset future taxable income generally is subject to an annual limitation. Corresponding rules may reduce a corporation’s ability to use losses if it has built-in losses in its assets at the time of an ownership change. Capital loss carryovers and certain tax credit carryovers are also generally limited after an ownership change under section 383 of the Tax Code. Although the Debtors do not believe that their NOLs are currently subject to these utilization limitations (other than certain carryovers relating to the 2011 acquisition of Seahawk Drilling, Inc.), subsequent trading activity in HERO’s shares or further changes in the ownership of HERO stock prior to the issuance of the New HERO Common Stock pursuant to the Plan could result in “ownership changes” that may ultimately affect the ability to fully utilize the Debtors’ NOLs. As discussed in greater detail herein, the Debtors anticipate that the issuance of the New HERO Common Stock pursuant to the Plan will result in an “ownership change” of the Reorganized Debtors for these purposes, and that the Reorganized Debtors’ use of their Pre-Change Losses will be subject to limitation unless an exception to the general rules of Section 382 of the Tax Code applies. This limitation is independent of, and in addition to, the reduction of tax attributes described in the preceding section resulting from the exclusion of COD Income.

(a)	General Section 382 Annual Limitation

In general, the annual limitation determined under section 382 of the Tax Code in the case of an “ownership change” of a corporation (the “Section 382 Limitation”) is equal to the product of (a) the fair market value of the stock of the corporation immediately before the ownership change (with certain adjustments) multiplied by (b) the applicable “long-term tax-exempt rate” posted by the IRS (e.g., 2.74% for July 2015). Generally, the Section 382 Limitation may be increased to the extent that the corporation recognizes certain built-in gains in its assets during the five-year period following the ownership change, or is treated as recognizing built-in gains pursuant to certain safe harbors provided by the IRS. Corresponding rules may reduce a corporation’s ability to use losses if it has built-in losses in its assets at the time of an ownership change. Section 383 of the Tax Code applies a limitation, similar to the Section 382 Limitation, to capital loss carryforwards and tax credits. Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. The debtor corporation’s Pre-Change Losses will be subject to further limitations if the debtor does not continue its business enterprise for at least two years following the ownership change or if it experiences additional future ownership changes. As discussed below, however, special rules may apply in the case of a corporation which experiences an ownership change as the result of a bankruptcy proceeding.

(b)	Special Bankruptcy Exceptions

An exception to the foregoing annual limitation rules generally applies when the existing shareholders and/or so-called “qualified creditors” of a debtor corporation in a chapter 11 bankruptcy case receive, in respect of their claims or interests, at least 50% of the vote and value of the stock of the reorganized debtor (or stock of a controlling corporation if also in bankruptcy) pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”). Under the 382(l)(5) Exception, a debtor’s Pre-Change Losses are not limited on an annual basis but, instead, the debtor’s NOLs are required to be reduced by the amount of any interest deductions claimed during any taxable year ending during the three-year period preceding the taxable year that includes the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization, in respect of all debt converted into stock in the reorganization. If the 382(l)(5) Exception applies and the debtor undergoes another ownership change within two years after consummation of the plan, then the debtor’s Pre-Change Losses effectively would be eliminated in their entirety.

When the 382(l)(5) Exception is not applicable (either because the debtor does not qualify for it or the debtor otherwise elects not to utilize the 382(l)(5) Exception), a second special rule will generally apply to a debtor in chapter 11 (the “382(l)(6) Exception”). When the 382(l)(6) Exception applies, a debtor corporation that undergoes an ownership change generally is permitted to determine the fair market value of its stock after taking into account the increase in value resulting from any surrender or cancellation of creditors’ claims in the bankruptcy. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an ownership change to be determined before the events giving rise to the change. The 382(l)(6) Exception also differs from the 382(l)(5) Exception in that the debtor corporation is not required to reduce its NOLs by interest deductions in the manner described above, and the debtor may undergo a change of ownership within two years without triggering the elimination of its Pre-Change Losses.

Whether the Debtors qualify for the 382(l)(5) Exception is highly fact specific and significant uncertainties exist as to the facts and law underlying this position. Thus, the Debtors are not certain whether they will qualify for the Section 382(l)(5) Exception or would choose to elect out of the Section 382(l)(5) Exception. If the Debtors do not qualify for the 382(1)(5) Exception or the Debtors elect out of the 382(l)(5) Exception, the Debtors’ use of its Pre-Change Losses will be subject to the Section 382 Limitation following confirmation of the Plan, calculated under the special rule of Section 382(1)(6) of the Tax Code described above. However, any NOLs generated in any-post-Effective Date taxable year (including the portion of the taxable year of the ownership change following the Effective Date) should not be subject to this limitation.

Regardless of whether the Debtors take advantage of the 382(l)(5) Exception or the 382(l)(6) Exception, the Reorganized Debtors’ use of their Pre-Change Losses, if any, after the Effective Date may be adversely affected if an “ownership change” within the meaning of Section 382 of the Tax Code were to occur after the Effective Date.

Alternative Minimum Tax

In general, an alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent such tax exceeds the corporation’s regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. For example, except for AMT NOLs for certain taxable years, only 90% of a corporation’s AMTI may be offset by available AMT NOL carryforwards. Additionally, under section 56(g)(4(G) of the Tax Code an ownership change (as discussed above) that occurs with respect to a corporation having a net unrealized built-in loss in its assets may cause the corporation’s aggregate tax basis in its assets to be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.

C.	Certain U.S. Federal Income Tax Consequences of the Plan to U.S. Holders of Allowed Class 3 Senior Notes Claims

The U.S. federal income tax consequences of the Plan to a U.S. holder of a Claim will depend, in part, on whether the related Senior Note constitutes a “security” for federal income tax purposes, whether the holder reports income on the accrual or cash basis, whether the holder has taken a bad debt deduction or worthless security deduction with respect to the Claim and whether the holder receives distributions under the Plan in more than one taxable year. U.S. holders should consult their tax advisors regarding the tax consequences of the Plan based on their individual circumstances.

Definition of Securities

Whether an instrument constitutes a “security” is determined based upon all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. Under somewhat different facts, the IRS has ruled that new debt obligations with a term of less than five years issued in exchange for and bearing the same terms (other than interest rate) as securities should also be classified as securities for this purpose, since the new debt represents a continuation of the holder’s investment in the corporation in substantially the same form. The Senior Notes have terms between seven (7) and thirty (30) years. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable, or contingent, and whether such payments are made on a current basis or accrued. Because of the inherently factual nature of this determination, each U.S. holder of a Claim is urged to consult its tax advisor regarding whether a Senior Note constitutes a security for federal income tax purposes.

Exchange of Claims

(a)	Senior Notes are Securities for Tax Purposes

If a Senior Note is treated as a security for federal income tax purposes, the exchange of such Senior Note pursuant to the Plan would be treated as a recapitalization, and therefore a reorganization under the Tax Code. In general, if a Senior Note is treated as a security for federal income tax purposes, a U.S. holder (i) will recognize gain only to the extent of any amounts received in respect of accrued but unpaid interest on a Senior Note and (ii) will not be permitted to recognize a loss. In that case, the gain would generally be capital gain except to the extent the “market discount” rules discussed below cause the gain to be treated as ordinary income. Any capital gain or loss will be long-term capital gain or loss, if at the time of disposition of the Senior Note, a Holder held the Senior Note for more than one year.

A U.S. holder’s adjusted tax basis in the shares of New HERO Common Stock received would equal the adjusted tax basis of the Senior Notes exchanged therefor. A U.S. holder would have a holding period for the New HERO Common Stock that includes the holding period for the Senior Notes exchanged therefor. The adjusted tax basis of any share of New HERO Common Stock treated as received in satisfaction of accrued interest would equal the fair market value of such New HERO Common Stock and the holding period for such share of New HERO Common Stock would begin on the day following the day of receipt.

(b)	Senior Notes are Not Securities

If a Senior Note is not treated as a “security” for federal income tax purposes, the exchange of such a Class 3 Senior Notes Claim should be a taxable transaction. Subject to the discussion under “Distributions After the Effective Date” below, a U.S. holder should generally recognize gain or loss on the exchange of a Class 3 Senior Notes Claim pursuant to the Plan equal to the difference between (i) the fair market value of the New HERO Common Stock (excluding New HERO Common Stock treated as attributable to accrued interest on such Claims, which is taxable as described below under “Accrued Interest”), and (ii) the U.S. holder’s adjusted tax basis in such Claims. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the nature of the Claim in such U.S. holder’s hands, whether the Claim was purchased at a discount, and whether and to what extent the U.S. holder has previously claimed a bad debt deduction with respect to its Claim. See the discussions below under “Accrued Interest” and “Market Discount.” The U.S. holder’s tax basis in such New HERO Common Stock should generally be the fair market value of the New HERO Common Stock at the time received, and the U.S. holder’s holding period in such New HERO Common Stock, if any, should generally begin on the day following the day of receipt.

U.S. holders of Allowed Class 3 Senior Notes Claims should consult their tax advisors regarding the tax consequences of the exchange, including: the tax consequences of any distributions that may be made after the Effective Date on account of the disallowance of any Disputed Claim and possible alternative characterizations of the exchange.

New HERO Common Stock

(b)	Distributions

The gross amount of any distribution of cash or property made to a U.S. holder with respect to New HERO Common Stock generally will be includible in gross income by a U.S. holder as dividend income to the extent such distribution is paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends received by non-corporate U.S. holders may qualify for reduced rates of taxation. Subject to applicable limitations, a distribution which is treated as a dividend for U.S. federal income tax purposes may qualify for the dividends-received deduction if such amount is distributed to a U.S. holder that is a corporation and certain holding period and certain other requirements are satisfied. Any dividend received by a U.S. holder that is a corporation may be subject to the “extraordinary dividend” provisions of the Tax Code. A distribution in excess of current and accumulated earnings and profits, as determined under U.S. federal income tax principles, will first be treated as a return of capital to the extent of the U.S. holder’s adjusted tax basis in its New HERO Common Stock and will be applied against and reduce such basis dollar-for-dollar (thereby increasing the amount of gain or decreasing the amount of loss recognized on a subsequent taxable disposition of the New HERO Common Stock). To the extent that such distribution exceeds the U.S. holder’s adjusted tax basis in its New HERO Common Stock, the distribution will be treated as capital gain, which will be treated as long-term capital gain if such U.S. holder’s holding period in its New HERO Common Stock exceeds one year as of the date of the distribution.

(c)	Sale, Exchange, or Other Taxable Disposition.

For U.S. federal income tax purposes, a U.S. holder generally will recognize gain or loss on the sale, exchange, or other taxable disposition of any of its New HERO Common Stock in an amount equal to the difference, if any, between the amount realized for the New HERO Common Stock and the U.S. holder’s adjusted tax basis in the New HERO Common Stock. Subject to the rules discussed below under “Market Discount,” any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder has a holding period in the New HERO Common Stock of more than one year as of the date of disposition. Capital gains of non-corporate U.S. holders derived with respect to a sale, exchange, or other taxable disposition of New HERO Common Stock held for more than one year may be eligible for reduced rates of taxation. Under the Tax Code section 108(e)(7) recapture rules, a holder may be required to treat gain recognized on the taxable disposition of the New HERO Common Stock as ordinary income if the holder took a bad debt deduction with respect to the Senior Notes or recognized an ordinary loss on the exchange of the Senior Notes for New HERO Common Stock. The deductibility of capital losses is subject to limitations. Holders are urged to consult their own tax advisors regarding such limitations.

Holders of New HERO Common Stock are urged to consult their tax advisors regarding the tax consequences related to the New HERO Common Stock.

Distributions After the Effective Date

If a U.S. holder of an Allowed Claim receives a distribution pursuant to the Plan subsequent to the Effective Date, a portion of such distributions may be treated as imputed interest under the imputed interest provisions of the Tax Code. Such imputed interest may accrue over time, in which case a holder may be required to include such imputed interest in income prior to the actual distributions. Any loss and a portion of any gain realized by such holder may be subject to deferral. Furthermore, the “installment sale” rules of the Tax Code may apply to gain recognized by such U.S. holder unless the U.S. holder elects out of such rules.

U.S. holders of Claims should consult their tax advisors regarding the tax consequences of distributions made after the Effective Date, including the potential applicability of (and ability to elect out of) the installment sale rules and the potential applicability of the imputed interest rules.

Accrued But Unpaid Interest

To the extent that any amount received by a U.S. holder under the Plan is attributable to accrued but unpaid interest and such interest has not previously been included in the U.S. holder’s gross income for U.S. federal income tax purposes, such amount would generally be taxable to the U.S. holder as ordinary interest income. A U.S. holder may be able to recognize a deductible loss to the extent that any accrued interest on the debt instrument constituting such Claim was previously so included in the U.S. holder’s gross income but was not paid in full by the Debtors.

The extent to which any amount received by a U.S. holder will be attributable to accrued but untaxed interest is unclear. Under the Plan, the aggregate consideration to be distributed to Holders of Allowed Claims in each Class in full or partial satisfaction of their Claims will be treated as first satisfying the stated principal amount of the Allowed Claims for such Holders and any remaining consideration as satisfying accrued, but unpaid, interest, if any. The IRS could take the position, however, that the consideration received by a Holder should be allocated in some way other than as provided in the Plan.

Holders of Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

Market Discount

Under the “market discount” provisions of sections 1276 through 1278 of the Tax Code, some or all of any gain realized by a U.S. holder exchanging any debt instrument constituting its Allowed Claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of accrued “market discount” on the debt constituting the surrendered Allowed Claim.

A debt instrument to which sections 1276 through 1278 of the Tax Code may apply is generally considered to have been acquired with “market discount” if it is acquired other than on original issue and its basis immediately after its acquisition by the U.S. holder is less than (i) its “stated redemption price at maturity,” or (ii) in the case of a debt instrument issued with OID, its “revised issue price,” by at least a statutorily defined de minimis amount.

Any gain recognized by a U.S. holder on the taxable disposition of debts to which sections 1276 through 1278 of the Tax Code may apply and that it acquired with market discount would be treated as ordinary income to the extent of the market discount that accrued thereon while such debts were considered to be held by the U.S. holder (unless the U.S. holder elected to include market discount in income as it accrued). To the extent that such surrendered debts that had been acquired with market discount are exchanged for New HERO Common Stock in a tax-free reorganization, any market discount that accrued on such debts but was not recognized by the U.S. holder may be required to be carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of the New HERO Common Stock may be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged debt instrument.

Medicare Tax

Certain U.S. holders that are individuals, estates, or trusts are required to pay an additional 3.8% tax on, among other things, dividends, interest, and gains from the sale or other disposition of capital assets. U.S. holders that are individuals, estates, or trusts should consult their tax advisors regarding the effect, if any, of this tax provision on their own situation.

D.	Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders of Allowed Class 3 Senior Notes Claims

The rules governing U.S. federal income taxation of a Non-U.S. holder are complex. The following discussion includes only certain U.S. federal income tax consequences of the Plan to Non-U.S. holders. The discussion does not include any non-U.S. tax considerations. Non-U.S. holders should consult with their own tax advisors to determine the effect of U.S. federal, state, and local tax laws, as well as any other applicable non-U.S. tax laws and/or treaties, with regard to their participation in the transactions contemplated by the Plan, their ownership of Allowed Class 3 Senior Notes Claims, and the ownership and disposition of the New HERO Common Stock.

Whether a Non-U.S. holder realizes gain or loss on the exchange and the amount of such gain or loss is determined in the same manner as set forth above in connection with U.S. Holders.

Gain Recognition

Any gain realized by a Non-U.S. holder on the exchange of its Claim generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. holder is an individual who was present in the U.S. for 183 days or more during the taxable year which includes the Effective Date and certain other conditions are met or (b) such gain is effectively connected with the conduct by such Non-U.S. holder of a trade or business in the U.S. (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. holder in the U.S.).

If the first exception applies, to the extent that any gain is taxable and does not qualify for deferral as described above, the Non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange. If the second exception applies, the Non-U.S. holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange if such gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the U.S. in the same manner as a U.S. holder. In order to claim an exemption from withholding tax, such Non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates) or IRS Form W-8BEN or W-8BEN-E (if a treaty exemption applies). In addition, if such Non-U.S. holder is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of Owning and Disposing of New HERO Common Stock

(a)	Dividends on New HERO Common Stock

Any distributions made with respect to New HERO Common Stock will constitute dividends for U.S. federal income tax purposes to the extent of Reorganized HERO’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. Except as described below, dividends paid with respect to New HERO Common Stock held by a Non-U.S. holder that are not effectively connected with a Non-U.S. holder’s conduct of a U.S. trade or business (or if an income tax treaty applies, are not attributable to a permanent establishment maintained by such Non-U.S. holder in the U.S.) will be subject to U.S. federal withholding tax at a rate of 30% (or lower treaty rate or exemption from tax, if applicable). A Non-U.S. holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or W-8BEN-E (or a successor form) upon which the Non-U.S. holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to New HERO Common Stock held by a Non-U.S. holder that are effectively connected with a Non-U.S. holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are attributable to a permanent establishment maintained by such Non-U.S. holder in the U.S.) generally will be subject to U.S. federal income tax in the same manner as a U.S. holder, and a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

(b)	Sale, Redemption, or Repurchase of New HERO Common Stock

A Non-U.S. holder generally will not be subject to U.S. federal income tax with respect to any gain realized on the sale or other taxable disposition (including a cash redemption) of New HERO Common Stock, unless:

(i) such Non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the U.S.; or

(ii) such gain is effectively connected with such Non-U.S. holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. holder in the U.S.); or

(iii) Reorganized HERO is or has been a “United States real property holding corporation” for U.S. federal income tax purposes (a “USRPHC”) at any time during the shorter of the Non-U.S. holder’s holding period for the New HERO Common Stock and the five year period ending on the date of disposition (the “Applicable Period”).

If the first exception applies, the Non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of New HERO Common Stock. If the second exception applies, the Non-U.S. holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. holder, and a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Even if Reorganized HERO is or becomes a USRPHC, so long as the New HERO Common Stock remains regularly traded on an established securities market for U.S. federal income tax purposes, a Non-U.S. holder generally will not be subject to United States federal income tax on any gain from the disposition of the New HERO Common Stock by virtue of Reorganized HERO being a USRPHC unless such Non-U.S. holder actually or constructively owned more than 5% of the outstanding New HERO Common Stock at some time during the Applicable Period. Any gain that is taxable because Reorganized HERO is a USRPHC will generally be taxable in the same manner as gain that is effectively connected income (as described above), except that the branch profits tax will not apply. The Debtors believe that based on current business plans and operations, Reorganized HERO is not and should not become a USRPHC in the future.

FATCA

Under the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding on the receipt of “withholdable payments.” For this purpose, “withholdable payments” are generally U.S.-source payments of fixed or determinable, annual or periodical income (including dividends, if any, on New HERO Common Stock), and also include gross proceeds from the sale of any property of a type which can produce U.S. source interest or dividends (which would include New HERO Common Stock). FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding tax.

FATCA withholding rules apply to U.S.-source payments on obligations issued after July 1, 2014, and to payments of gross proceeds from the sale or other disposition of property of a type that can produce U.S.-source interest or dividends that occurs after December 31, 2016. Although administrative guidance and Treasury regulations have been issued, the exact scope of these rules remains unclear and potentially subject to material changes.

Each Non-U.S. holder should consult its own tax advisor regarding the possible impact of these rules on such Non-U.S. holder’s ownership of New HERO Common Stock.

E.	Information Reporting and Backup Withholding

Payments made pursuant to the Plan will generally be subject to any applicable federal income tax information reporting and backup withholding requirements. The Tax Code imposes backup withholding tax on certain payments, including payments of interest and dividends, if a taxpayer (a) fails to furnish its correct taxpayer identification number (generally on IRS Form W-9 for a U.S. holder); (b) furnishes an incorrect taxpayer identification number; (c) is notified by the IRS that it has previously failed to report properly certain items subject to backup withholding tax; or (d) fails to certify, under penalty of perjury, that such taxpayer has furnished its correct taxpayer identification number and that the IRS has not notified such taxpayer that it is subject to backup withholding tax. However, taxpayers that are C corporations generally are excluded from these information reporting and backup withholding tax rules provided that evidence of such corporate status is furnished to the payor. Backup withholding is not an additional federal income tax. Any amounts withheld under the backup withholding tax rules will generally be allowed as a credit against a taxpayer’s federal income tax liability, if any, or will be refunded to the extent the amounts withheld exceed the taxpayer’s actual tax liability, if such taxpayer timely furnishes required information to the IRS. Each taxpayer should consult its own tax advisor regarding the information reporting and backup withholding tax rules as they relate to distributions under the Plan.

In addition, from an information reporting perspective, U.S. Treasury regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds.

Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holders’ tax returns.

F.	Importance of Obtaining Professional Tax Assistance

The foregoing discussion is intended only as a summary of certain U.S. federal income tax consequences of the Plan, does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular Holder of a Claim in light of such Holder’s circumstances and tax situation and is not a substitute for consultation with a tax professional. The above discussion is for informational purposes only and is not tax advice. The tax consequences of the Plan are complex and are in many cases uncertain and may vary depending on a claimant’s particular circumstances. Accordingly, all Holders of Allowed Class 3 Senior Notes Claims are strongly urged to consult their own tax advisors about the federal, state, local, and applicable non-U.S. income and other tax consequences to them under the Plan, including with respect to tax reporting and record keeping requirements.

XIV. RECOMMENDATION AND CONCLUSION

The Debtors believe that confirmation of the Plan is in the best interests of all creditors and Equity Interest holders and urge all creditors in Class 3 to vote in favor of the Plan.

EXHIBIT A TO THE DISCLOSURE STATEMENT

DEBTORS’ PREPACKAGED PLAN OF REORGANIZATION PURSUANT TO

CHAPTER 11 OF THE BANKRUPTCY CODE

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
HERCULES OFFSHORE, INC., et al.	)	Case No. 15- ( )
)
Debtors.[1]	)
)

DEBTORS’ JOINT PREPACKAGED PLAN OF REORGANIZATION

PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

NO CHAPTER 11 CASES HAVE BEEN COMMENCED AT THIS TIME. THE SOLICITATION MATERIALS ACCOMPANYING THIS JOINT PREPACKAGED PLAN OF REORGANIZATION HAVE NOT BEEN APPROVED BY ANY COURT. FOLLOWING THE COMMENCEMENT OF THE CHAPTER 11 CASES, THE DEBTORS EXPECT TO PROMPTLY SEEK ENTRY OF AN ORDER SCHEDULING A COMBINED HEARING ON THE ADEQUACY OF THE DISCLOSURE STATEMENT AND SOLICITATION PROCEDURES AND CONFIRMATION OF THE PLAN.

Emanuel C. Grillo (pro hac vice pending)

Christopher Newcomb (pro hac vice pending)

BAKER BOTTS LLP

30 Rockefeller Plaza

New York, New York 10112

(212) 892-4000

- and –

James Prince II (pro hac vice pending)

C. Luckey McDowell (pro hac vice pending)

Meggie S. Gilstrap (pro hac vice pending)

BAKER BOTTS LLP

2001 Ross Avenue

Dallas, Texas 75201

(214) 953-6500

Proposed Co-Counsel to Debtors and Debtors in Possession

Robert J. Dehney

Matthew B. Harvey

Tamara K. Minott

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 N. Market Street, 16th Floor

Wilmington, Delaware 19801

(302) 658-9200

Proposed Co-Counsel to Debtors and Debtors in Possession

Dated: July 13, 2015

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Cliffs Drilling Company (8934); Cliffs Drilling Trinidad L.L.C. (5205); FDT LLC (7581); FDT Holdings LLC (4277); Hercules Drilling Company, LLC (2771); Hercules Liftboat Company, LLC (0791); Hercules Offshore, Inc. (2838); Hercules Offshore Services LLC (1670); Hercules Offshore Liftboat Company LLC (5303); HERO Holdings, Inc. (5475); SD Drilling LLC (8190); THE Offshore Drilling Company (4465); THE Onshore Drilling Company (1072); TODCO Americas Inc. (0289); and TODCO International Inc. (6326).

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M.	Claims Incurred After the Effective Date.	31

N.	Corporate Action.	31

ARTICLE V. PROVISIONS REGARDING CORPORATE GOVERNANCE OF THE REORGANIZED DEBTOR		31

A.	Organizational Documents.	31

B.	Appointment of Officers and Directors.	32

C.	Powers of Officers.	32

D.	Existing Benefits Agreements and Retiree Benefits.	32

E.	New HERO Management Incentive Program.	32

F.	Indemnification of Directors, Officers, and Employees.	33

ARTICLE VI. CONFIRMATION OF THE PLAN		33

A.	Conditions to Confirmation.	33

B.	Waiver of Conditions Precedent to Confirmation.	34

ARTICLE VII. SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS		34

A.	General Settlement of Claims and Interests.	34

B.	Subordination of Claims.	35

C.	Discharge of the Debtors.	35

D.	Release of Liens.	36

E.	Releases by the Debtor.	36

F.	Releases by Holders of Claims and Equity Interests.	37

G.	Exculpation.	38

H.	Injunction.	38

I.	Limitations on Exculpations and Releases.	39

J.	Preservation of Insurance.	39

ARTICLE VIII. DISTRIBUTIONS UNDER THE PLAN		39

A.	Procedures for Treating Disputed Claims.	39

B.	Allowed Claims and Equity Interests.	40

C.	Allocation of Consideration.	42

D.	Estimation.	43

E.	Insured Claims.	43

ARTICLE IX. RETENTION OF JURISDICTION		43

ARTICLE X. EXECUTORY CONTRACTS AND UNEXPIRED LEASES		45

A.	Assumption of Executory Contracts and Unexpired Leases.	45

B.	Cure Claims.	46

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C.	Reservation of Rights.	47

D.	Assignment.	47

E.	Insurance Policies.	47

F.	Post-Petition Contracts and Leases.	47

ARTICLE XI. EFFECTIVENESS OF THE PLAN		48

A.	Conditions Precedent to Effectiveness.	48

B.	Waiver of Conditions Precedent to Effectiveness.	49

C.	Effect of Failure of Conditions.	49

D.	Vacatur of Confirmation Order.	49

E.	Modification of the Plan.	49

F.	Revocation, Withdrawal, or Non-Consummation.	50

ARTICLE XII. MISCELLANEOUS PROVISIONS		50

A.	Immediate Binding Effect.	50

B.	Governing Law.	50

C.	Filing or Execution of Additional Documents.	51

D.	Term of Injunctions or Stays.	51

E.	Withholding and Reporting Requirements.	51

F.	Exemption From Transfer Taxes.	51

G.	Plan Supplement.	52

H.	Notices.	52

I.	Conflicts.	52

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INTRODUCTION

Hercules Offshore, Inc. and certain of its affiliated Debtors jointly propose the following prepackaged plan of reorganization under section 1121(a) of chapter 11 of title 11 of the United States Code. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims against and Interests in each Debtor pursuant to the Bankruptcy Code. The Debtors seek to consummate the restructuring on the Effective Date of the Plan. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan does not contemplate substantive consolidation of any of the Debtors.

Reference is made to the Disclosure Statement accompanying the Plan, including the exhibits thereto, for a discussion of the Debtors’ history, business, results of operations, and projections for future operations and risk factors, together with a summary and analysis of the Plan.

THIS PLAN SHOULD BE CONSIDERED ONLY IN CONJUNCTION WITH THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED HEREWITH. THE DISCLOSURE STATEMENT IS INTENDED TO PROVIDE YOU WITH INFORMATION YOU NEED TO MAKE AN INFORMED JUDGMENT WHETHER TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I.

DEFINITIONS AND CONSTRUCTION OF TERMS

A.	Definitions.

Unless otherwise defined herein, the following terms shall have the respective meanings set forth below:

1. 2004 Long Term Incentive Plan: means that certain Hercules 2004 Long-Term Incentive Plan, as amended and restated effective March 22, 2011, maintained by HERO.

2. 2014 Long Term Incentive Plan: means that certain Hercules Offshore, Inc. 2014 Long-Term Incentive Plan, effective May 14, 2014, maintained by HERO.

3. Accredited Investor: has the meaning ascribed to such term in Rule 501(a) of Regulation D promulgated under the Securities Act.

4. Accrued Professional Compensation: means, at any given time, and regardless of whether such amounts are billed or unbilled, all accrued, contingent, and/or unpaid fees and expenses (including success fees) for legal, financial advisory, accounting, and other services, and reimbursement of expenses by any Professional that the Court has not, as of the Effective Date, denied by Final Order (i) all to the extent that any such fees and expenses have not been previously paid (regardless of whether a fee application has been filed for any

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such amount) and (ii) after applying the remaining balance of any retainer that has been provided by the Debtor to such Professional; provided, however, that Accrued Professional Compensation shall not include fees and expenses that are reasonably incurred by the Senior Notes Indenture Trustees or that are awardable and allowable under section 503 of the Bankruptcy Code. To the extent the Court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation.

5. Administrative Claim: means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to, (i) any actual and necessary costs and expenses of preserving the Estates, (ii) any actual and necessary costs and expenses of operating the Debtors’ businesses, (iii) any indebtedness or obligations assumed by the Debtors in connection with the conduct of its businesses, (iv) all compensation and reimbursement of expenses of Professionals to the extent awarded by the Court, (v) any fees or charges assessed against the Estates under section 1930 of title 28 of the United States Code, and (vi) any Claim for goods delivered to the Debtors within twenty (20) days of the Petition Date and entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code.

6. Allowed: means, (i) with respect to any Claim, (a) following the Claims Objection Deadline, any Claim as to which no objection or request for estimation has been filed prior to the Claims Objection Deadline, (b) a Claim that has been expressly allowed by Final Order, (c) a Claim as to which the Debtors (with the consent of the Steering Group) or the Reorganized Debtors agree to the amount and/or priority thereof in writing, (d) a Claim that is expressly allowed pursuant to the terms of this Plan, or (e) a Claim that is listed in the Schedules (to the extent the Debtors file Schedules in the Chapter 11 Cases) as liquidated, non-contingent, and undisputed and (ii) with respect to any Equity Interest, such Equity Interest is reflected as outstanding in the stock transfer ledger or similar register of any of the Debtors on the Record Date and is not subject to any objection or challenge. If a Claim or Equity Interest is Allowed only in part, any provisions hereunder with respect to Allowed Claims or Allowed Equity Interests are applicable solely to the Allowed portion of such Claim or Equity Interest. For the avoidance of doubt, (a) there is no requirement to file a proof of Claim (or move the Court for allowance) to be an Allowed Claim under the Plan (provided that holders of (i) Fee Claims shall be required to file applications for allowance and payment of their Fee Claims in accordance with Article II.B hereof and (ii) Administrative Claims that are not based on liabilities incurred by the Debtors in the ordinary course of business shall be required to move the Court for allowance and payment of their Administrative Claims) and (b) Unimpaired Claims shall be Allowed to the same extent such Claims would be allowed under applicable nonbankruptcy law.

7. April 2019 Notes: means the 10.250% Senior Notes due April 1, 2019 issued pursuant to the April 2019 Notes Indenture.

8. April 2019 Notes Claims: means the Claims evidenced by, derived from, based upon, relating to, or arising from, the April 2019 Notes, which are deemed Allowed in the outstanding principal amount of $200 million plus accrued and unpaid interest.

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9. April 2019 Notes Indenture: means that certain Indenture dated April 3, 2012 between HERO, as issuer, the Debtor Subsidiaries, as guarantors, and U.S. Bank National Association, as trustee, as amended from time to time, pursuant to which the April 2019 Notes were issued.

10. April 2019 Notes Indenture Trustee: means U.S. Bank National Association, as trustee for the April 2019 Notes.

11. April 2022 Notes: means the 6.75% Senior Notes due April 1, 2022 issued pursuant to the April 2022 Notes Indenture.

12. April 2022 Notes Claims: means the Claims evidenced by, derived from, based upon, relating to, or arising from, the April 2022 Notes, which are deemed Allowed in the outstanding principal amount of $300 million plus accrued and unpaid interest.

13. April 2022 Notes Indenture: means that certain Indenture dated as of March 26, 2014 between HERO, as issuer, the Debtor Subsidiaries, as guarantors, and U.S. Bank National Association, as trustee, as amended from time to time, pursuant to which the April 2022 Notes were issued.

14. April 2022 Notes Indenture Trustee: means U.S. Bank National Association, as trustee for the April 2022 Notes.

15. Ballots: means each of the ballots distributed with the Disclosure Statement to each holder of an Impaired Claim that is entitled to vote to accept or reject the Plan.

16. Bankruptcy Code: means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect with respect to the Chapter 11 Cases.

17. Bankruptcy Rules: means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and local rules of the Court, as the context may require, as in effect with respect to the Chapter 11 Cases.

18. Business Day: means any day on which commercial banks are open for business, and not authorized to close, in New York, New York, except any day designated as a legal holiday by Bankruptcy Rule 9006(a).

19. Cash: means legal tender of the United States of America.

20. Causes of Action: means any and all claims, causes of actions, cross-claims, counterclaims, third-party claims, indemnity claims, reimbursement claims, contribution claims, defenses, demands, rights, actions, debts, damages, judgments, remedies, Liens, indemnities, guarantees, suits, obligations, liabilities, accounts, offsets, recoupments, powers, privileges, licenses, and franchises of any kind or character whatsoever, known or unknown, contingent or noncontingent, matured or unmatured, suspected or unsuspected, disputed or undisputed, foreseen or unforeseen, direct or indirect, choate or inchoate, whether arising before, on, or after the Petition Date, including through the Effective Date, in contract or

3

in tort, in law or in equity, or pursuant to any other theory of law (other than Avoidance Actions). For the avoidance of doubt, the term “Causes of Action” shall include: (i) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law or in equity; (ii) the right to object to Claims; (iii) all claims pursuant to sections 362, 510, 542, 543, 544 through 550, 552 or 553 of the Bankruptcy Code; (iv) all claims and defenses, including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (v) any state law fraudulent transfer claims.

21. Chapter 11 Cases: means the chapter 11 cases commenced by the Debtors.

22. Claim: means a “claim” against any Debtor, as such term is defined in section 101(5) of the Bankruptcy Code.

23. Claims Objection Deadline: means the first Business Day that is the later of (i) one-hundred eighty (180) days after the Effective Date or (ii) such other later date the Court may establish upon a motion by the Debtors or the Reorganized Debtors, which motion shall be in form and substance reasonably satisfactory to the Steering Group and may be approved without a hearing and without notice to any party.

24. Class: means a group of Claims or Equity Interests classified under the Plan.

25. Collateral: means any property, or interest in property, of any of the Estates subject to a Lien to secure the payment or performance of a Claim, which Lien has not been avoided or is not subject to avoidance under the Bankruptcy Code or is otherwise invalid under the Bankruptcy Code or applicable law.

26. Confirmation: means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

27. Confirmation Date: means the date of Confirmation.

28. Confirmation Hearing: means the hearing held by the Court pursuant to Bankruptcy Rule 3020(b)(2) and section 1128 of the Bankruptcy Code, including any adjournments thereof, at which the Court will consider confirmation of the Plan, the adequacy of information in the Disclosure Statement and other related matters.

29. Confirmation Order: means the order entered by the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which order shall be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory to the Steering Group.

30. Convertible Notes: means the 3.375% Convertible Senior Notes due 2038 issued pursuant the Convertible Notes Indenture.

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31. Convertible Notes Claims: means the Claims evidenced by, derived from, based upon, relating to, or arising from, the Convertible Notes, which are deemed Allowed in the outstanding principal amount of $7.027 million plus accrued and unpaid interest.

32. Convertible Notes Indenture: means that certain Indenture dated June 3, 2008 between HERO, as issuer, and The Bank of New York Trust Company, National Association, as indenture trustee, as amended from time to time, pursuant to which the Convertible Notes were issued.

33. Convertible Notes Indenture Trustee: means The Bank of New York Trust Company, National Association, as indenture trustee for the Convertible Notes.

34. Court: means (i) the United States Bankruptcy Court for the District of Delaware, (ii) to the extent there is no reference pursuant to section 157 of title 28 of the United States Code, the United States District Court for the District of Delaware, and (iii) any other court having jurisdiction over the Chapter 11 Cases or proceedings arising therein.

35. Cure Claim: means a Claim in an amount equal to all unpaid monetary obligations under an Executory Contract or Unexpired Lease assumed by the Debtors pursuant to section 365 of the Bankruptcy Code, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law. Any Cure Claim to which the holder thereof disagrees with the priority and/or amount thereof as determined by the Debtors (with the consent of the Steering Group) shall be deemed a Disputed Claim under this Plan.

36. Debtors: means, collectively, each of the Debtor Subsidiaries and HERO.

37. Debtor Subsidiaries: means, collectively, each of the following: Cliffs Drilling Company, Cliffs Drilling Trinidad LLC, FDT L.L.C., FDT Holdings LLC, Hercules Drilling Company, LLC, Hercules Liftboat Company, LLC, Hercules Offshore Services LLC, Hercules Offshore Liftboat Company LLC, HERO Holdings, Inc., SD Drilling LLC, THE Offshore Drilling Company, THE Onshore Drilling Company, TODCO Americas Inc., and TODCO International Inc.

38. Disclosure Statement: means the Disclosure Statement for Debtors’ Joint Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, in furtherance of this Plan, which shall be in form and substance consistent with the Restructuring Support Agreement unless otherwise agreed to by the Steering Group, it being understood that the Disclosure Statement dated July 13, 2015 is satisfactory to the Steering Group.

39. Disputed: means, with respect to any Claim or Equity Interest, other than a Claim or Equity Interest that has been Allowed pursuant to the Plan or a Final Order, a Claim or Equity Interest (i) that is listed in the Schedules (to the extent the Debtors file Schedules in the Chapter 11 Cases) as unliquidated, contingent, or disputed, and as to which no request for payment or proof of Claim or Equity Interest has been filed, (ii) as to which a proper request for payment or proof of Claim or Equity Interest has been filed, but with respect to which an objection or request for estimation has been filed and has not been withdrawn or determined

5

by a Final Order, (iii) that is disputed in accordance with the provisions of the Plan, or (iv) that is otherwise subject to a dispute that is being adjudicated, determined, or resolved in accordance with applicable nonbankruptcy law, pursuant to Article VIII.A.3.

40. DTC: means the Depository Trust Company.

41. Effective Date: means the date which is the first Business Day selected by the Debtors and the Steering Group, on which (a) all of the conditions to the occurrence of the Effective Date specified in Article XI.A have been satisfied or waived in accordance with Article XI.B and (b) no stay of the Confirmation Order is in effect, provided that if the first Business Day is a designated legal holiday in the United States, then the Effective Date will be the next Business Day in the United States.

42. Eligible Noteholder: means a Senior Noteholder that certifies that it is: (a) a “Qualified Institutional Buyer” as such term is defined in 230 CFR 144A(a); or (b) an “Accredited Investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

43. Entity: means an “entity” as such term is defined in section 101(15) of the Bankruptcy Code.

44. Equity Interest: means any “equity security” (as such term is defined in section 101(16) of the Bankruptcy Code) in any of the Debtors, including any issued or unissued share of common stock, preferred stock, or other instrument evidencing an ownership interest in one of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest in any of the Debtors (including any stock-based performance award, incentive stock option, restricted stock, restricted stock unit, stock appreciation right, dividend equivalent, or other stock based award) that existed immediately prior to the Effective Date, and any Claim against any of the Debtors subordinated pursuant to section 510(b) of the Bankruptcy Code.

45. Equity Release Consent Notice: means the notice distributed to holders of HERO Equity Interests that provides the holder the option to not grant the voluntary releases provided for in Article VII.F of the Plan and provides notice that any such holder that opts out of the voluntary releases shall not be entitled to receive any consideration or distribution under the Plan, as set forth in Article III.D.7.

46. Estate: means the estate of any Debtor created in the applicable Debtor’s Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

47. Exchange Act: means the Securities Exchange Act of 1934, as amended.

48. Exculpated Parties: means (i) each Debtor, (2) each Steering Group Member and (3) the current and former officers, directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, employees, agents and other representatives of the Debtors and the Steering Group.

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49. Executory Contract: means a contract to which one or more Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

50. Existing Benefits Agreement: means all employment, retirement, severance, indemnification, and similar or related agreements, arrangements, and policies with the members of the Debtors’ management team or directors as of the Petition Date.

51. Fee Claim: means a Claim for Accrued Professional Compensation.

52. Final Order: means an order or judgment of the Court which has not been modified, amended, reversed, vacated, or stayed, and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or motion for new trial, stay, reargument, or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof has been sought, such order or judgment of the Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing shall have expired, as a result of which such order shall have become final in accordance with Bankruptcy Rule 8002; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.

53. First Lien Exit Facility: means the new credit facility entered into by the Reorganized Debtors on the terms set forth in the First Lien Exit Facility Credit Agreement, which credit facility shall be in the amount of no greater than $450 million.

54. First Lien Exit Facility Commitment Letter: means the commitment letter, dated as of July 13, 2015, pursuant to which certain Steering Group Members agree to backstop the First Lien Exit Facility, a copy of which is attached to the Disclosure Statement as Exhibit H.

55. First Lien Exit Facility Credit Agreement: means the credit agreement, to be effective as of the Effective Date, that will govern the First Lien Exit Facility, which shall be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory to the Steering Group and included in the Plan Supplement.

56. First Lien Exit Facility Documents: means all loan and security documents, and other documents and filings, in each case related to the First Lien Exit Facility and as the same may be modified, supplemented or replaced from time to time and which shall be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory to the Steering Group, the administrative and collateral agents under such First Lien Exit Facility and the lenders thereunder.

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57. First Lien Exit Facility Subscription Procedures: means the procedures with respect to the solicitation of holders of Allowed Senior Notes Claims that are Eligible Noteholders to participate, on a Pro Rata basis, in the First Lien Exit Facility, which procedures shall be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory to the Steering Group.

58. General Unsecured Claim: means any Claim that is not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, other than (i) a Senior Notes Claim, (ii) a Guarantee Claim or (iii) an Intercompany Claim.

59. Governmental Unit: has the meaning set forth in section 101(27) of the Bankruptcy Code.

60. Guarantee: means each guarantee of HERO’s obligations under the April 2019 Notes, the April 2022 Notes, the July 2021 Notes and the October 2021 Notes provided by one of the Debtor Subsidiaries.

61. Guarantee Claim: means a “claim,” as such term is defined in section 101(5) of the Bankruptcy Code, arising from each Guarantee.

62. Hercules: means, collectively, the Debtors and the Non-Debtor Subsidiaries.

63. HERO: means Hercules Offshore, Inc.

64. HERO Equity Interest: means any Equity Interest in HERO, including, without limitation, (1) any share of common stock of HERO, of which 161,637,220 shares were outstanding as of July 8, 2015, and (2) any award under the Debtors’ 2004 Long Term Incentive Plan and 2014 Long-Term Incentive Plan of stock-based performance awards, incentive stock options, other options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, and other stock based awards, and or any Claims in respect of same, whether vested or not.

65. Highlander: means the Hercules Highlander, a newbuild jackup rig currently under construction.

66. Impaired: means, when used with respect to Claims or Equity Interests, Claims or Equity Interests that are “impaired” within the meaning of section 1124 of the Bankruptcy Code.

67. Insured Claim: means any Claim or portion of a Claim that is, or may be, insured under any of the Debtors’ insurance policies.

68. Intercompany Claims: means any Claim held by any Debtor or any Non-Debtor Subsidiary against any other Debtor or Non-Debtor Subsidiary.

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69. Intercompany Interests: means any Equity Interest or Non-Debtor Subsidiary Interest held by any Debtor or any Non-Debtor Subsidiary but excluding HERO Equity Interests.

70. July 2021 Notes: means the 8.75% Senior Notes due July 15, 2021 issued pursuant to the July 2021 Notes Indenture.

71. July 2021 Notes Claims: means the Claims evidenced by, derived from, based upon, relating to, or arising from, the July 2021 Notes, which are deemed Allowed in the outstanding principal amount of $400 million plus accrued and unpaid interest.

72. July 2021 Notes Indenture: means that certain Indenture dated July 8, 2013 between HERO, as issuer, the Debtor Subsidiaries, as guarantors, and U.S. Bank National Association, as trustee, as amended from time to time, pursuant to which the July 2021 Notes were issued.

73. July 2021 Notes Indenture Trustee: means U.S. Bank National Association, as trustee for the July 2021 Notes.

74. Legacy Notes: means the 7.375% Senior Notes due March 1, 2018 issued pursuant to the Legacy Notes Indenture.

75. Legacy Notes Claims: means the Claims evidenced by, derived from, based upon, relating to, or arising from, the Legacy Notes, which are deemed Allowed in the outstanding principal amount of $3.508 million plus accrued and unpaid interest.

76. Legacy Notes Indenture: means that certain Indenture dated as of April 14, 1998, the First Supplemental Indenture dated as of February 14, 2002, and that certain Second Supplemental Indenture, dated as of March 13, 2002 between R&B Falcon Corporation, as issuer, and The Bank of New York, as trustee, as amended from time to time pursuant to which the Legacy Notes were issued.

77. Legacy Notes Indenture Trustee: means The Bank of New York, as trustee for the Legacy Notes.

78. Lien: has the meaning set forth in section 101(37) of the Bankruptcy Code.

79. Material Adverse Change: has the meaning ascribed to such term in the Restructuring Support Agreement.

80. New Board: means the board of directors of Reorganized HERO to be constituted as of the Effective Date pursuant to Article V.B.

81. New Hercules By-Laws: means the amended and restated by-laws of the Reorganized HERO, which shall be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory to the Steering Group and the form of which shall be included in the Plan Supplement.

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82. New Hercules Charter: means the amended and restated articles of incorporation of the Reorganized HERO, which shall be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory to the Steering Group and the form of which shall be included in the Plan Supplement.

83. New HERO Common Stock: means the shares of common stock of the Reorganized HERO authorized and issued pursuant to the Plan and the New Hercules Charter (including, without limitation, the shares issuable upon the exercise of the New HERO Warrants).

84. New HERO Management Incentive Program: means the management incentive program described in Article V.E, which shall be implemented after the Effective Date and which shall be in form and substance consistent with the Restructuring Support Agreement and otherwise satisfactory to the Steering Group.

85. New HERO Management Incentive Program Equity: means the shares of New HERO Common Stock to be issued by the Reorganized HERO to participating employees of the Reorganized Debtors or the Non-Debtor Subsidiaries, pursuant to awards issued in accordance with the terms of the New Hero Management Incentive Program.

86. New HERO Management Incentive Program Agreements: means the agreements that will govern the terms of the New HERO Management Incentive Program Equity, which shall be in form and substance consistent with the Restructuring Support Agreement and otherwise satisfactory to the Steering Group and the forms of which shall be included as an exhibit to the Plan Supplement.

87. New HERO Warrant Agreement: means the warrant agreement that will govern the terms of the New HERO Warrants, which shall be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory to the Steering Group and the form of which shall be included in the Plan Supplement.

88. New HERO Warrants: means the six year warrants to be issued in accordance with the New HERO Warrant Agreement, entitling their holders, on a Pro Rata basis, to purchase up to 20% of the New Common Stock (subject to dilution from, among other things, the issuance of equity under the New HERO Management Incentive Program) at a per share price based upon a $1.55 billion total enterprise value of Reorganized HERO (calculated in a manner satisfactory to the Debtors and the Steering Group) and subject to such other terms as are set forth in the New HERO Warrant Agreement and the Restructuring Support Agreement.

89. Non-Debtor Subsidiaries: means, collectively: TODCO Trinidad Ltd.; Cliffs Drilling (Barbados) Holdings SRL; Cliffs Drilling (Barbados) SRL; Cliffs Drilling Trinidad Offshore Limited; Hercules Offshore Holdings, Ltd.; Hercules International Holdings, Ltd.; Hercules Discovery Ltd.; Hercules Offshore Middle East Ltd.; Hercules Offshore Arabia Ltd.; Hercules Oilfield Services Ltd.; Hercules International Offshore, Ltd.; Hercules Offshore (Nigeria) Limited; Hercules North Sea, Ltd.; Hercules International Management Company Ltd.; Hercules International Drilling Ltd.; Hercules Offshore Labuan Corporation; Hercules Tanjung Asia Sdn Bhd; Hercules Britannia Holdings Limited; Hercules British Offshore Limited;

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Hercules Offshore UK Limited; Hercules Offshore de Mexico S de R L de CV; Discovery Offshore Sarl; Discovery Offshore (Gibraltar) Limited; Discovery North Sea Ltd.; Discovery Offshore Services Ltd.; Hercules Offshore International LLC; and Hercules North Sea Driller Limited.

90. Non-Debtor Subsidiary Interest: means any “equity security” (as such term is defined in section 101(16) of the Bankruptcy Code) in any of the Non-Debtor Subsidiaries, including any issued or unissued share of common stock, preferred stock, or other instrument evidencing an ownership interest in one of the Non-Debtor Subsidiaries, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest in any of the Non-Debtor Subsidiaries that existed immediately prior to the Effective Date.

91. Non-Eligible Noteholder: means a Senior Noteholder that does not certify that it is: (a) a “Qualified Institutional Buyer” as such term is defined in 230 CFR 144A(a); or (b) an “Accredited Investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

92. Non-Eligible Noteholder Election Form: means the election form distributed to holders of Class 3 Senior Notes Claims as an exhibit to the Ballot that provides Non-Eligible Noteholders the option to not grant the voluntary releases provided in Article VII.F of the Plan.

93. October 2021 Notes: means the 7.50% Senior Notes due October 1, 2021 issued pursuant to the October 2021 Indenture.

94. October 2021 Notes Claims: means the Claims evidenced by, derived from, based upon, relating to, or arising from, the October 2021 Notes, which are deemed Allowed in the outstanding principal amount of $300 million plus accrued and unpaid interest.

95. October 2021 Notes Indenture: means that certain Indenture dated October 1, 2013 between HERO, as issuer, the Debtor Subsidiaries, as guarantors, and U.S. Bank National Association, as trustee, as amended from time to time, pursuant to which the October 2021 Notes were issued.

96. October 2021 Notes Indenture Trustee: means U.S. Bank National Association, as trustee for the October 2021 Notes.

97. Other Priority Claim: means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than (i) an Administrative Claim, or (ii) a Priority Tax Claim.

98. Other Secured Claim: means any Claim that is Secured.

99. Person: means any individual, corporation, partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, Governmental Unit or any political subdivision thereof, or any other Entity.

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100. Petition Date: means the date on which the Debtors commenced the Chapter 11 Cases.

101. Plan: means this Debtors’ Joint Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, together with all addenda, exhibits, schedules, or other attachments, if any, including the Plan Supplement, each of which is incorporated herein by reference, and as the same may be amended, modified, or supplemented from time to time in accordance with the terms herein and in the Restructuring Support Agreement, as applicable.

102. Plan Scheduling Motion: means the motion filed by the Debtors, substantially contemporaneously with the filing of the Chapter 11 Cases, seeking entry of an order (a) scheduling an objection deadline and the Confirmation Hearing, (b) approving the form and notice of the Confirmation Hearing, (c) establishing procedures for objections to the Disclosure Statement and the Plan, (d) approving Solicitation Procedures, and (e) granting related relief, which motion shall be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory to the Steering Group.

103. Plan Scheduling Order: means the order granting the Plan Scheduling Motion, which order shall be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory to the Steering Group.

104. Plan Supplement: means the compilation of documents and forms of documents, schedules, and exhibits to the Plan to be filed with the Court on notice to parties-in-interest, including, but not limited to, the following, each of which must be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory to the Steering Group: (i) the New Hercules Charter; (ii) the New Hercules By-Laws; (iii) the amended organizational documents for the Debtor Subsidiaries, (iv) a description of the New Hero Management Incentive Program, (v) the New HERO Management Incentive Program Agreements; (vi) the New HERO Warrant Agreement; (vii) the identity and affiliations of the officers of Reorganized HERO; and (viii) the First Lien Exit Facility Credit Agreement. The Debtors shall file forms of the materials comprising the Plan Supplement no later than the Plan Supplement Filing Date.

105. Plan Supplement Filing Date: means the date that is five (5) days prior to the deadline to object to the confirmation of the Plan.

106. Priority Tax Claim: means any Claim that is entitled to priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

107. Professional: means any professional employed or retained in the Chapter 11 Cases pursuant to sections 327 or 328 of the Bankruptcy Code.

108. Pro Rata: means, with respect to (a) any Claim, the proportion that the amount of such Claim bears to the aggregate amount of all Claims (including Disputed Claims) in the applicable Class or group of Classes, unless the Plan provides otherwise, and (b) any Equity Interest, the proportion that the amount of such Equity Interest bears to the aggregate amount of all Equity Interests (including Disputed Equity Interests) in the applicable Class or group of Classes, unless the Plan provides otherwise.

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109. Qualified Institutional Buyer: has the meaning ascribed to such term in 230 CFR 144A(a).

110. Record Date: means, for purposes of making distributions under the Plan, the Confirmation Date, provided that this record date shall not apply to distributions to holders of public securities.

111. Reinstated: means, with respect to a Claim, (a) in accordance with section 1124(1) of the Bankruptcy Code, being treated such that the legal, equitable, and contractual rights to which such Claim entitles its holder are left unaltered, or (b) if applicable under section 1124 of the Bankruptcy Code: (i) having all prepetition and postpetition defaults with respect thereto other than defaults relating to the insolvency or financial condition of the Debtors or their status as debtors under the Bankruptcy Code cured, (ii) having its maturity date reinstated, (iii) compensating the holder of such Claim for damages incurred as a result of its reasonable reliance on a provision allowing the Claim’s acceleration, and (iv) not otherwise altering the legal, equitable and contractual rights to which the Claim entitles the holder thereof.

112. Rejection Damage Claims: means Claims for damages arising from the rejection of Executory Contracts or Unexpired Leases. Unless otherwise agreed to in writing by the Debtors (with the consent of the Steering Group), all Rejection Damage Claims shall be deemed Disputed Claims.

113. Released Parties: means each of: (a) the Debtors and Reorganized Debtors; (b) the Non-Debtor Subsidiaries; (c) the Steering Group; (d) the Steering Group Members; (e) the Senior Notes Indenture Trustees; and (f) with respect to each of the foregoing Entities in clauses (a) through (e), such Entity’s predecessors, successors and assigns, affiliates, subsidiaries, funds, portfolio companies, management companies, and each of their respective current and former directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, Professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (each solely in their capacity as such).

114. Releasing Parties: means each of: (a) the Senior Notes Indenture Trustees; (b) the Steering Group and the Steering Group Members; (c) any holder of an Impaired Claim that (i) votes to accept the Plan or (ii) either (A) abstains from voting, (B) votes to reject the Plan or (C) is a Non-Eligible Noteholder and, in the case of either (A),(B) or (C), does not opt out of the voluntary release contained in Section VII.F of the Plan by checking the opt out box on the Ballot or Non-Eligible Noteholder Election Form, as applicable, and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan; (d) holders of Unimpaired Claims; (e) any holder of a HERO Equity Interest that does not opt out of the voluntary release contained in Section VII.F of the Plan by completing the steps set forth in the Equity Release Consent Notice, and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan; (f) the current and former officers and directors of the Debtors, the

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Reorganized Debtors and the Non-Debtor Subsidiaries; and (g) with respect to each of the foregoing Entities in clauses (a) through (f), such Entity’s predecessors, successors and assigns, affiliates, subsidiaries, funds, portfolio companies, management companies, and each of their respective current and former shareholders, directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (each solely in their capacity as such).

115. Reorganized Debtors: means, collectively, each of the Debtors, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

116. Reorganized HERO: means HERO or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

117. Restructuring Expenses: means the fees and expenses incurred in connection with the Chapter 11 Cases, as well as the funding of obligations necessary to implement the Plan, including, but not limited to, any costs or reserves associated with the First Lien Exit Facility, the fees due and owing to the U.S. Trustee and the fees and expenses of Professionals and the Steering Group.

118. Restructuring-Related Action: means any act taken or omitted to be taken in connection with, or arising from or relating in any way to, the restructuring of the Debtors or the Chapter 11 Cases, including but not limited to, (a) negotiation, formulation and preparation of the Restructuring Support Agreement; (b) the management and operation of the Debtors’ businesses and the discharge of their duties under the Bankruptcy Code during the pendency of these Chapter 11 Cases; (c) implementation of any of the transactions provided for, or contemplated in, this Plan or the Plan Supplement; (d) any action taken in the negotiation, formulation, development, proposal, solicitation, disclosure, Confirmation, or implementation of the Plan or Plan Supplement; (e) formulating, negotiating, preparing, disseminating, implementing, administering, confirming and/or effecting the First Lien Exit Facility Documents, the Disclosure Statement and the Plan, the Plan Supplement, the New HERO Management Incentive Program, the issuance of New HERO Warrants and New HERO Common Stock in connection with the Plan, and any related contract, instrument, release or other agreement or document created or entered into in connection therewith (including the solicitation of votes for the Plan and other actions taken in furtherance of Confirmation and Consummation of the Plan); (f) the administration of this Plan or the assets and property to be distributed pursuant to this Plan; (g) any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the bankruptcy restructuring of the Debtors; and (h) the preparation and filing of the Chapter 11 Cases.

119. Restructuring Support Agreement: means the agreement, and all exhibits and schedules attached thereto, dated as of June 17, 2015, among the Debtors and the Steering Group Members, as it may be amended, modified or supplemented by the parties thereto in accordance with the terms of such agreement, a copy of which agreement is attached to the Disclosure Statement as Exhibit B.

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120. Schedules: means, to the extent the Court has not waived the requirement to file the Schedules, the schedules of assets and liabilities, statements of financial affairs, and lists of holders of Claims and Equity Interests, filed with the Court by the Debtors, including any amendments or supplements thereto, with the reasonable consent of the Steering Group.

121. Secured: means when referring to a Claim: (a) secured by a Lien on property in which any of the Estates has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan as a Claim that is Secured.

122. Securities Act: means the Securities Act of 1933, as amended.

123. Senior Notes: means the April 2019 Notes, the April 2022 Notes, the July 2021 Notes, the October 2021 Notes, the Convertible Notes and the Legacy Notes.

124. Senior Notes Claims: means the April 2019 Notes Claims, the April 2022 Notes Claims, the July 2021 Notes Claims, the October 2021 Notes Claims, the Convertible Notes Claims, the Legacy Notes Claims and the Guarantee Claims

125. Senior Notes Equity Distribution: means a number of shares of New HERO Common Stock equal to 96.9% on fully diluted basis (subject only to dilution as of the Effective Date by the New HERO Warrants and the New HERO Management Incentive Program Equity) of the total number of shares of New HERO Common Stock issued and outstanding on the Effective Date.

126. Senior Notes Indentures: means the April 2019 Notes Indenture, the April 2022 Notes Indenture, the July 2021 Notes Indenture, the October 2021 Notes Indenture, the Convertible Notes Indenture and the Legacy Notes Indenture.

127. Senior Notes Indenture Trustees: means the April 2019 Notes Indenture Trustee, the April 2022 Notes Indenture Trustee, the July 2021 Notes Indenture Trustee, the October 2021 Notes Indenture Trustee, the Convertible Notes Indenture Trustee and the Legacy Notes Indenture Trustee.

128. Senior Noteholders: means the holders of the April 2019 Notes, the April 2022 Notes, the July 2021 Notes, the October 2021 Notes, the Convertible Notes and the Legacy Notes.

129. Shareholder Equity Distribution: means a number of shares of New HERO Common Stock equal to 3.1% on fully diluted basis (subject only to dilution as of the Effective Date by the New HERO Warrants and the New HERO Management Incentive Program Equity) of the New HERO Common Stock issued and outstanding on the Effective Date.

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130. Solicitation Parties: means each of the following in its capacity as such: (a) the Debtors and the Reorganized Debtors, (b) the Steering Group and the Steering Group Members and (c) the Professionals of the Debtors and the legal and financial advisors to the Steering Group.

131. Solicitation Procedures: means the procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, which shall be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory to the Steering Group.

132. Steering Group: has the meaning ascribed to such term in the Restructuring Support Agreement.

133. Steering Group Member: has the meaning ascribed to such term in the Restructuring Support Agreement.

134. Unexpired Lease: means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

135. Unimpaired: means any Class of Claims or Equity Interests that is not Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code.

136. U.S. Trustee: means the United States Trustee for the District of Delaware.

137. Voting Deadline: means August 12, 2015 at 5:00 p.m. (prevailing Eastern Time) or such other later date established by the Debtors (with the consent of the Steering Group) or the Court, which is the deadline for submitting Ballots to either accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code.

138. Voting Record Date: means July 13, 2015.

B.	Interpretation, Application of Definitions, and Rules of Construction.

Except as expressly provided herein, each capitalized term used in the Plan shall either have (i) the meaning ascribed to such term in Article I or (b) if such term is not defined in Article I, but such term is defined in the Bankruptcy Code or Bankruptcy Rules, the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be. Meanings of capitalized terms shall be equally applicable to both the singular and plural forms of such terms. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to the Plan as a whole (and, for the avoidance of doubt, the Plan Supplement) and not to any particular section or subsection in the Plan unless expressly provided otherwise. The words “includes” and “including” are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan. Where the Plan requires that (i)

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any document or agreement shall be in form and substance satisfactory to the Steering Group or (ii) any decisions or actions may be taken only with the consent or approval of the Steering Group, such requirement shall be satisfied by the consent of Steering Group Members holding at least 66 2/3% of the aggregate principal amount of Senior Notes held by all Steering Group Members, which consent shall be evidenced by written consent of counsel to the Steering Group. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan.

C.	Computation of Time.

Except as otherwise specifically provided in the Plan, in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II.

ADMINISTRATIVE CLAIMS, FEE CLAIMS, AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Fee Claims, and Priority Tax Claims, each as described below, have not been classified and thus are excluded from the classes of Claims and Equity Interests set forth in Article III.

A.	Administrative Claims (Other Than Fee Claims).

Each holder of an Allowed Administrative Claim (other than an Administrative Claim that is a Fee Claim) as of the Effective Date shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Administrative Claim, (i) Cash in an amount equal to the amount of such Allowed Administrative Claim as soon as reasonably practicable after either (a) the Effective Date, if such Administrative Claim is Allowed as of the Effective Date, (b) thirty (30) days after the date such Administrative Claim becomes an Allowed Administrative Claim, if such Administrative Claim is Disputed as of, or following, the Effective Date, or (c) the date such Allowed Administrative Claim becomes due and payable in the ordinary course of business in accordance with the terms, and subject to the conditions, of any agreements governing, instruments evidencing, or other documents relating to, the applicable transaction giving rise to such Allowed Administrative Claim, if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business; or (ii) such other treatment as the Debtors, the Steering Group and such holder shall have agreed in writing.

B.	Fee Claims.

1.	Final Fee Applications.

The Bankruptcy Court shall determine the Allowed amounts of Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code. The Reorganized Debtors shall pay Fee Claims in Cash in the amount Allowed by the Bankruptcy Court. All requests for compensation or reimbursement of Fee Claims shall be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, the U.S. Trustee, counsel to the Steering Group, and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Court, no later than forty-five (45) days after the Effective Date, unless otherwise agreed by the Debtors (with the consent of the Steering Group).

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Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims that do not file and serve such applications by the required deadline shall be forever barred from asserting such Claims against the Debtors, Reorganized Debtors, or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claims must be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, counsel to the Steering Group, and the requesting party no later than thirty (30) days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the party requesting compensation of a Fee Claim).

2.	Post-Effective Date Fees and Expenses.

The Reorganized Debtors shall pay in Cash the reasonable legal, professional, or other fees and expenses incurred by the Debtors’ Professionals on and after the Effective Date, in the ordinary course of business, and without any further notice to or action, order, or approval of the Court. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and Professionals may be employed and paid in the ordinary course of business without any further notice to, or action, order, or approval of, the Court.

C.	Priority Tax Claims.

Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive, as determined by the applicable Debtor (with the consent of the Steering Group), in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Priority Tax Claim (i) payment in full in Cash, payable in equal Cash installments made on a quarterly basis in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, over a period not to exceed five (5) years following the Petition Date, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority General Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); or (ii) such other treatment as may be agreed upon by such holder, the Debtors and the Steering Group or otherwise determined upon a Final Order of the Court.

D.	U.S. Trustee Fees.

Notwithstanding anything to the contrary contained herein, on the Effective Date, the Debtors shall pay, in full, in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation. On and after the Effective Date, the Reorganized Debtors shall be responsible for filing required post-confirmation reports and paying quarterly fees due to the U.S. Trustee for the Reorganized Debtors until the entry of a final decree in the Chapter 11 Cases or until the Chapter 11 Cases are converted or dismissed.

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ARTICLE III.

CLASSIFICATION AND TREATMENT OF

CLAIMS AND EQUITY INTERESTS

A.	Classification of Claims and Equity Interests.

Except for those Claims addressed in Article II, all Claims and Equity Interests are placed in the Classes set forth below. A Claim or Equity Interest is placed in a particular Class solely to the extent that the Claim or Equity Interest falls within the description of that Class, and the portion of a Claim or Equity Interest which does not fall within such description shall be classified in another Class or Classes to the extent that such portion falls within the description of such other Class or Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan solely to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled before the Effective Date.

All claims and interests against a particular Debtor are placed in classes for each of the Debtors (as designated by subclasses a through o for each of the 15 Debtors). Specifically, such subclasses represent Claims against and Equity Interests in the Debtors as follows: Cliffs Drilling Company (subclass a); Cliffs Drilling Trinidad LLC (subclass b); FDT LLC (subclass c); FDT Holdings LLC (subclass d); Hercules Drilling Company LLC (subclass e); Hercules Liftboat Company LLC (subclass f); Hercules Offshore, Inc. (subclass g); Hercules Offshore Services LLC (subclass h); Hercules Offshore Liftboat Company LLC (subclass i); HERO Holdings, Inc. (subclass j); SD Drilling LLC (subclass k); THE Offshore Drilling Company (subclass l); THE Onshore Drilling Company (subclass m); TODCO Americas, Inc. (subclass n); and TODCO International, Inc. (subclass o).

B.	Record Date.

As of the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Reorganized Debtors shall have no obligation to, but may, with the consent of the Steering Group, recognize any transfer of any Claims or Equity Interests occurring after the Record Date. The Reorganized Debtors shall instead be entitled to recognize and deal for purposes under the Plan with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

C.	Summary of Classification and Class Identification.

Below is a chart identifying Classes of Claims and Equity Interests against each such Debtor, a description of whether each Class is Impaired, and each Class’s voting rights with respect to the Plan.

Class	Claim or Equity Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Senior Notes Claims	Impaired	Entitled to Vote[2]
4	General Unsecured Claims	Unimpaired	Deemed to Accept
5	Intercompany Claims	Unimpaired	Deemed to Accept
6	Intercompany Interests	Unimpaired	Deemed to Accept
7	HERO Equity Interests	Impaired	Deemed to Reject

[2]

Holders of Class 3 Senior Notes Claims are entitled to vote to accept or reject the Plan, provided that the Debtors are not soliciting the votes of Non-Eligible Noteholders and any votes cast by Non-Eligible Noteholders will not be counted.

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Section 1129(a)(10) of the Bankruptcy Code shall be satisfied, for the purposes of Confirmation, by acceptance of the Plan by an Impaired Class of Claims against each such Debtor; provided, however, that in the event no holder of a Claim with respect to a specific voting Class timely submits a Ballot indicating acceptance or rejection of the Plan, such Class will be deemed to have accepted the Plan. The Debtors hereby request that the Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Interests.

D.	Treatment of Classified Claims and Equity Interests.

1.	Class 1 - Other Priority Claims (Subclasses 1a-1o).

(a) Classification: Class 1 consists of Other Priority Claims.

(b) Treatment: Except to the extent that a holder of an Allowed Other Priority Claim and the Debtors (with the consent of the Steering Group) agree in writing to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive (i) payment in Cash in an amount equal to such Allowed Other Priority Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date when such Other Priority Claim becomes an Allowed Other Priority Claim or (ii) such other treatment, as determined by the Debtors (with the consent of the Steering Group), that will render it Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(c) Voting: Class 1 is Unimpaired by the Plan, and each holder of a Class 1 Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 1 Other Priority Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 - Other Secured Claims (Subclasses 2a-2o).

(a) Classification: Class 2 consists of Other Secured Claims.

(b) Treatment: Except to the extent that a holder of an Allowed Other Secured Claim and the Debtors (with the consent of the Steering Group) agree in writing to less

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favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for such Other Secured Claim, each holder of an Allowed Other Secured Claim shall, as determined by the Debtors (with the consent of the Steering Group), receive (i) Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim, if such interest is required to be paid pursuant to sections 506(b) and/or 1129(a)(9) of the Bankruptcy Code, as soon as practicable after the later of (a) the Effective Date, and (b) thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, (ii) the Collateral securing its Allowed Other Secured Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, or (iii) such other treatment, as determined by the Debtors (with the consent of the Steering Group), that will render it Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(c) Voting: Class 2 is Unimpaired by the Plan, and each holder of a Class 2 Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 – Senior Notes Claims (Subclasses 3a-3o).

(a) Classification: Class 3 consists of Senior Notes Claims.

(b) Treatment: Except to the extent that a holder of an Allowed Senior Notes Claim and the Debtors (with the consent of the Steering Group) agree in writing to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Senior Notes Claim, on or as soon as practicable after the Effective Date, each holder of an Allowed Senior Notes Claim shall receive its Pro Rata share of the Senior Notes Equity Distribution.

In addition to the foregoing, each holder of an Allowed Senior Notes Claim that is an Eligible Noteholder shall have the opportunity to participate, on a Pro Rata basis, in the First Lien Exit Facility in accordance with the terms and conditions set forth in the First Lien Exit Facility Subscription Procedures during the period from the Petition Date through the date of the Confirmation Hearing. The opportunity to participate in the First Lien Exit Facility does not constitute a distribution to the holders of Allowed Senior Notes Claims on account of their Claims.

(c) Guarantee Claims: Each holder of an Allowed Senior Notes Claim shall only receive one recovery in full and complete satisfaction of all Senior Notes Claims and all Guarantee Claims that may be held by such holder, which recovery is specified in Article III.D.3(b).

(d) Voting: Class 3 is Impaired. Holders of Class 3 Senior Notes Claims are entitled to vote to accept or reject the Plan, provided that the Debtors are not soliciting the votes of Non-Eligible Noteholders and any votes cast by Non-Eligible Noteholders will not be counted.

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4.	Class 4 – General Unsecured Claims (Subclasses 4a-4o).

(a) Classification: Class 4 consists of General Unsecured Claims.

(b) Allowance: Each General Unsecured Claim in Class 4 shall be Allowed unless such Claim is Disputed. For the avoidance of doubt, no provision of the Plan shall diminish, enhance, or modify any applicable nonbankruptcy legal, equitable, and/or contractual rights of a holder of a General Unsecured Claim to receive payment on account of such General Unsecured Claim in Class 4, which are “riding through” the Chapter 11 Cases under the Plan as if the Chapter 11 Cases had not been commenced.

(c) Treatment: In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed General Unsecured Claim, on the Effective Date, each holder of an Allowed General Unsecured Claim shall, at the discretion of the Debtors (with the consent of the Steering Group), and only to the extent such holder’s Allowed General Unsecured Claim was not previously paid in the ordinary course of business, pursuant to an order of the Court, or otherwise: (i) have its Allowed General Unsecured Claim Reinstated as an obligation of the applicable Reorganized Debtor, and be paid in accordance with ordinary course terms, (ii) receive such other treatment as may be agreed between such holder and the Debtors (with the consent of the Steering Group) or (iii) receive such other treatment, as determined by the Debtors (with the consent of the Steering Group), that will render it Unimpaired pursuant to section 1124 of the Bankruptcy Code. Payment of an Allowed General Unsecured Claim is subject to the rights of the Debtors, Reorganized Debtors or any other party in interest to dispute such Claim as if the Chapter 11 Cases had not been commenced in accordance with applicable nonbankruptcy law.

Notwithstanding anything to the contrary in the Plan, until an Allowed General Unsecured Claim in Class 4 (including Cure Claims) that arises prior to the Effective Date has been (x) paid in full in accordance with applicable law, or on terms agreed to between the holder of such Claim and the Debtor (with the consent of the Steering Group) or Reorganized Debtor, or in accordance with the terms and conditions of the particular transaction giving rise to such Claim, or (y) resolved pursuant to the disputed claims procedures applicable to General Unsecured Claims under Article VIII.A.3 of the Plan: (a) the provisions of Article VII.A.C-H of the Plan shall not apply or take effect with respect to such Claim, (b) such Claim shall not be deemed settled, satisfied, resolved, released, discharged, or enjoined by any provision of the Plan, and (c) the applicable Reorganized Debtor shall remain liable for such Claims. For the avoidance of doubt, upon the satisfaction of subpart (x) or (y) of the foregoing sentence, subparts (a)-(c) of the foregoing sentence shall no longer apply under the Plan. Holders of Allowed General Unsecured Claims in Class 4 shall not be required to file a Proof of Claim with the Bankruptcy Court. Holders of Allowed General Unsecured Claims in Class 4 (including Cure Claims) shall not be subject to any claims resolution process in Bankruptcy Court in connection with their Claims, and shall retain all their rights under applicable nonbankruptcy law to pursue their Allowed General Unsecured Claims in Class 4 against the Debtors or Reorganized Debtors in any forum with jurisdiction over the parties. The Debtors and Reorganized Debtors shall retain all defenses, counterclaims, rights to setoff, and rights to recoupment as to Allowed General Unsecured Claims in Class 4. If the Debtors (with the consent of the Steering Group) or the Reorganized Debtors dispute any Allowed General

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Unsecured Claims in Class 4, such dispute shall be determined, resolved or adjudicated in the manner as if the Chapter 11 Cases had not been commenced. Notwithstanding the foregoing, any holder of a Claim who files a Proof of Claim shall be subject to the Article VII of the Plan unless and until such holder withdraws such Proof of Claim, and nothing herein limits the retained jurisdiction of the Bankruptcy Court under Article XI of the Plan.

(d) Voting: Class 4 is Unimpaired. Therefore, holders of Class 4 General Unsecured Claims are not entitled to vote to accept or reject the Plan.

5.	Class 5 – Intercompany Claims (Subclasses 5a-5o).

(a) Classification: Class 5 consists of Intercompany Claims.

(b) Treatment: In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Intercompany Claim, on the Effective Date, each Intercompany Claim shall be Reinstated. On and after the Effective Date, the Reorganized Debtors and the Non-Debtor Subsidiaries will be permitted to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth herein, any changes to intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ and the Non-Debtor Subsidiaries’ historical intercompany account settlement practices.

(c) Voting: Class 5 is Unimpaired. Holders of Class 5 Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 5 Intercompany Claims are not entitled to vote to accept or reject the Plan.

6.	Class 6 – Intercompany Interests (Subclasses 6a-6o).

(a) Classification: Class 6 consists of Intercompany Interests.

(b) Treatment: On the Effective Date, Intercompany Interests shall be Reinstated.

(c) Voting: Class 6 is Unimpaired. Holders of Class 6 Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 6 Intercompany Interests are not entitled to vote to accept or reject the Plan.

7.	Class 7 – HERO Equity Interests (Subclasses 7a-7o).

(a) Classification: Class 7 consists of HERO Equity Interests.

(b) Treatment: On the Effective Date, HERO Equity Interests shall be cancelled and discharged and shall be of no further force or effect, whether surrendered for cancellation or otherwise, and holders of HERO Equity Interests shall not receive or retain any property under the Plan on account of such HERO Equity Interests. Notwithstanding the

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foregoing, on or as soon as practicable after the Effective Date, holders of HERO Equity Interests shall receive, in exchange for the surrender or cancellation of their HERO Equity Interests and for the releases by such holders of the Released Parties, their Pro Rata share of (1) the Shareholder Equity Distribution and (2) the New HERO Warrants; provided, however, that any holder of a HERO Equity Interest that opts not to grant the voluntary releases contained in Article VII.F of the Plan shall not be entitled to receive its Pro Rata share of the Shareholder Equity Distribution and the New HERO Warrants and shall not receive any consideration in exchange for the surrender or cancellation of its HERO Equity Interests or any distribution whatsoever under the Plan; and provided, further, that, notwithstanding Article VIII.B.8, the Debtors (with the consent of the Steering Group) may provide any holder of a HERO Equity Interest that would otherwise be entitled to receive a distribution of less than one (1) share of the New HERO Common Stock under this Article III.D.7.(b) with a distribution of one (1) share of New HERO Common Stock.

(c) Voting: Class 7 is Impaired. Holders of Class 7 Equity Interests are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Class 7 HERO Equity Interests are not entitled to vote to accept or reject the Plan.

E.	Special Provision Regarding Unimpaired and Reinstated Claims.

Except as otherwise specifically provided in this Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Reinstated Claim or Unimpaired Claim, including, but not limited to, legal and equitable defenses to setoffs or recoupment against Reinstated Claims or Unimpaired Claims. Except as otherwise specifically provided in this Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date against, or with respect to, any Claim left Unimpaired by this Plan. Except as otherwise specifically provided in this Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert, all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights with respect to any Reinstated Claim or Claim left Unimpaired by this Plan may be asserted by the Reorganized Debtors after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

F.	Voting of Claims.

Each holder of an Allowed Claim as of the Voting Deadline in an Impaired Class of Claims that is not (a) deemed to have rejected the Plan or (b) conclusively presumed to have accepted the Plan, and that held such Claim as of the Voting Record Date, shall be entitled to vote to accept or reject the Plan. The instructions for completion of the Ballots are set forth in the instructions accompanying each Ballot. The Debtors will seek approval of the Solicitation Procedures in the Plan Scheduling Motion. The Solicitation Procedures are described in the Disclosure Statement.

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G.	Nonconsensual Confirmation.

The Debtors intend to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that has not accepted or is deemed to have rejected the Plan pursuant to section 1126 of the Bankruptcy Code, including Class 7 (HERO Equity Interests).

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Operations Between the Confirmation Date and Effective Date

During the period from the Confirmation Date through and until the Effective Date, the Debtors may continue to operate their businesses as debtors in possession, subject to all applicable orders of the Bankruptcy Court and any limitations set forth in the Restructuring Support Agreement.

B.	First Lien Exit Facility.

On or before the Effective Date, the Debtors (with the consent of the Steering Group) shall be authorized, without the need for any further corporate action or without any further action by the Debtors or the Reorganized Debtors, as applicable, to enter into the First Lien Exit Facility Credit Agreement, the First Lien Exit Facility Documents and any ancillary documents necessary or appropriate to satisfy the conditions to effectiveness of the First Lien Exit Facility. The proceeds of the First Lien Exit Facility shall be used to (i) pay the final installment and related expenses, costs and charges in the approximate amount of $200 million related to the construction and purchase of the Highlander, (ii) pay the Restructuring Expenses and (iii) provide the Reorganized Debtors and the Non-Debtor Subsidiaries with working capital for their post-Effective Date operations and for other general corporate purposes. The First Lien Exit Facility shall be Secured by first priority security interests in substantially all of the assets of the Reorganized Debtors and the Non-Debtor Subsidiaries that are guarantors under the First Lien Exit Facility, including without limitation, the Highlander and all contracts related to the Highlander.

Prior to the Petition Date, the Debtors and certain of the Steering Group Members entered into the First Lien Exit Facility Commitment Letter, pursuant to which such Steering Group Members agreed to provide backstop commitments for the First Lien Exit Facility. As set forth in Article III.D.3, each holder of an Allowed Senior Notes Claim that is an Eligible Noteholder shall have the opportunity to participate, on a Pro Rata basis, in the First Lien Exit Facility in accordance with the terms and conditions set forth in the First Lien Exit Facility Subscription Procedures during the period from the Petition Date through the date of Confirmation Hearing. The opportunity to participate in the First Lien Exit Facility does not constitute a distribution to the holders of Allowed Senior Notes Claims on account of their Claims.

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C.	Issuance of New HERO Common Stock and New HERO Warrants.

1. Issuance of Securities. Shares of New HERO Common Stock shall be authorized under the New HERO Charter, and shares of New HERO Common Stock shall be issued on the Effective Date and distributed as soon as practicable thereafter in accordance with the Plan. The number of shares of New HERO Common Stock to be distributed as set forth in this Plan, and the number of shares of New HERO Common Stock issuable upon exercise of New HERO Warrants and the New HERO Management Incentive Program Equity and corresponding strike prices, are subject to adjustment by the Debtors (with the consent of the Steering Group) in a manner that does not alter the respective percentages of the outstanding New HERO Common Stock allocated to any Class or Claim holder, except for immaterial changes resulting from the treatment of fractional shares; provided that the New HERO Common Stock, as of the Effective Date, shall be subject to dilution from the New HERO Management Incentive Program Equity. All of the New HERO Common Stock, issuable in accordance with the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. The issuance, with the consent of the Steering Group, of the New HERO Common Stock, the New HERO Warrants, the New HERO Management Incentive Program Equity by Reorganized HERO, and the issuance of shares pursuant to the exercise of New HERO Warrants and the New HERO Management Incentive Program Equity, is authorized without the need for any further corporate action and without any further action by any holder of a Claim or Equity Interest.

Except as provided below, the New HERO Common Stock distributed under the Plan will be issued in book-entry form through the direct registry system of the transfer agent and DTC. The ownership interest of each holder of such New HERO Common Stock, and transfers of ownership interests therein, will be recorded on the records of the transfer agent and the direct and indirect participants in DTC. To receive distributions of New HERO Common Stock through DTC, holders of Senior Notes Claims will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such New HERO Common Stock may be deposited. The New HERO Common Stock issuable to holders of HERO Equity Interests will, with respect to HERO Equity Interests held through DTC, be delivered by the Reorganized HERO to the holders of HERO Equity Interests through DTC (via Mandatory Exchange if applicable), and holders that do not hold their HERO Equity Interests in DTC may to designate a direct or indirect participant in DTC with whom such holder has an account into which such New HERO Common Stock may be deposited or have their shares issued in book-entry form on the register of the transfer agent.

2. Exemption from Registration. The offering of the New HERO Common Stock under Article III of the Plan shall be exempt from the registration requirements of section 5 of the Securities Act and other applicable law under section 4(a)(2) of the Securities Act or another available exemption from registration under the Securities Act. The issuance and distribution of the New HERO Common Stock and the New HERO Warrants under Article III of the Plan, and the New HERO Common Stock issuable upon exercise of the New HERO Warrants shall be exempt from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration of an offer or sale of securities under section 1145(a) of the Bankruptcy Code. The New HERO Common Stock underlying the Management Incentive Program will be issued pursuant to a registration statement or another available exemption from registration under the Securities Act and other applicable law.

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The issuance of the New HERO Equity Interests to the holders of Senior Notes Claims and the issuance of the New HERO Equity Interests and the New HERO Warrants to the holders of HERO Equity Interests shall be exempt from the requirements of section 16(b) of the Securities and Exchange Act of 1934 (pursuant to Rule 16b-3 promulgated thereunder) with respect to any acquisition of such securities by an officer or director (or a director by deputization for purposes thereof) as of the Effective Date.

3. SEC Reporting Requirements and Listing of New HERO Common Stock. As of the Effective Date, Reorganized HERO will be a reporting company under the Securities Exchange Act of 1934, as amended. As of July 13, 2015, HERO common stock was listed for trading on The Nasdaq Global Select Market (“NASDAQ”). In March 2015, HERO received a letter from NASDAQ informing HERO that its common stock was below the minimum bid price requirement for continued listing on NASDAQ. Reorganized HERO will use reasonable efforts to cause the listing on NASDAQ of the New HERO Common Stock on or as soon as reasonably practicable after the Effective Date.

D.	The New HERO Warrants.

1. Issuance. The New HERO Warrants will be issued pursuant to the terms of the New HERO Warrant Agreement. Each New HERO Warrant will, subject to the anti-dilution adjustments described below and in the New HERO Warrant Agreement, be exercisable for one (1) share of New HERO Common Stock.

2. Anti-Dilution Protection. The New HERO Warrant Agreement shall contain provisions for the adjustment of the exercise price and shares of New Common Stock issuable upon exercise following certain organic dilutive events such as splits, combinations, stock dividends or other similar organic dilutive events involving the New HERO Common Stock. There shall be no anti-dilution adjustment for the New HERO Warrants upon the post-Effective Date issuance of New HERO Common Stock at a value below the exercise price for the New HERO Warrants. The New HERO Warrants, as of the Effective Date, shall be subject to dilution from the New HERO Management Incentive Program Equity.

3. Form. Except as provided below, all New HERO Warrants distributed under the Plan will be issued in book-entry form through the direct registry system of the warrant agent and DTC. The warrant agent will be the transfer agent for the New HERO Common Stock. The ownership interest of each holder of such New HERO Warrants, and transfers of ownership interests therein, will be recorded on the records of the warrant agent and the direct and indirect participants in DTC. Holders of HERO Equity Interests that hold such HERO Equity Interests in DTC will receive their New HERO Warrants by deposit to the account of a direct or indirect participant in DTC in which such HERO Equity Interests are held. Holders that do not hold their HERO Equity Interests in DTC may designate a direct or indirect participant in DTC with whom such holder has an account into which such New HERO Warrants may be deposited or have their Warrants issued in book-entry form on the register of the warrant agent for the New HERO Warrants. Beneficial owners of the New HERO Warrants will be required to follow the procedures that DTC or its direct or indirect participants, or the warrant agent for the New HERO Warrants, as applicable, may establish for exercising their rights in respect of the New HERO Warrants, including exercise and transfer thereof. New HERO Common Stock issuable upon exercise of such New HERO Warrants will be issued in book-entry form and held through DTC or the warrant agent for the New Hero Warrants, as applicable.

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E.	Cancellation of Certain Indebtedness, Agreements, and Existing Securities.

On the Effective Date, except as otherwise specifically provided for in the Plan, the obligations of the Debtors under the Restructuring Support Agreement, the Senior Notes, the Guarantees, the Senior Notes Indentures and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in any of the Debtors giving rise to any Claim or Equity Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of any Debtors that are specifically reinstated pursuant to the Plan), shall be cancelled as to any such Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and the obligations of any of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, by-laws, or certificate or articles of incorporation or similar documents governing the Restructuring Support Agreement, the Senior Notes, the Guarantees, the Senior Notes Indentures and any other shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of any of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of any Debtors that are specifically reinstated pursuant to the Plan or assumed by any such Debtors) shall be released and discharged; provided, however, that, notwithstanding the occurrence of the Confirmation Date or the Effective Date, any such indenture or agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of (a) allowing holders of such Claims to receive distributions under the Plan as provided herein, (b) allowing the Senior Notes Indenture Trustees to make distributions under the Plan as provided herein, and deduct therefrom such reasonable compensation, fees, and expenses due thereunder or incurred in making such distributions, to the extent not paid by the Debtors and authorized under such agreement, and (c) allowing the Senior Notes Indenture Trustees to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan. For the avoidance of doubt, nothing in this section shall affect the discharge of or result in any obligation, liability, or expense of the Debtors or the Reorganized Debtors, or affect the discharge of Claims or Equity Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any additional obligation, expense, or liability of the Debtors or the Reorganized Debtors. On and after the Effective Date, all duties and responsibilities of the Senior Notes Indenture Trustees shall be discharged except to the extent required to effectuate the Plan.

F.	Claims Against Non-Debtor Subsidiaries.

Any claim (as such term is defined in section 101(5) of the Bankruptcy Code), Cause of Action, or remedy asserted against any Non-Debtor Subsidiary by any Debtor will be reinstated, adjusted (including by contribution, distribution in exchange for new debt or equity, or otherwise), paid, continued, cancelled, or discharged to the extent determined appropriate by the Reorganized Debtors (with the consent of the Steering Group). Any such transaction, with the consent of the Steering Group, may be effectuated on the Effective Date or subsequent to the Effective Date without any further action by the Court or by the stockholders of the Reorganized Debtors.

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G.	Intercompany Interests.

The Intercompany Interests shall be retained and the legal, equitable, and contractual rights to which the holder of such Intercompany Interest is entitled shall remain unaltered.

H.	Continued Corporate Existence and Vesting of Assets.

Except as otherwise provided herein: (i) each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable law; and (ii) on the Effective Date, all property of each Debtor’s Estate, and any property acquired by each Debtor or Reorganized Debtor under the Plan, will vest in such Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, Equity Interests, and other interests, except for the Liens and Claims established under the Plan (including in respect of the First Lien Exit Facility).

On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property and compromise or settle any claims without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, subject only to those restrictions expressly imposed by the Plan or the Confirmation Order as well as the documents and instruments executed and delivered in connection therewith, including the documents, exhibits, instruments, and other materials comprising the Plan Supplement. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur from and after the Effective Date for Fee Claims, disbursements, expenses, or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Court.

I.	Steering Group Fees and Expenses.

On the Effective Date, the Reorganized Debtors shall pay, in full, in Cash, the unpaid reasonable fees, expenses, costs, and other charges of the Steering Group’s professionals (including the fees, expenses, costs, and other charges of Akin Gump Strauss Hauer & Feld LLP and Blackstone Advisory Partners L.P.), in each case in accordance with the Restructuring Support Agreement, and as required by the underlying fee letters of such professionals.

The reasonable fees, expenses, costs, and other charges of the Steering Group’s professionals (including the fees, expenses, costs, and other charges of Akin Gump Strauss Hauer & Feld LLP and Blackstone Advisory Partners L.P.) shall be paid in the ordinary course in accordance with the underlying fee letters of such professionals during the Chapter 11 Cases.

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J.	Senior Notes Indenture Trustee Fees and Expenses

On the Effective Date, the Reorganized Debtors shall pay all reasonable and documented fees and expenses (including reasonable and documented fees and expenses of counsel) incurred by the Senior Notes Indenture Trustees through and including the Effective Date to the extent required by the Senior Notes Indentures. For the avoidance of doubt, any such fees and expenses of the Senior Notes Indenture Trustees shall not be treated under this Plan as General Unsecured Claims and shall not be subject to avoidance, objection, challenge, deduction, subordination, recharacterization or offset. The Senior Notes Indenture Trustees shall not be required to file any application under sections 330 or 331 of the Bankruptcy Code or otherwise with regard to the allowance of their fees and expenses.

K.	Waiver of Avoidance Actions.

To the extent not already otherwise waived pursuant to another order of the Bankruptcy Court, effective as of the Effective Date, the Debtors shall be deemed to have waived the right to prosecute, and to have settled and released for fair value, any avoidance or recovery actions under sections 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code or other applicable law that belong to the Debtors on account of paying or having paid all General Unsecured Claims in full pursuant to an Order of the Court or this Plan.

L.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, and except as expressly provided herein (including Articles IV.L and VII), the Reorganized Debtors shall retain all Causes of Action. Nothing contained in this Plan or the Confirmation Order shall be deemed a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense of any Debtor that is not specifically waived or relinquished by this Plan. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert, all such claims, Causes of Action, rights of setoff, and other legal or equitable defenses that any Debtor had immediately before the Petition Date as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any claim that is not specifically waived or relinquished by this Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against such Person. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, in accordance with the Plan. From and after the Effective Date, the Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any Cause of Action and to decline to do any of the foregoing without further notice to or action, order, or approval of the Court. The Reorganized Debtors are deemed representatives of the Estates for the purpose of prosecuting any Claim or Cause of Action and any objections to Claims pursuant to 11 U.S.C. § 1123(b)(3)(B).

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M.	Claims Incurred After the Effective Date.

Claims incurred by the Debtors after the Effective Date may be paid by the Reorganized Debtors in the ordinary course of business and without application for or Court approval, subject to any agreements with such holders of a Claim and applicable law.

N.	Corporate Action.

Each of the matters provided for by the Plan involving the corporate structure of the Debtors or corporate or related actions to be taken by or required of the Reorganized Debtors, whether taken prior to or as of the Effective Date, shall be deemed authorized and approved in all respects without the need for any further corporate action and without any further action by the Debtors or the Reorganized Debtors, as applicable; provided, however, that any such matters or corporate or related actions taken by the Debtors shall be subject to the consent of the Steering Group. Such actions may include: (a) the adoption and filing of the New HERO Certificate of Incorporation, the New HERO Bylaws and the amended articles of incorporation or certificates of formation for each of the Reorganized Debtors (other than Reorganized HERO); (b) the authorization, issuance, and distribution of New HERO Common Stock and New HERO Warrants; (c) the adoption or assumption, as applicable, of Executory Contracts or Unexpired Leases; (d) adoption of the New HERO Management Incentive Program; and (e) the entry into the First Lien Exit Facility and the execution and delivery of the First Lien Exit Facility Documents, as applicable.

ARTICLE V.

PROVISIONS REGARDING CORPORATE GOVERNANCE

OF THE REORGANIZED DEBTOR

A.	Organizational Documents.

1. Reorganized HERO. On or immediately before the Effective Date, the New HERO Charter will be filed with the applicable authority in Delaware in accordance with the corporate laws of Delaware. The New HERO By-Laws will be deemed to have been adopted and will become effective on the Effective Date. The New HERO Charter shall prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.

2. Reorganized Debtor Subsidiaries. On or immediately before the Effective Date, the amended articles of incorporation or certificates of formation for each of the Reorganized Debtors (other than Reorganized HERO) will be filed with the applicable authorities in the respective jurisdictions of incorporation or formation in accordance with the corporate laws of its jurisdiction. The amended by-laws or operating agreements for the Reorganized Debtors (other than Reorganized HERO) will be deemed to have been adopted and will become effective on the Effective Date. To the extent applicable, the amended organization documents for the Reorganized Debtors (other than Reorganized HERO) shall prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.

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B.	Appointment of Officers and Directors.

As of the Effective Date, the term of the current members of the board of directors of HERO shall expire without further action by any Person. The New Board shall consist of seven (7) members. The initial directors of the New Board shall be comprised of John Rynd and six (6) other directors selected by the Steering Group, one of whom will be chair and an independent director (as defined by NASDAQ).

As of the Effective Date, subject to the consent of the Steering Group, the current members of the boards of directors or boards of managers, as applicable, of the Debtor Subsidiaries shall serve as the initial directors or managers for such Entities.

From and after the Effective Date, John Rynd shall be employed and serve as the Chief Executive Officer of Reorganized HERO. The other senior executive officers of Reorganized HERO shall be acceptable to the Steering Group and identified in the Plan Supplement.

C.	Powers of Officers.

The officers of the Reorganized Debtors shall have the power to enter into or execute any documents or agreements that they deem reasonable and appropriate to effectuate the terms of the Plan.

D.	Existing Benefits Agreements and Retiree Benefits.

Except as such benefits may be otherwise terminated by the Debtors in a manner permissible under applicable law, all Existing Benefits Agreements shall be deemed assumed as of the Effective Date. Notwithstanding anything to the contrary contained herein, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

E.	New HERO Management Incentive Program.

On or after the Effective Date, the Reorganized Debtors shall adopt the New HERO Management Incentive Program and shall provide for the distribution, and the reservation for future issuance, as applicable, of the New HERO Management Incentive Program Equity to participating officers, directors and employees of the Reorganized Debtors. A description of the New HERO Management Incentive Program will be set forth in the Plan Supplement.

Allocation of the New HERO Management Incentive Program Equity to the Reorganized Debtors’ participating officers, directors and employees shall be determined by the New Board under the terms set forth in the New HERO Management Incentive Program Equity Agreements.

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F.	Indemnification of Directors, Officers, and Employees.

Notwithstanding any other provisions of the Plan, from and after the Effective Date, indemnification obligations owed by the Debtors or the Reorganized Debtors to directors, officers, or employees of the Debtors who served or were employed by the Debtors before, on or after the Petition Date, to the extent provided in the articles or certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of the Debtors, will be deemed to be, and treated as though they are, executory contracts that are assumed pursuant to the Plan and section 365 of the Bankruptcy Code. All such indemnification obligations shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged, irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Petition Date.

ARTICLE VI.

CONFIRMATION OF THE PLAN

A.	Conditions to Confirmation.

The following are conditions to the entry of the Confirmation Order, unless such conditions, or any of them, have been satisfied or duly waived in accordance with Article VI.B:

1. The Court shall have approved the Disclosure Statement, which shall be in form and substance consistent with the Restructuring Support Agreement unless otherwise agreed to by the Steering Group, it being understood that the Disclosure Statement dated July 13, 2015 is satisfactory to the Steering Group.

2. The Confirmation Order shall be in form and substance consistent with the Restructuring Support Agreement or otherwise reasonably satisfactory to the Debtors and the Steering Group.

3. The Plan (which, for purposes of this Article VI.A.3 shall exclude the Plan Supplement), shall be in form and substance consistent with the Restructuring Support Agreement unless otherwise agreed to by the Steering Group, it being understood that the Plan dated July 13, 2015 is satisfactory to the Steering Group.

4. The Plan Supplement shall be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory to the Debtors and the Steering Group.

5. (i) The Restructuring Support Agreement shall not have been terminated in accordance with the terms thereof, and such Restructuring Support Agreement shall be in full force and effect, and (ii) all conditions to closing set forth in the Restructuring Support Agreement shall have been satisfied.

6. Since the date of entry into the Restructuring Support Agreement, there shall not have been a Material Adverse Change.

7. The assets related to the Highlander, including all contracts related thereto, shall be owned in the same Non-Debtor Subsidiaries that owned such assets prior to the Petition Date. Since the date of entry into the Restructuring Support Agreement, such Non-Debtor Subsidiaries shall have engaged in no other business other than the ownership of such assets and shall not have incurred any other obligations other than those directly related to the ownership of such assets.

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B.	Waiver of Conditions Precedent to Confirmation.

The Debtors, with the written consent of the Steering Group, may waive the conditions set forth in Article VI.A above at any time without leave or order of the Court and without any formal action.

ARTICLE VII.

SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.	General Settlement of Claims and Interests.

Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Equity Interests and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim, or any Distribution to be made on account of such Allowed Claim.

Without limiting the foregoing, the provisions of the Plan shall, upon consummation, constitute a good faith compromise and settlement, pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code, among the Debtors and the Steering Group of all disputes among the parties, including those arising from, or related to, (i) the Senior Notes Claims and the Guarantee Claims and (ii) the Guarantees. In the event that, for any reason, the Confirmation Order is not entered or the Effective Date does not occur, the Debtors and the Steering Group reserve all of their respective rights with respect to any and all disputes that would have been resolved and settled under the Plan had the Effective Date occurred.

The entry of the Confirmation Order shall constitute the Court’s approval of each of the compromises and settlements embodied in the Plan, and the Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, their Estates, creditors, and other parties-in-interest, and are fair, equitable, and within the range of reasonableness. The Plan and the Confirmation Order shall have res judicata, collateral estoppel, and estoppel (judicial, equitable, or otherwise) effect with respect to all matters provided for, or resolved pursuant to, the Plan and/or the Confirmation Order, including, without limitation, the release, injunction, exculpation, discharge, and compromise provisions contained in the Plan and/or the Confirmation Order. The provisions of the Plan, including, without limitation, its release, injunction, exculpation and compromise provisions, are mutually dependent and non-severable.

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B.	Subordination of Claims

The allowance, classification and treatment of all Allowed Claims and Equity Interests and the respective Distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto. However, the Debtors (with the consent of the Steering Group) reserve the right to reclassify any Allowed Claim or Equity Interest in accordance with any contractual, legal or equitable subordination relating thereto, unless otherwise provided in a settlement agreement concerning such Allowed Claim.

C.	Discharge of the Debtors.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan: (a) the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release of all Claims, Equity Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Equity Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Equity Interests in, the Debtors, the Reorganized Debtors or any of their assets, properties or Estates, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, Equity Interests and Causes of Action, including demands, liabilities and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date; (b) the Plan shall bind all holders of Claims and Equity Interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Equity Interests shall be satisfied, discharged and released in full, and the Debtors’ liability with respect thereto, shall be extinguished completely, including debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a proof of Claim or Equity Interest based upon such debt, right, or Equity Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Equity Interest based upon such debt, right or Equity Interest is Allowed; or (iii) the holder of such a Claim or Equity Interest has accepted the Plan or is entitled to receive a distribution hereunder; and (d) all Entities shall be precluded from ever asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any Claims and Equity Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Any default by the Debtors with respect to any Claim or Equity Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Equity Interests subject to the Effective Date occurring.

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D.	Release of Liens.

Except (a) with respect to the Liens securing the First Lien Exit Facility, to the extent set forth in the First Lien Exit Facility Documents, and (b) as otherwise expressly provided in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, and other security interests against any property of the Debtors’ Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, and other security interests shall revert to the Reorganized Debtors and each of their successors and assigns.

E.	Releases by the Debtors.

Except as otherwise specifically provided in the Plan, for good and valuable consideration, including the service of the Released Parties to facilitate the reorganization of the Debtors, the implementation of the restructuring contemplated by the Restructuring Support Agreement and the Plan and the compromises contained herein, on and after the Effective Date, the Released Parties are hereby released and discharged by the Debtors, the Non-Debtor Subsidiaries, the Reorganized Debtors and the Estates, including any successor to the Debtors or any Estate representative from all claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing or hereafter arising, in law, at equity or otherwise, whether for indemnification, tort, contract, violations of federal or state securities laws or otherwise, including, those that any of the Debtors, the Non-Debtor Subsidiaries, the Reorganized Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Equity Interest or any other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors and their Non-Debtor Subsidiaries, the Estates, the conduct of the businesses of the Debtors and their Non-Debtor Subsidiaries, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the Non-Debtor Subsidiaries, or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in the Plan, the restructuring of Claims and Equity Interests prior to or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Restructuring Support Agreement, the Plan, the Plan Supplement, the Disclosure Statement, First Lien Exit Facility Documents, the New HERO Warrant Agreement or, in each case, related agreements, instruments or other documents, any action or omission with respect to Intercompany Claims, any action or omission as an officer, director, agent, representative, fiduciary, controlling person, affiliate or responsible party, or any transaction entered into or affecting, a Non-Debtor Subsidiary, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than claims or liabilities arising out of or relating to any act or omission of a Released Party to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, gross negligence, bad faith, fraud or a criminal act.

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F.	Releases by Holders of Claims and Equity Interests.

Any holder of HERO Equity Interests that opts not to grant the releases contained in this Article VII.F shall not receive the New HERO Equity Interests and New HERO Warrants that it would otherwise be entitled to receive under Article III.D.7 of the Plan and will not receive any distribution whatsoever under the Plan.

Except as otherwise specifically provided in the Plan, for good and valuable consideration, including the service of the Released Parties to facilitate the reorganization of the Debtors, the implementation of the restructuring contemplated by the Restructuring Support Agreement or the Plan, and the compromises contained herein, on and after the Effective Date, to the fullest extent permitted by applicable law, the Releasing Parties (regardless of whether a Releasing Party is a Released Party) shall be deemed to conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released Parties of any and all claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including: any derivative claims asserted or assertable on behalf of a Debtor or a Non-Debtor Subsidiary, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing or hereafter arising, in law, at equity or otherwise, whether for indemnification, tort, contract, violations of federal or state securities laws or otherwise, including, those that any of the Debtors, the Non-Debtor Subsidiaries, the Reorganized Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Equity Interest or any other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors and their Non-Debtor Subsidiaries, the Estates, the conduct of the businesses of the Debtors and their Non-Debtor Subsidiaries, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any Security of the Debtors, the Non-Debtor Subsidiaries or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in the Plan, the restructuring of Claims and Equity Interests prior to or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Restructuring Support Agreement, the Plan, the Plan Supplement, the Disclosure Statement, the First Lien Exit Facility Documents, the New HERO Warrant Agreement or, in each case, related agreements, instruments or other documents, any action or omission with respect to Intercompany Claims, any action or omission as an officer, director, agent, representative, fiduciary, controlling person, affiliate or responsible party, or any transaction entered into or affecting, a non-Debtor subsidiary, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date of the Plan, other than claims or liabilities arising out of or relating to any act or omission of a Released Party to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, gross negligence, bad faith, fraud or a criminal act.

Each Person providing releases under the Plan, including the Debtors, the Reorganized Debtors, the Non-Debtor Subsidiaries, the Estates and the Releasing Parties, shall be deemed to have granted the releases set forth in those sections notwithstanding that such Person may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, and without regard to the subsequent discovery or

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existence of such different or additional facts, and such Person expressly waives any and all rights that it may have under any statute or common law principle which would limit the effect of such releases to those claims or causes of action actually known or suspected to exist at the time of execution of such release.

G.	Exculpation.

Notwithstanding anything herein to the contrary and to the extent permitted by applicable law, the Exculpated Parties shall neither have nor incur any liability to any Entity for any Restructuring-Related Action; provided that nothing in the foregoing “Exculpation” shall exculpate any Entity from any liability resulting from any act or omission that is determined by Final Order to have constituted fraud, willful misconduct, gross negligence, or criminal conduct; provided that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan or any other related document, instrument, or agreement.

Notwithstanding anything herein to the contrary, as of the Effective Date, pursuant to section 1125(e) of the Bankruptcy Code, the Solicitation Parties upon appropriate findings of the Bankruptcy Court will be deemed to have solicited acceptance of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the Plan of a Reorganized Debtor, and shall not be liable to any Entity on account of such solicitation or participation.

In addition to the protections afforded in this Article VII.G to the Exculpated Parties, and not in any way reducing or limiting the application of such protections, the Bankruptcy Court retains exclusive jurisdiction over any and all Causes of Action asserted against any Debtor for any Restructuring-Related Action that are not otherwise exculpated or enjoined by this Plan.

H.	Injunction.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS OR EQUITY INTERESTS THAT HAVE BEEN RELEASED OR DISCHARGED PURSUANT TO THIS PLAN OR ARE SUBJECT TO EXCULPATION PURSUANT TO THIS ARTICLE VII ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE REORGANIZED DEBTORS, OR THE RELEASED PARTIES: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, CAUSES OF ACTION, OR EQUITY INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH

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RESPECT TO ANY SUCH CLAIMS, CAUSES OF ACTION, OR EQUITY INTERESTS; (3) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH RELEASED PARTIES OR AGAINST THE PROPERTY OR ESTATES OF SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, CAUSES OF ACTION, OR EQUITY INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM ANY OF THE DEBTORS, REORGANIZED DEBTORS, OR NON-DEBTOR SUBSIDIARIES OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF ANY OF THE DEBTORS, REORGANIZED DEBTORS, OR NON-DEBTOR SUBSIDIARIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, CAUSES OF ACTION, OR EQUITY INTERESTS; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, CAUSES OF ACTION, OR EQUITY INTERESTS RELEASED, SETTLED, OR DISCHARGED PURSUANT TO THE PLAN OR CONFIRMATION ORDER.

I.	Limitations on Exculpations and Releases.

Notwithstanding anything contained herein to the contrary, the releases and exculpation contained herein do not release any obligations of any party arising under this Plan or any document, instrument or agreement (including those set forth in the First Lien Exit Facility Documents, the New HERO Warrant Agreement and the Plan Supplement) executed to implement the Plan.

J.	Preservation of Insurance.

The Debtors’ discharge, exculpation and release, and the exculpation and release in favor of the Released Parties, as provided herein, shall not, except as necessary to be consistent with this Plan, diminish or impair the enforceability of any insurance policy that may provide coverage for claims against the Debtors, the Reorganized Debtors, the Non-Debtor Subsidiaries, their current and former directors and officers, or any other Person.

ARTICLE VIII.

DISTRIBUTIONS UNDER THE PLAN

A.	Procedures for Treating Disputed Claims.

1. Filing Proofs of Claim. Holders of Claims need not file proofs of Claim with the Court. In the event that a holder of a Claim elects to file a proof of Claim with the Court, it will be deemed to have consented to the exclusive jurisdiction of the Court for all purposes with respect to the determination, liquidation, allowance, or disallowance of such Claim.

2. Disputed Claims. If the Debtors (with the consent of the Steering Group) dispute any Claim as to which no proof of Claim has been filed, such dispute shall be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Cases had not been commenced, provided, however, that the Reorganized Debtors may elect, with the consent of the Steering Group, to object under section 502 of the Bankruptcy Code to any proof of Claim filed by or on behalf of a holder of a Claim.

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3. Objections to Claims. Except insofar as a Claim is Allowed under the Plan, the Debtors (with the consent of the Steering Group), the Reorganized Debtors, and any other party in interest shall be entitled to object to Claims. Any objections to Claims other than General Unsecured Claims shall be filed and served by the Claims Objection Deadline. Any Claims other than General Unsecured Claims not objected to by the Claims Objection Deadline shall be deemed Allowed unless such period is extended upon approval of the Bankruptcy Court.

Notwithstanding the foregoing, the Debtors, Reorganized Debtors, or any other party with standing shall be entitled to dispute and/or otherwise object to any General Unsecured Claim in accordance with applicable nonbankruptcy law. If the Debtors, Reorganized Debtors, or any other party with standing dispute any General Unsecured Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced. In any action or proceeding to determine the existence, validity, or amount of any General Unsecured Claim, any and all claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such General Unsecured Claim are preserved as if the Chapter 11 Cases had not been commenced.

4. Disallowance of Claims. Except as provided herein or otherwise agreed, any and all proofs of Claim shall be deemed expunged from the claims register on the Effective Date without any further notice to or action, order, or approval of the Court and the Claim on which such proof of Claim was filed shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced.

B.	Allowed Claims and Equity Interests.

1. Delivery of Distributions in General. Except as otherwise provided herein, distributions under the Plan shall be made by the Reorganized Debtors (or their agent or designee) to the holders of Allowed Claims and Allowed Equity Interests in all Classes for which a distribution is provided in this Plan at the addresses set forth on the Schedules (if filed) or in the Debtors’ books and records, as applicable, unless such addresses are superseded by proofs of Claim or Equity Interests or transfers of Claim filed pursuant to Bankruptcy Rule 3001 by the Record Date (or at the last known addresses of such holders if the Debtors or the Reorganized Debtors have been notified in writing of a change of address).

2. Delivery of Distributions to Holders of Senior Notes Claims. Each Senior Notes Indenture Trustee may, at the discretion of the Debtors (with the consent of the Steering Group), be deemed to be the holder of all applicable Senior Notes Claims for purposes of distributions to be made hereunder, and all distributions on account of each Senior Notes Claim may be, at the discretion of the Debtors (with the consent of the Steering Group), made to the applicable Senior Notes Indenture Trustee. If such distributions are made to the applicable Senior Notes Indenture Trustee, as soon as practicable following compliance with the requirements set forth in Article VIII of the Plan, the Senior Notes Indenture Trustees shall

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arrange to deliver or direct the delivery of such distributions to or on behalf of the holders of Allowed Senior Notes Claims in accordance with the terms of the Senior Notes Indentures and the Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the Senior Notes Indenture Trustees shall not have any liability to any person with respect to distributions made or directed to be made by the Senior Notes Indenture Trustees.

3. Distribution of Cash. Any payment of Cash by the Reorganized Debtors pursuant to the Plan shall be made at the option and in the sole discretion of the Reorganized Debtors by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors.

4. Unclaimed Distributions of Cash. Any distribution of Cash under the Plan that is unclaimed after six (6) months after it has been delivered (or attempted to be delivered) shall, pursuant to section 347(b) of the Bankruptcy Code, become the property of the Reorganized Debtors notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such unclaimed Allowed Claim or Allowed Equity Interest to such distribution or any subsequent distribution on account of such Allowed Claim or Allowed Equity Interest shall be extinguished and forever barred.

5. Distributions of New HERO Common Stock and New HERO Warrants. On or about the Effective Date, the Reorganized Debtors (or their agent or designee) shall distribute (i) the Senior Notes Equity Distribution to the holders of the Senior Notes Claims, (ii) the Shareholder Equity Distribution to the holders of Allowed HERO Equity Interests, and (iii) the New HERO Warrants to the holders of Allowed HERO Equity Interests.

6. Unclaimed Distributions of New HERO Common Stock and New HERO Warrants. Any distribution of New HERO Common Stock and New HERO Warrants under the Plan that is unclaimed after six (6) months after it has been delivered (or attempted to be delivered) shall be retained by the Reorganized Debtors, notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such Allowed Claim or Allowed Equity Interest to such distribution or any subsequent distribution on account of such Allowed Claim or Allowed Equity Interest shall be extinguished and forever barred.

7. Saturdays, Sundays, or Legal Holidays. If any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

8. Fractional New HERO Common Stock and New HERO Warrants and De Minimis Distributions. Notwithstanding any other provision in the Plan to the contrary, no fractional shares of New HERO Common Stock or fractional New HERO Warrants shall be issued or distributed pursuant to the Plan. Whenever any distribution of a fraction of a share of New HERO Common Stock or a fractional New HERO Warrant would otherwise be required under the Plan, the actual distribution made shall reflect a rounding of such fraction to the nearest whole share or warrant (up or down), with half shares or warrants or less being rounded down and fractions in excess of a half of a share or warrant being rounded up. No consideration

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will be provided in lieu of fractional shares that are rounded down. Fractional shares of New HERO Common Stock or New HERO Warrants, as applicable, that are not distributed in accordance with this Article VII.B.8 shall be cancelled. The Reorganized Debtors shall not be required to, but may in their sole and absolute discretion, make any payment on account of any Claim or Equity Interest in the event that the costs of making such payment exceeds the amount of such payment.

9. Distributions to Holders of Claims:

(a) Initial Distribution to Claims Allowed as of the Effective Date. On or as soon as reasonably practicable after the Effective Date, or as otherwise expressly set forth in the Plan, the Reorganized Debtors (or their agent or designee) shall distribute Cash or Collateral, as the case may be, to the holders of Allowed Claims as contemplated herein.

(b) Claims Allowed after the Effective Date. Each holder of a Claim that becomes an Allowed Claim subsequent to the Effective Date shall receive the distribution to which such holder of an Allowed Claim is entitled as set forth in Article III, and distributions to such holder shall be made in accordance with the provisions of this Plan. As soon as practicable after the date that the Claim becomes an Allowed Claim, the Reorganized Debtors shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under this Plan as of the Effective Date, without any interest to be paid on account of such Claim.

10. Special Rules for Distributions to Holders of Disputed Claims and Disputed Equity Interests. Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the relevant parties, no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Disputed Equity Interest until all such disputes in connection with such Disputed Claim or Disputed Equity Interest, respectively, have been resolved by settlement or Final Order. In the event that there are Disputed Claims or Disputed Equity Interests requiring adjudication and resolution, the Reorganized Debtors shall establish appropriate reserves for potential payment of such Claims or Equity Interests. For the avoidance of doubt, General Unsecured Claims are not subject to this Article VIII.B.9. If the Debtors, Reorganized Debtors or any other party in interest dispute any General Unsecured Claim, such dispute shall be governed by Article VIII.A.3 hereof.

11. Interest on Claims and Equity Interests. Except as specifically provided for in the Plan, no Claims or Equity Interests, Allowed or otherwise (including Administrative Claims), shall be entitled, under any circumstances, to receive any interest on a Claim or Equity Interests.

C.	Allocation of Consideration.

The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan shall be treated as first satisfying an amount equal to the principal amount of the Allowed Claim for such holders, and any remaining consideration as satisfying accrued, but unpaid interest, as applicable.

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D.	Estimation.

Prior to or after the Effective Date, the Debtors (with the consent of the Steering Group) or the Reorganized Debtors, as applicable, may (but are not required to), at any time, request that the Court estimate (i) any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code or (ii) any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, for any reason, regardless of whether the Debtors or the Reorganized Debtors has previously objected to such Claim or whether the Court has ruled on any such objection. The Court will retain jurisdiction to estimate any Claim at any time, including during proceedings concerning any objection to such Claim. In the event that the Court estimates any Claim, such estimated amount shall constitute either (i) the Allowed amount of such Claim, (ii) the amount on which a reserve is to be calculated for purposes of any reserve requirement under the Plan or (iii) a maximum limitation on such Claim, as determined by the Court. If the estimated amount constitutes the maximum limitation on such Claim, the Debtors (with the consent of the Steering Group) or the Reorganized Debtors, as the case may be, may elect to object to any ultimate allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are cumulative and not necessarily exclusive of one another.

E.	Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Plan shall be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies. To the extent that the Debtors’ insurers agree to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Court.

ARTICLE IX.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction:

(i) to resolve any matters related to (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which one or more of the Debtors or the Reorganized Debtors is party or with respect to which the Debtors or the Reorganized Debtors may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; and (b) any dispute regarding whether a contract or lease is or was executory or expired;

(ii) to determine, adjudicate, or decide any other applications, adversary proceedings, contested matters, and any other matters pending on the Effective Date;

(iii) to ensure that distributions to holders of Allowed Claims and Equity Interests are accomplished as provided herein;

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(iv) to resolve disputes as to the ownership of any Claim or Equity Interest;

(v) to allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests;

(vi) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, reversed, modified, or vacated;

(vii) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(viii) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including the Confirmation Order;

(ix) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

(x) to hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including the release of the Guarantee Claims;

(xi) to hear and determine any issue for which the Plan requires a Final Order of the Court;

(xii) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(xiii) to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Petition Date through and including the Effective Date;

(xiv) to hear and determine any Causes of Action preserved under the Plan;

(xv) to hear and determine any matter regarding the existence, nature, and scope of the Debtors’ discharge;

(xvi) to hear and determine any matter, case, controversy, suit, dispute, or Cause of Action (i) regarding the existence, nature, and scope of the discharge, releases, injunctions, and exculpation provided under the Plan, and (ii) enter such orders as may be necessary or appropriate to implement such discharge, releases, injunctions, exculpations, and other provisions;

(xvii) to enter a final decree closing the Chapter 11 Cases;

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(xviii) to issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

(xix) to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(xx) to adjudicate any and all disputes arising from or relating to the First Lien Exit Facility Subscription Procedures;

(xxi) to enforce all orders previously entered by the Court; and

(xxii) to hear any other matter not inconsistent with the Bankruptcy Code.

For the avoidance of doubt, the Court shall not retain exclusive jurisdiction with respect to the following documents entered into by the Reorganized Debtors on or after the Effective Date: (i) the First Lien Exit Facility Credit Agreement, (ii) the First Lien Exit Facility Documents, (iii) the New HERO By-Laws, (iv) the New HERO Charter, (v) the amended organizational documents for any of the Reorganized Debtors (other than Reorganized Hero), (vi) the New HERO Warrant Agreement and (v) the New HERO Management Incentive Program Agreements.

ARTICLE X.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases.

Each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Debtors or Non-Debtor Subsidiaries. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

Except as otherwise provided herein or agreed to by the Debtors, the Steering Group, and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

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B.	Cure Claims.

At the election of the Debtors (with the consent of the Steering Group) or the Reorganized Debtors, as applicable, any monetary defaults under each Executory Contract and Unexpired Lease to be assumed under the Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code in one of the following ways: (i) payment of the Cure Claim in Cash on or as soon as reasonably practicable following the occurrence of (A) thirty (30) days after the determination of the Cure Claim, and (B) the Effective Date or such other date as may be set by the Court; or (ii) on such other terms as agreed to by the Debtors (with the consent of the Steering Group) or the Reorganized Debtors and the non-Debtor counterparty to such Executory Contract or Unexpired Lease.

In the event of a dispute pertaining to assumption or assignment, the Cure Claim payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. No later than the Plan Supplement Filing Date, to the extent not previously filed with the Court and served on affected counterparties, the Debtors shall provide for notices (in form and substance reasonably satisfactory to the Steering Group) of proposed assumption and proposed cure amounts to be sent to applicable contract and lease counterparties, together with procedures for objecting thereto and resolution of disputes by the Court (in form and substance reasonably satisfactory to the Steering Group). Any objection by a contract or lease counterparty to a proposed assumption or related cure amount must be filed, served, and actually received by the Debtors and counsel to the Steering Group by the date on which objections to Confirmation are due (or such other date as may be provided in the applicable assumption notice). Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or cure amount.

The only adequate assurance of future performance shall be the promise of the Reorganized Debtors to perform all obligations under any executory contract or unexpired lease under this Plan.

ASSUMPTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE PURSUANT TO THE PLAN OR OTHERWISE SHALL RESULT IN THE FULL RELEASE AND SATISFACTION OF ANY CLAIMS OR DEFAULTS, WHETHER MONETARY OR NONMONETARY, INCLUDING DEFAULTS OF PROVISIONS RESTRICTING THE CHANGE IN CONTROL OR OWNERSHIP INTEREST COMPOSITION OR OTHER BANKRUPTCY-RELATED DEFAULTS, ARISING UNDER ANY ASSUMED EXECUTORY CONTRACT OR UNEXPIRED LEASE AT ANY TIME BEFORE THE DATE ANY OF THE DEBTORS OR THE REORGANIZED DEBTORS ASSUMES SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE. ANY PROOFS OF CLAIM FILED WITH RESPECT TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE THAT HAS BEEN ASSUMED SHALL BE DEEMED DISALLOWED AND EXPUNGED, WITHOUT FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE COURT.

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Obligations arising under insurance policies assumed by any of the Debtors before the Effective Date shall be adequately protected in accordance with any order authorizing such assumption.

C.	Reservation of Rights.

Nothing contained in the Plan shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors (with the consent of the Steering Group) or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease., in which case the deemed assumptions and rejections provided for in the Plan shall not apply to such contract or lease.

D.	Assignment.

Any Executory Contract or Unexpired Lease to be held by any of the Debtors or the Reorganized Debtors and assumed hereunder or otherwise in the Chapter 11 Cases, if not expressly assigned to a third party previously in the Chapter 11 Cases, will be deemed assigned to the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code. If an objection to a proposed assumption, assumption and assignment, or Cure Claim is not resolved in favor of the Debtors before the Effective Date, the applicable Executory Contract or Unexpired Lease may be designated by the Debtors (with the consent of the Steering Group) or the Reorganized Debtors for rejection within five (5) Business Days of the entry of the order of the Court resolving the matter against the Debtors. Such rejection shall be deemed effective as of the Effective Date.

E.	Insurance Policies.

Notwithstanding anything in this Plan to the contrary, all of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto.

F.	Post-Petition Contracts and Leases.

All contracts, agreements, and leases that were entered into by one or more of the Debtors or assumed by any of the Debtors after the Petition Date shall be deemed assigned by the applicable Debtor(s) to the applicable Reorganized Debtor(s) on the Effective Date.

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ARTICLE XI.

EFFECTIVENESS OF THE PLAN

A.	Conditions Precedent to Effectiveness.

The Plan shall not become effective unless and until the Confirmation Date has occurred and the following conditions have been satisfied in full or waived in accordance with Article X.B:

1. the Confirmation Order entered by the Court shall be in form and substance consistent with the Restructuring Support Agreement or otherwise reasonably satisfactory to the Debtors and the Steering Group;

2. the Confirmation Order shall not have been stayed, modified, or vacated on appeal;

3. the Definitive Documents (as such term is defined in the Restructuring Support Agreement) shall be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory to the Debtors and the Steering Group;

4. all actions, documents, certificates, and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws;

5. all authorizations, consents, and regulatory approvals required (if any) for the Plan’s effectiveness shall have been obtained;

6. the Reorganized Debtors shall have executed the First Lien Exit Facility Credit Agreement and all other First Lien Exit Facility Documents, and all conditions precedent to effectiveness of the First Lien Exit Facility shall have been satisfied or waived in accordance with the terms of the First Lien Exit Facility;

7. (i) the Restructuring Support Agreement shall not have been terminated in accordance with the terms thereof, and such Restructuring Support Agreement shall be in full force and effect, and (ii) all conditions to closing set forth in the Restructuring Support Agreement shall have been satisfied.

8. since the date of entry into the Restructuring Support Agreement, there shall not have been a Material Adverse Change;

9. the assets related to the Highlander, including all contracts related thereto, shall be owned in the same Non-Debtor Subsidiaries that owned such assets prior to the Petition Date. Since the date of entry into the Restructuring Support Agreement, such Non-Debtor Subsidiaries shall have engaged in no other business other than the ownership of such assets and shall not have incurred any other obligations other than those directly related to the ownership of such assets; and

10. all unpaid reasonable fees, expenses, costs, and other charges of the Steering Group’s professionals (including the fees, expenses, costs and other charges of Akin Gump Strauss Hauer & Feld LLP and Blackstone Advisory Partners L.P.) shall have been paid pursuant to the applicable fee letters of such professionals.

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B.	Waiver of Conditions Precedent to Effectiveness.

The Debtors, with the written consent of the Steering Group, may waive conditions set forth in Article XI.A above at any time without leave of or order of the Court and without any formal action.

C.	Effect of Failure of Conditions.

In the event that the Effective Date does not occur on or before fifteen (15) days after the Confirmation Date, but in no event later than November 7, 2015, upon notification submitted by the Debtors (with the consent of the Steering Group) to the Court: (i) the Confirmation Order may be vacated, (ii) no distributions under the Plan shall be made; (iii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (iv) the Debtors’ obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver, release, or discharge of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors unless extended by Court order.

D.	Vacatur of Confirmation Order.

If a Final Order denying confirmation of the Plan is entered, or if the Confirmation Order is vacated, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (i) constitute a waiver, release, or discharge of any Claims, Guarantee Claims, or Equity Interests; (ii) prejudice in any manner the rights of the holder of any Claim, Guarantee Claim, or Equity Interest; (iii) prejudice in any manner any right, remedy, or claim of the Debtors or the Non-Debtor Subsidiaries; or (iv) be deemed an admission against interest by the Debtors or the Non-Debtor Subsidiaries.

E.	Modification of the Plan.

Subject to the limitations contained in the Plan, and subject to the terms of the Restructuring Support Agreement, (i) the Debtors reserve the right (with the consent of the Steering Group), in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, and (ii) after entry of the Confirmation Order, with the consent of the Steering Group, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code. Notwithstanding the foregoing, the Confirmation Order shall authorize the Debtors (with the consent of the Steering Group) or the Reorganized Debtors, as the case may be, to make appropriate technical adjustments, remedy any defect or omission, or reconcile any inconsistencies in the Plan, the documents included in the

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Plan Supplement, any and all exhibits to the Plan, and/or the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided, however, that such action does not materially and adversely affect the treatment of holders of Allowed Claims or Equity Interests pursuant to the Plan.

F.	Revocation, Withdrawal, or Non-Consummation.

1. Right to Revoke or Withdraw. The Debtors (with the consent of the Steering Group) reserve the right to revoke or withdraw the Plan at any time before the Effective Date; provided, however, that this provision shall have no impact on the rights of the Steering Group, as set forth in the Restructuring Support Agreement, in respect of any such revocation or withdrawal.

2. Effect of Withdrawal, Revocation, or Non-Consummation. If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), the assumption or rejection of Executory Contracts, Unexpired Leases or benefit plans effected by the Plan, any release, exculpation, or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims by or against or Equity Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with any of the Debtors. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

B.	Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Delaware (without reference to the conflicts of laws provisions thereof that would require or permit the application of the law of another jurisdiction) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specified.

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C.	Filing or Execution of Additional Documents.

On or before the Effective Date or as soon thereafter as is practicable, the Debtors or the Reorganized Debtors shall (on terms materially consistent with the Plan) file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, which agreements and documents shall be in form and substance reasonably satisfactory to the Steering Group.

D.	Term of Injunctions or Stays.

All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

E.	Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any United States federal, state, local, or non-U.S. taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distribution pending receipt of information necessary or appropriate to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate.

F.	Exemption From Transfer Taxes.

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, all transfers of property pursuant hereto, including (i) the issuance, transfer, or exchange under the Plan of New HERO Common Stock, the New HERO Warrants, the New HERO Management Incentive Program Equity, and the security interests in favor of the lenders under the First Lien Exit Facility, (ii) the making or assignment of any lease or sublease, or (iii) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan, shall not be subject to any stamp, conveyance, mortgage, sales or use, real estate transfer, recording, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

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G.	Plan Supplement.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. The documents contained in the Plan Supplement shall be available online at www.pacer.gov and cases.primeclerk.com/hercules. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to counsel to the Debtors. The Debtors reserve the right, in accordance with the terms hereof, and with the consent of the Steering Group, to modify, amend, supplement, restate, or withdraw any part of the Plan Supplement after they are filed and shall promptly make such changes available online at www.pacer.gov and cases.primeclerk.com/hercules.

H.	Notices.

All notices, requests, and demands hereunder to be effective shall be made in writing or by e-mail, and unless otherwise expressly provided herein, shall be deemed to have been duly given when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed. Each of such notices shall be addressed as follows:

1. To the Debtors: Hercules Offshore Inc., 9 Greenway Plaza, Suite 2200, Houston, TX 77046, Attn: Beau M. Thompson, General Counsel, Tel.: (713) 350-8301, Fax: (713) 350-5109, with a copy to (i) Baker Botts LLP, 30 Rockefeller Plaza, New York, NY 10112, Attn: Emanuel C. Grillo, Esq., Tel.: (212) 892-4000, Fax: (212) 408-2500, e-mail: emanuel.grillo@bakerbotts.com; and (ii) Baker Botts LLP, 2001 Ross Avenue, Dallas, Texas 75201, Attn: C. Luckey McDowell, Esq., Tel.: (214) 953-6500, Fax: (214) 953-6503, e-mail: luckey.mcdowell@bakerbotts.com.

2. To the Steering Group: Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, NY 10036-6745 Attn: Arik Preis, Esq. and Michael S. Stamer, Esq., Tel: (212) 872-1000, Fax: (212) 872-1002, e-mail: apreis@akingump.com and mstamer@akingump.com.

3. To the U.S. Trustee: (i) if by mail to: Office of The United States Trustee, 844 King Street, Suite 2207, Lockbox 35, Wilmington, DE 19801, Tel.: (302) 573-6491, Fax: (302) 573-6497.

I.	Conflicts.

The terms of the Plan shall govern in the event of any inconsistency between the Plan and the Disclosure Statement. In the event of any inconsistency with the Plan and the Confirmation Order, the Confirmation Order shall govern with respect to such inconsistency.

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Dated: July 13, 2015

HERCULES OFFSHORE INC.
on behalf of itself and all other Debtors

By:	/s/ John Rynd
Name:	John Rynd
Title:	Chief Executive Officer and President

EXHIBIT B TO THE DISCLOSURE STATEMENT

RESTRUCTURING SUPPORT AGREEMENT

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF VOTES WITH RESPECT TO A CHAPTER 11 PLAN OF REORGANIZATION. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR, AS APPLICABLE, PROVISIONS OF THE BANKRUPTCY CODE.

RESTRUCTURING SUPPORT AGREEMENT

by and among

HERCULES OFFSHORE, INC. AND ITS DOMESTIC SUBSIDIARIES

and

THE UNDERSIGNED CREDITOR PARTIES

dated as of June 17, 2015

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and including all exhibits annexed hereto which are incorporated by reference herein, this “RSA” or this “Agreement”), dated as of June 17, 2015, is entered into by and among (x) Hercules Offshore, Inc., a Delaware corporation (“HERO” or the “Company”), and each of the undersigned direct and indirect U.S. subsidiaries of the Company (the “Debtor Subsidiaries,” and together with the Company, the “Debtors”) and (y) each of the undersigned supporting noteholders, severally and not jointly (each a “Steering Group Member” and collectively, the “Steering Group”). Each of the Debtors and the Steering Group Members is referred to herein individually as a “Party”, and collectively as the “Parties”.

WHEREAS, HERO and its majority-owned subsidiaries provide shallow-water drilling and marine services to the oil and natural gas exploration and production industry globally through its domestic offshore, international offshore and international liftboats segments;

WHEREAS, the Debtors are obligors under certain senior notes in the aggregate outstanding principal amount of $1.2 billion (collectively, the “Senior Notes”), described generally as follows:

Issuance	Principal Balance at March 31, 2015
8.75% Senior Notes, due July 2021 (the “8.75% Senior Notes”)	$400.0 million
7.5% Senior Notes, due October 2021 (the “7.50% Senior Notes”)	$300.0 million
6.75% Senior Notes, due April 2022 (the “6.75% Senior Notes”)	$300.0 million
10.25% Senior Notes, due April 2019 (the “10.25% Senior Notes”)	$200.0 million

WHEREAS, the Debtors are also obligors under certain other notes in the aggregate outstanding principal amount of $10.9 million, at March 31, 2015, described generally as follows: (a) $7.4 million of outstanding 3.375% Convertible Senior Notes, due June 2038 (the “Convertible Notes”) and (b) $3.5 million of 7.375% Senior Notes, due April 2018 (the (“Legacy Notes” and together with the Convertible Notes, the “Historical Notes”);

WHEREAS, the Debtors and the Steering Group Members have negotiated, in good faith and at arms’ length, a transaction that will effectuate a financial restructuring of the Debtors’ capital structure and financial obligations, on the terms and conditions set forth in the Term Sheet (each as defined below) (the “Restructuring”) that is to be implemented in voluntary cases commenced by the Debtors under Chapter 11 of the United States Bankruptcy Code, 11

U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), on a consensual basis pursuant to a joint chapter 11 plan of reorganization to be confirmed under Chapter 11 of the Bankruptcy Code, the terms and conditions of which will be on the terms described in the term sheet which is attached hereto as Exhibit A (including any annexes and schedules attached thereto, the “Term Sheet”), and, if not specified in the Term Sheet, that is otherwise in form and substance reasonably satisfactory to the Steering Group (the “Plan”);

WHEREAS, the Parties intend to implement the Restructuring through a “pre-packaged” or “pre-negotiated” plan of reorganization, as the case may be, and in connection therewith, the Debtors have agreed, subject to the terms and conditions of this Agreement, (i) to prepare a disclosure statement containing “adequate information” (as that term is used in the Bankruptcy Code) with respect to the Plan and the Term Sheet and otherwise in form and substance reasonably satisfactory to the Steering Group (the “Disclosure Statement”), (ii) in the case of a pre-packaged plan of reorganization (such plan, in form and substance reasonably satisfactory to the Steering Group, the “Pre-Pack Plan”), to solicit acceptances of the Pre-Pack Plan from the holders of Senior Notes in accordance with applicable non-bankruptcy law, as permitted under sections 1125(g) and 1126(b) of the Bankruptcy Code, or, in the case of a pre-negotiated plan of reorganization (such plan, in form and substance reasonably satisfactory to the Steering Group, the “Pre-Negotiated Plan”), to obtain approval of the Disclosure Statement by the Bankruptcy Court and thereafter to solicit acceptances of the Pre-Negotiated Plan from the holders of Senior Notes in accordance with orders of the Bankruptcy Court, (iii) to prepare and file, in any case(s) filed under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”), the Plan and the Disclosure Statement; and (iv) to use commercially reasonable efforts to have the Plan confirmed by the Bankruptcy Court and consummated thereafter;

WHEREAS, the Steering Group, who collectively hold more than 66 2/3% of the outstanding principal balance of the Senior Notes, have agreed, subject to the receipt of a Disclosure Statement, to vote in favor of and not oppose, the Restructuring and the Plan on the terms and subject to the conditions set forth herein; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the Restructuring and the Plan pursuant to a Pre-Pack Plan or Pre-Negotiated Plan on the terms and conditions contained in this RSA and the attached Term Sheet.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

1. Incorporation of Term Sheet and Definitions; Interpretation.

The Term Sheet is expressly incorporated herein by reference and is made part of this Agreement. All references herein to “this Agreement”, “this RSA” or “herein” shall include the Term Sheet. The general terms and conditions of the Restructuring, as supplemented by the terms and conditions of this Agreement, are set forth in the Term Sheet. In the event the terms

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and conditions as set forth in the Term Sheet and this Agreement are inconsistent, the terms and conditions as set forth in this Agreement shall govern. Capitalized terms used and not defined in this Agreement shall have the meaning ascribed to them in the Term Sheet.

In this RSA, unless the context otherwise requires:

a.	words importing the singular also include the plural, and references to one gender include all genders;

b.	the headings in this RSA are inserted for convenience only and do not affect the construction of this RSA and shall not be taken into consideration in its interpretation;

c.	the words “hereof,” “herein” and “hereunder” and words of similar import when used in this RSA shall refer to this RSA as a whole and not to any particular provision of this RSA;

d.	the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “or” is not exclusive;

e.	all financial statement accounting terms not defined in this RSA shall have the meanings determined by United States generally accepted accounting principles as in effect on the date of this RSA;

f.	references to any governmental entity or any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, or judicial or administrative body, in any jurisdiction shall include any successor to such entity.

2. Effectiveness; Entire Agreement.

a.	This Agreement shall become effective as to the Company and each individual Steering Group Member upon the execution and delivery of counterpart signature pages to this Agreement by and among (i) the Steering Group Members that together own and hold with the power to vote Senior Note claims equal to at least 66 2/3% of the aggregate principal outstanding under the Senior Notes, as reflected on Schedule 2 hereto, and (ii) the Company (such date, the “RSA Effective Date”).

b.	Without limiting the rights and remedies of any Party arising from a breach of this RSA prior to its valid termination, if this RSA is validly terminated in accordance with its terms, then this RSA shall be null and void and have no further legal effect and none of the Parties shall have any liability or obligation arising under or in connection with this RSA.

c.	Each of the exhibits attached hereto is expressly incorporated herein and made a part of the RSA, and all references to this RSA shall include the exhibits. In

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the event of any inconsistency between this RSA (without reference to the exhibits) and the exhibits, this RSA (without reference to the exhibits) shall govern.

d.	With the exception of non-disclosure and confidentiality agreements among the Parties, this RSA (including the Term Sheet) constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements (oral and written) and all other prior negotiations.

3. Mutual Covenants of All Parties.

For so long as this RSA has not been validly terminated in its entirety in accordance with its terms, and subject to the terms and conditions of this Agreement, the Parties agree severally and not jointly (in the case of any Steering Group Member, so long as it remains the legal owner, beneficial owner and/or investment advisor or manager of or with power and/or authority to bind any Senior Notes claims (provided that any transfer of Senior Notes claims is made in accordance with Section 9 herein)) to use reasonable best efforts to complete the Restructuring through the Plan within the timeframe contemplated by this Agreement and on terms and conditions consistent with those set forth herein. For so long as this RSA has not been validly terminated in accordance with its terms, each Party hereby agrees and covenants severally (but not jointly) to:

a.	cooperate with each other in good faith and coordinate their activities in connection with (i) the implementation of the Restructuring and (ii) confirmation and consummation of the Plan, in each case as soon as reasonably practicable;

b.

use reasonable best efforts and work in good faith to negotiate definitive documents implementing, achieving and relating to the Restructuring, including, but not limited to, (i) the Disclosure Statement, the Plan, the order of the Bankruptcy Court confirming the Plan (such order, in form and substance reasonably satisfactory to the Steering Group, the “Confirmation Order”), the plan supplement and its exhibits, solicitation procedures, the First Lien Exit Facility and related loan documents, the new management incentive plan, the organizational and governance documents (including, without limitation, the organizational and governance documents for the reorganized Company), and the warrants; and (ii) such other related plan documents and ancillary agreements required to implement the Restructuring, the Plan and Disclosure Statement, each of which are more specifically described in the Term Sheet and shall contain terms and conditions consistent in all respects with the Term Sheet and, if not specified in the Term Sheet, otherwise in form and substance reasonably satisfactory to the Steering Group and the Debtors (collectively, such documents, in form and substance reasonably satisfactory

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to the Steering Group, the “Definitive Documents”); and (ii) execute (to the extent they are a party thereto) the Definitive Documents and otherwise support and seek to effect the actions and transactions contemplated thereby, in each case as soon as reasonably practicable;

c.	use their reasonable best efforts to negotiate and execute all Definitive Documents reasonably necessary or otherwise required (A) to commence solicitation, in the case of a Pre-Packaged Case (as defined in the Term Sheet), for the Pre-Pack Plan as promptly as possible following the RSA Effective Date and, in any case, no later than July 8, 2015 (the “Solicitation Documents Outside Completion Date”); or (B) to commence a Pre-Negotiated Case (as defined in the Term Sheet), if applicable, no later than July 8, 2015;

d.	take such action as may be reasonably necessary to carry out the purposes and intent of this Agreement;

e.	not take any action that is inconsistent with, or is intended to frustrate, delay or impede the timely approval and confirmation of the Plan and consummation of the transactions described in the Term Sheet and the Plan;

f.	to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the transactions contemplated herein, negotiate in good faith appropriate additional or alternative provisions to address any such impediment;

g.	comply with all of its obligations under this RSA and the exhibits annexed hereto (which exhibits are incorporated herein by reference) unless compliance is waived in writing by each of the other Parties; and

h.	support and use reasonable best efforts to (A) complete the Restructuring and all transactions contemplated under this Agreement, including, without limitation, those described in the Term Sheet (and the Plan) as soon as reasonably practicable, and in any event, not later than in accordance with the deadlines specified in the milestones set forth in Schedule 1 to the Term Sheet (collectively, as the same may be modified in accordance with the terms of this Agreement, the “Milestones”), (B) take any and all reasonably necessary actions in furtherance of the Restructuring and the transactions contemplated under this Agreement, including, without limitation, as set forth in the Term Sheet (and once filed, the Plan), and (C) obtain (solely as it relates to such Party) any and all required regulatory and/or third party approvals necessary to consummate the Restructuring.

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4. Additional Covenants of the Steering Group Members.

For so long as this RSA has not been validly terminated in its entirety in accordance with its terms, each Steering Group Member (solely on its own behalf and not on behalf of any other holder of Senior Note claims) hereto agrees and covenants severally (but not jointly), so long as it remains the legal owner, beneficial owner and/or investment advisor or manager of or with power and/or authority to bind any Senior Notes claims (provided that any transfer of Senior Notes claims is made in accordance with Section 9 herein), to:

a.	not, directly or indirectly, (i) object to, delay, impede, or take any other action to interfere with the acceptance, implementation, confirmation or consummation of the Restructuring and the Plan; (ii) seek, solicit, support, encourage, or vote any Claims for, or consent to any restructuring or reorganization for any of the Debtors that is inconsistent with the Term Sheet and the Plan in any respect; (iii) commence or support any action filed by any party in interest to appoint a trustee, conservator, receiver, or examiner for the Debtors, or to dismiss the Chapter 11 Cases, or to convert the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code; (iv) commence or support any action or proceeding to shorten or terminate the period during which only the Debtors may propose and/or seek confirmation of a plan of reorganization; or (v) otherwise support any plan or sale process that is inconsistent with the RSA;

b.	(i) not instruct an agent or indenture trustee for any of the Senior Notes to take any action that is inconsistent with the terms and conditions of this RSA, including, without limitation, the declaration of an event of default, or acceleration of the Senior Notes arising from, relating to, or in connection with the execution of this Agreement and (ii) at the request of the Company, waive or agree to forbear from exercising any right to take any action in respect of any default or acceleration that may occur automatically without action of any party as a result of the operation of the indentures governing the Senior Notes;

c.	(i) if the Debtors seek approval or ratification of the Disclosure Statement, the solicitation and the solicitation procedures (such procedures, in form and substance satisfactory to the Steering Group (the “Solicitation Procedures”), or any of the Definitive Documents, for any reason, from the Bankruptcy Court or any regulatory authority, not to object to such approval or ratification, (ii) neither oppose nor object to the Disclosure Statement, the solicitation and the Solicitation Procedures, or any of the Definitive Documents, (iii) neither join in nor support any objection to the Disclosure Statement, the solicitation and the Solicitation Procedures, any of the Definitive Documents, or the Plan, or (iv) otherwise commence any proceeding to oppose or alter any of the terms of the Plan or any other document filed by Debtors (to the extent such document is in form and substance reasonably satisfactory to the Steering Group) in connection with the confirmation and consummation of the Plan;

d.

(i) vote, and cause its controlled affiliates and funds, as appropriate, to vote each of its Senior Note claims and, as applicable, any other voting claims against the Debtors, to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis following the commencement of the solicitation and its actual receipt of the Disclosure

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Statement and related solicitation materials that meet the requirements of the Bankruptcy Code, including (A) in the case of a Pre-Negotiated Plan, Bankruptcy Code section 1125, and (B) in the case of a Pre-Pack Plan, Bankruptcy Code sections 1125 and 1126; and (ii) to the extent such election is available, not elect on its ballot to preserve claims, if any, that each Steering Group Member may own or control that may be affected by any releases expressly contemplated by the Plan; and

e.	not change or withdraw (or cause to be changed or withdrawn) such vote.

5. Additional Covenants of the Debtors.

For so long as this RSA has not been validly terminated in its entirety in accordance with its terms, the Debtors agree and covenant to:

a.	use reasonable best efforts to obtain approval by the Bankruptcy Court of the Disclosure Statement and the Solicitation Procedures and entry of the Confirmation Order;

b.	take no action that is materially inconsistent with this Agreement, the Term Sheet, or the Plan, or that would potentially delay approval or ratification, as applicable, of the Disclosure Statement, the solicitation and Solicitation Procedures, or confirmation and consummation of the Plan;

c.	not directly or indirectly (A) join in or support any alternative plan or transaction other than the Plan; or (B) take any action to alter, delay, or impede the approval or ratification, as applicable, of the Disclosure Statement, the solicitation and Solicitation Procedures, and confirmation and consummation of the Plan; and

d.	object to any motion to approve or confirm, as applicable, any other plan of reorganization, sale transaction, or any motions related thereto, to the extent that the terms of any such motions, documents, or other agreements are inconsistent with this RSA or the Term Sheet and such inconsistencies were not approved in writing by the Steering Group;

e.	pay the reasonable and documented fees and expenses of Akin Gump Strauss Hauer & Feld LLP and Blackstone Advisory Partners L.P. incurred in accordance with the applicable fee letters, as incurred by the Steering Group until the earlier of (x) the termination of this Agreement in accordance with the terms hereof and in accordance with the terms of such letters and (y) the effective date of the Plan.

6. Preservation of Participation Rights. For the avoidance of doubt, nothing in this RSA shall limit any rights of any Party, subject to applicable law, the Plan, and the Term Sheet, to (a) appear and participate as a party in interest in any contested matter to be adjudicated in the Chapter 11 Cases; (b) initiate, prosecute, appear, or participate as a party in interest in any adversary proceeding in the Bankruptcy Cases, so long as, in the case of each of (a) or (b), such appearance, initiation, prosecution or participation and the positions advocated in connection therewith are not materially inconsistent with this RSA, the Plan or the Term Sheet; (c) object to any

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motion to approve or confirm, as applicable, any other plan of reorganization, sale transaction, or any motions related thereto, to the extent that the terms of any such motions, documents, or other agreements are materially inconsistent with this RSA, the Plan or the Term Sheet and such inconsistencies were not approved in writing by each other Party; (d) file a copy of this RSA (including all exhibits hereto) or a description of the matters herein with the Bankruptcy Court or as required under applicable non-bankruptcy law, so long as the consent of all Parties to this Agreement (which consent will not unreasonably be withheld) has been obtained prior to such filing; (e) appear as a party in interest in the Chapter 11 Cases for the purpose of contesting whether any matter or fact is or results in a breach of, or is materially inconsistent with, this Agreement; and (f) as applicable, file a proof of claim, if required.

7. Mutual Representations and Warranties of All Parties. Each Party represents and warrants to each of the other Parties that, as of the date hereof:

a.	it has all requisite power and authority to enter into this RSA and to carry out the transactions contemplated by, and perform its obligations under, this RSA;

b.	the execution and delivery of this RSA and the performance of its obligations hereunder have been duly authorized by all necessary action on its part; and

c.	this RSA constitutes the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

8. Additional Representations and Warranties by the Steering Group Members. Each Steering Group Member (solely on its own behalf and not on behalf of any other Steering Group Member) represents and warrants to the best of its knowledge, as of the date hereof that:

a.	Holdings by Steering Group. As of the date hereof, with respect to the Senior Note claims held by such Steering Group Member as set forth on Schedule 2 hereto, such Steering Group Member (A) either (i) is the sole beneficial owner of the principal amount of such Senior Note claims, or (ii) has sole investment or voting discretion with respect to the principal amount of such Senior Note claims as set forth herein and has the power and authority to bind the beneficial owners of such Senior Note claims to the terms of the RSA, and (B) has full power and authority to act on behalf of, vote, and consent to matters concerning such Senior Note claims and to dispose of, exchange, assign, and transfer such Senior Note claims, including the power and authority to execute and deliver the RSA and to perform its obligations thereunder in each case, subject to any ordinary course financing arrangements a Steering Group Member may have with respect to such Senior Note claims.

b.

No Transfers. As of the date hereof, with respect to the Senior Note claims held by such Steering Group Member as set forth on Schedule 2 hereto, such Steering Group Member has made no assignment, sale, participation, grant, conveyance, pledge, or other transfer of,

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and has not entered into any other agreement to assign, sell, use, participate, grant, convey, pledge, or otherwise transfer, in whole in or part, any portion of its right, title, or interests in any such Senior Note claims that are subject to the RSA that conflict with the representations and warranties of such Steering Group Member therein or would render such Steering Group Member otherwise unable to comply with the RSA and perform its obligations thereunder (other than pledges, transfers or security interests that such Steering Group Member may have created (y) in favor of a prime broker under and in accordance with its prime brokerage agreement with such prime broker or (z) in favor of a financing counterparty under in accordance with any ordinary course financing arrangements).

c.	Sufficiency of Information Received. Such Steering Group Member has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, all information it deems necessary and appropriate for such Steering Group Member to evaluate the financial risks inherent in the Restructuring and accept the terms of the Plan as set forth in the Term Sheet.

9. Transfer Restrictions. No Steering Group Member shall (i) sell, use, pledge, assign, transfer, permit the participation in, or otherwise dispose of any ownership (including any beneficial ownership) in the Senior Notes set forth on Schedule 2 hereto in whole or in part (other than pledges, transfers or security interests that such Steering Group Member may have created (y) in favor of a prime broker under and in accordance with its prime brokerage agreement with such prime broker or (z) in favor of a financing counterparty under in accordance with any ordinary course financing arrangements); or (ii) grant any proxies, deposit any of such Steering Group Member’s interests in a Senior Note set forth on Schedule 2 hereto into a voting trust, or enter into a voting agreement with respect to any such interest (collectively, the actions described in clauses (i) and (ii), a “Transfer”), unless it satisfies the following requirement (a transferee that satisfies such requirements, a “Permitted Transferee,” and such Transfer, a “Permitted Transfer”): The intended transferee executes and delivers to counsel to the Company and counsel to the Steering Group on the terms set forth below an executed form of the transfer agreement in a form attached to the RSA (a “Transfer Agreement”) before such Transfer is effective (it being understood that any Transfer shall not be effective until notification of such Transfer and a copy of the executed Transfer Agreement is received by counsel to the Company and counsel to the Steering Group, in each case, on the terms set forth herein).

Notwithstanding anything to the contrary herein, (i) the foregoing provisions shall not preclude any Steering Group Member from transferring Senior Notes and claims to affiliates of such Steering Group Member (each, a “Creditor Affiliate”), which Creditor Affiliate shall be automatically bound by the RSA upon the transfer of such Senior Notes and claims, (ii) a Qualified Marketmaker1 that acquires any of the Senior Notes and claims with the purpose and intent of acting as a Qualified Marketmaker for such Senior Notes and claims, shall not be required to execute and deliver to counsel a Transfer Agreement or otherwise agree to be bound by the terms and conditions set forth in this RSA if such Qualified Marketmaker transfers such Claims (by purchase, sale, assignment, participation, or otherwise) to a Steering Group Member or Permitted Transferee (including, for the avoidance of doubt, the requirement that such transferee execute a Transfer Agreement) and the transfer otherwise is a Permitted Transfer, and (iii) to the extent any Party, who has signed the RSA, is acting in its capacity as a Qualified Marketmaker, it may Transfer any ownership interests in the Senior Notes that it acquires from a holder that has not signed the RSA to a transferee that has not signed the RSA at the time of such Transfer without the requirement that such transferee be or become a signatory to the RSA.

[1]	As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Claims of the Debtors (or enter with customers into long and short positions in Claims against the Debtors), in its capacity as a dealer or market maker in claims against the Debtors and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

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This RSA shall in no way be construed to preclude Steering Group Member or any of its affiliates from acquiring additional Senior Notes or any other claim against or equity interest in the Company; provided, however, that (i) if any Steering Group Member acquires additional or transferred Senior Notes, as applicable, after the RSA Effective Date, such Steering Group Member shall promptly notify the other Parties of such acquisition including the amount of such acquisition and (ii) such acquired Senior Notes, as the case may be, shall automatically and immediately upon acquisition by a Steering Group Member, as applicable, be deemed subject to the terms of this RSA (regardless of when or whether notice of such acquisition is given to in accordance herewith).

Any Transfer made in violation of this provision shall be void ab initio. Any Steering Group Member that effectuates a Permitted Transfer to a Permitted Transferee shall have no liability under this RSA arising from or related to the failure of the Permitted Transferee to comply with the terms of this RSA.

10. Termination of Obligations.

(a) This Agreement shall terminate and all of the obligations of the Parties shall be of no further force or effect in the event that and upon the occurrence of any of the following events: (i) occurrence of the effective date of the confirmed Plan, (ii) an order denying confirmation of the Plan is entered, (iii) an order confirming the Plan is reversed or vacated, (iv) any court of competent jurisdiction has entered an order declaring this Agreement to be unenforceable, (v) the Parties mutually agree to such termination in writing, or (vi) this Agreement is terminated pursuant to paragraph (b), (c) or (d) of this Section 10.

(b) The Company may, in its discretion, terminate this Agreement by written notice to counsel for the Steering Group, upon the occurrence of any of the following events:

(i) a determination by the board of directors of HERO (the “Board”), in good faith, based on the advice of its outside counsel, that proceeding with the Restructuring and pursuit of confirmation and consummation of the Plan would be inconsistent with the Board’s fiduciary obligations under applicable law;

(ii) a breach by any Steering Group Member of its material obligations hereunder, which breach is not cured within twenty days after the giving of written notice by HERO of such breach to such Steering Group Member; provided, however, that if the Company has not provided such written notice of breach to (a) other Steering Group Members that hold in the aggregate at least 33 1/3% of the Senior Notes and (b) counsel to the Steering Group, the Company may only terminate this Agreement pursuant to this Section 10(b)(ii) following such twenty day notice period, if such breach or breaches have not been cured, solely as to the Steering Group Member then in breach;

provided, that upon a termination of this Agreement by the Debtors pursuant to section 10(b), (x) all obligations of each Steering Group Member hereunder shall immediately terminate without further action or notice by such Steering Group Member, and (y) the Company (and its directors, officers, employees, advisors, subsidiaries, and representatives) shall not have or incur any liability under this Agreement or otherwise on account of such termination.

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(c) This Agreement may be terminated by the Steering Group (acting through members holding at least 66 2/3% of the aggregate amount of the Senior Notes held by all members of the Steering Group) upon the occurrence of any of the following events (it being understood that the following termination events are intended solely for the benefit of the Steering Group) (the “Lender Termination Events”):

(i) filing by the Debtors of a plan of reorganization (or disclosure statement related thereto) in the Chapter 11 Cases that is not in form and substance reasonably satisfactory to the Steering Group;

(ii) after filing of the Plan, any amendment or modification to the Plan, or the filing of any pleading by any of the Debtors that seeks to amend or modify the Plan, which amendment, modification or filing is not in form and substance reasonably satisfactory to the Steering Group;

(iii) a breach by the Debtors of their material obligations hereunder, which breach is not cured within twenty days after the giving of written notice by counsel for the Steering Group (acting on behalf of the Steering Group) of such breach;

(iv) the failure of the Debtors to comply with the Milestones within the periods specified therein, unless otherwise agreed in writing with Steering Group Members holding at least 66 2/3% of the aggregate amount of the Senior Notes held by all members of the Steering Group and the Debtors; it being understood that if a Milestone ends on a weekend or holiday on which the Bankruptcy Court is not open and holding hearings, such Milestone shall be automatically extended to the next business day on which the Bankruptcy Court is open and holding hearings;

(v) any of the Chapter 11 Cases shall have been dismissed or converted to cases under Chapter 7 of the Bankruptcy Code; or

(vi) (a) in a Pre-Packaged Case, the appointment of an official committee of unsecured creditors or (b) in either a Pre-Packaged Case or a Pre-Negotiated Case, the appointment of an official committee of equity security holders.

(d) The Debtors or the Steering Group (by written notice executed by counsel at the direction of the Steering Group) may terminate this Agreement by written notice to the Parties in the event that the Bankruptcy Court or other governmental authority shall have issued any order, injunction or other decree or take any other action, which restrains, enjoins or otherwise prohibits the implementation of the Restructuring and/or the Plan substantially on the terms and conditions set forth in this Agreement.

(e) This Agreement shall terminate solely as to any Steering Group Member on the date on which such Steering Group Member has transferred all (but not less than all) of its Senior Notes claims in accordance with Section 9 of this Agreement.

(f) If this Agreement is terminated pursuant to this Section, all further obligations of the Parties hereunder shall be terminated and without further liability, provided that each Party shall have all rights and remedies available to it under applicable law (for all matters unrelated to this Agreement). Upon a termination of this Agreement in accordance with

11

this Section, no Party hereto shall have any continuing liability or obligation to any other Party hereto and the provisions of this Agreement shall have no further force or effect; provided that no such termination shall relieve any party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

11. Reserved.

12. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this RSA by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. The Parties to the RSA expressly consent to entry of orders by the Bankruptcy Court to enforce the RSA.

13. Counterparts. This RSA and any amendments, waivers, consents, or supplements hereto or in connection herewith may be executed in multiple counterparts (including by means of telecopied or electronically transmitted signature pages), all of which taken together shall constitute one and the same RSA.

14. No Solicitation and Acknowledgements. Each Party acknowledges that (a) no securities of the Company are being offered or sold hereby and this Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of the Company and (b) that this Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Plan pursuant to section 1125 of the Bankruptcy Code. The acceptance of votes from holders of claims and interests, as applicable, will not be solicited until such holders have received the Disclosure Statement and related solicitation materials that meet the requirements of the Bankruptcy Code, including (i) in the case of a Pre-Negotiated Plan, Bankruptcy Code section 1125, and (ii) in the case of a Pre-Pack Plan, Bankruptcy Code sections 1125 and 1126.

15. Confidentiality. Other than as may be required by applicable law and regulation or by any governmental or regulatory authority, no Party shall issue any press release, make any filing with the Securities and Exchange Commission (other than required under applicable securities law and regulation as reasonably determined in good faith by outside counsel to the Debtors) or make any other public announcement regarding this RSA without the consent of the other Parties, and each Party shall coordinate with the other Parties regarding any public statements made, including any communications with the press, public filings or filings with the Securities and Exchange Commission, with respect to this RSA; for the avoidance of doubt, each Party shall have the right, without any obligation to any other Party, to decline to comment to the press with respect to this RSA. For the avoidance of doubt and notwithstanding the generality of the foregoing, under no circumstances may any Party make any public disclosure of any kind that would disclose (i) the holdings of Senior Notes of any Steering Group Member or (ii) the identity of any Steering Group Member without the prior written consent of such Steering Group Member.

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16. Time is of the Essence. The Parties acknowledge and agree that time is of the essence, and that they must each use best efforts to effectuate and consummate the Restructuring as soon as reasonably practicable.

17. Governing Law; Consent to Jurisdiction.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

By its execution and delivery of this Agreement, each of the Parties hereto irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought, to the extent possible, in either the United States District Court for the Southern District of New York or any New York State Court sitting in New York City or following the Petition Date, the Bankruptcy Court (the “Chosen Courts”). By execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of the Chosen Courts, generally and unconditionally, with respect to any such action, suit, or proceeding, and waives any objection it may have to venue or the convenience of the forum.

18. Independent Analysis. Each Party hereby confirms that it has made its own decision to execute this RSA based upon its own independent assessment of documents and information available to it, as it has deemed appropriate.

19. Third-Party Beneficiaries.

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other person or entity shall be a third party beneficiary hereof.

20. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by email or overnight courier.

(a)	If to the Steering Group, to:

Michael S. Stamer

Arik Preis

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

Bank of America Tower

New York, New York 10036

mstamer@akingump.com

apreis@akingump.com

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(b)	If to Debtors, to:

Beau M. Thompson

Senior Vice President, General Counsel and Secretary

Hercules Offshore, Inc.

9 Greenway Plaza, Suite 2200

Houston, Texas 77046

bthompson@herculesoffshore.com

With a copy to:

Emanuel C. Grillo

Luke Weedon

BakerBotts L.L.P.

30 Rockefeller Plaza

New York, New York 10112

emanuel.grillo@bakerbotts.com

luke.weedon@bakerbotts.com

21. Severability. Whenever possible, each provision of this RSA shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this RSA is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this RSA. In the event that any part of this RSA is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision survives to the extent it is not so declared, and all of the other provisions of this RSA remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this RSA was executed or last amended.

22. Mutual Drafting. This RSA is the result of the Parties’ joint efforts, and each of them and their respective counsel have reviewed this RSA and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of the Parties, and the language used in this RSA shall be deemed to be the language chosen by the Parties to express their mutual intent, and therefore there shall be no construction against either Party based on any presumption of that Party’s involvement in the drafting thereof.

23. Headings. The headings used in this RSA are for convenience of reference only and do not constitute a part of this RSA and shall not be deemed to limit, characterize, or in any way affect any provision of this RSA, and all provisions of this RSA shall be enforced and construed as if no headings had been used in this RSA.

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24. Amendments. Notwithstanding anything to the contrary contained herein, (1) any decisions to be made, or consents or approvals to be given, by the Steering Group pursuant to the terms of, or otherwise with respect to, this Agreement shall require the consent of Steering Group Members holding at least 66 2/3% of the aggregate principal amount of the Senior Notes held by all members of the Steering Group, and (2) the RSA may not be modified, amended, or supplemented, nor shall any provision or requirement hereof be waived, without the prior written agreement signed by both (a) the Company and (b) Steering Group Members holding at least 66 2/3% of the aggregate principal amount of the Senior Notes then held by all members of the Steering Group; provided, however, that notwithstanding the foregoing, any modifications, amendments, or supplements or waivers to the RSA, including any exhibits hereto (including any provision in the Term Sheet), to (i) Exhibit A to the Term Sheet, (ii) Exhibit B to the Term Sheet, (iii) the sub-provision entitled “April 2019 Notes, July 2021 Notes, October 2021 Notes, April 2022 Notes, Legacy Notes and Convertible Notes” in the provision entitled “Treatment of Claims and Interests” in the Term Sheet, (iv) the sub-provision entitled “Hero Equity Interests” in the provision entitled “Treatment of Claims and Interests” in the Term Sheet, (v) the sub-provision entitled “Board of Directors” in the provision entitled “Other Implementation Provisions” in the Term Sheet, (vi) any documentation with regard to (i) through (v) above, (vii) any change to this Section 24, and (viii) any proposed modification, amendment or supplement to, or waiver of, any provision of the RSA that would, or would reasonably be expected to, materially and adversely affect any Steering Group Member in a manner that is disproportionate to any other Steering Group Member or the Steering Group Members as a whole, may not be made without the prior written consent of the Company and each member of the Steering Group (or, in the case of “subsection (viii)”, by such Steering Group Member that would be so affected).

25. Several, Not Joint, Claims. The agreements, representations, warranties, and obligations of the Parties under this RSA are, in all respects, several and not joint.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this RSA has been duly executed as of the date first above written.

HERCULES OFFSHORE, INC.

By:	/s/ John Rynd
Name:	John Rynd
Title:	Chief Executive Officer and President

CLIFFS DRILLING COMPANY

By:	/s/ Troy Carson
Name:	Troy Carson
Title:	Vice President

CLIFFS DRILLING TRINIDAD LLC

By:	/s/ Troy Carson
Name:	Troy Carson
Title:	Vice President

FDT LLC

By:	/s/ Troy Carson
Name:	Troy Carson
Title:	Vice President

FDT HOLDINGS LLC

By:	/s/ Troy Carson
Name:	Troy Carson
Title:	Vice President

HERCULES DRILLING COMPANY LLC

By:	/s/ Troy Carson
Name:	Troy Carson
Title:	Vice President

HERCULES LIFTBOAT COMPANY LLC

By:	/s/ Troy Carson
Name:	Troy Carson
Title:	Vice President

HERCULES OFFSHORE SERVICES LLC

By:	/s/ Troy Carson
Name:	Troy Carson
Title:	Vice President

HERCULES OFFSHORE LIFTBOAT COMPANY LLC

By:	/s/ Troy Carson
Name:	Troy Carson
Title:	Vice President

HERO HOLDINGS, INC.

By:	/s/ Troy Carson
Name:	Troy Carson
Title:	Vice President

SD DRILLING LLC

By:	/s/ Troy Carson
Name:	Troy Carson
Title:	Vice President

THE ONSHORE DRILLING COMPANY

By:	/s/ Troy Carson
Name:	Troy Carson
Title:	Vice President

THE OFFSHORE DRILLING COMPANY

By:	/s/ Troy Carson
Name:	Troy Carson
Title:	Vice President

TODCO AMERICAS, INC.

By:	/s/ Troy Carson
Name:	Troy Carson
Title:	Vice President

TODCO INTERNATIONAL, INC.

By:	/s/ Troy Carson
Name:	Troy Carson
Title:	Vice President

BLACKWELL PARTNERS, LLC – SERIES A
By: Bowery Investment Management, LLC, its Manager

By:	/s/ Vladimir Jelisavcic
Name:	Vladimir Jelisavcic
Title:	Manager

BOWERY OPPORTUNITY FUND, L.P.
By: Bowery Opportunity Management, LLC, its General Partner

By:	/s/ Vladimir Jelisavcic
Name:	Vladimir Jelisavcic
Title:	Manager

BOWERY OPPORTUNITY FUND, Ltd.

By:	/s/ Vladimir Jelisavcic
Name:	Vladimir Jelisavcic
Title:	Director

P BOWERY, LTD
By: Bowery Investment Management, LLC, its Investment Adviser

By:	/s/ Vladimir Jelisavcic
Name:	Vladimir Jelisavcic
Title:	Manager

BOWERY OPPORTUNISTIC CREDIT, L.P.
By: Bowery GP, LLC, its General Partner

By:	/s/ Vladimir Jelisavcic
Name:	Vladimir Jelisavcic
Title:	Manager

WESTERN ASSET MANAGEMENT COMPANY, AS INVESTMENT MANAGER AND AGENT ON BEHALF OF CERTAIN OF ITS CLIENTS

By:	/s/ C.A. Ruys de Perez

Name:	C.A. Ruys de Perez

Title:	Secretary

CVI CVF II LUX SECURITIES TRADING S.A R.L.

By: Carval Investors, LLC its attorney-in-fact

By:	/s/ David Chene
Name:	David Chene
Title:	Managing Director

CVIC LUX SECURITIES TRADING S.A R.L

By: Carval Investors, LLC its attorney-in-fact

By:	/s/ David Chene
Name:	David Chene
Title:	Managing Director

CVIC II LUX SECURITIES TRADING S.A R.L.

By: Carval Investors, LLC its attorney-in-fact

By:	/s/ David Chene
Name:	David Chene
Title:	Managing Director

CVI AA LUX SECURITIES S.A R.L.

By: Carval Investors, LLC its attorney-in-fact

By:	/s/ David Chene
Name:	David Chene
Title:	Managing Director

CVI CHVF LUX SECURITIES S.A R.L.

By: Carval Investors, LLC its attorney-in-fact

By:	/s/ David Chene
Name:	David Chene
Title:	Managing Director

CARVAL GCF LUX SECURITIES S.A.R.L.

By: Carval Investors, LLC its attorney-in-fact

By:	/s/ David Chene
Name:	David Chene
Title:	Managing Director

CENTERBRIDGE CREDIT PARTNERS, L.P.
By: Centerbridge Credit Partners General Partner, L.P., its general partner By: Centerbridge Credit GP Investors, L.L.C., its general partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

CENTERBRIDGE CREDIT PARTNERS MASTER, L.P.
By: Centerbridge Credit Partners Offshore General Partner, L.P., its general partner By: Centerbridge Credit Offshore GP Investors, L.L.C.

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Christopher S. Campbell
Name:	Christopher S. Campbell
Title:	Director

FRANKLIN ADVISERS, INC., AS INVESTMENT MANAGER ON BEHALF OF CERTAIN FUNDS AND ACCOUNTS

By:	/s/ Edward Perks
Name:	Edward Perks
Title:	EVP

LOOMIS, SAYLES & COMPANY, L.P., AS INVESTMENT MANAGER, ON BEHALF OF ONE OR MORE DISCRETIONARY ACCOUNTS HOLDING THE NOTES

By:	Loomis, Sayles & Company, Incorporated
its General Partner

By:	/s/ Thomas H. Day
Name:	Thomas H. Day
Title:	Assistant General Counsel

Third Avenue Trust, on behalf of Third Avenue Focused Credit Fund

By:	/s/ W. James Hall
Name:	W. James Hall
Title:	General Counsel

QUANTUM PARTNERS LP

By: QP GP LLC, its General Partner

By:	/s/ Thomas L. O’Grady
Name:	Thomas L. O’Grady
Title:	Attorney-in-Fact

NOMURA CORPORATE RESEARCH & ASSET MANAGEMENT INC., AS INVESTMENT ADVISOR, ON BEHALF OF CERTAIN FUNDS AND MANAGED ACCOUNTS

By:	/s/ Steven Rosenthal
Name:	Steven Rosenthal
Title:	Executive Director

Each of the entities listed on Schedule 1, severally and not jointly

By: T. ROWE PRICE ASSOCIATES, INC.
As investment adviser to the funds and accounts set forth in Schedule 1 holding Notes of Company

By:	/s/ Rodney M. Rayburn

Name:	Rodney M. Rayburn

Title:	Vice President

T. Rowe Price Associates, Inc.

Schedule 1

FUND/ACCOUNT LEGAL NAME

T. ROWE PRICE CREDIT OPPORTUNITIES FUND, INC.

T. ROWE PRICE FIXED INCOME TRUST

T. ROWE PRICE FUNDS SERIES II SICAV – CREDIT OPPORTUNITIES FUND

T. ROWE PRICE FUNDS SICAV – GLOBAL HIGH YIELD BOND FUND

T. ROWE PRICE HIGH YIELD FUND, INC.

T. ROWE PRICE HIGH YIELD MULTI-SECTOR ACCOUNT PORTFOLIO

T. ROWE PRICE INSTITUTIONAL CREDIT OPPORTUNITIES FUND

T. ROWE PRICE INSTITUTIONAL HIGH YIELD FUND

T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

T. ROWE PRICE U.S. HIGH YIELD TRUST

T. ROWE PRICE U.S. SMALL-CAP VALUE EQUITY TRUST

THE NEW AMERICA HIGH INCOME FUND, INC.

JOHN HANCOCK FUNDS II – SPECTRUM INCOME FUND

PENN SERIES FUNDS, INC. – PENN SERIES HIGH YIELD BOND FUND

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OF HERCULES OFFSHORE, INC. OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS TERM SHEET IS AN ADMISSION OF FACT OR LIABILITY OR SHALL BE DEEMED BINDING ON ANY OF THE DEBTORS OR THE STEERING GROUP.

HERCULES OFFSHORE, INC., ET AL.

CHAPTER 11 PLAN TERM SHEET

This non-binding term sheet (the “Term Sheet”) describes the material terms of a proposed “prepackaged” or “pre-negotiated” chapter 11 plan of reorganization for Hercules Offshore, Inc. (“Hero” and, as reorganized, “Reorganized Hero”) and certain of its subsidiaries (collectively, the “Company”). This Term Sheet does not constitute a contractual commitment of any party but merely represents the proposed terms for a restructuring of the Company’s capital structure and is subject in all respects to the negotiation, execution and delivery of definitive documentation, including entry into an acceptable restructuring support agreement (the “RSA”) between the Company and the members of the steering group of holders of April 2019 Notes, July 2021 Notes, October 2021 Notes and April 2022 Notes (each as defined below) (the “Steering Group”). This Term Sheet does not include a description of all the relevant terms and conditions of the restructuring contemplated herein.

This Term Sheet shall not constitute an offer to buy, sell or exchange for any of the securities or instruments described herein. It also shall not constitute a solicitation of the same. Further, nothing herein constitutes a commitment to exchange any debt, lend funds to any of the Debtors, vote in a certain way or otherwise negotiate or engage in the transactions contemplated herein.

This Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is intended to be entitled to the protections of Rule 408 of the Federal Rules of Evidence and all other applicable statutes or doctrines protecting the use or disclosure of confidential information and information exchanged in the context of settlement discussions.

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Transaction Overview

Debtors:	Hercules Offshore, Inc. (DE); Cliffs Drilling Company (DE); Cliffs Drilling Trinidad L.L.C. (DE); FDT LLC (DE); FDT Holdings LLC (DE); Hercules Drilling Company LLC (DE); Hercules Liftboat Company LLC (DE); Hercules

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Offshore Services LLC (DE); Hercules Offshore Liftboat Company LLC (DE); Hero Holdings, Inc. (DE); SD Drilling LLC (DE); THE Offshore Drilling Company (DE); THE Onshore Drilling Company (DE); TODCO Americas, Inc. (DE); TODCO International, Inc. (DE); (collectively, the “Debtors”).

Non-Debtors:	TODCO Trinidad Ltd. (CI); Cliffs Drilling (Barbados) Holdings SRL; Cliffs Drilling (Barbados) SRL; Cliffs Drilling Trinidad Offshore Limited (TD); Hercules Offshore Holdings, Ltd. (CI); Hercules International Holdings, Ltd. (CI); Hercules Discovery Ltd. (CI); Hercules Offshore Middle East Ltd. (CI); Hercules Offshore Arabia Ltd. (CI); Hercules Oilfield Services Ltd. (CI); Hercules International Offshore, Ltd. (CI); Hercules Offshore (Nigeria) Limited (NI); Hercules North Sea, Ltd. (CI); Hercules International Management Company Ltd.; Hercules International Drilling Ltd. (CI); Hercules Offshore Labuan Corporation (MLY); Hercules Tanjung Asia Sdn Bhd (MLY); Hercules Britannia Holdings Limited (UK); Hercules British Offshore Limited (UK); Hercules Offshore UK Limited (UK); Hercules Offshore de Mexico S de R L de CV (MX); Discovery Offshore Sarl (LX); Discovery Offshore (Gibraltar) Limited; Discovery North Sea Ltd. (UK); Discovery Offshore Services Ltd. (CI); Hercules Offshore International LLC (DE); and Hercules North Sea Driller Limited (UK); (collectively, the “Non-Debtors”).

Implementation of Restructuring:

The proposed restructuring (the “Restructuring”) will be implemented through either pre-packaged chapter 11 bankruptcy cases (collectively, the “Pre-Packaged Case”) or pre-arranged chapter 11 bankruptcy cases (collectively, the “Pre-Negotiated Case”) of the Debtors (the “Chapter 11 Cases”) commenced on August 22, 2015 (in the case of a Pre-Packaged Case) or July 8, 2015 (in the case of a Pre-Negotiated Case), as applicable (the “Petition Date”).

It is the intention of the parties to work towards implementation of the Restructuring through a Pre-Packaged Case, but to the extent that such a Pre-Packaged Case is not feasible (as reasonably determined by the parties), the parties will seek to effectuate the Restructuring through a Pre-Negotiated Case. To that end, the parties will take the following steps on the filing timeline:

1. No later than June 17, 2015, the parties will agree on the material terms and conditions contained in this Term Sheet. To memorialize that agreement, the Steering Group and the Company shall enter into the RSA incorporating this Term Sheet, documenting each side’s support for both the Pre-Pack Plan and the Pre-Negotiated Plan (as set forth below) by no later than June 17, 2015. The parties have commenced documentation of the actual Restructuring documents, and the Debtors have withdrawn any efforts in connection with raising financing from any third parties, either through the process being currently run by Deutsche Bank, or otherwise, pending final negotiations on the RSA.

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2. No later than July 8, 2015, without having commenced any Chapter 11 Cases, the Debtors will commence solicitation of votes on the pre-packaged chapter 11 plan of reorganization (the “Pre-Pack Plan”).

3. Assuming that the Debtors are successful in obtaining the requisite votes for the Pre-Pack Plan, the Debtors will commence the Pre-Packaged Case no later than August 22, 2015, and seek the approval of the Bankruptcy Court (as defined below) for a confirmation hearing no later than October 22, 2015.

4. If the parties agree prior to July 8, 2015 that it is not reasonably feasible to seek confirmation of a Pre-Pack Plan through a Pre-Packaged Case, the Debtors will file for chapter 11 through a Pre-Negotiated Case no later than July 8, 2015 with a plan of reorganization for a Pre-Negotiated Case (the “Pre-Negotiated Plan”) and disclosure statement on that date.

The plan of reorganization implementing the Restructuring contemplated by this Term Sheet (either the Pre-Pack Plan, or the Pre-Negotiated Plan, the “Plan”) and the disclosure statement describing the Plan (the “Disclosure Statement”) shall be in all material respects consistent with the terms set forth herein and on any exhibits attached hereto, and shall be in form and substance reasonably acceptable to the Debtors and the Steering Group.

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Current Capital Structure:	Credit Facility: No amounts are drawn under that certain Credit Agreement, dated as of April 3, 2012, by and between Hero, on the one hand, and Deutsche Bank AG New York Branch, as successor Administrative Agent and Collateral Agent and the other agents and lenders that are parties thereto, on the other hand (as amended from time to time, the “Credit Facility”). The obligations under the Credit Facility are jointly and severally guaranteed by substantially all of Hero’s domestic subsidiaries (the “Guarantors”).

Legacy Notes: $3.508 million in principal plus all other amounts outstanding under the 7.375% Senior Notes due March 1, 2018 issued pursuant to that certain Indenture dated as of April 14, 1998, the First Supplemental Indenture dated as of February 14, 2002, and that certain Second Supplemental Indenture, dated as of March 13, 2002 (collectively, the “Legacy Notes Indenture”) between R&B Falcon Corporation, as issuer, and The Bank of New York, as trustee (the “Legacy Notes”; the holder(s) of such Legacy Notes, the “Legacy Noteholder(s)”).

April 2019 Notes: $200 million in principal plus all other amounts outstanding under the 10.250% Senior Notes due April 1, 2019 issued pursuant to that certain Indenture dated April 3, 2012 (the “April 2019 Notes Indenture”) between Hero, as issuer, and U.S. Bank National Association, as trustee (the “April 2019 Notes,”; all holders of such April 2019 Notes, the “April 2019 Noteholders”). The April 2019 Notes are jointly and severally guaranteed by the Guarantors.

July 2021 Notes: $400 million in principal plus all other amounts outstanding under the 8.75% Senior Notes due July 15, 2021 issued pursuant to that certain Indenture dated July 8, 2013 (the “July 2021 Notes Indenture”) between Hero, as issuer, and U.S. Bank National Association, as trustee (the “July 2021 Notes,”; all holders of such July 2021 Notes, the “July 2021 Noteholders”). The July 2021 Notes are jointly and severally guaranteed by the Guarantors.

October 2021 Notes: $300 million in principal plus all other amounts outstanding under the 7.50% Senior Notes due October 1, 2021 issued pursuant to that certain Indenture dated October 1, 2013 (the “October 2021 Notes

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Indenture”) between Hero, as issuer, and U.S. Bank National Association, as trustee (the “October 2021 Notes,”; all holders of such October 2021 Notes, the “October 2021 Noteholders”). The October 2021 Notes are jointly and severally guaranteed by the Guarantors.

April 2022 Notes: $300 million in principal plus all other amounts outstanding under the 6.75% Senior Notes due April 1, 2022 issued pursuant to that certain Indenture dated as of March 26, 2014 (the “April 2022 Notes Indenture”) between Hero, as issuer, and U.S. Bank National Association, as trustee (the “April 2022 Notes,”; all holders of such April 2022 Notes, the “April 2022 Noteholders”). The April 2022 Notes are jointly and severally guaranteed by the Guarantors.

Convertible Notes: $7.027 million in principal plus all other amounts outstanding under the 3.375% Convertible Senior Notes due 2038 issued pursuant to that certain Indenture (the “Convertible Notes Indenture”) dated June 3, 2008 between Hero, as issuer, and The Bank of New York Trust Company, as indenture trustee (the “Convertible Notes”; all holders of such 3.375% Convertible Notes, the “Convertible Noteholders”).

Other General Unsecured: In addition to the above, the Debtors have trade and other general unsecured ordinary course obligations other than the Legacy Notes, the April 2019 Notes, the July 2021 Notes, the October 2021 Notes, the April 2022 Notes and the Convertible Notes which they believe as of the solicitation date will not exceed $40 million (collectively, the “Trade Claims”).

Common Equity: Interests in shares of common stock of Hero (the “Hero Equity Interests”), of which 161,424,250 shares were outstanding as of April 24, 2015 (the “Common Stock”).

Intercompany Interests: All other equity interests in the Company (the “Intercompany Interests”).

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Treatment of Claims and Interests	For the avoidance of doubt, the Debtors and the Steering Group shall agree upon the value and the treatment of the claims in each of the following classes.

Administrative Expense Claims (including 503(b)(9) Claims):	Payable in full in cash (i) on the date such amounts become due and owing in the ordinary course of business; (ii) on the effective date of the Plan (the “Effective Date”); or (iii) on such other terms as agreed between the Debtors, the Steering Group and the holder thereof.

Unclassified – Non-Voting

Priority Tax Claims:	Payable in deferred cash payments over a period not longer than five (5) years after the Petition Date or on such other terms as agreed between the Debtors, the Steering Group and the holder thereof.

Unclassified – Non-Voting

Other Priority Claims:	Payable in full in cash on the Effective Date or on such other terms as agreed between the Debtors, the Steering Group and the holder thereof.

Unimpaired – Deemed to Accept

Other Secured Claims:	On the Effective Date, all allowed secured claims (“Other Secured Claims”) shall receive one of the following as agreed upon by the Debtors and the Steering Group: (i) payment in full in cash; (ii) delivery of collateral securing any such claim and payment of any interest requested under section 506(b) of the Bankruptcy Code, or (iii) treatment on such other terms as agreed between the Debtors, the Steering Group and the holder thereof.

Unimpaired – Deemed to Accept.

Credit Facility:	On or before the Petition Date, the Debtors shall have repaid the Credit Facility or cash collateralized the amount outstanding under the Credit Facility with cash on hand, and the Credit Facility shall be terminated and cancelled.

April 2019 Notes, July 2021 Notes, October 2021 Notes, April 2022 Notes, Legacy Notes and Convertible Notes:	On the Effective Date, all of the April 2019 Notes, July 2021 Notes, October 2021 Notes, April 2022 Notes, Legacy Notes and Convertible Notes shall be cancelled, and each such noteholder that is an accredited investor or QIB shall receive, on account of its allowed claim (inclusive of accrued and unpaid interest) in respect of such April 2019 Notes, July 2021 Notes, October 2021 Notes, April 2022 Notes, Legacy Notes and Convertible Notes (collectively, the “Senior Notes”) as applicable, such noteholder’s pro rata share of 96.9% on a fully diluted basis (subject only to

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the Management Incentive Plan (as defined below)) of the newly authorized and issued common shares of Reorganized Hero (the “New Common Stock”) outstanding as of the Effective Date. Any such noteholder that is not an accredited investor or QIB shall receive, on account of its allowed claim in respect of such Senior Notes, a distribution in cash in an amount equal to the value of the distribution as if such holder was a holder of a Senior Notes.

For the avoidance of doubt, each holder of Senior Notes shall also be given the opportunity to participate, on a pro rata basis, in the new First Lien Exit Facility. This opportunity is not technically a distribution under the Plan.

Impaired – Entitled to Vote

General Unsecured Claims:	Each holder of a general unsecured claim shall receive, on account of its allowed unsecured claim (each, a “General Unsecured Claim”), payment in the ordinary course of the Company’s business or such other treatment as may be agreed upon (with the consent of the Steering Group) or as may be required to allow such General Unsecured Claims to “ride through” the Chapter 11 Cases.

Unimpaired – Deemed to Accept

Intercompany Claims:	All intercompany claims between and among Hero and its direct and indirect subsidiary Debtors shall be reinstated by Hero consistent with its existing business practices.

Unimpaired – Deemed to Accept

Intercompany Interests:	On the Effective Date, all Intercompany Interests shall remain in place for purposes of convenience.

Unimpaired – Deemed to Accept

Hero Equity Interests:

On the Effective Date, all existing Hero Equity Interests will be cancelled and holders of allowed Hero Equity Interests shall receive their pro rata share of:

(A) 3.1% of the New Common Stock on a fully diluted basis (subject only to the Management Incentive Plan); and

(B) the Warrants on the terms set forth in Exhibit B attached hereto.

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For the avoidance of doubt, the Plan and the Disclosure Statement will clarify that the class of holders of Hero Equity Interests is not entitled to a distribution under the Bankruptcy Code, and is therefore not entitled to vote.

Impaired – Deemed to Reject

Exit Financing Facilities

First Lien Exit Facility:	On the Effective Date, Reorganized Hero, as Borrower, and the reorganized Debtors and substantially all of the Non-Debtors (to the extent permitted by applicable law), as Guarantors, shall enter into a new senior secured term loan facility on the terms set forth in Exhibit A attached hereto.[1]

Release and Related Provisions:

Exculpations:	To the fullest extent permitted by applicable law, the Plan shall include customary exculpation provisions in favor of (a) the Debtors, (b) the members of the Steering Group and (c) each of the Debtors’ and the Steering Group members’ respective current and former officers and directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, employees, agents and other representatives, with respect to any liability relating to the Company or the Chapter 11 Cases arising prior to the Effective Date.

Releases:	To the fullest extent permitted by applicable law, the Plan shall include a full mutual release from liability in favor of the Debtors, the members of the Steering Group, and all of the Debtors’ and the Steering Group members’ respective current and former officers and directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, employees, agents and other representatives, from any claims and causes of action related to or in connection with the Company and its subsidiaries, arising on or prior to the Effective Date (collectively, the “Releases”); provided, however, that no party shall be released from any claim or cause of action that was a result of such party’s gross negligence, willful misconduct, or bad faith, as determined by a final order of a court of competent jurisdiction.

[1]	The First Lien Exit Facility will be bank debt.

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Director and Officer Indemnification:	Any obligations of the Debtors pursuant to their organizational documents to indemnify current and former officers, directors, agents, and/or employees (i) shall not be discharged or impaired by confirmation of the Plan and (ii) shall be deemed and treated as executory contracts to be assumed by the Debtors under the Plan.

Director and officer insurance will continue in place for the directors and officers of all of the Debtors during these chapter 11 cases on existing terms. After the Effective Date, the reorganized Debtors shall not terminate or otherwise reduce the coverage under any director and officer insurance policies (including any “tail policy”) then in effect. Directors and officers shall be indemnified by the reorganized Debtors to the extent of such insurance.

Discharge:	A full and complete discharge shall be provided in the Plan.

Injunction:	Ordinary and customary injunction provisions shall be included in the Plan.

Other Implementation Provisions

Corporate Structure; Vesting of Assets; Business Plan

After consummation of the Restructuring, all of the assets of the Debtors shall be owned by the reorganized Debtors and their wholly owned subsidiaries. The Steering Group may, at its option, review and analyze the proposed tax and corporate structure of the reorganized Debtors for tax and corporate efficiencies as part of the Restructuring and the Plan will contain such provisions reasonably acceptable to the Steering Group to ensure such tax and corporate efficiencies. The Debtors shall work with the Steering Group to structure the Restructuring and the transactions contemplated herein to the extent practicable in a tax-efficient and cost-effective manner for the reorganized Debtors, as determined by the Steering Group. The proposed tax structure for the reorganized Debtors shall be finalized prior to the Petition Date.

The Debtors’ management shall work with the members of the Steering Group (and its advisors) that remain subject to a nondisclosure agreement to determine and finalize the Company’s long term business plan, which shall be finalized prior to the Petition Date. After the Petition Date, to the extent requested by the Steering Group, the Debtors’

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management team and operational advisors will host weekly calls with the members of the Steering Group that are subject to a nondisclosure agreement and/or their advisors to provide updates with regard to the business and any developments.

From the date of execution of the RSA (as defined and further described herein) through consummation of any Plan, the Company shall inform the advisors of the Steering Group (that remain under a nondisclosure agreement) prior to entry into any new material contracts and use reasonable best efforts to consult with, and obtain the approval of the majority of the Steering Group members restricted under a nondisclosure agreement with the Company prior to entry into any new material contracts, but in all events will inform the Steering Group and their respective advisors at the time of or shortly after entry into any new material contracts.

Board of Directors:

The Board of Directors of Reorganized Hero (the “New Board”) shall consist of seven members.

The members of the New Board shall consist of the CEO (which shall be John Rynd) and six members designated by the Steering Group, one of whom will be the chair and an independent director (the “Independent Director”).

Management Incentive Plan:	The Plan shall provide for a management incentive plan (the “Management Incentive Plan”) to be implemented after the Effective Date that provides some combination of cash, options, and/or other equity-based compensation to the management of the reorganized Debtors of up to an amount of the common equity of Reorganized Hero to be agreed, which shall dilute all of the equity otherwise contemplated to be issued pursuant to this Term Sheet. The terms of the Management Incentive Plan shall be agreed by the Company and the Steering Group prior to the confirmation date of the Plan.

Executory Contracts and Unexpired Leases:	In either a Pre-Packaged Case or a Pre-Negotiated Case, the Debtors will assume all executory contracts and unexpired leases.

Causes of Action:	The Debtors will waive any and all potential causes of action under chapter 5 of the Bankruptcy Code and under similar state laws (the “Avoidance Actions”) under a Pre-Packaged Plan and will retain all Avoidance Actions under a Pre-Negotiated Plan only to the extent that all pre-petition general unsecured claims are not paid in full.

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Certain Closing and Other Conditions To the Restructuring:

The Restructuring shall be subject to the satisfaction of conditions precedent customary for transactions of this type and the satisfaction of such other conditions precedent agreed upon by the Steering Group and the Debtors, including but not limited to, the following:

(a) The definitive documentation relating to the Restructuring (including, for the avoidance of doubt, the terms and conditions of any financing(s)) shall be agreed to by the Debtors and the Steering Group.[2]

(b) The Debtors shall have provided the Steering Group (and its advisors) with full and complete access to the Debtors and their management on reasonable notice, including without limitation, access to all information, agreements, projections, memoranda, and documents reasonably requested by the advisors to the Steering Group. For the avoidance of doubt, the Steering Group’s advisors will be provided with electronic copies of any and all documents or agreements within the possession of the Debtors, as reasonably requested by the Steering Group’s advisors, in sufficient time to analyze the Restructuring and prior to the execution of the RSA by the members of the Steering Group.

(c) The Restructuring transactions shall be structured in the most tax efficient manner as reasonably determined by the Debtors with the consent of the Steering Group which consent shall not unreasonably be withheld, and all accounting treatment and other tax matters shall be resolved by the Debtors with the consent of the Steering Group.

(d) Entry of an order of the Bankruptcy Court confirming the Plan on terms consistent with this Term Sheet and otherwise reasonably acceptable to the Debtors and the Steering Group.

(e) All requisite governmental authorities and third parties shall have approved or consented to the Restructuring, to the extent required, and all applicable appeal periods shall have expired.

(f) The Debtors shall have publicly filed a document “cleansing” all of the members of the Steering Group of any

[2]	The Debtors will obtain ratings for the new debt prior to or at the time of closing.

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and all material non-public information shared with the members of the Steering Group (i) on the date of the execution of the RSA and (ii) prior to (a) in the case of the Pre-Packaged Case, the date of solicitation of votes with regard thereto, and (b) in the case of the Pre-Negotiated Case, the Petition Date, and such document shall be in form and substance reasonably satisfactory to the Steering Group and its advisors and consistent with the existing non-disclosure agreements. The Debtors shall also have publicly filed a document “cleansing” all of the members of the Steering Group of any and all material non-public information shared with the members of the Steering Group prior to the Effective Date (i.e. with regard to any material non-public information shared with the members of the Steering Group during the chapter 11 cases), and such document shall be in form and substance satisfactory to the Steering Group and their advisors. For the avoidance of doubt, and in addition to the above, the Debtors shall comply with all requirements for “cleansing” under any non-disclosure agreements executed with the members of the Steering Group.

(g) The timing of the Effective Date of the Plan shall be as agreed upon by the Debtors and the Steering Group.

(h) From and after the date hereof, the Debtors shall not have commenced an insolvency (or similar) proceeding in any foreign jurisdiction without the consent of the Steering Group.

(i) Since the date of entry into the RSA, there shall not have been a Material Adverse Change. For purposes of this Term Sheet, “Material Adverse Change” means (a) any fact, event, change, effect, development, circumstance or occurrence that, individually or together with any other fact, event, change, effect, development, circumstance or occurrence, has had or could reasonably be expected to have a material and adverse effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of Hero and its subsidiaries taken as a whole, or (b) anything that could reasonably be expected to prevent, materially delay or materially restrict or impair Hero and its subsidiaries party to the RSA from consummating the transactions contemplated in this Term Sheet, the Plan and the RSA, provided that the following shall not constitute a Material Adverse Change and shall not be taken into account in determining whether or not there has been, or

12

could reasonably be expected to be, a Material Adverse Change: (i) any change after June 17, 2015 in any Law or GAAP, or any interpretation thereof; (ii) any change after June 17, 2015 in currency, exchange or interest rates or the financial or securities markets generally; (iii) any change to the extent resulting from the announcement or pendency of the transactions contemplated by the RSA or this Term Sheet; and (iv) any change resulting from actions of the Company expressly required to be taken pursuant to the RSA or this Term Sheet; except in the cases of (i) and (ii) to the extent such change or Event is disproportionately adverse with respect to the Company when compared to other companies in the industry in which the Company operates. For the avoidance of doubt and notwithstanding the above, it shall be a Material Adverse Change if there occurs any of the following: (i) any adverse development with respect to the contract with Maersk Oil UK Limited with respect to the Highlander; (ii) any adverse development with respect to any other material contract (or contracts), including (x) the contract with a subsidiary of Eni S.p.A. with respect to the Hercules 260 and (y) the contracts with Saudi Aramco with respect to the Hercules 261 and Hercules 262, that could, individually or in the aggregate, reasonably be expected to result in a reduction in revenue backlog of more than $90 million for the Company, provided that any such reduction in revenue backlog attributable to a contract with a customer shall be netted against any additional revenue attributable to extension, amendment or renegotiation of an existing contract or execution of a new contract with such customer and/or any of such customer’s affiliates within three (3) days of the occurrence of the reduction; or (iii) the termination, replacement, resignation, or other change in the identity, of the CEO of the Company. For the avoidance of doubt, the preceding clause (ii) assumes that no Material Adverse Change has occurred as a result of the announced modifications to the Saudi Aramco contracts publicly disclosed on June 1, 2015.

(j) The Debtors shall own the assets related to the Highlander, including the contracts related thereto, in the same entities that presently own such assets so long as those entities have engaged, and continue to engage, in no other business than the ownership of such assets and have not incurred, and continue not to incur, any other obligations other than those directly related to the ownership of such other assets. The Debtors will ensure that the First Lien Exit Facility shall be secured by both the equity in such entity, as well as the assets owned by such entity.

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(k) All of the Steering Group’s reasonable and documented professional fees (including those of Blackstone Advisory Partners, L.P. and Akin Gump Strauss Hauer & Feld, LLP) and out-of-pocket expenses incurred in connection with the Restructuring in accordance with the engagement letters for each firm including, without limitation, those fees and expenses incurred during the Chapter 11 Cases, shall have been paid by the Debtors on a regular (monthly) basis, and shall be paid in full as a condition to the Effective Date. If necessary, the Debtors will file a motion to assume such agreements on the Petition Date of any Pre-Negotiated Case.

Steering Group Support:	As set forth above, the members of the Steering Group shall execute an RSA on or prior to June 17, 2015, in form and substance satisfactory to the Steering Group and the Debtors. The RSA will state that subject to the receipt of a Disclosure Statement that meets the requirements of Bankruptcy Code section 1125, the Steering Group and each of their affiliates holding claims against, or interests in, the Debtors shall vote in favor of, and shall not object to the confirmation and consummation of, the Plan.

Fees and Expenses:	The reasonable professional fees and expenses of legal counsel and financial advisors to the Steering Group (including Akin Gump Strauss Hauer & Feld, LLP. and Blackstone Advisory Partners L.P.) incurred prior to the Petition Date and thereafter shall be paid by the Debtors on the terms of and pursuant to such firms’ engagement letter agreements entered into with the Debtors (or such other agreements).

Reservation of Rights:	Nothing herein shall be deemed an admission of any kind. If the Restructuring is not consummated for any reason, the Debtors and the Steering Group fully reserve any and all of their respective rights.

Disclaimer of Duties:	Notwithstanding anything to the contrary herein, nothing in this Term Sheet shall require the Debtors or the Steering Group to take any action or to refrain from taking any action, to the extent required to comply with its or their obligations under applicable law, including the Bankruptcy Code.

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Governing Law and Forum; Venue for Filing:	The governing law for all applicable documentation shall be New York law. The Debtors shall file for chapter 11 in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Definitive Documentation/Court Filings, etc.:

The Debtors and the Steering Group shall negotiate in good faith the definitive documentation concerning the Restructuring that is consistent with the terms described in this Term Sheet. Any and all documentation necessary to effectuate the Restructuring or that is contemplated by the Plan shall be in form and substance consistent with this Term Sheet and otherwise reasonably satisfactory to the Debtors and the Steering Group. For the avoidance of doubt, such documentation that shall be required to be in form and substance reasonably satisfactory to the Steering Group shall include all motions and other filings with the Bankruptcy Court (or that are included as part of the solicitation of the Pre-Pack Plan and the Pre-Packaged Case) necessary to obtain Bankruptcy Court approval of any item in the Chapter 11 Cases, including any proposed and final orders with respect thereto (including, without limitation, the order confirming the Plan (the “Confirmation Order”)).

In addition, from the date hereof through the consummation of the Plan of the Chapter 11 Cases, the Debtors shall not file any motions (i.e., other than those related to the Plan and Disclosure Statement), with the Bankruptcy Court without the consent of the Steering Group which consent shall not unreasonably be withheld.

Restructuring Timeline:	It is anticipated that the Restructuring described herein will take place in accordance with the timeline set forth in Schedule 1 to this Term Sheet.[3]

[3]	The documents referred to on Schedule 1 shall all be in form and substance satisfactory to the Steering Group and the Debtors.

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Schedule 1

Restructuring Timeline

Option A Pre-Packaged Case	Option B Pre-Negotiated Case

1. July 8, 2015: Commence solicitation of pre-packaged chapter 11 plan of reorganization.

2. August 22, 2015: File chapter 11.

3. October 22, 2015: Confirmation Hearing to approve chapter 11 plan.

4. November 7, 2015: Exit Chapter 11.

1. July 8, 2015: File Chapter 11 Petition, including Plan of Reorganization and Disclosure Statement.

2. September 7, 2015: Hearing to approve Disclosure Statement.

3. November 7, 2015: Confirmation Hearing to approve chapter 11 plan.

4. November 22, 2015: Exit Chapter 11.

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List of Exhibits

A.	Exhibit A: Terms of First Lien Exit Facility

B.	Exhibit B: Terms of Warrants

17

HERCULES OFFSHORE, INC.

PLAN TERM SHEET EXHIBIT A

Terms of First Lien Exit Facility

Description:	First Lien Exit Facility

Borrower:	Reorganized Hero

Guarantors:	The obligations under the First Lien Exit Facility shall be unconditionally guaranteed, on a joint and several basis (to the extent permitted by applicable law), by all of the reorganized Debtors and substantially all of the Non-Debtors[4] and any future direct and indirect wholly-owned subsidiaries of the Debtors except where prohibited by law.

Administrative Agent:	TBD jointly by the Company and the Steering Group

Principal Amount:	Aggregate commitment amount of $450 million

Maturity:	4.5 years after the Effective Date.

Interest (amount and date of payment(s)) and OID:

The First Lien Exit Facility will bear interest at LIBOR plus 9.50% per annum (paid quarterly) with a LIBOR floor of 1.00%. Interest on the First Lien Exit Facility will be payable in cash.

The First Lien Exit Facility will be issued at a price equal to 97.00% of the principal amount of the First Lien Exit Facility.

Collateral:	The obligations under the First Lien Exit Facility shall be secured by first priority liens (subject only to permitted liens to be determined) on substantially all of the assets of the Borrower and the Guarantors, including without limitation, the Highlander and all contracts related to the Highlander.

[4]	The following entities will not be Guarantors: Cliffs Drilling (Barbados) Holdings SRL; Cliffs Drilling (Barbados) SRL; Cliffs Drilling Trinidad Offshore Limited; Cliffs Drilling Trinidad, LLC; Hercules Offshore de Mexico, S. de RL de CV; and Hercules Discovery Ltd. Documentation of the First Lien Exit Facility will include covenants that restrict additional assets acquired and liabilities incurred for these six entities and representations and warranties regarding such entities’ assets, liabilities and operations.

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Optional Prepayment:	NC – 3 (MW at T+50); 103 - 4

Financial Covenants:

Financial Covenants to consist of, among other things,

(a) minimum liquidity at all times of:

•    $100 million through June 2016

•    $75 million through December 2016

•    $50 million through June 2017

•    $25 million thereafter

(b) maximum first lien secured leverage of (defined as gross first lien debt divided by EBITDA):

•    6.0x annualized EBITDA for the q/e March 31, 2017

•    5.0x annualized EBITDA for the q/e June 30, 2017

•    4.0x annualized EBITDA for the q/e September 30, 2017

•    3.5x LTM EBITDA thereafter

Reps, Warranties, Covenants, Mandatory Prepayments and Events of Default:	It is anticipated that these provisions will be customary for similarly situated first lien debt obligations for companies exiting chapter 11 with the amount of leverage and projected EBITDA of the reorganized Debtors; provided that there shall be carve-outs under the lien and indebtedness covenants to permit, among other things, the issuance of letters of credit in the aggregate amount of up to $25 million.

Use of Proceeds:	The First Lien Exit Facility will be used to, among other things, (a) finance the remaining payments on the Highlander, (b) pay for any and all exit-related costs and any and all transaction fees and expenses, including payment on account of claims, as part of the chapter 11 plan, and (c) provide the Reorganized Debtors with working capital for their post-emergence operations.

Other Material Terms and Conditions:	(1) The Steering Group shall provide a commitment to fund 100% of the First Lien

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Exit Facility no later than July 1, 2015. To the extent that notwithstanding such commitment, the Debtors choose to obtain the financing from a third party (or third parties) with the consent of the Steering Group, the terms and conditions of (and the documentation with regard to) such financing shall be in all respects in form and substance satisfactory to the Steering Group.

(2) As part of the Plan, participation in/syndication of the First Lien Exit Facility shall be made available to all holders of the Senior Notes during the time from the Petition Date through the hearing on confirmation of the Plan (in a Pre-Packaged Case) or from the hearing on the Disclosure Statement through the hearing on confirmation of the Plan (in a Pre-Negotiated Case).[5]

(3) The Steering Group shall receive a put option premium equal to 2% of the principal amount of the First Lien Exit Facility, ratably based on their commitments to fund the First Lien Exit Facility, with a 1% of that premium payable at the time that a commitment is provided and the remaining 1% of that premium payable upon consummation of the Plan; provided that, if the Company obtains a commitment for an alternative First Lien Exit Facility within 30 days of June 1, 2015, which the Company may only obtain with the consent of the Steering Group, the put option premium shall be deemed a backstop payable to the parties that provided such commitment and shall be capped at 1.5%, with the remaining .5% premium payable at the time a commitment is executed with the alternative financing provider.

Change of Control:	Upon the occurrence of a change of control in Reorganized Hero, after the Effective Date, but prior to the maturity of the First Lien Exit Facility, the lenders under the First Lien Exit Facility shall have the option to require Reorganized Hero to repay the First Lien Exit Facility at a cash price equal to 101% of the outstanding principal amount of the First Lien Exit Facility.

[5]	The record date for eligibility to participate shall be decided by the Steering Group.

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HERCULES OFFSHORE, INC.

PLAN TERM SHEET EXHIBIT B

Terms of Warrants

Warrants:	The warrants (the “Warrants”) shall entitle holders, on a pro rata basis, to purchase up to 20.00% of the New Common Stock (subject to dilution from, among other things, the Management Incentive Plan) at a per share price based upon a $1.55 billion total enterprise value of Reorganized Hero.

Exercise of Warrants:	The Warrants are exercisable at any time until the Warrant Expiration Date for a per share price based upon a $1.55 billion total enterprise value. Any Warrants not exercised by the Warrant Expiration Date shall automatically expire.

Warrant Expiration Date:	The Warrant Expiration Date will be six years from the Effective Date subject to the earlier expiration upon the occurrence of certain extraordinary events.

Voting and Change of Control Rights:

Holders of the Warrants will not be entitled to any voting rights of holders of New Common Stock until, and then only to the extent, they have validly exercised their Warrants.

In connection with a change in control in Reorganized Hero prior to the Warrant Expiration Date,

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holders of Warrants shall be given reasonable advance written notice of such change of control such that they may exercise their Warrants and participate in such change of control transaction (as applicable) as holders of New Common Stock.

Anti-Dilution Provisions:

The Warrants will contain provisions for the adjustment of the exercise price and shares of New Common Stock issuable upon exercise following organic dilutive events such as splits, combinations, stock dividends and similar organic dilutive events involving the Reorganized Hero’s New Common Stock.

There will be no anti-dilution adjustment for the Warrants upon post-exit issuance of New Common Stock at a value below the exercise price for the Warrants.

Documentation:	The Warrants shall be governed by a Warrant agreement between Reorganized Hero and the warrant agent (as selected by the Steering Group), in form and substance satisfactory to the Steering Group, the Debtors and Reorganized Hero.

Transferability:	The Warrants shall be transferrable subject to applicable securities laws and the terms of the Warrant Agreement.

Additional Provisions:

For avoidance of doubt, the equity strike price of the Warrants shall be calculated at emergence based on the equity value required to equal the stipulated TEV ($1.55 billion, as set forth above), the capital structure ($450 million of debt), and the pro forma excess cash figure at emergence. The pro forma excess cash figure will be calculated to take into account an adjustment for the estimated $50 million of minimum cash needed to operate the business and $200 million in connection with the Highlander.

The Warrants shall have limited numerical anti-dilution protection only (e.g., no adjustment to the strike price or number of shares as a result of the issuance of capital stock by Reorganized Hero at a price below the warrant strike price).

22

AMENDMENT TO THE RESTRUCTURING SUPPORT AGREEMENT

This Amendment (this “Amendment”), dated as of June 29, 2015, is made by Hercules Offshore, Inc., a Delaware corporation (the “Company”), each of the Steering Group Members that is a party hereto, and York Capital Management Global Advisors, LLC o/b/o certain funds and/or accounts managed and/or advised by it and/or its affiliates (“York”).

WHEREAS, the Company, and the Steering Group Members are parties to that certain Restructuring Support Agreement, dated June 17, 2015 (as amended, modified or supplemented from time to time, the “RSA” or the “Agreement”);

WHEREAS, Section 24 of the RSA provides, among other things, that the RSA may be amended with the written consent of both (i) the Company and (ii) Steering Group Members holding at least 66 2/3% of the aggregate principal amount of the Senior Notes then held by all members of the Steering Group;

WHEREAS, the parties desire to amend the RSA in order to add York as a party to the Agreement and as a Steering Group Member; and

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings set forth in the RSA.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the RSA and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	York shall be deemed a Steering Group Member under the terms of the RSA. York agrees to be bound by the terms and conditions of the RSA and hereby makes all representations and warranties made therein by all other Steering Group Members. All notices and other communications given or made pursuant to the RSA shall be sent to York at the address set forth in York’s signature below. For the avoidance of doubt, notwithstanding the foregoing, it is understood and agreed that certain Steering Group Members may not be parties to the commitment to backstop the First Lien Exit Facility contemplated in Exhibit A to the Term Sheet.

2.	Schedule 2 of the RSA is hereby amended and replaced by Annex I to this Amendment.

3.	This Amendment and the RSA, together, contain the complete agreement among the Company and the Steering Group Members and supersede any prior understandings, agreements, letters of intent or representations by or among such parties, written or oral, to the extent they relate to the subject matter hereof. Except as specifically amended hereby, the RSA, as amended hereby, shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed to be effective as of the date first written above.

HERCULES OFFSHORE, INC.

By:	/s/ JOHN RYND
Name: John Rynd
Title: Chief Executive Officer and President

[Signature Page to Amendment to RSA]

YORK CAPITAL MANAGEMENT GLOBAL ADVISORS, LLC O/B/O CERTAIN FUNDS AND/OR ACCOUNTS MANAGED AND/OR ADVISED BY IT AND/OR ITS AFFILIATES
By:	/s/ RICHARD P. SWANSON
Name: Richard P. Swanson
Title: General Counsel
Address for notices: 767 Fifth Avenue, 17th Floor New York, NY 10153

[Signature Page to Amendment to RSA]

ANNEX I

[Schedule 2: Steering Group Member Holdings of Senior Notes Claims]

SECOND AMENDMENT TO THE RESTRUCTURING SUPPORT AGREEMENT

This Second Amendment (this “Amendment”), dated as of July [8], 2015, is made by Hercules Offshore, Inc., a Delaware corporation (the “Company”) and each of the Steering Group Members that is a party hereto.

WHEREAS, the Company and the Steering Group Members are parties to that certain Restructuring Support Agreement, dated June 17, 2015, as amended as of June 29, 2015 (as amended, modified or supplemented from time to time, the “RSA” or the “Agreement”);

WHEREAS, Section 24 of the RSA provides, among other things, that the RSA may be amended with the written consent of both (i) the Company and (ii) Steering Group Members holding at least 66 2/3% of the aggregate principal amount of the Senior Notes then held by all members of the Steering Group;

WHEREAS, the parties desire to amend the RSA in order to extend the timeline for commencing a Pre-Packaged Case or Pre-Negotiated Case; and

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings set forth in the RSA.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the RSA and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Sections 3(c)(A) and 3(c)(B) of the RSA are hereby amended such that references to July 8, 2015 therein are changed to July 10, 2015.

2.	Paragraphs 2 and 4 of the “Implementation of Restructuring” subsection of the Term Sheet attached as Exhibit A to the RSA are hereby amended such that references to July 8, 2015 therein are changed to July 10, 2015.

3.	Schedule 1 to the Term Sheet entitled “Restructuring Timeline” is hereby amended such that, under Option A and Option B therein, references to July 8, 2015 are changed to July 10, 2015.

4.	Exhibit A to the Term Sheet entitled “Terms of First Lien Exit Facility” is hereby amended such that, in paragraph (1) of the subsection “Other Material Terms and Conditions” therein, the reference to July 1, 2015 is changed to July 10, 2015.

5.	This Amendment and the RSA, together, contain the complete agreement among the Company and the Steering Group Members and supersede any prior understandings, agreements, letters of intent or representations by or among such parties, written or oral, to the extent they relate to the subject matter hereof. Except as specifically amended hereby, the RSA, as amended hereby, shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed to be effective as of the date first written above.

HERCULES OFFSHORE, INC.

By: /s/ JOHN RYND
Name: John Rynd
Title: Chief Executive Officer and President

[Signature Page to Second Amendment to RSA]

BLACKWELL PARTNERS, LLC - SERIES A
By: Bowery Investment Management, LLC, its Manager

By:	/s/ VLADIMIR JELISAVCIC
Name: Vladimir Jelisavcic
Title: Manager

BOWERY OPPORTUNITY FUND, L.P.
By Bowery Opportunity Management, LLC, its General Partner

By:	/s/ VLADIMIR JELISAVCIC
Name: Vladimir Jelisavcic
Title: Manager

BOWERY OPPORTUNITY FUND, Ltd.

By:	/s/ VLADIMIR JELISAVCIC
Name: Vladimir Jelisavcic
Title: Director

P BOWERY, LTD
By: Bowery Investment Management, LLC, its
Investment Adviser

By:	/s/ VLADIMIR JELISAVCIC
Name: Vladimir Jelisavcic
Title: Manager

BOWERY OPPORTUNISTIC CREDIT, L.P.
By: Bowery GP, LLC, its General Partner

By:	/s/ VLADIMIR JELISAVCIC
Name: Vladimir Jelisavcic
Title: Manager

CVI CVF II LUX SECURITIES TRADING S.A R.L.

by Carval Investors, LLC its attorney-in-fact

By:	/s/ DAVID CHENE
Name: David Chene
Title: Managing Director

CVIC LUX SECURITIES TRADING S.A R.L

by Carval Investors, LLC its attorney-in-fact

By:	/s/ DAVID CHENE
Name: David Chene
Title: Managing Director

CVI II LUX SECURITIES TRADING S.A R.L.

by Carval Investors, LLC its attorney-in-fact

By:	/s/ DAVID CHENE
Name: David Chene
Title: Managing Director

CVI AA LUX SECURITIES S.A R.L.

by Carval Investors, LLC its attorney-in-fact

By:	/s/ DAVID CHENE
Name: David Chene
Title: Managing Director

CVI CHVF LUX SECURITIES S.A R.L.

by Carval Investors, LLC its attorney-in-fact

By:	/s/ DAVID CHENE
Name: David Chene
Title: Managing Director

CARVAL GCF LUX SECURITIES S.A.R.L.

by Carval Investors, LLC its attorney-in-fact

By:	/s/ DAVID CHENE
Name: David Chene
Title: Managing Director

CENTERBRIDGE CREDIT PARTNERS, L.P.
By: Centerbridge Credit Partners General Partner, L.P., its general partner
By: Centerbridge Credit GP Investors, L.L.C., its general partner

By:	/s/ SUSANNE V. CLARK
Name: Susanne V. Clark
Title: Authorized Signatory

CENTERBRIDGE CREDIT PARTNERS MASTER, L.P.
By: Centerbridge Credit Partners Offshore General Partner, L.P., its general partner
By: Centerbridge Credit Offshore GP Investors, L.L.C

By:	/s/ SUSANNE V. CLARK
Name: Susanne V. Clark
Title: Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ CHRISTOPHER S. CAMPBELL
Name: Christopher S. Campbell
Title: Director

FRANKLIN ADVISERS, INC., AS INVESTMENT MANAGER ON BEHALF OF CERTAIN FUNDS AND ACCOUNTS

By:	/s/ EDWARD PERKS
Name: Edward Perks
Title: EVP

LOOMIS, SAYLES & COMPANY, L.P., AS INVESTMENT MANAGER, ON BEHALF OF ONE OR MORE DISCRETIONARY ACCOUNTS HOLDING THE NOTES

By:	Loomis, Sayles & Company, Incorporated its General Partner

By:	/s/ THOMAS H. DAY
Name: Thomas H. Day
Title: Assistant General Counsel

NOMURA CORPORATE RESEARCH & ASSET MANAGEMENT INC., AS INVESTMENT ADVISOR, ON BEHALF OF CERTAIN FUNDS AND MANAGED ACCOUNTS

By:	/s/ STEVEN ROSENTHAL
Name: Steven Rosenthal
Title: Executive Director

QUANTUM PARTNERS LP

By:	QP GP LLC, its General Partner

By:	/s/ THOMAS L. O’GRADY
Name: Thomas L. O’Grady
Title: Attorney-in-Fact

Each of the entities listed on Schedule 1, severally
and not jointly

By: T. ROWE PRICE ASSOCIATES, INC.
As investment adviser to the funds and accounts set forth in Schedule 1 holding Notes of Company

By:	/s/ RODNEY M. RAYBURN
Name: Rodney M. Rayburn
Title: Vice President

Third Avenue Trust, on behalf of Third Avenue Focused Credit Fund
By:	/s/ W. JAMES HALL
Name: W. James Hall
Title: General Counsel

WESTERN ASSET MANAGEMENT COMPANY, AS INVESTMENT MANAGER AND AGENT ON BEHALF OF CERTAIN OF ITS CLIENTS

By: /s/ C.A. RUYS DE PEREZ
Name: C.A. Ruys de Perez
Title: Secretary

YORK CAPITAL MANAGEMENT GLOBAL
ADVISORS, LLC O/B/O CERTAIN FUNDS AND/OR
ACCOUNTS MANAGED AND/OR ADVISED BY IT
AND/OR ITS AFFILIATES

By:	/s/ RICHARD P. SWANSON
Name: Richard P. Swanson
Title: General Counsel

Address for notices: 767 Fifth Avenue, 17th Floor,
New York, NY 10153

T. Rowe Price Associates, Inc.

Schedule 1

FUND/ACCOUNT LEGAL NAME

T. ROWE PRICE CREDIT OPPORTUNITIES FUND, INC.

T. ROWE PRICE FIXED INCOME TRUST

T. ROWE PRICE FUNDS SERIES II SICAV – CREDIT OPPORTUNITIES FUND

T. ROWE PRICE FUNDS SICAV – GLOBAL HIGH YIELD BOND FUND

T. ROWE PRICE HIGH YIELD FUND, INC.

T. ROWE PRICE HIGH YIELD MULTI-SECTOR ACCOUNT PORTFOLIO

T. ROWE PRICE INSTITUTIONAL CREDIT OPPORTUNITIES FUND

T. ROWE PRICE INSTITUTIONAL HIGH YIELD FUND

T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

T. ROWE PRICE U.S. HIGH YIELD TRUST

T. ROWE PRICE U.S. SMALL-CAP VALUE EQUITY TRUST

THE NEW AMERICA HIGH INCOME FUND, INC.

JOHN HANCOCK FUNDS II – SPECTRUM INCOME FUND

PENN SERIES FUNDS, INC. – PENN SERIES HIGH YIELD BOND FUND

Execution Version

THIRD AMENDMENT TO THE RESTRUCTURING SUPPORT AGREEMENT

This Third Amendment (this “Amendment”), dated as of July 10, 2015, is made by Hercules Offshore, Inc., a Delaware corporation (the “Company”) and each of the Steering Group Members that is a party hereto.

WHEREAS, the Company and the Steering Group Members are parties to that certain Restructuring Support Agreement, dated June 17, 2015, as amended as of June 29, 2015, and as further amended as of July 8, 2015 (as amended, modified or supplemented from time to time, the “RSA” or the “Agreement”);

WHEREAS, Section 24 of the RSA provides, among other things, that the RSA may be amended with the written consent of both (i) the Company and (ii) Steering Group Members holding at least 66 2/3% of the aggregate principal amount of the Senior Notes then held by all members of the Steering Group;

WHEREAS, the parties desire to amend the RSA in order to extend the timeline for commencing a Pre-Packaged Case or Pre-Negotiated Case and to amend the description of the New Board; and

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings set forth in the RSA.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the RSA and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Sections 3(c)(A) and 3(c)(B) of the RSA are hereby amended such that references to July 10, 2015 therein are changed to July 13, 2015.

2.	Paragraphs 2 and 4 of the “Implementation of Restructuring” subsection of the Term Sheet attached as Exhibit A to the RSA are hereby amended such that references to July 10, 2015 therein are changed to July 13, 2015.

3.	Schedule 1 to the Term Sheet entitled “Restructuring Timeline” is hereby amended such that, under Option A and Option B therein, references to July 10, 2015 are changed to July 13, 2015.

4.	Exhibit A to the Term Sheet entitled “Terms of First Lien Exit Facility” is hereby amended such that, in paragraph (1) of the subsection “Other Material Terms and Conditions” therein, the reference to July 10, 2015 is changed to July 13, 2015.

5.	The “Board of Directors” subsection of the Term Sheet attached as Exhibit A to the RSA is hereby amended and restated as follows: “The Board of Directors of Reorganized Hero (the “New Board”) shall consist of seven members. The members of the New Board shall consist of the CEO (which shall be John Rynd) and six members designated by the Steering Group, one of whom will be the chair and an independent director (as defined by NASDAQ) (the “Independent Director”).”

6.	This Amendment and the RSA, together, contain the complete agreement among the Company and the Steering Group Members and supersede any prior understandings, agreements, letters of intent or representations by or among such parties, written or oral, to the extent they relate to the subject matter hereof. Except as specifically amended hereby, the RSA, as amended hereby, shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed to be effective as of the date first written above.

HERCULES OFFSHORE, INC.

By:	/s/ BEAU THOMPSON
Name: Beau Thompson
Title: Senior Vice President, General Counsel and Secretary

[Signature Page to Third Amendment to RSA]

BLACKWELL PARTNERS, LLC - SERIES A
By: Bowery Investment Management, LLC, its Manager

By:	/s/ VLADIMIR JELISAVCIC
Name: Vladimir Jelisavcic
Title: Manager

BOWERY OPPORTUNITY FUND, L.P.
By Bowery Opportunity Management, LLC, its General Partner

By:	/s/ VLADIMIR JELISAVCIC
Name: Vladimir Jelisavcic
Title: Manager

BOWERY OPPORTUNITY FUND, Ltd.

By:	/s/ VLADIMIR JELISAVCIC
Name: Vladimir Jelisavcic
Title: Director

P BOWERY, LTD
By: Bowery Investment Management, LLC, its Investment Adviser

By:	/s/ VLADIMIR JELISAVCIC
Name: Vladimir Jelisavcic
Title: Manager

BOWERY OPPORTUNISTIC CREDIT, L.P.
By: Bowery GP, LLC, its General Partner

By:	/s/ VLADIMIR JELISAVCIC
Name: Vladimir Jelisavcic
Title: Manager

CVI CVF II LUX SECURITIES TRADING S.A R.L.

by Carval Investors, LLC its attorney-in-fact

By:	/s/ DAVID CHENE
Name: David Chene
Title: Managing Director

CVIC LUX SECURITIES TRADING S.A R.L

by Carval Investors, LLC its attorney-in-fact

By:	/s/ DAVID CHENE
Name: David Chene
Title: Managing Director

CVI II LUX SECURITIES TRADING S.A R.L.

by Carval Investors, LLC its attorney-in-fact

By:	/s/ DAVID CHENE
Name: David Chene
Title: Managing Director

CVI AA LUX SECURITIES S.A R.L.

by Carval Investors, LLC its attorney-in-fact

By:	/s/ DAVID CHENE
Name: David Chene
Title: Managing Director

CVI CHVF LUX SECURITIES S.A R.L.

by Carval Investors, LLC its attorney-in-fact

By:	/s/ DAVID CHENE
Name: David Chene
Title: Managing Director

CARVAL GCF LUX SECURITIES S.A.R.L.

by Carval Investors, LLC its attorney-in-fact

By:	/s/ DAVID CHENE
Name: David Chene
Title: Managing Director

CENTERBRIDGE CREDIT PARTNERS, L.P.
By: Centerbridge Credit Partners General Partner,
L.P., its general partner
By: Centerbridge Credit GP Investors, L.L.C., its general partner

By:	/s/ SUSANNE V. CLARK
Name: Susanne V. Clark
Title: Authorized Signatory

CENTERBRIDGE CREDIT PARTNERS MASTER, L.P.
By: Centerbridge Credit Partners Offshore General Partner,
L.P., its general partner
By: Centerbridge Credit Offshore GP Investors, L.L.C

By:	/s/ SUSANNE V. CLARK
Name: Susanne V. Clark
Title: Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ CHRISTOPHER S. CAMPBELL
Name: Christopher S. Campbell
Title: Director

FRANKLIN ADVISERS, INC., AS INVESTMENT MANAGER ON BEHALF OF CERTAIN FUNDS AND ACCOUNTS

By:	/s/ EDWARD PERKS
Name: Edward Perks
Title: EVP

LOOMIS, SAYLES & COMPANY, L.P., AS INVESTMENT MANAGER, ON BEHALF OF ONE OR MORE DISCRETIONARY ACCOUNTS HOLDING THE NOTES

By:	Loomis, Sayles & Company, Incorporated its General Partner

By:	/s/ THOMAS H. DAY
Name: Thomas H. Day
Title: Assistant General Counsel

NOMURA CORPORATE RESEARCH & ASSET MANAGEMENT INC., AS INVESTMENT ADVISOR, ON BEHALF OF CERTAIN FUNDS AND MANAGED ACCOUNTS

By:	/s/ STEVEN ROSENTHAL
Name: Steven Rosenthal
Title: Executive Director

QUANTUM PARTNERS LP

By:	QP GP LLC, its General Partner

By:	/s/ THOMAS L. O’GRADY
Name: Thomas L. O’Grady
Title: Attorney-in-Fact

Each of the entities listed on Schedule 1, severally and not jointly

By: T. ROWE PRICE ASSOCIATES, INC.
As investment adviser to the funds and accounts set forth in Schedule 1 holding Notes of Company

By:	/s/ RODNEY M. RAYBURN
Name: Rodney M. Rayburn
Title: Vice President

Third Avenue Trust, on behalf of Third Avenue Focused Credit Fund

By:	/s/ W. JAMES HALL
Name: W. James Hall
Title: General Counsel

WESTERN ASSET MANAGEMENT COMPANY, AS INVESTMENT MANAGER AND AGENT ON BEHALF OF CERTAIN OF ITS CLIENTS

By:	/s/ C.A. RUYS DE PEREZ
Name: C.A. Ruys de Perez
Title: Secretary

YORK CAPITAL MANAGEMENT GLOBAL ADVISORS, LLC O/B/O CERTAIN FUNDS AND/OR ACCOUNTS MANAGED AND/OR ADVISED BY IT AND/OR ITS AFFILIATES

By:	/s/ RICHARD P. SWANSON
Name: Richard P. Swanson
Title: General Counsel

Address for notices: 767 Fifth Avenue, 17th Floor, New York, NY 10153

T. Rowe Price Associates, Inc.

Schedule 1

FUND/ACCOUNT LEGAL NAME

T. ROWE PRICE CREDIT OPPORTUNITIES FUND, INC.

T. ROWE PRICE FIXED INCOME TRUST

T. ROWE PRICE FUNDS SERIES II SICAV – CREDIT OPPORTUNITIES FUND

T. ROWE PRICE FUNDS SICAV – GLOBAL HIGH YIELD BOND FUND

T. ROWE PRICE HIGH YIELD FUND, INC.

T. ROWE PRICE HIGH YIELD MULTI-SECTOR ACCOUNT PORTFOLIO

T. ROWE PRICE INSTITUTIONAL CREDIT OPPORTUNITIES FUND

T. ROWE PRICE INSTITUTIONAL HIGH YIELD FUND

T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

T. ROWE PRICE U.S. HIGH YIELD TRUST

T. ROWE PRICE U.S. SMALL-CAP VALUE EQUITY TRUST

THE NEW AMERICA HIGH INCOME FUND, INC.

JOHN HANCOCK FUNDS II – SPECTRUM INCOME FUND

PENN SERIES FUNDS, INC. – PENN SERIES HIGH YIELD BOND FUND

EXHIBIT C TO THE DISCLOSURE STATEMENT

HERO’S PREPETITION CORPORATE STRUCTURE

# Hercules Offshore, Inc. - Subsidiaries as of 30 June 2015

Hercules Offshore, Inc.
Delaware07/27/2004
100.00
Corporation
Cliffs Drilling Company
HERO Holdings, Inc.
THE Offshore Drilling Company
TODCO International Inc.
Disregarded Entity
Corporation
Branch

Hercules Offshore, Inc. – Subsidiaries as of 30 June 2015
Hercules Offshore, Inc Delaware 07/27/2004 100.00 Corporation
Cliffs Drilling Company Delaware 04/14/1988 100.00 Corporation
Hercules Offshore Inc. (Singapore Branch) Singapore 06/28/2011 100.00 Branch
HERO Holdings, Inc. Delaware 12/28/2009 100.00 Corporation
THE Offshore Drilling Company Delaware 12/15/1994 100.00 Corporation
TODCO International Inc. Delaware 06/03/2005 100.00 Corporation
Cliffs Drilling (Barbados) Holdings SRL Barbados 11/20/1997
Cliffs Drilling Company: 99.99;
Cliffs Drilling Trinidad L.L.C.: 0.01;
Disregard
Cliffs Drilling Trinidad L.L.C. Delaware 10/20/1997 100.00 Disregarded
THE Onshore Drilling Company Delaware 09/13/2006 100.00 Corporation
TODCO Americas Inc. Delaware 06/03/2005 100.00 Corporation
TODCO Trinidad Ltd. Cayman Islands 08/12/1999 100.00 Disregarded
Hercules Drilling Company, LLC Delaware 07/02/2004 100.00 Disregarded
Hercules Liftboat Company, LLC Delaware 08/09/2004 100.00 Disregarded
Hercules Offshore Liftboat Company LLC Delaware 07/06/2009 100.00 Disregarded
Hercules Offshore Services LLC Delaware 11/29/2006 100.00 Disregarded
SD Drilling LLC Delaware 02/10/2011 100.00 Disregard
FDT Holdings LLC Delaware 01/29/2001 100.00 Disregard
FDT LLC Delaware 01/29/2001 100.00 Disregarded
Cliffs Drilling (Barbados) SRL Barbados 11/20/1997 Cliffs Drilling (Barbados) Holdings SRL: 99.99; Cliffs Drilling Trinidad L.L.C.: 0.01; Disregard
Hercules Discovery Ltd. Cayman Islands 06/19/2013 100.00 Corporation
Hercules International Holdings, Ltd. Cayman Islands 12/12/2005 100.00 Corporation
Hercules Offshore Holdings Ltd. Cayman Islands 03/11/2008 100.00 Corporation
Discovery Offshore S.a.r.l. Luxembourg 01/12/2011 100.00 Corporation
Hercules Britannia Holdings Limited England & Wales 05/08/2014 100.00 Corporation
Hercules International Holdings, Ltd. (JLT Branch) United Arab Emirates 04/15/2014 100.00 Branch
Hercules North Sea, Ltd. Cayman Islands 05/08/2014 100.00 Corporation
Hercules Offshore UK Limited England & Wales 02/24/2015 100.00 Corporation
Hercules Oilfield Cayman Islands 09/28/2006 100.00 Disregarded
Hercules Offshore Middle East Ltd. Cayman Islands 03/11/2008 100.00 Corporation
Cliffs Drilling Trinidad Offshore Limited Trinidad and Tobago 100.00 Disregarded
Discovery Offshore (Gibraltar) Limited Gibraltar 12/07/2011 100.00 Disregarded
Hercules British Offshore Limited England & Wales 05/09/2014 100.00 Corporation
Hercules International Management Company Ltd. Cayman Islands 09/28/2006 100.00 Disregarded
Hercules International Offshore, Ltd. Cayman Islands 12/12/2005 100.00 Disregarded
Hercules Offshore International, LLC Delaware 10/11/2005 100.00 Disregarded
Hercules Offshore Arabia, Ltd. Cayman Islands 03/25/2008 100.00 Disregarded
Hercules Offshore Middle East, Ltd. (DMCC Branch) United Arab Emirates 06/06/2012 100.00 Branch
Hercules Offshore Middle East, Ltd. (Qatar Branch) 09/01/2008 100.00 Branch
Hercules Offshore Arabia, Ltd. (Saudi Arabia Branch) Saudi Arabia 02/01/2009 100.00 Branch
Discovery North Sea Ltd. Cayman Islands 02/15/2016 100.00 Corporation
Discovery Offshore Services Ltd. Cayman Islands 01/18/2013 100.00 Disregarded
Hercules International Drilling Ltd. Cayman Islands 12/28/2006 100.00 Disregarded
Hercules Offshore (Nigeria) Limited Nigeria 11/22/2005 40.00 Disregarded
Discovery Offshore Services Ltd. (Dutch Branch) Netherlands 11/11/2014 100.00 Branch
Hercules North Sea Driller Limited England & Wales 11/12/2014 100.00 Corporation
Hercules International Drilling Ltd. (Democratic Republic of the Congo Branch) The Democratic Republic of the Congo 09/22/2011 100.00 Branch
Hercules International Drilling Ltd. (Gabon Branch) Gabon 02/16/2015 100.00 Branch
Hercules International Drilling Ltd. (India Branch) 12/01/2007 100.00 Branch
Hercules Offshore Labuan Corporation Malaysia 03/25/2008 100.00 Disregarded
Hercules Tanjung Asia Sdn. Bhd. Malaysia 01/24/2008 100.00 Disregarded
HERO Offshore de Mexico, S. de R.L. de C.V. Mexico 02/01/2012 Hercules International Holdings, Ltd.: 99.00 Hercules International Drilling Ltd.: 1.00; Corporation
Disregarded Entity
Corporation
Branch

EXHIBIT D TO THE DISCLOSURE STATEMENT

FINANCIAL PROJECTIONS

Hercules Offshore, Inc.

$000	2015E	2016E	2017E	2018E

Income Statement
Revenues	$385,463	$538,664	$747,007	$790,137
Operating Costs	366,342	437,246	501,520	513,171

Gross Profit	19,120	101,419	245,488	276,966

General & Administrative	68,039	64,792	67,016	69,124

EBITDA	(48,919)	36,627	178,471	207,842

Depreciation and Amortization	155,411	163,448	169,885	172,900

Operating Income	(204,329)	(126,821)	8,587	34,942

Interest (Expense)	(85,589)	(46,491)	(53,038)	(53,038)
Other Income (Expenses)	261	455	197	215
Restructuring (Expense)	(21,680)	0	0	0

Pretax Income	(311,337)	(172,856)	(44,254)	(17,881)

Income Tax (Expense)	(19,847)	(25,928)	(12,391)	(6,795)

Net Income (Loss)	(331,184)	(198,785)	(56,645)	(24,675)

Hercules Offshore, Inc.

$000	2015E	2016E	2017E	2018E

Balance Sheet
Current Assets
Cash and Equivalents	462,278	146,474	129,543	165,074
Accounts Receivable, Trade	90,868	140,667	167,485	171,983
Other Current Assets	28,665	28,665	28,665	28,665

Total Current Assets	581,811	315,806	325,693	365,722

Net Fixed Assets	1,531,042	1,635,426	1,575,336	1,509,348

Total Other Assets	31,176	27,701	25,701	23,701

Total Assets	$2,144,029	$1,978,932	$1,926,730	$1,898,771

Current Liabilities:
Accounts Payable	49,745	64,272	69,959	70,247
Other Accrued Liabilities	125,717	122,717	119,717	116,717

Total Current Liabilities	175,462	186,989	189,676	186,964

Long-Term Debt	437,250	440,250	443,250	446,250
Other LT Liabilities	26,798	35,829	24,049	9,520

Total Equity	1,504,519	1,315,864	1,269,754	1,256,036

Total Liabilities & Stockholders’ Equity	$2,144,029	$1,978,932	$1,926,730	$1,898,770

Hercules Offshore, Inc.

$000	2015E	2016E	2017E	2018E

Cash Flow Statement
Cash Flows From Operating Activities:
Net Income	(331,185)	(198,785)	(56,645)	(24,675)
Depreciation and Amortization	155,410	163,448	169,885	172,900
Other	23,877	25,602	5,195	2,867
Changes in Working Capital	90,092	(39,712)	(25,571)	(8,649)

Cash Flow From Operating Activities	(61,806)	(49,448)	92,864	142,443

Cash Flows From Investing Activities:
Capital Expenditures	(120,237)	(266,357)	(109,795)	(106,912)
Proceeds from Asset Sales	8,884	—	—	—

Cash Flow From Investing Activities	(111,353)	(266,357)	(109,795)	(106,912)

Cash Flows From Financing Activities:
Issuance of Debt	436,500	—	—	—
Financing Costs	(9,000)	—	—	—

Cash Flow From Financing Activities	427,500	—	—	—

Net Change in Cash	254,341	(315,804)	(16,931)	35,531
Beginning Cash Balance	207,937	462,278	146,474	129,543
Ending Cash Balance	462,278	146,474	129,543	165,074

A.	Unaudited Financial Projections

The Debtors believe that the Plan meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the development of a plan of reorganization and for the purposes of determining whether such plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. The Debtors prepared financial projections (the “Projections”) for the balance of the 2015 calendar year, and for 2016 through 2018 (the “Projection Period”). The Debtors do not, as a matter of course, publish their business plans or strategies, projections or anticipated financial position. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or projections to holders of Claims or other parties in interest after the Confirmation Date, or to include such information in documents required to be filed with the SEC or otherwise make such information public, unless required to do so by the SEC or other regulatory body pursuant to the provisions of the Plan.

In connection with the planning and development of the Plan, the Projections were prepared by the Debtors to present the anticipated impact of the Plan. The Projections assume that the Plan will be implemented in accordance with its stated terms. However, the Projections do not include the impact of fresh start accounting. The Projections are based on forecasts of key economic variables and may be significantly impacted by, among other factors, oil and natural gas prices and our expectations about future commodity prices, the level of activity of oil and natural gas exploration, development and production in the U.S. Gulf of Mexico and internationally, the demand and day rates for the Company’s drilling services, competition and supply of competing rigs and liftboats, changes in the political environment of the countries where the Company operates, regulatory changes and/or a variety of other factors, including those factors listed in Article XI of the Disclosure Statement entitled Certain Risk Factors to be Considered. Accordingly, the estimates and assumptions underlying the Projections are inherently uncertain and are subject to significant business, economic and other uncertainties. Therefore, such Projections, estimates and assumptions are not necessarily indicative of current values or future performance, which may be significantly less or more favorable than set forth herein.

The Projections included herein were finalized in July 2015. The Projections should be read in conjunction with the significant assumptions, qualifications and notes set forth below.

THE DEBTORS PREPARED THE PROJECTIONS WITH THE ASSISTANCE OF THEIR PROFESSIONALS. THE DEBTORS DID NOT PREPARE SUCH PROJECTIONS TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. EXCEPT FOR PURPOSES OF THE DISCLOSURE STATEMENT, THE DEBTORS DO NOT PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.

MOREOVER, THE PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER

FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, INDUSTRY-SPECIFIC RISK FACTORS (AS DETAILED IN SECTION XI. OF THIS DISCLOSURE STATEMENT ENTITLED “CERTAIN RISK FACTORS TO BE CONSIDERED”), AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

THE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, INDUSTRY, REGULATORY, LEGAL, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE REORGANIZED DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE DEBTORS PREPARED THESE PROJECTIONS MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THIS DISCLOSURE STATEMENT, THE DEBTORS AND REORGANIZED DEBTORS, AS APPLICABLE, DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THE DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THEREFORE, THE PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

The Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement, and the Plan in their entirety, and the historical consolidated financial statements (including the notes and schedules thereto).

B.	Assumptions to the Projections

1.	General Assumptions

Overview. The Debtors and their subsidiaries are a leading provider of shallow-water drilling and marine services to the oil and natural gas exploration and production industry globally. The Debtors provide these services to national oil and gas companies, major integrated energy companies and independent oil and natural gas operators. As of June 30, 2015, the Debtors and their subsidiaries operated a fleet of 27 jackup rigs, including one rig under construction, and 24 liftboat vessels. The Company’s diverse fleet is capable of providing services such as oil and gas exploration and development drilling, well service, platform inspection, maintenance and decommissioning operations in several key shallow-water provinces around the world.

Presentation. The Projections are presented on a consolidated basis, including estimates of operating results for Debtor and non-Debtor entities, combined.

Methodology. In developing the Projections, the Debtors reviewed the current contracted status of their offshore jackup rigs and liftboats and made an assessment of whether or not these contracts were likely to continue or additional contracts were likely to be signed. The forecast was developed on a rig by rig basis and the Debtors evaluated the likelihood of each of their rigs and liftboats being utilized over the forecast period.

Plan Consummation. The Projections assume that a Plan will be confirmed or consummated on or about October 1, 2015.

2.	Assumptions With Respect to the Projected Income Statement

Revenues. In the Projections, Revenues are forecasted based on expected day rates and utilization for existing contracts and expectations around additional contracts for each rig and lift boat.

Operating Costs. Operating Costs are projected based on historical daily regional operating costs and expected utilization of each rig and liftboat based on current contracts and expectations around additional contracts.

General and Administrative. General and Administrative Costs are primarily comprised of labor costs and other expenses associated with the Debtors’ corporate overhead. It also includes amounts related to G&A associated with the rigs and liftboats. Corporate G&A is based on historical G&A costs, adjusted for recent cost reduction efforts. Expected annual growth rates were then applied over the forecast period. Rig and liftboat segment G&A is based on historical costs with varying growth rates applied based on the market trends by segment.

Depreciation and Amortization. Depreciation and Amortization reflects the anticipated depreciation and amortization of the existing fleet, based on current net book values, with the inclusion of depreciation associated with the Hercules Highlander after June 2016.

Interest Expense. Interest expense post-emergence is forecasted based on the Debtors’ proposed exit financing as more fully described in Exhibit H of the Disclosure Statement.

Income Tax (Expense) Benefit. Income tax is estimated based on the jurisdictional mix of the Company’s projected revenue.

Assumptions with Respect to the Projected Balance Sheet and Projected Statement of Cash Flows

Working Capital. Working capital assumptions are based on historical DSO and DPO for accounts receivables and accounts payable, respectively.

Proforma Adjustments Related to Emergence and Exit Financing. The 2015 Balance Sheet included in the Projections presents a proforma view of October 2015, assuming the effect of certain adjustments related to the Debtors’ emergence from bankruptcy and obtaining related exit financing. These adjustments primarily relate to the conversion of the Debtors Senior Notes into equity as more fully described in Article VII.B.3. of the Disclosure Statement and the incurrence of the Exit Financing as more fully described in Article VII.C and Exhibit H of the Disclosure Statement. While the 2015 – 2018 Projections roll-forward the effect of such proforma adjustments, “fresh start” accounting principles have not been applied.

Capital Expenditures. Projections for expenditures were prepared with consideration of the Debtors’ current equipment inventory and estimates for growth. Capital Expenditures primarily relate to ongoing maintenance of the Debtors’ existing jackup rigs and liftboats, with the exception of approximately $200 million of capital expenditures expected to occur in 2016 related to the completion of the Hercules Highlander.

EXHIBIT E TO THE DISCLOSURE STATEMENT

LIQUIDATION ANALYSIS

LIQUIDATION ANALYSIS

Projected as of October 1, 2015

NOTHING CONTAINED IN THE FOLLOWING LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTORS. THE ESTIMATED AMOUNT OF ALLOWED CLAIMS SET FORTH HEREIN SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING ANY DETERMINATION OF THE VALUE OF ANY DISTRIBUTION TO BE MADE ON ACCOUNT OF ALLOWED CLAIMS UNDER THE PLAN. THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THESE CHAPTER 11 CASES COULD DIFFER MATERIALLY FROM THE ESTIMATED AMOUNTS SET FORTH IN THE LIQUIDATION ANALYSIS.

Introduction

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court find, as a condition to confirmation of the Plan, that each holder of a Claim or Interest in each Impaired Class: (i) has accepted the Plan; or (ii) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such Person would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. To make these findings, the Bankruptcy Court must: (1) estimate the cash proceeds (the “Net Estimated Liquidation Proceeds”) that a chapter 7 trustee would generate if each Debtor’s Chapter 11 Case were converted to a chapter 7 case on the Effective Date and the assets of such Debtor’s estate were liquidated; (2) determine the distribution (the “Estimated Recovery Under Liquidation”) that each non-accepting holder of a Claim or Interest would receive from the Net Estimated Liquidation Proceeds under the priority scheme dictated in chapter 7; and (3) compare each holder’s Estimated Recovery Under Liquidation to the distribution under the Plan (the “Plan Recovery”) that such Holder would receive if the Plan were confirmed and consummated.

Based on the following hypothetical Liquidation Analysis, the Debtors believe that the Plan satisfies the best interests test and that each holder of an Impaired Claim or Equity Interest will receive value under the Plan on the Effective Date that is not less than the value such holder would receive if the Debtors liquidated under chapter 7 of the Bankruptcy Code. The Debtors believe that the Liquidation Analysis and conclusions set forth herein are fair and represent management’s best judgment regarding the results of a liquidation of the Debtors under chapter 7 of the Bankruptcy Code taking into account various factors including the absence of a robust market for the sale of the Debtors’ assets and the negative impact on values arising from a distressed sale of a large number of rigs in a relatively short amount of time under current market conditions. The Liquidation Analysis was prepared for the sole purpose of assisting the Bankruptcy Court and holders of Impaired Claims or Equity Interests in making this determination, and should not be used for any other purpose. Nothing contained in this Liquidation Analysis is intended as or constitutes a concession or admission for any purpose other than the presentation of a hypothetical Liquidation Analysis for purposes of the best interests test. Accordingly, asset values discussed herein may be different than amounts referred to in the Plan. The Liquidation Analysis is based upon certain assumptions discussed herein and in the Disclosure Statement.

Significant Assumptions

The Liquidation Analysis assumes that the Debtors’ liquidation would commence on or about October 1, 2015 (the “Conversion Date”) under the direction of a chapter 7 trustee and would continue for a period of approximately twelve months, during which time all of the Debtors’ assets would be sold, and the cash proceeds (net of liquidation-related costs), together with the cash on hand, would then be distributed to Creditors in accordance with the priority scheme established under the Bankruptcy Code. The Debtors would expect the chapter 7 trustee to retain professionals to assist in the liquidation of the estates. It is assumed that the Debtors would continue to operate all rigs under customer contracts at the Conversion Date in order to maximize the liquidation value. All other operations are assumed to cease in order to minimize costs associated with the chapter 7 wind down and liquidation. Because the Debtors own 100% of the equity interests in the non-Debtor subsidiaries, with the exception of the Hercules Offshore (Nigeria) Limited (“Nigerian Entity”), and all management and corporate functions reside with the Debtor entities, operations at those subsidiaries would cease as well. Therefore, for the purposes of the Liquidation Analysis, the Debtors and their advisors have attempted to ascribe value to each of the assets individually as they would be liquidated by a chapter 7 trustee and the professionals retained by the trustee. For other assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a trustee might achieve through an orderly disposition. Where applicable, asset recoveries below are shown net of the costs to achieve those recoveries.

The Debtor entities are all guarantors of the Senior Notes Claims and the value of all Debtor and Non-Debtor entities ultimately accrue directly or indirectly to one or more of the Debtor entities, therefore, for purposes of this liquidation analysis the comparison to the chapter 11 Plan is done on a consolidated basis.

The statements in the Liquidation Analysis, including estimates of Allowed Claims, were prepared solely to assist the Bankruptcy Court in making the findings required under section 1129(a)(7) of the Bankruptcy Code and they may not be used or relied upon for any other purpose.

THE DEBTORS BELIEVE THAT ANY ANALYSIS OF A HYPOTHETICAL LIQUIDATION IS NECESSARILY SPECULATIVE. THERE ARE A NUMBER OF ESTIMATES AND ASSUMPTIONS UNDERLYING THE LIQUIDATION ANALYSIS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS OR A CHAPTER 7 TRUSTEE. NEITHER THE LIQUIDATION ANALYSIS, NOR THE FINANCIAL INFORMATION ON WHICH IT IS BASED, HAS BEEN EXAMINED OR REVIEWED BY INDEPENDENT ACCOUNTANTS IN ACCORDANCE WITH STANDARDS PROMULGATED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT VARY MATERIALLY FROM THE HYPOTHETICAL RESULTS PRESENTED IN THE LIQUIDATION ANALYSIS.

Summary Notes to Liquidation Analysis

1.	Dependence on assumptions. The Liquidation Analysis is based on a number of estimates and assumptions that, although developed and considered reasonable by management and the Debtors’ advisors, are inherently subject to significant economic, business, regulatory and competitive uncertainties and contingencies beyond the control of the Debtors. Accordingly, there can be no assurance that the values reflected in this Liquidation Analysis would be realized if the Debtors were, in fact, to undergo such a liquidation and actual results could vary materially and adversely from those contained herein.

2.	Additional claims in a liquidation. The liquidation itself may trigger certain obligations and priority payments that otherwise would not be due in the ordinary course of business or would otherwise not exist under a chapter 11 plan. These priority payments would be made in full before any distribution of proceeds to pay holders of general unsecured claims or to make distributions in respect of Equity Interests. The liquidation would likely prompt certain other events to occur including the rejection of executory contracts, unexpired leases, defaults under agreements with suppliers, and severance obligations. Such events, if triggered, would likely create a larger number of creditors and would subject the chapter 7 estates to additional claims. As a general rule, the Company does not enter into long-term contracts with their vendors and only maintains leases for its corporate offices and Houma facility. As such, the amount of additional unsecured claims is not deemed to have a material impact on the Liquidation Analysis.

3.	Preference transfers. A thorough preference analysis has not been conducted by the Debtors or their advisors. The Company is currently paying vendors on scheduled terms and is expected to do so through the expected Conversion Date. Therefore the amount of preference claims are estimated at zero for the purposes of this Liquidation Analysis

4.	Fraudulent transfers. No recovery or related litigation costs have been attributed to any potential fraudulent transfer actions under the Bankruptcy Code. The Debtors do not believe that such causes of action would have a material effect on the Liquidation Analysis for purposes of section 1129(a)(7) of the Bankruptcy Code.

5.	Dependence on a forecasted balance sheet. This Liquidation Analysis is dependent on a forecasted balance sheet and the Debtors’ current best estimates with respect to forecasted balances by Debtor entity and based on the Debtors’ current legal and financial review. Forecasted balances could vary from the Debtors’ estimates and additional legal or financial analysis could cause the Debtors’ estimates to change.

6.	Chapter 7 liquidation costs. It is assumed that it would take twelve months to complete the wind down and liquidation of the Debtors’ estates. The fees and operating expenses incurred during the Chapter 7 process are included in the estimate of Chapter 7 Administrative Claims. In addition, there are liquidation costs associated with most of the Debtors’ assets. Asset recoveries are shown in the Liquidation Analysis net of such liquidation costs.

7.	Claims Estimates. Claims are estimated at the Conversion Date based on management’s recent projections. The Company does not provide projections at the legal entity level, and therefore when claims could not be projected, liabilities as of May 31, 2015 were used.

8.	Claim assertions. The Senior Note Claims (approximately $1.2 billion) are joint and several obligations of each of the Debtors. As such, Senior Notes Claims, together with Chapter 7 and Chapter 11 Administrative Claims, are represented as being asserted against all Debtor entities. In a Chapter 7, the Senior Note Claims would share pro rata with Allowed General Unsecured Claims in any distribution of liquidation proceeds at the applicable Debtor. However, the Liquidation Analysis is performed on a consolidated basis, and the consolidated net liquidation proceeds are attributed evenly across the Senior Note Claims and consolidated General Unsecured Claims.

Conclusion: The Debtors have determined, as summarized in the following analysis, that confirmation of the Plan will provide all impaired creditors and equity holders with a recovery (if any) that is not less than what they would otherwise receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

The following Liquidation Analysis should be reviewed with the accompanying notes.

Liquidation Analysis for Consolidated Debtor Entities

($ in Millions)(1)

			Estimated Values in Liquidation		Estimated Recovery%
		Amount	Low	High	Low	High
(a)	Cash	$53.1	$53.1	$53.1	100%	100%
(b)	Accounts Receivable - Trade	42.7	21.4	32.0	50%	75%
	Accounts Receivable - Other	0.5	0.1	0.3	25%	50%
(c)	Other Current Assets	20.8	—	—	0%	0%

	Total Current Assets	117.2	74.6	85.4	64%	73%

(d)	Property, Plant & Equipment	398.3	36.9	82.0	9%	21%

(e)	Deferred Drydock	1.0	—	—	0%	0%
(f)	Other Assets	19.1	2.7	5.5	14%	29%

(g)	Intercompany Receivables - Non-Debtor	704.7	—	—	0%	0%

(h)	Investment in Non-Debtor Affiliates	335.3	52.4	268.0	16%	80%

	Total	$1,575.6	$166.6	$440.9	11%	28%

	Gross Liquidation Proceeds Available for Distribution		$166.6	$440.9

			Estimated Recovery		Estimated Recovery%
			Low	High	Low	High	Ch. 11 Plan
(k)	Chapter 7 Admin Claims
	Total Operating Expenses		66.4	66.4	100%	100%	N/A
	Trustee Fees		5.0	13.2	100%	100%	N/A
(l)	Priority Tax Claims		5.5	5.5	100%	100%	100%

	Net Estimated Liquidation Proceeds		89.6	355.7

(m)	Chapter 11 Administrative Expenses		3.0	3.0

(n)	Class 1 - Other Priority Claims	—	—	—	N/A	N/A	100%
(o)	Class 2 - Other Secured Claims	—	—	—	N/A	N/A	100%
(p)	Class 3 - Senior Notes Claims (2)	1,211.0	80.0	325.6	7%	27%	41%
(q)	Class 4 - General Unsecured Claims	100.7	6.6	27.1	7%	27%	100%
(r)	Class 5 - Intercompany Claims	480.5	—	—	0%	0%	100%
(s)	Class 6 - Intercompany Interests	—	—	—	N/A	N/A	100%
(t)	Class 7 - HERO Equity Interests (3)	316.6	—	—	0%	0%	0%

(1)	Value of zero indicates amount less than $50,000
(2)	For the avoidance of doubt, the projected recovery for holders of Senior Notes Claims does not include any recovery attributable to the right of holders of Senior Notes Claims who are Eligible Noteholders to participate in the First Lien Exit Facility
(3)	Holders of Class 7 Equity Interests will receive no distribution on account of their HERO Equity Interests, provided, however, that such holders that do not opt out of the Releases contained in Article VII of the Plan shall receive their Pro Rata share of (i) 3.1% of the New HERO Common Stock, and (ii) the New HERO Warrants

Detailed Assumptions

Asset Recovery Estimates

Asset recovery estimates presented in this Liquidation Analysis are based on the Company’s projected consolidated Debtor balance sheet for October 1, 2015. When assets could not be projected, May 31, 2015 balances were used and noted.

(a)	Cash: The Liquidation Analysis assumes current operations continue and ongoing expenses are incurred until the Conversion Date. The book cash balance at October 1, 2015 is based on the most recent projections prepared by management. The Debtors estimate a 100% recovery on Cash.

(b)	Accounts Receivable: Because the Company does not forecast accounts receivable at the entity level, the balance is based on the May 31, 2015 balances for the consolidated Debtor entities. It is not expected that the October 1, 2015 accounts receivable balance will vary materially from this estimate. It is assumed that in a Chapter 7 certain existing staff of the Debtors would be retained to lead an aggressive collection effort for outstanding Accounts Receivable. In order to achieve the highest recovery of accounts receivable, the Debtors believe that relatively senior level people will be retained. The costs associated with such employees (excluding any retention or incentive payments that may be required) are included in the Chapter 7 operating expenses. Due to the contract nature of the Debtors’ business, and the assumption that contracted rig operations will continue until the rigs are sold over the twelve-month liquidation period, it is very likely that conversion to a Chapter 7 will disrupt operations in the middle of a contract. Although the Debtors expect that the operating rigs would be sold and the contracts would be assigned to the buyer, it is likely that there are certain instances where this will not occur. As a result, the Debtors estimate a 50% - 75% recovery rate on accounts receivable.

The line item entitled “Accounts Receivable – Other” consists primarily of a single receivable related to an insurance claim. The Debtors estimate a 25%-50% recovery rate for this receivable in a chapter 7 scenario.

(c)	Other Current Assets: Amounts in this category predominantly represent prepaid expenses, prepaid insurance, and deferred tax assets all of which are assumed to have no recovery in a liquidation. The Liquidation Analysis uses the book value as of May 31, 2015 for such amounts, which does not have a meaningful impact on recovery.

(d)	Property, Plant & Equipment: Fixed assets primarily include rigs and related equipment, liftboats, and miscellaneous equipment. The Debtors currently have 19 jackup rigs primarily located in the Gulf of Mexico. 9 rigs are cold stacked, 6 are under contract and 4 are warm stacked as of June 23, 2015. All of the current rig contracts expire prior to the end of 2015. There is currently a significant oversupply of rigs in the market, and the average age of the Debtors’ rigs is 37 years. It is management’s view that rigs are becoming increasingly difficult to sell in an over saturated market with decreasing demand.

In general, contracted rigs can be sold at the highest values, and warm stacked rigs can be sold more easily at higher values than cold stacked rigs. Based on management’s knowledge of the rigs and current market conditions, comparable rigs sales Hercules made in 2015, and other data points, the Debtors and their advisors assigned orderly liquidation values to each of the Debtors’ rigs by rig category (i.e., cold stacked rigs, warm stacked rigs and contracted rigs). Given the already over saturated nature of the market and the shortage of willing buyers in the market under present conditions, it is likely that 19 additional rigs hitting the market at one time would significantly reduce these already depressed liquidation values. For this reason, the Debtors applied an additional 50-75% discount to the liquidation values.

Additionally, the Debtors own 10 liftboats in various classes. The liftboats were reviewed using a methodology similar to that used for the drilling rigs. Of the 10 liftboats, management believes 3 are significantly more marketable due to age and class and these were ascribed a higher value. It is management’s opinion that there are few, if any, potential buyers currently in the market for liftboats and therefore it was assumed that an additional discount of 50-75% should be applied to reflect the incremental reduction in value due to marketing all 10 liftboats at the same time.

For other fixed asset classes, liquidation discounts were applied based on discussions with management and current market demand as outlined in the table below. These discounts were applied on fair market value of the assets in question if available, and on net book value where unavailable.

It is assumed that the Chapter 7 trustee would retain a broker to sell the fixed assets, and therefore a market standard brokerage fee of 2% was applied.

PPE Summary for the Consolidated Debtor Entities

($ in Millions)

		Estimated Values in
		Liquidation		Estimated Recovery%
	NBV	Low	High	Low	High
Net Buildings	$0.0	$0.0	$0.0	50%	75%
PPE-Land	—	—	—	50%	75%
Net Leasehold Improvements	3.3	—	—	0%	0%
Net Furniture & Fixtures	0.5	—	0.0	0%	5%
Net information Technology	3.7	—	0.4	0%	10%
PPE-CIP-Additions	6.6	1.6	3.3	25%	50%
Net Drillpipe and Collars	0.0	1.9	3.8	25%	50%
Net Pool Equipment	1.4	1.8	3.6	25%	50%
Top Drives	7.4	1.4	2.9	25%	50%
Net Vehicles	0.0	0.0	0.0	25%	50%
Net Yard Equipment	—	0.4	0.9	25%	50%

Rigs and Related Equipment	333.2	14.7	36.1	4%	11%
Net Vessels and Marine Equipment	42.2	15.7	32.8	37%	78%

Total Gross PPE Proceeds	$398.3	$37.6	$83.7	9%	21%

Less: Broker Fee		(0.8)	(1.7)

Total Net PPE	$398.3	$36.9	$82.0	9%	21%

(e)	Deferred Drydock: Includes certain amortized dry-docking cost and coast guard fees. They are assumed to have no estimated recovery.

(f)	Other Assets: Includes capitalized debt cost, marketable securities related to the deferred compensation plan and deposits. The capitalized debt issuance costs are expected to have no value in a liquidation. The marketable securities are not protected in the event of a Chapter 7. The recovery on cash deposits and marketable securities is estimated at 50-100% of book balance.

		Estimated Values in
		Liquidation		Estimated Recovery%
	NBV	Low	High	Low	High
Debt Issuance Costs	$13.8	$—	$—	0%	0%
Deferred Comp Plan-Marketable Securities	3.4	1.7	3.4	50%	100%
Deposits	2.1	1.1	2.1	50%	100%
Other	—	—	—	0%	0%

Total Other Assets	19.3	2.7	5.5

(g)	Intercompany Receivables – Non Debtor: Collection of Intercompany Receivables (i.e. collections from non-Debtors) is estimated at zero. Any recoveries related to assets from non-Debtor subsidiaries are assumed to be recovered under “Investments in Non-Debtor Affiliates” as described below in section (h).

(h)

Investment in Non-Debtor Affiliates: The Debtors have investments in certain non-debtor foreign subsidiaries. The management team and substantially all of the administrative functions exist at the debtor level. For this reason, it is unlikely the non-debtor entities would be able to operate as a going concern and would instead be forced into a liquidation. In addition, it is assumed that the rigs are being sold with contracts in place, and therefore it is unlikely that the liquidation proceeds would vary substantially from the proceeds received under a hypothetical sale of the non-Debtor entities as going concerns.

As noted previously, the Debtors own 100% of the equity interest in the non-Debtor subsidiaries with the exception of the Nigerian entity, which is 60% owned by a local Nigerian party. While only the pro-rata portion of the net liquidation proceeds at the Nigerian entity would go towards satisfying the Debtors’ investment in non-Debtor affiliates, we do not expect the net recovery of the Nigerian Entity’s liquidation to have a meaningful impact on the liquidation analysis.

Any proceeds from liquidation of non-Debtor subsidiaries must first be used to satisfy trade payables and other expenses at the foreign entity level, prior to being returned to the Debtors. Therefore, the foreign liquidation analysis was performed on a consolidated basis using the Asset Recovery Estimates outlined above in sections (a) – (f).

It should be noted that all seven of the foreign rigs are either under long term contracts or being actively marketed. Two rigs in particular, the Hercules Triumph and Hercules Resilience, have significantly more value than the other rigs in a liquidation scenario. Both rigs were built in 2013.

In addition, the foreign entities have currently made two installment payments totaling $47.2 million toward the building of a new rig, the Hercules Highlander, with a final installment of $188.8M due upon delivery of the vessel, estimated in the second quarter of 2016. In a chapter 7 scenario, the company will not have the liquidity to make the final installment payment, and therefore the payment will not be made. In this case, the contracted customer for the Hercules Highlander has the right to purchase the rig from the shipyard at full value resulting in a recoup of the $47.2 million (included as the high scenario). If the customer refuses the right to purchase the rig, ownership is retained by the shipyard which will then market the rig for sale. In current market conditions, it is assumed that the remaining rig payment will exceed the sale value of the rig by the shipyard, resulting in no recovery of the first two installment payments (included as the low scenario). Per the contract, no deficiency claim arises as a result of failing to make the final payment and secure delivery of the rig.

The table below shows the net proceeds of the consolidated non-Debtor subsidiaries in a liquidation scenario. The amounts available to pay intercompany interests (which are bolded below, and are listed as between $52.4 million and $268.0 million) correlate to line item “h” on the table in page 4, entitled, “Investment in Non-Debtor Affiliates”.

Liquidation Analysis for Consolidated Non-Debtor Subsidiaries

($ in Millions)(1)

			Estimated Values in
			Liquidation		Estimated Recovery%
		Amount	Low	High	Low	High
(a)	Cash	$32.3	$32.3	$32.3	100%	100%
(b)	Accounts Receivable - Trade	64.4	32.2	48.3	50%	75%
	Accounts Receivable - Other	2.0	0.5	1.0	25%	50%
(c)	Other Current Assets	4.4	—	—	0%	0%

	Total Current Assets	103.1	64.9	81.5	63%	79%

(d)	Property, Plant & Equipment	1,166.2	109.8	308.8	9%	26%

(e)	Deferred Drydock	0.3	—	—	0%	0%
(f)	Other Assets	2.8	0.1	0.1	2%	4%

(g)	Intercompany Receivables - Debtor	480.5	—	—	0%	0%

	Total	$1,752.9	$174.8	$390.4	10%	22%

	Gross Liquidation Proceeds Available for Distribution		$174.8	$390.4

	Operating Expenses during Liquidation Period		53.4	53.4

	Total Payables and Accrued Liabilities	69.1	69.1	69.1	100%	100%

	Intercompany Interests	335.3	52.4	268.0	16%	80%

	Intercompany Payables	704.7	—	—	0%	0%

(1)	Value of zero indicates amount less than $50,000

(i)	Estimated Preference Claims: In general the company pays its vendor to terms. As such, the amount of preference claims was estimated at zero for purposes of this liquidation analysis.

(j)	Other Causes of Action: No material causes of action have been identified and as such they are currently estimated at zero for purposes of this Liquidation Analysis.

Other Items

The Company has reviewed off balance sheet items for other potential recoveries in the context of a liquidation. These could consist of assignment of large rig contracts. Although in certain instances, these contracts are transferrable, any value reflected in the transfer of the contracts is included in the liquidation value of the rigs under contract as of the Conversion Date.

Claims

(k)	Chapter 7 Admin Claims: Amount represents the estimated chapter 7 trustee costs, costs of the trustee’s professionals, and chapter 7 operating expenses not captured elsewhere in the analysis. The Liquidation Analysis assumes that the Chapter 7 trustee would be compensated in accordance with the guidelines of section 326 of the Bankruptcy Code. In addition, we have included an estimate for legal and financial professionals assisting the trustee in the amount of $1 million per month for the first 3 months, $500,000 per month for the next four months, and $250,000 per month for the remaining five months of the liquidation period.

Operating costs incurred during the liquidation period were estimated based on management projections for the twelve months following the Conversion Date. Operating expenses were forecasted on a per rig basis.

Rigs currently under contracts that extend past the Conversion Date were assumed to continue operating under their current operating structure until sold. Rigs currently under contracts that expire prior to the Conversion Date were assumed to be warm stacked until liquidated. The remaining rigs were assumed to remain warm stacked or cold stacked based on their current status. As rigs are liquidated over the twelve month liquidation period, their operating expenses were removed accordingly. In addition, as the company has already made significant cuts to general and administrative expenses (“G&A”) in the months leading up to the bankruptcy filing, it is expected that G&A will remain at current projected levels for the first three months as the company continues to operate contracted rigs and market them for sale and to aggressively collect outstanding receivables. As rigs and vessels are sold, G&A steps down over the twelve month period until eventually reaching zero.

(l)	Priority Tax Claims: Reflects estimated unpaid tax claims as of the Conversion Date.

(m)	Chapter 11 Admin Claims: Administrative expenses would primarily include estimates for post-petition accounts payable and unpaid professional fees after the Conversion Date. As there is only a short period of time expected between the Chapter 11 filing and the Conversion Date, Chapter 11 Administrative claims were estimated at $3 million.

(n)	Other Priority Claims: For purposes of this Liquidation Analysis, Other Priority Claims are estimated at zero. Such amount is an estimate and the actual claims could be higher than this estimate.

(o)	Other Secured Claims: Currently the Debtor entities assume Other Secured Claims are zero.

(p)	Senior Note Claims: These claims are estimated at $1.2 billion, the approximate outstanding principal balance of the Senior Notes Claims as of the bankruptcy filing. Senior Note Claims are asserted against all the Debtor entities with Hercules Offshore, Inc. as the borrower and all other Debtor entities as Guarantors.

(q)	General Unsecured Claims: Includes trade claims and other accrued liabilities. The Debtors’ estimate of $100.7 million of General Unsecured Claims is based on the balance of payables and accrued liabilities as reflected on the Debtors’ books and records as of May 21, 2015. Such amount is an estimate and the actual Allowed amount of such claims could be either higher or lower than this estimate.

(r)	Intercompany Claims: Includes all intercompany notes and payables to non-Debtor entities. Intercompany Claims of non-Debtor entities were estimated at $480.5M. Such amount is an estimate and the actual Allowed amount of such claims could be higher or lower than this estimate.

(s)	Intercompany Interests: Represents the equity interests of one Debtor owned by another Debtor.

(t)	HERO Equity Interests: Represents the outstanding equity interest in Hercules Offshore, Inc.

EXHIBIT F TO THE DISCLOSURE STATEMENT

VALUATION ANALYSIS

REORGANIZED DEBTORS VALUATION

THIS VALUATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING “ADEQUATE INFORMATION” UNDER SECTION 1125 OF THE BANKRUPTCY CODE AND IS FOR THE SOLE USE BY THE DEBTORS AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF SECURITIES OF, OR CLAIMS OR INTERESTS IN, THE DEBTORS.

THE VALUATION INFORMATION SET FORTH HEREIN REPRESENTS A HYPOTHETICAL VALUATION OF THE REORGANIZED DEBTORS, WHICH ASSUMES THAT SUCH REORGANIZED DEBTORS CONTINUE AS AN OPERATING BUSINESS. THE ESTIMATED VALUE SET FORTH IN THIS SECTION DOES NOT PURPORT TO CONSTITUTE AN APPRAISAL OR NECESSARILY REFLECT THE ACTUAL MARKET VALUE THAT MIGHT BE REALIZED THROUGH A SALE OR LIQUIDATION OF THE REORGANIZED DEBTORS, THEIR SECURITIES OR THEIR ASSETS, WHICH MAY BE MATERIALLY DIFFERENT THAN THE ESTIMATE SET FORTH IN THIS SECTION. ACCORDINGLY, SUCH ESTIMATED VALUE IS NOT NECESSARILY INDICATIVE OF THE PRICES AT WHICH ANY SECURITIES OF THE REORGANIZED DEBTORS MAY TRADE AFTER GIVING EFFECT TO THE TRANSACTIONS SET FORTH IN THE PLAN. ANY SUCH PRICES MAY BE MATERIALLY DIFFERENT THAN INDICATED BY THIS VALUATION.

The Debtors have been advised by their financial advisor, Lazard Freres & Co. LLC (“Lazard”), with respect to the estimated going concern value of the Reorganized Debtors. Lazard assisted in the analysis to determine the value available for distribution to holders of Allowed Claims pursuant to the Plan. The estimated theoretical total value available for distribution to holders of Allowed Claims (the “Enterprise Value”) consists of the estimated value of the Reorganized Debtors’ operations on a going-concern basis and the value of excess cash on the Assumed Effective Date (defined below). The valuation analysis herein is based on information as of the date of the Disclosure Statement. The valuation analysis assumes that the reorganization takes place on September 30, 2015 (the “Assumed Effective Date”) and is based on projections provided by the Debtors’ management (“Financial Projections”) for 2015 to 2019.

Based on the Financial Projections and solely for purposes of the Plan, the estimated Enterprise Value of the Reorganized Debtors falls within a range from approximately $535 million to approximately $725 million, which is used herein as of the value of the Reorganized Debtors’ operations on a going-concern basis. For purposes of this valuation, it has been assumed that no material changes that would affect value occur between the date of the Disclosure Statement and the Assumed Effective Date. Based on an estimated net debt balance of approximately $133 million1 as contemplated in the Plan as of September 30, 2015, the resulting implied range of value for the equity of the Reorganized Debtors is approximately $402 million to approximately $592 million. These values do not give effect to the potentially dilutive impact of any equity issued upon exercise of any warrants or any equity under any management equity incentive program. These estimates of Enterprise Value do not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

[1]	Net debt calculated based on $450 million of Post-Reorganization debt, net of approximately $317 million of excess cash.

1

THE ASSUMED ENTERPRISE VALUE AND EQUITY VALUE RANGES, AS OF THE ASSUMED EFFECTIVE DATE, REFLECT WORK PERFORMED BY LAZARD AND THE DEBTORS AND ON THE BASIS OF INFORMATION AVAILABLE AS OF JULY 2015. ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT CONCLUSIONS, NEITHER LAZARD, NOR THE DEBTORS HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM THE ESTIMATE.

Lazard assumed that the Financial Projections were reasonably prepared in good faith and on a basis reflecting the Debtors’ most accurate currently available estimates and judgments as to the future operating and financial performance of the Reorganized Debtors. The estimated Enterprise Value and Equity Value ranges assume the Reorganized Debtors will achieve their Financial Projections in all material respects, including revenue growth, EBITDA margins, and cash flows as projected. If the business performs at levels below or above those set forth in the Financial Projections, such performance may have a materially negative or positive impact, respectively, on Enterprise Value and Equity Value. In estimating the Enterprise Value, Lazard: (a) reviewed certain historical financial information of the Debtors for recent years and interim periods, which is limited; (b) reviewed certain internal financial and operating data of the Debtors, including the Financial Projections; (c) discussed the Debtors’ operations and future prospects with the senior management team and third-party advisors; (d) reviewed certain publicly available financial data for, and considered the market value of, public companies that Lazard deemed generally relevant in analyzing the value of the Reorganized Debtors; (e) considered certain economic and industry information relevant to the operating businesses; and (f) conducted such other studies, analyses, inquiries and investigations as it deemed appropriate. Lazard assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors’ management as well as publicly available information.

In addition, Lazard did not independently verify the Financial Projections in connection with preparing estimates of Enterprise Value and Equity Value, and no independent valuations or appraisals of the Debtors were sought or obtained for this purpose. Such estimates were developed solely for purposes of the formulation and negotiation of the Plan, and to provide “adequate information” pursuant to section 1125 of the Bankruptcy Code.

The estimated Enterprise Value and Equity Value do not constitute a recommendation to any holder of Allowed Claims as to how such person should vote or otherwise act with respect to the Plan. Lazard has not been asked to and does not express any view as to what the trading value of the Reorganized Debtors’ securities would be on issuance at any time. The estimated Enterprise Value and Equity Value of the Reorganized Debtors set forth herein does not constitute an opinion as to fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan.

Lazard’s estimate of Enterprise Value reflects the application of standard valuation techniques and does not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities, which may be significantly different than the amounts set forth herein. The value of an operating business is

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subject to numerous uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business. As a result, the estimated Enterprise Value and Equity Value ranges of the Reorganized Debtors set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Neither the Reorganized Debtors, Lazard, nor any other person assumes responsibility for any differences between the Enterprise Value or Equity Value ranges and such actual outcomes. Actual market prices of any securities will depend upon, among other things, the operating performance of the Reorganized Debtors, prevailing interest rates, conditions in the financial markets, the anticipated holding period of securities received, developments in the Reorganized Debtors’ industry and economic conditions generally and other factors which generally influence the prices of securities.

THE PREPARATION OF A VALUATION ESTIMATE INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ESTIMATE IS NOT READILY SUITABLE TO SUMMARY DESCRIPTION. IN PERFORMING THEIR ANALYSES, LAZARD AND THE DEBTORS MADE NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS. THE ANALYSES PERFORMED BY LAZARD ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN SUGGESTED BY SUCH ANALYSES.

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EXHIBIT G TO THE DISCLOSURE STATEMENT

FLEET STATUS REPORT AS OF JUNE 23, 2015

HERCULES Offshore
Hercules Offshore
Monthly Rig Fleet Status Report
as of
June 23, 2015

					Contract (2)	Est. Duration (3)
	Rig Name	Rig Type	Location	Customer / Status (1)	Dayrate ($000s)	Days	Date	Comments
Domestic Offshore
1	Hercules 150	150’ – ILC	GOM	Warm Stacked
2	Hercules 173	173’ – MC	GOM	Chevron	69-71	99	09/30/15
3	Hercules 201	200’ – MC	GOM	Warm Stacked
4	Hercules 205	200’ – MC	GOM	Byron Energy	69-71	8	07/01/15	Contract commenced 06/22/2015.
5	Hercules 209	200’ – MC	GOM	Warm Stacked
6	Hercules 263	250’ – MC	GOM	Tana	69-71	4	06/27/15
7	Hercules 264	250’ – MC	GOM	Linder	69-71	39	08/01/15	Contract commenced 06/01/2015.
8	Hercules 300	300’ – MC	GOM	Arena	103-105	39	08/01/15
9	Hercules 350	350’ – ILC	GOM	Arena	99-101	38	07/31/15
					Average (4)	25 days
10	Hercules 120	120’ – MC	GOM	Cold Stacked 02/2015
11	Hercules 200	200’ – MC	GOM	Cold Stacked 01/2015
12	Hercules 202	200’ – MC	GOM	Cold Stacked 10/2014
13	Hercules 204	200’ – MC	GOM	Cold Stacked 10/2014
	Hercules 207	200’ – MC	GOM	Cold Stacked 01/2009				Sold in June for approximately $ 1.8 million.
	Hercules 211	200’ – MC Workover	GOM	Cold Stacked 01/2009				Sold in June for approximately $ 1.8 million.
14	Hercules 212	200’ – MC	GOM	Cold Stacked 10/2014
15	Hercules 213	200’ – MC	GOM	Cold Stacked 11/2014
16	Hercules 214	200’ – MC	GOM	Cold Stacked 01/2015
17	Hercules 251	250’ – MS	GOM	Cold Stacked 01/2015
18	Hercules 253	250’ – MS	GOM	Cold Stacked 01/2015

HERCULES Offshore Hercules Offshore Monthly Rig Fleet Status Report as of June 23, 2015

					Contract (2)	Est. Duration (3)
	Rig Name	Rig Type	Location	Customer /Status (1)	Dayrate ($000s)	Days	Date	Comments
International Offshore
			Singapore	Under Construction			04/20/16
1	Hercules Highlander	400’ – ILC		En route			07/31/16
			UK	Maersk Oil UK	224-226	1,826	07/31/21	Company to receive mobilization fee of approximately $9 million.
2	Hercules Resilience	400’ – ILC	Gabon	Ready Stacked
3	Hercules Triumph	400’ – ILC	Netherlands	Ready Stacked
4	Hercules 208	200’ – MC	Malaysia	Warm Stacked
5	Hercules 260	250’ – ILC	Gabon	ENI	74-76	1,756	04/13/20	Contract commenced 04/13/2015. See footnote (5).
					66-68	557	12/31/16	Contract was reinstated 06/01/2015. Rate reduction effective 01/01/2015 through
6	Hercules 261	250’ – ILC	Saudi Arabia	Saudi Aramco	135-137	1,002	09/29/19	12/31/2016.
7	Hercules 262	250’ – ILC	Saudi Arabia	Saudi Aramco	66-68	557	12/31/16	Rate reduction effective 01/01/2015 through 12/31/2016.
					117-119	1,042	11/08/19
8	Hercules 266	250’ – ILC	Saudi Arabia	Saudi Aramco	66-68	160	11/30/15	Rate reduction effective 01/01/2015 through the remaining term of its contract. See footnote (6).
9	Hercules 267	250’ – ILC	Gabon	Ready Stacked
					Average (4)	767 days
	Perisai Pacific 101	400’ – ILC	Malaysia	Petronas Carigali	Undisclosed	773	08/04/17	See footnote (7).
	Perisai Pacific 102	400’ – ILC	Singapore	Under Construction			06/30/15	See footnote (7).

(1) Rigs with a Customer named are under contract, while rigs described as “Ready Stacked” are not under contract, but generally are ready for service. Rigs described as “Warm Stacked” are actively marketed and may have a reduced number of crew, but require a full crew to be ready for service. Rigs described as “Cold Stacked” are not actively marketed, normally require the hiring of an entire crew and require a maintenance review and refurbishment before they can function as a drilling rig. Rigs described as “Shipyard” are undergoing maintenance, repairs, upgrades and may or may not be actively marketed depending on the length of stay in the shipyard. Rigs described as “en route” are in the process of moving to and from various locations, and may or may not be earning revenue during this period.
(2) Contract dayrates shown in the table above are full contract operating dayrates, which may include estimated contractual adjustments for changes in operating costs and reimbursable cost items for operating expenses such as crew and may also include additional services and personnel that may be requested by the customer from time-to-time. However, the dayrates do not include certain non-recurring revenues such as lump sum mobilizations and demobilizations. The actual dayrate over the term of the contract could be lower and could be substantially lower and or subject to numerous risks as disclosed in the Company’s filings with the Securities and Exchange Commission. Lower dayrates typically apply when the rig is under contract but not fully operating, including periods when the rig is moving, waiting on weather, on standby, down for repairs or maintenance or during other operational delays or events of force majeure.
(3) Estimated contract duration is an estimate based on current belief by our customers as to the remaining days to complete the project, subject to the satisfaction of regulatory or permitting requirements that are in effect, including those that may impact the ability of our customers to timely obtain drilling permits.
(4) Average backlog based on rigs available for hire and actively marketed.
(5) Dayrate recalculated quarterly and ranges from a minimum of $75,000 when Crude Oil Brent price is $86/bbl or less, to a maximum of $125,000 when Crude Oil Brent price is $125/bbl or more.
(6) Contract expiration between 09/30/2015 and three years post commencement of contract (04/08/2013) at discretion of customer.
(7) Hercules Offshore (“Hercules”) acts as operations and maintenance manager for the rig, owned by a wholly-owned subsidiary of Perisai Petroleum Teknologi Bhd (“Perisai”). Hercules will receive a daily management fee of approximately $4,000 per rig, payable starting at the contract commencement date, and a daily operational fee equal to 12% of the rig-based EBITDA. Hercules will be reimbursed for all operating expenses and Perisai will pay for all capital expenditures with respect to the rig.

HERCULES Offshore	Hercules Offshore Liftboat Fleet Status Report for the month ended May 31, 2015

Leg Length/ Liftboat Class (Feet)	Total Number of Liftboats	Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)	Comments
230-280	4	4	$42,806	62	50%
170-215	6	6	$16,164	103	55%
140-150	4	4	$14,024	105	85%	Two vessels in shipyard during July
120-130	7	7	$9,774	62	29%
105	3	2	$8,989	31	50%
Total/Average	24	23	$18,391	363	51%

(1) Actively marketed liftboats excludes one West Africa cold stacked liftboat.
(2) Includes reimbursables.
(3) Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.
The information and statements made in the Fleet Status Report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts, discussions with customers, as well as information that may be affected by delays in obtaining drilling permits in the Gulf of Mexico. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, our ability to renew or extend contracts, or enter into new contracts, when such contracts expire, the potential inability of our customers to obtain drilling permits that would cover the entire duration of our contracts in the U.S. Gulf of Mexico or otherwise satisfy regulatory requirements that may be then in effect, operational difficulties, shipyard, immigration and other delays, government and regulatory actions and other factors described in the Company’s annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

EXHIBIT H TO THE DISCLOSURE STATEMENT

FIRST LIEN EXIT FACILITY COMMITMENT LETTER

EXECUTION COPY

July 13, 2015

Hercules Offshore, Inc.

9 Greenway Plaza, Suite 2200

Houston, Texas 77046

Attention: Troy L. Carson

$450,000,000 First Lien Exit Credit Facility

Commitment Letter

Ladies and Gentlemen:

Hercules Offshore, Inc. (“you” or the “Company”) and certain of its U.S. subsidiaries (the “Debtor Subsidiaries”, and together with Company, the “Debtors”) entered into that certain Restructuring Support Agreement, dated as of June 17, 2015 (including the term sheet attached thereto (the “RSA Term Sheet”) and the other attachments thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “RSA”), by and among the Debtors and the supporting noteholders from time to time party thereto. In connection with the foregoing, you have requested that the parties listed on Schedule I hereto (“us”, “we” or the “Commitment Parties”), agree to backstop a first lien senior secured term loan facility (the “First Lien Exit Facility”) in an aggregate principal amount of $450,000,000. Capitalized terms used but not defined herein are used with the meanings assigned to them on the Exhibit A attached hereto (the “Term Sheet”).

1.	Commitment

In connection with the foregoing, the Commitment Parties are pleased to advise you of their commitment to backstop the First Lien Exit Facility, on a several and not joint basis, in the amounts set forth opposite each such Commitment Party’s name on Schedule I hereto (the “Commitments”) upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and the Term Sheet (this Commitment Letter, including the Term Sheet and the other attachments hereto, will be referenced herein as the “Commitment Letter”).

The rights and obligations of each of the Commitment Parties under this Commitment Letter shall be several and not joint, and no failure of any Commitment Party to comply with any of its obligations hereunder shall prejudice the rights of any other Commitment Party; provided that no Commitment Party shall be required to fund the commitment of another Commitment Party in the event such other Commitment Party fails to do so (the “Breaching Party”), but may at its option do so, in whole or in part, in which case such performing Commitment Party shall be entitled to all or a proportionate share, as the case may be, of the First Lien Exit Facility and related fees and put option premiums that would otherwise be issued to the Breaching Party.

A portion of the Commitment Parties’ Commitments hereunder shall be reduced, ratably based on the initial Commitments, in an aggregate amount equal to any commitment under the First Lien Exit Facility allocated to holders pursuant to the Subscription Procedures (as defined below) (other than the Commitment Parties) (the “Other Pre-Petition Noteholders”) of the Company’s 7.375% Senior Notes due March 1, 2018 (the “Legacy Notes”), 10.250% Senior Notes due April 1, 2019 (“April 2019 Notes”), 8.75% Senior Notes due July 15, 2021 (the “July 2021 Notes”), 7.50% Senior Notes due October 1, 2021 (the “October 2021 Notes”), 6.75% Senior Notes due April 1, 2022 (the “April 2022 Notes”) and 3.375% Convertible Senior Notes due 2038 (the “Convertible Notes” and, together with the Legacy Notes, April 2019 Notes, July 2021 Notes, October 2021 Notes and April 2022 Notes, the “Pre-Petition Notes”).

2.	Information

You hereby represent and covenant that (a) all written information, other than the Projections (as defined below) and information of a general economic or industry specific nature (the “Information”), that has been or will be made available to us by you or on behalf of you by any of your representatives is or will be, when taken as a whole, complete and correct in all material respects and does not or will not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the financial projections and other forward-looking information (the “Projections”) that have been or will be made available to us by you or on behalf of you by any of your representatives have been or will be prepared in good faith based upon assumptions that you believe are reasonable at the time made and at the time the related Projections are made available to us. You agree that if, at any time prior to the execution of the First Lien Exit Facility, you become aware that any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations will be correct under those circumstances; provided that any such supplemental Information and Projections shall be treated as confidential in accordance with this Commitment Letter.

In providing this Commitment Letter and arranging the First Lien Exit Facility, the Commitment Parties are relying on the accuracy of the Information furnished to them by or on behalf of you by your representatives without independent verification thereof.

3.	Fees and Put Option Premiums

As a condition for the commitments and agreements of the Commitment Parties hereunder, you agree to pay or cause to be paid the nonrefundable fees and put option premiums described herein and in the Term Sheet on the terms and subject to the conditions set forth therein.

4.	Conditions

Each Commitment Party’s commitments and agreements hereunder are subject to the conditions set forth in this Section 4.

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Each Commitment Party’s commitments and agreements hereunder are further subject to (a) the Required Commitment Parties’ reasonable satisfaction with the approval by the Bankruptcy Court (as defined in the RSA) of (i) the First Lien Exit Facility and all definitive documentation in connection therewith consistent with the Term Sheet and in form and substance satisfactory to each of the Commitment Parties and (ii) all actions to be taken, undertakings to be made and obligations to be incurred by the Debtors in connection with the First Lien Exit Facility and all liens and other security to be granted by the Debtors in connection with the First Lien Exit Facility (all such approvals to be evidenced by the entry of an order by the Bankruptcy Court which is in full force and effect and has not been stayed or modified and is satisfactory in form and substance to the Required Commitment Parties in their reasonable discretion, which order shall, among other things, approve the payment by the Debtors of all of the fees and put option premiums that are provided for in, and the other terms of, this Commitment Letter); (b) since June 17, 2015, there has not been (i) any fact, event, change, effect, development, circumstance or occurrence that, individually or together with any other fact, event, change, effect, development, circumstance or occurrence, has had or could reasonably be expected to have a material and adverse effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of the Company and its subsidiaries taken as a whole, (ii) anything that could reasonably be expected to prevent, materially delay or materially restrict or impair the Company and its subsidiaries party to the RSA from consummating the transactions contemplated in the RSA Term Sheet, the Plan (as defined in the RSA) and the RSA, or (iii) any fact, event, change, effect, development, circumstance or occurrence that, individually or together with any other fact, event, change, effect, development, circumstance or occurrence that, has had or could reasonably be expected to have a material and adverse effect on (A) the ability of the Company or the other Loan Parties (as defined in the Term Sheet) to perform their respective obligations under the loan agreement, guarantees and security documents relating to the First Lien Exit Facility or any other First Lien Loan Documents (as defined in the Term Sheet) or (B) the ability of the Agent (as defined below) and/or the Lenders (as defined in the Term Sheet) to enforce their rights and remedies under the First Lien Loan Documents (in each case, “Material Adverse Change”); provided that the following shall not constitute a Material Adverse Change and shall not be taken into account in determining whether or not there has been, or could reasonably be expected to be a Material Adverse Change under clauses (i), (ii) and (iii) above: (A) any change after June 17, 2015 in any law or GAAP, or any interpretation thereof; (B) any change after June 17, 2015 in currency, exchange or interest rates or the financial or securities markets generally; (C) any change to the extent resulting from the announcement or pendency of the transactions contemplated by the RSA or the RSA Term Sheet; and (D) any change resulting from actions of the Company expressly required to be taken pursuant to the RSA or the RSA Term Sheet, except in the cases of clauses (A) and (B) above to the extent such change or event is disproportionately adverse with respect to the Company when compared to other companies in the industry in which the Company operates; provided, further, for the avoidance of doubt and notwithstanding the above, it shall be a Material Adverse Change if there occurs any of the following: (x) any adverse development with respect to the contract with Maersk Oil UK Limited with respect to the Hercules Highlander (the “Highlander Contract”); (y) any adverse development with respect to any other material contract (or contracts), including (1) the contract with a subsidiary of Eni S.p.A. with respect to the Hercules 260 (the “Hercules 260 Contract”) and (2) the contracts with

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Saudi Aramco with respect to the Hercules 261 and Hercules 262 (the “Hercules 261/262 Contract”), that could, individually or in the aggregate, reasonably be expected to result in a reduction in revenue backlog of more than $90 million for the Company; provided that any such reduction in revenue backlog attributable to a contract with a customer shall be netted against any additional revenue attributable to extension, amendment or renegotiation of an existing contract or execution of a new contract with such customer and/or any of such customer’s affiliates within three (3) days of the occurrence of the reduction, or (z) the termination, replacement, resignation, or other change in the identity, of the CEO of the Company (for the avoidance of doubt, the preceding clause (y) assumes that no Material Adverse Change has occurred as a result of the announced modifications to the Saudi Aramco contracts publicly disclosed on June 1, 2015); (c) your compliance in all material respects with your obligation to supplement Information and Projections as set forth in Section 2 hereof; (d) your compliance in all material respects with the terms of this Commitment Letter; (e) execution and delivery of definitive documentation evidencing the First Lien Exit Facility, which shall be substantially consistent with the Term Sheet and otherwise reasonably satisfactory to the Required Commitment Parties, (f) the Other Pre-Petition Noteholders shall have been provided the opportunity to subscribe for a portion of the Commitments under the First Lien Exit Facility pursuant to procedures acceptable to the Required Commitment Parties (“Subscription Procedures”) (it being understood that the Commitments hereunder are not conditioned upon any Other Pre-Petition Noteholder’s actual subscription for any of the commitments under the First Lien Exit Facility); (g) the transactions contemplated by this Commitment Letter and the Term Sheet shall have been consummated in accordance with applicable laws, rules and regulations in a manner reasonably acceptable to the Required Commitment Parties and the Company; (h) all fees and reasonable and documented out-of-pocket costs, fees, expenses (including, without limitation, legal and financial advisory fees and expenses) and other compensation payable to the Agent and the Commitment Parties pursuant to this Commitment Letter or otherwise payable pursuant to the other First Lien Loan Documents or RSA shall have been paid to the extent due; (i) the Agent shall have received (u) customary legal opinion(s) with respect to the Loan Parties and the First Lien Loan Documents from counsel of the Loan Parties (or counsel to the Agent, to the extent customary in non-U.S. jurisdictions) in form and substance reasonably satisfactory to the Required Commitment Parties, (v) evidence of authorization of the Loan Parties to execute, deliver and perform their respective obligations under the First Lien Loan Documents, (w) customary officer’s and secretary’s certificates, (x) customary corporate documents, (y) good standing certificates (to the extent applicable) and (z) a solvency certificate from the Company’s chief financial officer or treasurer in form and substance reasonably satisfactory to the Required Commitment Parties; (j) all documents and instruments required to create and perfect the Agent’s security interest in the Collateral (as defined in the Term Sheet) (free and clear of all liens, subject to customary and limited exceptions to be agreed upon) shall have been executed (if applicable) and delivered and, if applicable, be in proper form for filing and execution of guarantees in form and substance reasonably satisfactory to the Required Commitment Parties by the Guarantors (as defined in the Term Sheet), which shall be in full force and effect, (k) absence of defaults or events of default under the First Lien Loan Documents; (l) accuracy of representations and warranties in all material respects; (m) each Commitment Party having received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations; (n) receipt of public ratings for the First Lien Exit

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Facility from each of Standard & Poor’s Rating Service (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”); (o) the Plan shall be in form and substance materially consistent with the terms set forth in the RSA and otherwise reasonably satisfactory to the Required Commitment Parties (the “Approved Plan”); (p) the confirmation order for the Approved Plan shall be entered in form and substance reasonably satisfactory to the Required Commitment Parties; (q) the effective date of the Approved Plan shall have occurred; (r) the RSA shall be in full force and effect and the Debtors shall be in compliance with the RSA in all material respects as of the Closing Date (as defined in the Term Sheet), and the Company and each of the other Loan Parties party to the RSA shall have satisfied each of the conditions to the Restructuring (as defined in the RSA) as set forth in the RSA; and (s) execution and delivery of the Escrow Agreement and any related documents, in each case, in form and substance reasonably satisfactory to the Required Commitment Parties.

As used herein, “Required Commitment Parties” means the Commitment Parties holding more than 66 2/3% of the outstanding Commitments of all Commitment Parties.

5.	Indemnification and Expenses

You agree to indemnify, hold harmless and defend the Commitment Parties, any administrative agent and collateral agent for the First Lien Exit Facility (in any such capacity, the “Agent”), their respective affiliates and their respective directors, officers, employees, attorneys, advisors, agents and other representatives (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the First Lien Exit Facility, the transactions contemplated by the Commitment Letter or the First Lien Exit Facility, the use of the proceeds thereof or any claim, litigation, investigation or proceeding (a “Proceeding”) relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such Proceedings are brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse each Indemnified Person upon demand for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, nonappealable judgment of a court of competent jurisdiction to arise from (a) the willful misconduct or gross negligence of such Indemnified Person or (b) the material breach by such Indemnified Person of its obligations under this Commitment Letter or any of the First Lien Loan Documents. In the case of a Proceeding to which the indemnity in this paragraph applies, such indemnity will be effective whether or not such claim, investigation, litigation or proceeding is brought by the Company, any of its directors, equity holders, security holders, affiliates or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

In addition, (a) all out-of-pocket expenses (including, without limitation, reasonable and documented fees, disbursements and other charges of one law firm acting as counsel (and any local counsel reasonably necessary in all relevant jurisdictions and special counsel reasonably necessary) and one financial advisory firm of the Commitment Parties and one law firm acting

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as counsel (and any special or local counsel reasonably necessary) for the Agent and an arranger and administrative fee with respect to the First Lien Exit Facility payable to the Agent in an amount to be determined by the Commitment Parties and the Company) in connection with the First Lien Exit Facility and the transactions contemplated thereby shall be paid by the Company and (b) all out-of-pocket expenses (including, without limitation, documented fees, disbursements and other charges of one law firm acting as counsel (and any local counsel reasonably necessary in all relevant jurisdictions and special counsel reasonably necessary) and one financial advisory firm of the Commitment Parties and one law firm acting as counsel (and any special or local counsels reasonably necessary) for the Agent) for the enforcement costs and documentary taxes associated with this Commitment Letter or the First Lien Exit Facility and the transactions contemplated hereby or thereby shall be paid by the Company, in each case for clauses (a) and (b) regardless of whether the Closing Date occurs; provided that, the lead counsel and financial advisor of the Commitment Parties selected pursuant to clauses (a) and (b) above shall be Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”) and Blackstone Advisory Partners L.P. (“Blackstone”), respectively.

It is further agreed that each Commitment Party shall only have liability to you (as opposed to any other person) and that each Commitment Party shall be liable solely in respect of its own commitment to the First Lien Exit Facility on a several, and not joint, basis with any other Commitment Party. No Indemnified Party will have any liability (whether in contract, tort or otherwise) to the Company or any of its affiliates or any of their respective security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined by a final, nonappealable judgment of a court of competent jurisdiction to arise from (a) the gross negligence or willful misconduct of such Indemnified Person or (b) the material breach by such Commitment Party of its obligations under this Commitment Letter or any of the First Lien Loan Documents. No Indemnified Person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final, nonappealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of, such Indemnified Person. None of the Indemnified Persons nor any Loan Party shall be liable for any indirect, special, punitive or consequential damages in connection with this Commitment Letter, the First Lien Exit Facility or the transactions contemplated hereby or thereby.

6.	Sharing of Information, Absence of Fiduciary Relationship, Affiliate Activities

You acknowledge that each Commitment Party (or an affiliate) may from time to time effect transactions, for its own or its affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of, or claims against, you, your affiliates and of other companies that may be the subject of the transactions contemplated by this Commitment Letter. You also acknowledge that the Commitment Parties and their respective affiliates have no obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies or persons. You acknowledge for United States securities law purposes that any Commitment Party may establish an information blocking device or “Information Barrier” between, on the one hand, its directors, officers, employees, agents, affiliates (as such term is used in Rule 12b-2 under the

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Exchange Act) and, on the other hand, its affiliates and its and their attorneys, accountants, financial or other advisors, members, equityholders, partners, directors and employees who, pursuant to such Information Barrier policy, are permitted to receive confidential information or otherwise participate in discussions concerning the transactions contemplated hereby, and those of such Commitment Party’s, and its affiliates’, other employees. You acknowledge the potential existence of any Commitment Party’s Information Barrier but do not warrant or guarantee any Commitment Party’s compliance with United States securities law or that the Information Barrier will operate in accordance with its intended purpose.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and the Commitment Parties is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether the Commitment Parties have advised or are advising you on other matters, (b) the Commitment Parties, on the one hand, and you, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty to you or your affiliates on the part of the Commitment Parties, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that the Commitment Parties are engaged in a broad range of transactions that may involve interests that differ from your interests and that the Commitment Parties have no obligation to disclose such interests and transactions to you, (e) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, (f) each Commitment Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity and (g) none of the Commitment Parties has any obligation or duty (including any implied duty) to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein or in any other express writing executed and delivered by such Commitment Party and you or any such affiliate.

Additionally, you acknowledge and agree that none of the Commitment Parties are advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated by this Commitment Letter, and the Commitment Parties shall not have any responsibility or liability to you with respect thereto. Any review by the Commitment Parties of the transactions contemplated by this Commitment Letter or other matters relating thereto will be performed solely for the benefit of the Commitment Parties and shall not be on behalf of you or any of your affiliates.

7.	Confidentiality

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor any of its terms or substance shall be disclosed by you, directly or indirectly, to any other person except (a) to your and your subsidiaries’ respective officers, directors, attorneys, accountants, agents and advisors, in each case on a confidential and

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need-to-know basis, (b) to the extent required in any legal, judicial or administrative proceeding or as otherwise required by law or regulation (in which case you agree, to the extent permitted by law, to inform us promptly in advance thereof), (c) in the Approved Plan, in the Disclosure Statement (as defined in the RSA) or in a Bankruptcy Court filing in order to implement the transactions contemplated hereunder (provided, that at the request of the Commitment Parties, certain parts shall be redacted and not filed publicly) , (d) upon notice to the Commitment Parties, in connection with any public filing requirement you are legally obligated to satisfy and agreed to by the Commitment Parties (such consent not to be unreasonably withheld, conditioned or delayed), and (e) with respect to the Term Sheet only, to S&P and Moody’s, on a confidential basis, in connection with obtaining ratings for the First Lien Exit Facility.

Each of the Commitment Parties shall use all nonpublic information provided to them by you or on behalf of you by any of your representatives hereunder solely in connection with the First Lien Exit Facility or the Restructuring and shall treat confidentially all such information; provided that nothing herein shall prevent any Commitment Party from disclosing any such information (i) pursuant to the order of any court or administrative agency or in any legal, judicial or administrative proceeding, or otherwise as required by applicable law, regulation or compulsory legal process (in which case such Commitment Party agrees to inform you promptly thereof prior to such disclosure to the extent timely practicable and not prohibited by law, rule, regulation or other legal process), (ii) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or any of its affiliates, (iii) to the extent that such information becomes publicly available other than by reason of disclosure by such Commitment Party, its affiliates or its Representatives (as defined below) in breach of this Commitment Letter, (iv) to any Commitment Party’s affiliates, and its and such affiliates’ respective employees, directors, officers, legal counsel, independent auditors, professionals and other experts, advisors or agents (collectively, “Representatives”) who need to know such information in connection with the transactions contemplated by the Commitment Letter and are informed of the confidential nature of such information and instructed to keep such information of this type confidential, (v) for purposes of establishing a “due diligence” defense, (vi) to the extent that such information is or was received by such Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confidentiality obligations to you, (vii) to the extent that such information is independently developed by such Commitment Party or (viii) to potential participants, assignees or potential counterparties to any swap, credit insurance or derivative transaction relating to the Company or any of their its subsidiaries or any of their respective obligations, in each case, who agree to be bound by confidentiality and use restrictions. The provisions of this paragraph shall automatically terminate and be superseded by the confidentiality provisions to the extent covered in the definitive documentation for the First Lien Exit Facility upon the initial funding thereunder and shall in any event automatically terminate one year following the date of this Commitment Letter. Notwithstanding any other provision herein, this Commitment Letter does not limit the disclosure of any tax strategies.

8.	Exclusivity

You agree that, from the date hereof until the earliest of the Closing Date or the termination of this Commitment Letter, you will not and you will not permit any of your affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the

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announcement of syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt securities or commercial bank or other credit facilities (other than the First Lien Exit Facility) (an “Alternate Financing”) without the prior written consent of the Required Commitment Parties. You further agree that promptly upon your receipt of any written alternative proposal for Alternate Financing received by the Debtors after the date hereof, you will provide to Akin Gump and Blackstone a copy of any such alternative proposal. You also agree that if you or any of your affiliates enter into any Alternate Financing, the terms and conditions (and the documentation with regard thereto) of such Alternate Financing shall be in all respects in form and substance satisfactory to the Commitment Parties. If you enter into an Alternate Financing without the consent of the Required Commitment Parties, without limiting any other rights and remedies of the Commitment Parties under this Commitment Letter or applicable law, you agree to pay to each Commitment Party, the remaining put option premium of 1.00% of the principal amount of the First Lien Exit Facility, ratably based on their commitments to fund the First Lien Exit Facility, that would have been payable upon consummation of the Approved Plan as described in the Term Sheet at the time a commitment is executed in connection with the Alternate Financing.

9.	Miscellaneous

This Commitment Letter shall not be assignable by you without the prior written consent of each Commitment Party (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and the Indemnified Persons and is not intended to and does not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons to the extent expressly set forth herein. Assignments by any Commitment Party shall be subject to Section 1 hereof. The Commitment Parties reserve the right to employ the services of their affiliates in providing services contemplated hereby, and to satisfy its obligations hereunder through, or assign its rights and obligations hereunder to, one or more of its affiliates, separate accounts within its control or investments funds under its or its affiliates’ management (collectively, “Commitment Party Affiliates”); and to allocate, in whole or in part, to their affiliates certain fees and put options premiums payable to the Commitment Parties in such manner as the Commitment Parties and their affiliates may agree in their sole discretion; provided that, no delegation or assignment to a Commitment Party Affiliate shall relieve such Commitment Party from its obligations hereunder to the extent that any Commitment Party Affiliate fails to satisfy the Commitments hereunder at the time required.

This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each Commitment Party. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter (and the agreements referenced in this Commitment Letter) set forth the entire understanding of the parties with respect to the First Lien Exit Facility, and replace and supersede all prior agreements and understandings (written or oral) related to the subject matter hereof. This Commitment Letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York and the Bankruptcy Code, to the extent applicable.

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Prior to the Petition Date (as defined in the RSA), you and we hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof, over any suit, action or proceeding arising out of or relating to the transactions contemplated hereby, this Commitment Letter or the performance of services hereunder or thereunder. On or after the Petition Date, you and we hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Bankruptcy Court (as defined in the RSA) and any other Federal court, and any appellate court from any thereof, having jurisdiction over the Chapter 11 Cases (as defined in the RSA) from time to time, over any suit, action or proceeding arising out of or relating to the transactions contemplated hereby, this Commitment Letter or the performance of services hereunder or thereunder. You and we agree that service of any process, summons, notice or document by registered mail addressed to you or us shall be effective service of process for any suit, action or proceeding brought in any such court. You and we hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any inconvenient forum. You and we hereby irrevocably agree to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Commitment Letter or the performance of services hereunder or thereunder.

Each of the Commitment Parties hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Debtors and the other Loan Parties, which information includes names, addresses, tax identification numbers and other information that will allow such Commitment Party or Lender to identify the Debtors and the other Loan Parties in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for the Commitment Parties and each Lender.

The indemnification, expense reimbursement, jurisdiction, confidentiality, governing law, sharing of information, no agency or fiduciary duty, waiver of jury trial, service of process and venue provisions contained herein shall remain in full force and effect regardless of whether the First Lien Loan Documents shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Commitments; provided that your obligations under this Commitment Letter (other than your obligations with respect to confidentiality) shall automatically terminate and be superseded by the provisions of the First Lien Loan Documents upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time, in each case to the extent any of the First Lien Loan Documents has comparable provisions with comparable coverage.

You and we hereto agree that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter herein; it being acknowledged and agreed that the funding of the First Lien Exit Facility is subject to the conditions specified herein, including the execution and delivery of the First Lien Loan Documents by the parties hereto in a manner

10

consistent with this Commitment Letter. Each of the Commitment Parties and you will use their commercially reasonable efforts to prepare, negotiate and finalize the First Lien Loan Documents as contemplated by the Term Sheet.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter by returning to us executed counterparts of this Commitment Letter no later than 11:59 p.m., New York City time, on July 13, 2015. This offer will automatically expire if we have not received such executed counterparts in accordance with the preceding sentence. In addition, the commitment and agreements of the Commitment Parties hereunder shall expire (i) at 5:00 p.m. (New York City time) on November 7, 2015 (the “Termination Date”) unless, prior to that time, the Closing Date shall have occurred and the Debtors shall have paid to the Commitment Parties and the Agent the fees and put option premiums that are specified in this Commitment Letter and the Term Sheet to be due on or prior to the Closing Date; (ii) upon the termination of the RSA or (iii) if a copy of the order entered by the Bankruptcy Court approving your obligations under this Commitment Letter, including, without limitation, the fees and put option premiums set forth in this Commitment Letter and Term Sheet, which order shall be in form and substance reasonably satisfactory to the Required Commitment Parties (and which order shall be in full force and effect and shall not be stayed or modified) is not delivered to Akin Gump and Blackstone within twenty-one (21) days after the Petition Date, unless waived or otherwise extended by the Required Commitment Parties.

[Remainder of this page intentionally left blank]

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Very truly yours,

BLACKWELL PARTNERS, LLC - SERIES A
By: Bowery Investment Management, LLC, its Manager

By:	/s/ VLADIMIR JELISAVCIC
Name:	Vladimir Jelisavcic
Title:	Manager

BOWERY OPPORTUNITY FUND, L.P.
By Bowery Opportunity Management, LLC, its General Partner

By:	/s/ VLADIMIR JELISAVCIC
Name:	Vladimir Jelisavcic
Title:	Manager

BOWERY OPPORTUNITY FUND, Ltd.

By:	/s/ VLADIMIR JELISAVCIC
Name:	Vladimir Jelisavcic
Title:	Director

P BOWERY, LTD
By: Bowery Investment Management, LLC, its Investment Adviser

By:	/s/ VLADIMIR JELISAVCIC
Name:	Vladimir Jelisavcic
Title:	Manager

[Signature Page to Commitment Letter]

CVI CVF II LUX SECURITIES TRADING S.A R.L.

By:	/s/ DAVID CHENE
Name:	David Chene
Title:	Managing Director

CVIC LUX SECURITIES TRADING S.A R.L

By:	/s/ DAVID CHENE
Name:	David Chene
Title:	Managing Director

CVI II LUX SECURITIES TRADING S.A R.L.

By:	/s/ DAVID CHENE
Name:	David Chene
Title:	Managing Director

CVI AA LUX SECURITIES S.A R.L.

By:	/s/ DAVID CHENE
Name:	David Chene
Title:	Managing Director

CVI CHVF LUX SECURITIES S.A R.L.

By:	/s/ DAVID CHENE
Name:	David Chene
Title:	Managing Director

CARVAL GCF LUX SECURITIES S.A.R.L.

By:	/s/ DAVID CHENE
Name:	David Chene
Title:	Managing Director

[Signature Page to Commitment Letter]

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ CHRISTOPHER S. CAMPBELL
Name:	Christopher S. Campbell
Title:	Director

[Signature Page to Commitment Letter]

FRANKLIN ADVISERS, INC., AS INVESTMENT MANAGER ON BEHALF OF CERTAIN FUNDS AND ACCOUNTS

By:	/s/ EDWARD PERKS
Name:	Edward Perks
Title:	EVP

[Signature Page to Commitment Letter]

NOMURA CORPORATE RESEARCH & ASSET MANAGEMENT INC., AS INVESTMENT ADVISOR, ON BEHALF OF CERTAIN FUNDS AND MANAGED ACCOUNTS

By:	/s/ STEVEN ROSENTHAL
Name:	Steven Rosenthal
Title:	Executive Director

[Signature Page to Commitment Letter]

QUANTUM PARTNERS LP

By:	QP GP LLC, its General Partner

By:	/s/ THOMAS L. O’GRADY
Name:	Thomas L. O’Grady
Title:	Attorney-in-Fact

[Signature Page to Commitment Letter]

Each of the entities listed on Schedule 1, severally and not jointly

By:	T. ROWE PRICE ASSOCIATES, INC.

As investment adviser to the funds and accounts set forth in Schedule 1

By:	/s/ RODNEY M. RAYBURN
Name:	Rodney M. Rayburn
Title:	Vice President

[Signature Page to Commitment Letter]

Third Avenue Trust, on behalf of Third Avenue Focused Credit Fund

By:	/s/ VINCENT J. DUGAN
Name:	Vincent J. Dugan
Title:	Chief Financial Officer

[Signature Page to Commitment Letter]

WESTERN ASSET MANAGEMENT COMPANY, AS INVESTMENT MANAGER AND AGENT ON BEHALF OF CERTAIN OF ITS CLIENTS

By:	/s/ C.A. RUYS DE PEREZ
Name:	C.A. Ruys de Perez
Title:	Secretary

[Signature Page to Commitment Letter]

T. Rowe Price Associates, Inc.

Schedule 1

FUND/ACCOUNT LEGAL NAME

T. ROWE PRICE CREDIT OPPORTUNITIES FUND, INC.

T. ROWE PRICE FIXED INCOME TRUST

T. ROWE PRICE FUNDS SERIES II SICAV – CREDIT OPPORTUNITIES FUND

T. ROWE PRICE FUNDS SICAV – GLOBAL HIGH YIELD BOND FUND

T. ROWE PRICE HIGH YIELD FUND, INC.

T. ROWE PRICE HIGH YIELD MULTI-SECTOR ACCOUNT PORTFOLIO

T. ROWE PRICE INSTITUTIONAL CREDIT OPPORTUNITIES FUND

T. ROWE PRICE INSTITUTIONAL HIGH YIELD FUND

T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

T. ROWE PRICE U.S. HIGH YIELD TRUST

T. ROWE PRICE U.S. SMALL-CAP VALUE EQUITY TRUST

THE NEW AMERICA HIGH INCOME FUND, INC.

JOHN HANCOCK FUNDS II – SPECTRUM INCOME FUND

PENN SERIES FUNDS, INC. – PENN SERIES HIGH YIELD BOND FUND

Agreed to and Accepted this 12 day of July, 2015

HERCULES OFFSHORE, INC.

By:	/s/ TROY CARSON
Name:	Troy Carson
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Commitment Letter]

Schedule I

Commitment Parties

Commitment Party	Commitment
Total	$450,000,000

EXHIBIT A

HERCULES OFFSHORE, INC.

$450.0 Million First Lien Exit Facility

Summary of Principal Terms and Conditions1

Borrower:	Hercules Offshore, Inc., a Delaware corporation (the “Company” or the “Borrower”).

Guarantors:	The obligations under the First Lien Exit Facility shall be unconditionally guaranteed, on a joint and several basis, by each of the Debtors (other than the Company) and substantially all of the Company’s existing direct and indirect domestic and foreign subsidiaries and any future direct and indirect wholly-owned subsidiaries of the Company (collectively, the “Guarantors”), subject to limitations under applicable law and exceptions satisfactory to the Commitment Parties, including with respect to immaterial subsidiaries with de minimis assets and revenue (subject to thresholds reasonably satisfactory to the Required Commitment Parties); provided that with respect to foreign subsidiaries formed or acquired after the Closing Date, such foreign subsidiaries will not be required to guarantee the obligations under the First Lien Exit Facility to the extent such guarantees would be prohibited by applicable law, are not within the legal capacity of the relevant subsidiary or would reasonably be expected to result in a breach of applicable fiduciary duties of the directors of the relevant subsidiary.[2] The Borrower and the Guarantors are referred to herein as “Loan Parties” and each, a “Loan Party”.

Administrative Agent:	A financial institution reasonably acceptable to the Borrower and the Commitment Parties (the “Agent”).

Lenders:	To the extent permitted by applicable securities laws, the Borrower shall offer all holders of the Pre-Petition Notes the opportunity to participate in the First Lien Exit Facility on a ratable basis pursuant to

[1]	Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter to which this term sheet is attached as Exhibit A.
[2]	The Guarantors will not include Cliffs Drilling (Barbados) Holdings SRL; Cliffs Drilling (Barbados) SRL; Cliffs Drilling Trinidad Offshore Limited; Cliffs Drilling Trinidad, LLC; Hercules Offshore de Mexico, S. de RL de CV; and Hercules Discovery Ltd.; provided that (i) the aggregate revenue of such entities, as of the end of the most recent fiscal quarter for which financial statements are available prior to the Closing Date, is less than 1.0% of the consolidated revenue of the Company and its subsidiaries as of the end of such fiscal quarter and (ii) the aggregate assets of such entities, as of the end of the most recent fiscal quarter for which financial statements are available prior to the Closing Date, is less than or equal to 2.0% of the consolidated assets of the Company and its subsidiaries as of the end of such fiscal quarter. Hercules Tanjung Asia Sdn. Bhd. will only be required to become a Guarantor upon receipt of required governmental approvals.

The Guarantors will include Hercules Offshore International, LLC, a Delaware limited liability company, which is not a Debtor because it did not guarantee the Pre-Petition Notes. This entity owns the equity of Hercules Offshore (Nigeria) Limited that is not owned by a third party.

procedures satisfactory to the Required Commitment Parties.[3] Any amounts of the First Lien Exit Facility not so allocated shall be allocated to the Commitment Parties on a ratable basis based on their respective Commitments. The holders of the Pre-Petition Notes that participate in the First Lien Exit Facility, together with the Commitment Parties, are referred to herein as the “Lenders”.

First Lien Exit Facility:	A senior secured term loan facility in an aggregate principal amount of $450.0 million (the “First Lien Exit Facility” and the loans thereunder, the “First Lien Loans”), which will be available to be drawn in a single drawing on the Closing Date. The proceeds of the First Lien Loans in an aggregate amount equal to $200.0 million (the “Escrowed First Lien Loans”) shall be funded into the Escrow Account (as defined below) on the Closing Date, and such proceeds shall be paid out to the Borrower upon satisfaction of the conditions set forth under “Escrow Account” below. The remaining amount of the First Lien Loans shall be funded directly to the Borrower on the Closing Date.

Use of Proceeds:	The proceeds of the First Lien Exit Facility will be used by the Borrower to (a) finance the remaining installment payment on the Hercules Highlander and related expenses, costs and charges related to the construction and purchase of the Hercules Highlander, (b) pay for any and all exit-related costs and any and all transaction fees and expenses, including payment on account of claims, as part of the Approved Plan, and (c) provide the Company and its subsidiaries with working capital for their post-emergence operations and for other general corporate purposes of the Company and its subsidiaries.

Maturity:	The First Lien Exit Facility will mature on the date that is 4.5 years after the Closing Date. There will be no required amortization payments prior to the maturity date.

Interest:	The First Lien Exit Facility (including, for the avoidance of doubt, the Escrowed First Lien Loans) will bear interest at LIBOR plus 9.50% per annum with a LIBOR floor of 1.00%. All interest will be payable quarterly in cash.

Default Interest:	During the continuance of an event of default (as defined in the First Lien Loan Documents (as defined below)), the First Lien Loans will bear interest at an additional 2.00% per annum and any other overdue amounts (including overdue interest) will bear interest at the applicable non-default interest rate plus an additional 2.00% per annum. Default interest shall be payable on demand.

[3]	Participation in the First Lien Exit Facility shall be made available to all holders (to the extent permitted by securities laws) of the Pre-Petition Notes during the time from the petition date of the Debtors through the hearing on confirmation of the Approved Plan (in a Pre-Packaged Case (as defined in the RSA)) or from the hearing on the Disclosure Statement (as defined in the RSA) through the hearing on confirmation of the Approved Plan (in a Pre-Negotiated Case (as defined in the RSA)).

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OID:	The First Lien Loans will be issued at a price equal to 97% of the principal amount of the First Lien Exit Facility.

Put Option Premium:	The Commitment Parties shall receive a put option premium equal to 2.00% of the principal amount of the First Lien Exit Facility, to be allocated ratably based on their commitments to fund the First Lien Exit Facility, with 1.00% of that put option premium payable upon execution of the Commitment Letter by all of the parties thereto and the remaining 1.00% payable upon consummation of the Plan.

Collateral:

The obligations under the First Lien Exit Facility shall be secured by first priority (subject only to permitted liens reasonably satisfactory to the Required Commitment Parties) pledges of all of the equity interests of each of the Company’s and each Guarantor’s direct subsidiaries, and perfected first priority (subject only to permitted liens reasonably satisfactory to the Required Commitment Parties) security interests in and mortgages on all tangible and intangible assets (including, without limitation, accounts receivable, inventory, equipment (including, without limitation, the Hercules Highlander and other ships and rigs), general intangibles (including, without limitation, all contracts related to the Hercules Highlander) intercompany notes, insurance policies, investment property, intellectual property, cash, deposit and securities accounts and proceeds of the foregoing) of the Borrower and the Guarantors, wherever located, now or hereafter owned, subject to exceptions as reasonably satisfactory to the Required Commitment Parties (collectively, the “Collateral”); provided that the Collateral will not include (a) immaterial (as determined by the Required Commitment Parties) real property, (b) contractual rights to the extent the grant of a security interest or lien would violate the terms thereof after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition, (c) assets with respect to which the creation and/or perfection of a security interest therein is prohibited by applicable law, and (d) other assets for which the cost of perfection of a security interest therein outweighs the benefit to the Commitment Parties thereof in the sole discretion of the Required Commitment Parties for such determinations prior to the Closing Date, and in the sole discretion of the Agent for such determinations made after the Closing Date.

The Loan Parties shall be required to enter into (i) insurance assignments in form and substance reasonably satisfactory to the Required Commitment Parties covering all of such Loan Party’s present and future interest in insurance in respect of vessels and other Collateral and (ii) earnings assignments in form and substance reasonably satisfactory to the Required Commitment Parties (“Earnings Assignments”) covering all earnings or other moneys due to the Borrower or its subsidiaries in relation to any vessel owned or managed by the Borrower or its subsidiaries. All amounts collaterally

3

assigned pursuant to any Earnings Assignment shall be paid directly to an account subject to a control agreement or similar arrangements under applicable law in favor of the Agent (“Earnings Accounts”).

Borrower and the Guarantors shall be required to maintain control agreements or control, lockbox or similar arrangements under applicable law with respect to deposit and securities accounts, subject to exceptions reasonably satisfactory to the Required Commitment Parties. For the avoidance of doubt, the Escrow Account and each Earnings Account shall be subject to a control agreement or similar arrangements under applicable law in favor of the Agent.

Optional Prepayment:

Permitted in whole or in part, with prior written notice at:

(a) 103% of par plus the present value at such prepayment date of all required interest payments due through the date that is the third anniversary of the Closing Date, all computed using a discount rate equal to the Treasury Rate plus 50 bps, on or prior to the third anniversary of the Closing Date;

(b) 103% of par after the third anniversary of the Closing Date and on or prior to the fourth anniversary of the Closing Date; and

(c) without premium or penalty after the fourth anniversary of the Closing Date;

(plus, in each case, LIBOR breakage costs) and including accrued and unpaid interest, subject to limitations as to minimum amounts of prepayments.

Mandatory Prepayment:	The First Lien Loans shall be prepaid in an amount equal to (a) 100% of the net cash proceeds received from the sale or other disposition of all or any part of the assets of Company or any of its subsidiaries after the Closing Date, subject to exceptions and reinvestments rights to be agreed, (b) 100% of the net cash proceeds received by the Company or any of its subsidiaries from the issuance or incurrence of debt that is not permitted by the First Lien Loan Documents, (c) 100% of the net cash proceeds received from the issuance of capital stock by the Company, subject to exceptions to be agreed, including for equity used to finance the construction or acquisition of certain vessels or other permitted acquisitions to be agreed, (d) 100% of all casualty and condemnation proceeds (excluding amounts applied to replace or restore any properties) in respect of which such cash proceeds are paid to the Company and its subsidiaries, (e) 100% of all net cash proceeds in respect of (i) any termination fee received by the Company or its subsidiaries in connection with the contract, dated as of May 19, 2014, between Jurong Shipyard Pte Ltd (“Jurong”) and Hercules North Sea, Ltd (the “Highlander Construction Contract”) or (ii) any cancellation or termination fee received by the Company or its subsidiaries in connection with the termination of the Highlander Contract and (f) 100% of the funds in

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the Escrow Account if the Borrower determines that the Escrow Conditions (as defined below) cannot be met and provides written notice of same to the Escrow Agent and the Agent. Mandatory prepayments described in clauses (a), (c), (d), (e) and (f) shall be made at par.

Upon the occurrence of a change of control (to be defined in a manner reasonably satisfactory to the Commitment Parties) in the Company, after the Closing Date, but prior to the maturity of the First Lien Exit Facility, the Lenders shall have the option to require the Company to repay the First Lien Exit Facility at a cash price equal to 101% of the outstanding principal amount of the First Lien Exit Facility.

Loan Documents:	The First Lien Exit Facility will be documented by a Senior Secured Credit Agreement (the “First Lien Credit Agreement”) and other guarantee, security, escrow account, insurance assignments, Earnings Assignments and other relevant documentation (together with the First Lien Credit Agreement, collectively, the “First Lien Loan Documents”) reflecting the terms and provisions set forth in this Term Sheet and otherwise in form and substance reasonably satisfactory to the Agent and the Commitment Parties.

Escrow Account:	The Borrower and Agent shall enter into an escrow agreement in form and substance reasonably satisfactory to the Commitment Parties (“Escrow Agreement”) with a financial institution reasonably acceptable to the Borrower and the Commitment Parties, as escrow agent (the “Escrow Agent”). In accordance with the Escrow Agreement, on the Closing Date, the Agent shall deposit the proceeds of the Escrowed First Lien Loans into a separate account, subject to a control agreement in favor of the Agent (the “Escrow Account”) to be managed and paid out by the Escrow Agent to the Borrower, subject to conditions satisfactory to the Commitment Parties set forth in the First Lien Loan Documents, including, without limitation, the delivery of a certificate by an officer of the Company to the Agent certifying (i) the amount of the final installment payment and any adjustments to the final installment payment pursuant to the Highlander Construction Contract owed and payable (including reasonable details with respect to any adjustments), (ii) that the Delivery (as defined in the Highlander Construction Contract) will occur within 5 business days, (iii) that Maersk Oil North Sea UK Limited has provided confirmation that the Hercules Highlander has met all “shipyard inspection and commissioning procedures” in the Highlander Contract, other than agreed “action items” to be completed after delivery of the Hercules Highlander, (iv) that Jurong has confirmed that the Hercules Highlander conforms to the requirements under the Highlander Construction Contract and (v) that the successful completion by the Hercules Highlander of the Trials (as defined in the Highlander Construction Contract) has occurred (collectively, the “Escrow Conditions”); provided that, if the Company negotiates a different purchase price with Jurong that is acceptable to the Required Lenders

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in their sole discretion, the Required Lenders may instruct the Escrow Agent to pay out an amount acceptable to the Required Lenders to the Borrower prior to the satisfaction of the Escrow Conditions (to the extent that the Company negotiates a purchase price lower than the purchase price set forth in the Highlander Construction Contract as of the Closing Date, the Required Lenders may require the prepayment of the First Lien Loans in an amount equal to the difference between the purchase price set forth in the Highlander Construction Contract as of the Closing Date and the new purchase price); provided further, if the Company delivers notice to the Escrow Agent and the Agent that the Escrow Conditions cannot be met, the Escrow Agent shall pay out any amounts in the Escrow Account to the Agent to prepay the First Lien Loans. Upon satisfaction of the Escrow Conditions, 100% of the funds in the Escrow Account shall be distributed to the Borrower or as otherwise directed by the Borrower.

Conditions Precedent to the Closing:	The closing date (the “Closing Date”) under the First Lien Exit Facility shall be subject to conditions set forth in Section 4 of the Commitment Letter.

Representations and Warranties:	The First Lien Loan Documents will contain representations and warranties customarily found in loan agreements for similar exit financings for similarly situated first lien debt obligations for companies exiting chapter 11 with the amount of leverage and projected EBITDA of the reorganized Debtors and other representations and warranties deemed by the Commitment Parties appropriate to the specific transaction, in each case giving due regard for the business of the Company and its subsidiaries and their business plan, including, without limitation, accuracy and completeness of financial statements; financial projections; absence of undisclosed liabilities; no Material Adverse Change; organization; corporate existence; compliance with law (including ERISA, margin regulations and environmental laws); corporate power and authority; due authorization; execution and enforceability of the definitive financing documentation; no governmental or third-party approvals; no conflict with law, contractual obligations or charter documents; no material litigation; labor matters, no default under the definitive financing documentation and other material agreements; ownership of property; liens; intellectual property; insurance; taxes; use of proceeds (including prohibition on use in contravention of OFAC/anti-money laundering laws/FCPA/anti-corruption/anti-terrorism laws (“Sanctions Laws”), Federal Reserve regulations; ERISA; Investment Company Act; subsidiaries; environmental matters; solvency; accuracy and completeness of disclosure; PATRIOT Act and Sanctions Laws; creation, perfection and priority of security interests; and assets, liabilities and operations with respect to non-Loan Parties.

Affirmative Covenants:	The First Lien Loan Documents will contain affirmative covenants customarily found in loan agreements for

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similar exit financings for similarly situated first lien debt obligations for companies exiting chapter 11 with the amount of leverage and projected EBITDA of the reorganized Debtors and other affirmative covenants deemed by the Commitment Parties appropriate to the specific transaction, in each case giving due regard for the business of the Company and its subsidiaries and their business plan, including, without limitation, delivery of certified quarterly and audited annual financial statements (provided that the Company’s timely 10-K and 10-Q filings shall satisfy this requirement), fleet status reports, reports to shareholders, notices of defaults, litigation and other material events, annual budgets and other information customarily supplied in a transaction of this type, provided that the Lenders agree to keep such information confidential; continuation of business and maintenance of existence and material rights and privileges; compliance with all applicable laws and regulations (including, without limitation, environmental matters, taxation, ERISA and Sanctions Laws) and material contractual obligations; payment of taxes; use of proceeds; maintenance of property and insurance as is customary within the industry after taking into account the particular regions in which the Company and its subsidiaries operate; maintenance of books and records; right of the Lenders to inspect property and books and records; commercially reasonable efforts to maintain a rating on the First Lien Exit Facility by S&P and Moody’s; information regarding collateral; vessel classification; rights to earnings from vessels and ownership of vessels, notices related to the construction of the Hercules Highlander, regular status updates on the progress of construction of the Hercules Highlander, notices of any threatened or actual default under the Highlander Construction Contract or Highlander Contract and the right to appoint a third party project management specialist to oversee construction of the Hercules Highlander selected by the Required Lenders and consented to by the Company (which consent shall not be unreasonably withheld or delayed); and further assurances (including, without limitation, with respect to security interests in after-acquired property, ships and rigs and additional guarantors (including with respect to immaterial subsidiaries that become material)).

Negative Covenants:

The First Lien Loan Documents will contain negative covenants customarily found in loan agreements for similar exit financings for similarly situated first lien debt obligations for companies exiting chapter 11 with the amount of leverage and projected EBITDA of the reorganized Debtors and other negative covenants deemed by the Commitment Parties appropriate to the specific transaction, in each case giving due regard for the business of the Company and its subsidiaries and their business plan, including, without limitation:

	1.	Limitation on dispositions of assets, including limitations on moving collateral out of non-Guarantor subsidiaries;

	2.	Limitation on mergers, consolidations, etc.;

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	3.	Limitations on dividends, stock repurchases and redemptions and other restricted payments (including prepayment of junior-lien, unsecured or subordinated debt);

	4.	Limitation on indebtedness (including guarantees and other contingent obligations in respect of indebtedness, and including limitations on indebtedness of non-Guarantor subsidiaries); provided that (a) a pari passu letter of credit facility shall be permitted in an amount not to exceed $25.0 million (the “LC Facility”), subject to an intercreditor agreement in form and substance reasonably satisfactory to the Required Lenders and (b) secured indebtedness for borrowed money (other than capital leases and purchase money debt in an amount to be agreed) shall be limited to (i) the First Lien Exit Facility and (ii) indebtedness secured on a junior basis (“Junior Debt”) in an amount to be agreed, subject to an intercreditor agreement in form and substance reasonably satisfactory to the Required Lenders;

	5.	Limitation on loans, acquisitions and investments, including limitations on loans, acquisitions and investments by non-Loan Parties and from Loan Parties to non-Loan Parties;

	6.	Limitation on liens and further negative pledges; provided that (a) permitted liens securing the LC Facility will be subject to any intercreditor agreement in form and substance reasonably satisfactory to the Required Lenders and (b) permitted liens securing permitted Junior Debt will be subject to an intercreditor agreement in form and substance reasonably satisfactory to the Required Lenders;

	7.	Limitations on transactions with affiliates;

	8.	Limitation on sale and leaseback transactions;

	9.	Limitations on changes in nature of business;

	10.	Limitations on restrictions on ability to pay dividends or make distributions; and

	11.	Limitations on changing fiscal year.

Financial Covenants:	The First Lien Loan Documents will contain the following financial covenants:

(a) minimum liquidity at all times of: • $100.0 million through June 2016 • $75.0 million through December 2016

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•    $50.0 million through June 2017

•    $25.0 million thereafter

(b) maximum first lien secured leverage (defined as gross first lien debt divided by EBITDA) of (i) for the fiscal quarter ending March 31, 2017, 6.00:1.00, (ii) for the fiscal quarter ending June 30, 2017, 5.00:1.00, (iii) for the fiscal quarter ending September 30, 2017, 4.00:1.00 and (iv) for the fiscal quarter ending December 31, 2017 and thereafter, 3.50:1.00. EBITDA shall be calculated on an annualized basis for the fiscal quarters ending March 31, 2017, June 30, 2017 and September 30, 2017, thereafter being based on the prior four fiscal quarters.

Events of Default:	The First Lien Loan Documents will contain events of default customarily found in loan agreements for similar exit financings for similarly situated first lien debt obligations for companies exiting chapter 11 with the amount of leverage and projected EBITDA of the reorganized Debtors and other events of default deemed by the Commitment Parties appropriate to the specific transaction, including, without limitation: nonpayment of principal when due or interest, fees or other amounts (subject to grace periods), material breach of representations, breach of covenants (certain of which are subject to grace periods), cross-defaults, actual or asserted loss of lien on collateral above a threshold to be agreed, actual or asserted invalidity of guarantees, bankruptcy and insolvency events, ERISA events, unpaid or unstayed judgments, the Delivery of the Hercules Highlander has not occurred within 5 business days after the release of funds from the Escrow Account upon satisfaction of the Escrow Conditions, and certain material and adverse developments with respect to the Highlander Construction Contract and Highlander Contract to be determined by the Required Commitment Parties as set forth in the definitive documentation.

Assignments and Participations:	Each Lender may assign all or, subject to minimum amounts to be agreed, a portion of its First Lien Loans under the First Lien Exit Facility to Eligible Assignees (to be defined in the definitive documentation). Assignments will require payment by the assignor or assignee of an administrative fee to the Agent and the consents of the Agent and the Borrower, which consents shall not be unreasonably withheld; provided that (i) such administrative fee shall be payable only once in the event of simultaneous assignments to or by two or more entities that are administered or managed by the same entity or entities that are affiliates of each other, (ii) no consents of the Agent or the Borrower shall be required for an assignment to an existing Lender or an affiliate of an existing Lender and (ii) no consent of Borrower shall be required during a default or event of default. For any assignment for which the Borrower’s consent is required, such consent shall be deemed to have been given if the Borrower has not responded within five business days of a request for such consent. In addition, each Lender may sell participations in all

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or a portion of its First Lien Loans under the First Lien Exit Facility; provided that no purchaser of a participation shall have the right to exercise or to cause the selling Lender to exercise voting rights in respect of the First Lien Exit Facility (except as to certain basic issues).

Indemnification and Expenses:	Each Loan Party will indemnify the Agent, the Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) and hold them harmless from and against all costs, expenses (including reasonable and documented fees, disbursements and other charges of outside counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of its affiliates) that relates to the First Lien Exit Facility or the transactions contemplated thereby; provided that, no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted from its gross negligence or willful misconduct. In addition, (a) all out-of-pocket expenses (including, without limitation, reasonable and documented fees, disbursements and other charges of one law firm acting as outside counsel, any local counsel and special counsel reasonably necessary, and one financial advisory firm for the Lenders and reasonable and documented fees, disbursements and other charges of one law firm acting as outside counsel and any local counsel and special counsel reasonably necessary for the Agent) of the Agent and Lenders in connection with the First Lien Exit Facility and the transactions contemplated thereby shall be paid by the Loan Parties from time to time, whether or not the Closing Date occurs and (b) all out-of-pocket expenses (including, without limitation, documented fees, disbursements and other charges of outside counsel and financial advisors) of the Agent and the Lenders, for enforcement costs and documentary taxes associated with the First Lien Exit Facility and the transactions contemplated thereby will be paid by the Loan Parties.

Required Lenders:	Lenders holding at least a majority of the total First Lien Loans under the First Lien Exit Facility (the “Required Lenders”), with certain amendments requiring the consent of Lenders holding a greater percentage (or all) of the total First Lien Loans under the First Lien Exit Facility. The First Lien Exit Facility shall be subject to customary “yank-a-bank” provisions satisfactory to the Commitment Parties.

Miscellaneous:	The First Lien Loan Documents will include (i) standard yield protection provisions (including, without limitation, provisions relating to compliance with risk-based capital guidelines, increased costs and payments free and clear of withholding taxes (subject to customary qualifications)), (ii) waivers of consequential damages and jury trial, (iii) customary agency, set-off and sharing language and (iv) customary confidentiality provisions.

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Governing Law and Submission to Non-Exclusive Jurisdiction:	State of New York.

Counsel to Commitment Parties	Akin Gump Strauss Hauer & Feld LLP.

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